As filed with the Securities and Exchange Commission on August 13, 2026

Registration No. 333-297140

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1

to

Form S-4
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Angel Studios, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of Incorporation or Organization)	7812 (Primary Standard Industrial Classification Code Number)	86-3483780 (I.R.S. Employer Identification Number)

295 W Center Street

Provo, Utah 84601

(760) 933-8437
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Neal Harmon

Chief Executive Officer

Angel Studios, Inc.

295 W Center Street

Provo, Utah 84601

(760) 933-8437
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Sam Gardiner, Esq. Brian Hirshberg, Esq. Mayer Brown LLP 1221 Avenue of Americas New York, NY 10020 (212) 506-2500

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effectiveness of this registration statement and the satisfaction or waiver of all other conditions to the closing of the mergers described herein.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐ Non-accelerated filer ☒	Accelerated filer ☐ Smaller reporting company ☐ Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issue Tender Offer) ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Angel Studios, Inc. (the “Company”) has entered into separate Agreements and Plans of Merger, pursuant to which the Company will acquire directly or indirectly all of the equity interests of Tuttle Twins Show, LLC and Toothy Cow Productions, LLC. Each of these agreements contemplates a separate merger. The merger agreements contemplate the transactions separately described in this Registration Statement. The consummation of each merger and other transactions contemplated by each merger is subject to customary closing conditions.

The information in this Prospectus is not complete and may be changed. Angel Studios, Inc. may not issue the securities described herein until the Registration Statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY—SUBJECT TO COMPLETION, DATED August 13, 2026

PROSPECTUS FOR
10,156,413 SHARES OF CLASS A COMMON STOCK

August 13, 2026

Dear Shareholders:

On November 14, 2025, Angel Studios, Inc. (the “Company”) and Tuttle Twins Show, LLC (“TTS”) and Toothy Cow Productions, LLC (“TCP”), respectively (the “Targets”), entered into separate Agreements and Plans of Merger (as the same may be amended or supplemented from time to time, the “TTS Merger Agreement” and the “TCP Merger Agreement,” respectively, and, together, the “Merger Agreements”) pursuant to which the Company will acquire directly or indirectly all of the equity interests of the Targets (the “Mergers”).

Under the terms of the Merger Agreements, if the Mergers are completed, at the effective time of the Mergers (for each respective Merger, the “Effective Time”), the following consideration will be payable:

TCP Merger

At the Effective Time, all of the issued and outstanding TCP Units held by TCP Unitholders will be cancelled and extinguished and converted automatically into the right to receive a portion of the TCP Aggregate Stock Consideration equal to the TCP Aggregate Stock Consideration multiplied by such TCP Unitholder’s TCP Adjusted Percentage Interest at the Effective Time.

TTS Merger

At the Effective Time, all of the issued and outstanding TTS Units held by TTS Unitholders will be cancelled and extinguished and converted automatically into the right to receive the TTS Merger Consideration, consisting of, as applicable, (a) for TTS Investors, an amount per TTS Investor Unit in cash equal to the TTS Investor Per Unit Cash Consideration and a number of shares of Company Class A Common Stock per TTS Investor Unit equal to the TTS Investor Per Unit Stock Consideration, and (b) for TTS Key Operators, a number of shares of Company Class A Common Stock per TTS Key Operator Unit equal to the TTS Key Operator Per Unit Stock Consideration.

In connection with the Mergers, at the Effective Time:

•	TCP will merge with and into Angel TCP Merger Sub, LLC, with Angel TCP Merger Sub, LLC continuing as the surviving entity and as a wholly owned subsidiary of the Company; and

•	TTS will merge with and into Angel Tuttle Merger Sub, LLC, with Angel Tuttle Merger Sub, LLC continuing as the surviving entity and as a wholly owned subsidiary of the Company.

Company Class A Common Stock is traded on the New York Stock Exchange under the symbol “ANGX.”

In addition, we urge you to read carefully the accompanying prospectus (and the documents incorporated by reference thereto) which includes important information about the Merger Agreements. Please pay particular attention to the section titled “Risk Factors” beginning on page 3 of the accompanying prospectus.

On behalf of the Angel Studios, Inc. Board of Directors, thank you for your continued support.

Sincerely,

Neal Harmon Chairman of the Board

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under the accompanying prospectus, passed upon the merits or fairness of the Merger or determined that the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

ABOUT THIS PROSPECTUS

This document, which forms part of a registration statement on Form S-4 filed with the Securities and Exchange Commission (the “SEC”) by the Company (File No. 333-297140), constitutes a prospectus of the Company under Section 5 of the Securities Act of 1933, as amended, which is referred to herein as the “Securities Act,” with respect to the Company’s common stock to be issued pursuant to the Merger Agreements.

This Prospectus incorporates important business and financial information about the Company from documents filed with the SEC that have not been included in or delivered with this document. This information is described on page 127 under “Where You Can Find More Information.” You can obtain free copies of this information by writing or calling:

Angel Studios, Inc.
295 W. Center Street
Provo, UT 84601
(760) 933-8437

You should rely only on the information contained in or incorporated by reference into this Prospectus. No one has been authorized to provide you with information that is different from that contained in, or incorporated by reference into, this Prospectus. This Prospectus is dated August 13, 2026. The information contained in this Prospectus is accurate only as of that date or, in the case of information in a document incorporated by reference, as of the date of such document, unless the information specifically indicates that another date applies. Neither the delivery of this Prospectus to the Company’s stockholders nor the issuance by the Company of shares of Company Class A Common Stock pursuant to the Merger Agreements will create any implication to the contrary. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction in which or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus includes forward-looking statements regarding, among other things, the plans, strategies and prospects of the Company and the Tuttle Twins Show, LLC and Toothy Cow Productions LLC (the “Targets”). These statements are based on the beliefs and assumptions of the management of the Company and the management of the Targets. Although the Company and the Targets believe that their plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, neither the Company nor the Targets can assure you that it will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events or results of operations, and any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These statements may be preceded by, followed by or include the words “believes,” “continues,” “estimates,” “expects,” “may,” “might,” “will,” “should,” “could,” “seeks,” “plans,” “scheduled,” “possible,” “potential,” “predict,” “anticipates,” “intends,” “aims,” “works,” “focuses,” “aspires,” “strives” or “sets out” or similar expressions. Forward-looking statements in this Prospectus may include, for example, statements about:

•	the Company’s ability to complete the Mergers on the terms of the Merger Agreements and by the expected closing date or at all;

•	the ability to realize the synergies and other perceived advantages resulting from the Merger;

•	the Company or Targets’ ability to successfully execute on closing conditions in a timely manner or at all;

•	the Company’s ability to obtain required regulatory approvals;

•	estimates and projections related to the Merger;

•	future opportunities of the combined company;

•	anticipated trends in our industry;

•	future financial and operating results, including cash requirements;

•	anticipated needs for working capital;

•	management’s current business plans, strategies and timelines related to its operations, the Mergers or integration of any acquired business;

•	the expected timing for completion of the Mergers and its effects on the business and operations of the Company and the Targets;

•	the Company’s ability to attract creative talent, produce high-quality content, engage and retain audiences and retain and defend intellectual property rights following the Mergers;

•	the intended qualification of each Merger as a “reorganization” within the meaning of Section 368(a) of the Code for U.S. federal income tax purposes;

•	the Company’s expectations regarding its status as an emerging growth company and the period during which it qualifies as such; and

•	expected future seasons, production costs and longevity of the Targets’ television series.

Forward-looking statements are not guarantees of performance, and the absence of these words does not mean that a statement is not forward looking. You should understand that the following important factors, in addition to those discussed under the heading “Risk Factors” and elsewhere in this Prospectus, could affect the future results of the Company and the Targets and the outcomes of the Mergers, and could cause those results or other outcomes to differ materially and adversely from those expressed or implied in the forward-looking statements in this Prospectus. Risk factors which may cause the forward-looking statements in the Registration Statement and this Prospectus to differ from current expectations include, but are not limited to:

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•	risks that the Mergers, which are subject to other substantial conditions, may not be consummated even if the required regulatory approvals are obtained;

•	because the exchange ratios are fixed and because the market price of Company Class A Common Stock, will fluctuate prior to the consummation of the Mergers, Target Holders who receive Company Class A Common Stock as part of the merger consideration cannot be sure of the market value of Company Class A Common Stock they will receive in the Mergers until the Effective Time of the Mergers;

•	the tax liability of the Target Holders, as a result of the Mergers, could be more than expected;

•	the Targets being subject to provisions that limit their ability to pursue alternatives to the Merger, which could discourage a potential competing acquirer of the Targets from making a favorable alternative transaction proposal;

•	managers, directors and officers, as applicable, of the Company and the Targets having certain interests that are different from those of Target Holders and Company stockholders generally;

•	Company Class A Common Stock to be received by Target Holders as a result of the Mergers having different rights from the capital stock or units of the Targets;

•	the Company and the Targets incurring substantial transaction-related costs in connection with the Transactions;

•	failing to complete, or significant delays in completing, the Mergers negatively affecting the trading prices of Company Class A Common Stock and the future business and financial results of the Company and the Targets;

•	if the Mergers are approved by the Target Holders, the date that those Target Holders will receive the merger consideration is uncertain;

•	the financial estimates in this Prospectus being based on various assumptions that may not be realized;

•	if the Mergers are consummated, the Company facing the risks associated with the Targets’ businesses;

•	the Company’s stockholders not realizing a benefit from any Merger, or the combined Mergers taken together, commensurate with the ownership dilution they will experience in connection with any Merger or the Mergers;

•	the Targets not receiving any financial advisor’s opinions prior to entering into the Merger Agreements and the Board and respective Target’s boards erring in concluding that any Merger is in the best interests of Company stockholders or Target Holders; and

•	other risks and uncertainties set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 12, 2026 in the section entitled “Risk Factors,” which is incorporated herein by reference.

These and other factors that could cause actual results to differ from those implied by the forward-looking statements in this Prospectus are more fully described under the heading “Risk Factors” and elsewhere in this Prospectus. The risks described under the heading “Risk Factors” are not exhaustive. Other sections of this Prospectus describe additional factors that could adversely affect the business, financial condition or results of operations of the Company. New risk factors emerge from time to time and it is not possible to predict all such risk factors, nor can the Company assess the impact of all such risk factors on its business, or the extent to which any factor or combination of factors may cause actual results to differ materially and adversely from those contained in any forward-looking statements. All forward-looking statements attributable to the Company, the Targets or persons acting on their behalf are expressly qualified in their entirety by the foregoing cautionary statements. These statements speak only as of the date hereof, and neither the Company nor Targets undertake an obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

In addition, statements of belief and similar statements reflect the beliefs and opinions of the Company on the relevant subject. These statements are based upon information available to the Company as of the date of this Prospectus, and while the Company believes such information forms a reasonable basis for such statements, such information may be limited or incomplete, and statements should not be read to indicate that the Company has conducted an exhaustive inquiry into, or review of, all potentially available relevant information.

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RISK FACTORS

In addition to the other information included and incorporated by reference into this Prospectus, including the matters addressed in the section titled “Cautionary Statement Regarding Forward-Looking Statements,” you should carefully consider the following risks. In addition, you should read and carefully consider the risks associated with the Company and the Targets and their respective businesses. These risks can be found in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, which is filed with the SEC and incorporated by reference into this Prospectus. For further information regarding the documents incorporated into this Prospectus by reference or referred to above, please see the section titled “Where You Can Find More Information.” Realization of any of the risks described below, any of the events described under “Cautionary Statement Regarding Forward-Looking Statements” or any of the risks or events described in the documents incorporated by reference or referred to above could have a material adverse effect on the Company’s, the Targets’ or the combined company’s respective businesses, financial condition, cash flows and results of operations and could result in a decline in the trading prices of the respective securities.

Risk Factors Relating to the Merger

The Mergers are subject to other substantial conditions and may not be consummated even if the required regulatory approvals are obtained.

The Merger Agreements are subject to the satisfaction or waiver of their own conditions, including approval of the Mergers by Target Holders, some of which are out of the control of the Company and the Targets.

The Merger Agreements contain other conditions that, if not satisfied or waived, would result in the Mergers not occurring. Satisfaction of some of these other conditions to the Mergers, such as receipt of required regulatory approvals, is not entirely in the control of the Company or the Targets. The regulatory approvals necessary to consummate the merger may not be obtained in a timely manner or on terms that are satisfactory to the Company or Targets. In addition, conditions imposed by regulators could adversely affect the business of the Company.

In addition, the Company and the Targets can agree not to consummate the respective Mergers even if all Holder approvals have been received. The closing conditions to the Mergers may not be satisfied, and the Company or the Targets may choose not to, or may be unable to, waive an unsatisfied condition, which may cause the Mergers not to occur. See the subheading titled “—Conditions to Completion of the Merger” under each of the sections titled “The Merger Agreements—TCP Merger Agreement” and “—TTS Merger Agreement” for further information on conditions to completion of the Mergers.

Because the exchange ratios are fixed and because the market price of Company Class A Common Stock will fluctuate prior to the consummation of the Mergers, Target Holders who receive Company Class A Common Stock as part of the merger consideration cannot be sure of the market value of Company Class A Common Stock they will receive in the Mergers until the Effective Time of the Mergers.

The market value of Company Class A Common Stock that such Target Holders will receive in the Mergers will depend on the trading price of Company Class A Common Stock as of the Effective Time of the Mergers. The exchange ratios that determine the number of shares of Company Class A Common Stock that Target Holders will receive in the respective Mergers is fixed. This means that there is no mechanism contained in the Merger Agreements that would adjust the number of shares of Company Class A Common Stock that Target Holders will receive based on any decreases in the trading price of Company Class A Common Stock. If Company Class A Common Stock price as of the Effective Time of the Mergers is less than Company Class A Common Stock price as of the date that the Merger Agreements were signed, then the market value of the consideration received by Target Holders will be less than contemplated at the time the Merger Agreements were signed.

Company Class A Common Stock price changes may result from a variety of factors, including general market and economic conditions, market expectations regarding the impact of the Transactions on the Company’s future financial performance, conditions affecting the Company’s industry generally or those of the Company’s customers, changes in the Company’s business, operations and prospects, and regulatory considerations. Many of these factors are beyond the Company’s and Targets’ control. For historical and current market prices of Company Class A Common Stock, please read “Transaction Overview—Comparative Market Value of Securities” in this Prospectus.

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The Mergers may fail to qualify as “reorganizations” within the meaning of Section 368(a) of the Code.

Each Merger is intended to qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code") for U.S. federal income tax purposes. However, it is not a closing condition to the completion of the Mergers that the Company or the Targets receive an opinion of counsel that the Mergers qualify as “reorganizations.” Moreover, the Company and the Targets have not sought and will not seek any ruling from the U.S. Internal Revenue Service (the “IRS”) regarding any matters relating to the Mergers and, as a result, there can be no assurance that the IRS would not assert that the Mergers do not qualify as “reorganizations” or that a court would not sustain such a position.

If a Merger does not qualify as a “reorganization” within the meaning of Section 368(a) of the Code, then the exchange of TCP Units or TTS Units pursuant to such Merger should be a taxable transaction. In such event, U.S. holders (as defined in “Material U.S. Federal Income Tax Consequences”) may be responsible for additional U.S. federal income taxes related to the applicable Merger. Each such U.S. holder should recognize gain or loss equal to the difference between (i) the sum of the fair market value of Company Class A Common Stock and the amount of cash consideration, if any, received by such holder in the applicable Merger and (ii) such holder’s adjusted tax basis in the TCP Units or TTS Units exchanged therefore. Because the value of any of Company Class A Common Stock received in the Mergers will not be known until the Effective Time of the respective Mergers, the U.S. holders who receive Company Class A Common Stock as consideration for units will not be able to determine the amount realized, and therefore its taxable gain or loss, until such time. The consequences of the Mergers to any particular shareholder will depend on that holder’s individual situation. We strongly advise you to consult your tax advisor to determine the particular tax consequences of the Mergers to you. For a more complete discussion of certain U.S. federal income tax consequences of the Mergers, please read “Material U.S. Federal Income Tax Consequences.”

Whether or not the Mergers are consummated, the pendency of the Mergers could adversely affect the business and operations of the Company and Targets.

There is uncertainty regarding the completion of the Mergers, and this uncertainty could cause third parties with whom the Company or the Targets and their respective affiliates do business to delay or defer decisions regarding entering into contracts or loan agreements or otherwise conducting business with the Company or the Targets, or to seek to change or cancel existing business relationships with the Company or the Targets, any of which could negatively affect either the Company or Targets and the combined company’s respective revenues, earnings, cash flows and expenses, regardless of whether the Mergers are completed. The pendency of the Mergers will also require significant resources from the Company and Target’s business and management to complete the Mergers, which could divert management’s attention from day-to-day operations and disrupt the Company’s and the Target’s or the combined company’s business.

In addition, under the Merger Agreements, both the Company and the Targets are subject to certain restrictions on the conduct of their respective businesses prior to the respective closings. These restrictions may prevent either the Company or the Targets, as applicable, from undertaking certain actions that are not in the ordinary course of business, even if such actions could prove beneficial. These restrictions could negatively impact the revenue, earnings and cash flows of the Company or the Targets. See “The Merger Agreements—TTS Merger— Conduct of Business” and “—TCP Merger— Conduct of Business” beginning on page 65.

Managers, directors and officers, as applicable, of the Company and the Targets have certain interests that are different from those of Target Holders and Company stockholders generally.

Some managers, directors and executive officers of the Targets and the Company, including each of the Targets and the Company, have interests that may be different from, or be in addition to, your interests as a Target Holder or Company stockholder.

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Certain affiliated entities of the Company own TCP Units, and such entities will receive shares of Company Class A Common Stock as consideration in the TCP Merger. As of August 5, 2026, Company related parties own 2.3% of the TCP Units.

Certain directors and officers of the Company or their family members are TTS Key Operators and signatories to the TTS Support Agreements, including the Company’s officers Neal Harmon, Jeffrey Harmon, Jordan Harmon and Daniel Harmon and director Benton Crane. Daniel Harmon, brother of Neal, Jordan, and Jeffrey Harmon, along with the Company’s CEO Neal Harmon, President Jordan Harmon, director Benton Crane, certain family members of the Company’s directors and officers, and certain affiliated entities of the Company, including Harmon Brothers, LLC and VAS Portal, LLC, own TTS Units, and such individuals and entities will receive shares of Company Class A Common Stock as consideration in the TTS Merger. As of August 7, 2026, Company related parties own 41.2% of outstanding TTS Units.

Company Class A Common Stock to be received by Target Holders as a result of the Mergers has different rights from the capital stock or units of the Targets.

Following completion of the Mergers, Target Holders will no longer hold capital stock or units of the Targets, but will instead be stockholders of the Company. The Company is a Delaware corporations, and TCP and TTS are Tennessee and Utah limited liability companies, respectively. There are important differences between the rights of Target Holders and the rights of the Company stockholders. See “Comparison Of Rights Of Company Stockholders And Target Holders” for a discussion of the different rights associated with capital stock or units of the Targets and Company Class A Common Stock.

The Company and the Targets will incur substantial transaction-related costs in connection with the Transactions.

The Company and the Targets expect to incur a number of non-recurring transaction-related costs associated with completing the Transactions, which are currently estimated to total approximately $1,651,726 of which $1,356,726 are owed and payable by the Company. Non-recurring transaction costs include, but are not limited to, fees paid to legal, financial and accounting advisors, filing fees and printing costs. There can be no assurance that the elimination of certain costs due to the consolidation of the Targets will offset the incremental transaction-related costs over time. Thus, any net cost savings may not be achieved in the near term, the long term or at all.

Failure to complete, or significant delays in completing, the Mergers could negatively affect the trading prices of Company Class A Common Stock and the future business and financial results of the Company and the Targets.

Completion of the Mergers is not assured and is subject to risks, including the risks that approval of the Mergers by the Target Holders is not obtained or that other closing conditions are not satisfied. If the Mergers are not completed, or if there are significant delays in completing the Mergers, the trading prices of Company Class A Common Stock and the respective future business and financial results of the Company and the Targets could be negatively affected, and each of them will be subject to several risks, including the following:

•	the parties may be liable for damages to one another under the terms and conditions of the Merger Agreements;

•	negative reactions from the financial markets, including declines in the prices of Company Class A Common Stock due to the fact that current prices may reflect a market assumption that the Mergers will be completed; and

•	the attention of management of the Company and the Targets will have been diverted to the Mergers rather than each Party’s own operations and pursuit of other opportunities that could have been beneficial to that Party.

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If the Mergers are approved by the Target Holders, the date that those Target Holders will receive the merger consideration is uncertain.

As described in this Prospectus, completing the proposed Mergers is subject to a number of conditions, not all of which are controllable or waivable by the Company or the Targets. Accordingly, if the Mergers are approved by the Target Holders, the date that those Target Holders will receive the merger consideration depends on the completion date of the Mergers, which is uncertain.

The financial estimates in this Prospectus are based on various assumptions that may not be realized.

The financial estimates set forth in the forecast included under “Transaction Overview — Opinion of Economics Partners regarding the TCP Merger” and “Transaction Overview — Opinion of Economics Partners regarding the TTS Merger” are based on assumptions of, and information available to, management of the Company and the Targets at the time they were prepared. The Company and the Targets do not know whether the assumptions made will be realized. They can be adversely affected by known or unknown risks and uncertainties, many of which are beyond the Company’s and Targets’ control. Many factors mentioned in this Prospectus, including the risks outlined in this “Risk Factors” section and the events and/or circumstances described under “Cautionary Statement Regarding Forward-Looking Statements” will be important in determining the Company’s and/or the Targets’ future results. As a result of these contingencies, actual future results may vary materially from the Company’s estimates. In view of these uncertainties, the inclusion of the financial estimates in this Prospectus is not and should not be viewed as a representation that the forecasted results will be achieved.

The financial estimates contains possible scenarios for the Company’s internal use and was not prepared with a view toward public disclosure, nor with a view toward compliance with published guidelines of any regulatory or professional body. Further, any forward-looking statement speaks only as of the date on which it is made, and the Company undertakes no obligation, other than as required by applicable law, to update the financial estimates herein to reflect events or circumstances after the date the financial estimates were prepared or to reflect the occurrence of anticipated or unanticipated events or circumstances.

The financial estimates included in this Prospectus have been prepared by, and is the responsibility of, the Company. Tanner, the Company’s independent accountants, have not compiled, examined or performed any procedures with respect to the financial estimates contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and, accordingly, Tanner assumes no responsibility for, and disclaims any association with, such financial estimates. The reports of Tanner incorporated by reference in this Prospectus relate exclusively to the historical financial information of the entities named in those reports and do not cover any other information in this Prospectus and should not be read to do so.

If the Mergers are consummated, the Company will face the risks associated with the Targets’ businesses.

If the Mergers are consummated, the Company will face the risks associated with the Targets’ businesses, including (but not limited to):

•	attracting creative talent;

•	producing high-quality content;

•	engaging and retaining audiences; and

•	retaining and defending intellectual property rights.

Each of these risks could reduce the Company’s revenue and increase its marketing and other costs.

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The Company’s stockholders may not realize a benefit from any Merger, or the combined Mergers taken together, which is commensurate with the ownership dilution they will experience in connection with any Merger or the Mergers.

If the combined company following the Mergers is unable to realize the strategic and financial benefits currently anticipated, fully or at all, from each Merger, or the combined Mergers taken together, including the estimated operational cost savings and expected synergies, the Company will have experienced substantial dilution of their ownership interest in connection with each Merger or the combined Mergers without receiving commensurate benefit. In addition, any anticipated benefits from any Merger, or the combined Mergers taken together, may take longer to realize than expected.

Following the Mergers, the combined company may be unable to integrate successfully the Targets’ businesses and realize the anticipated benefits of the Mergers.

The Mergers involve the combination of four companies that currently operate as independent companies. Following the Mergers, the combined company will be required to devote significant management attention and resources to integrating its business practices and operations.

It is possible that the integration process could result in a disruption of each of the Company’s and Target’s ongoing business, the loss of momentum with projection, or inconsistencies in standards, controls, procedures and policies that adversely affect the Company’s and Target’s ability to maintain their relationships with their respective vendors, customers and employees, which could have a negative impact on the Company’s ability to achieve the anticipated benefits of the Merger. Integration efforts between the Company and the Targets may also divert management’s attention and resources. In addition, the Company may be party to lawsuits related to the Mergers that could divert management’s attention and resources. The combined company may fail to realize some or all of the anticipated benefits of the Mergers if the integration process takes longer than expected or is more costly than expected. These integration matters could have an adverse effect on both the Company and the Targets during such transition period.

The Targets did not receive any financial advisor’s opinions prior to entering into the Merger Agreements and the Board and respective Target’s boards may have erred in concluding that any Merger is in the best interests of Company stockholders or Target Holders.

The Targets have not received any financial advisor’s opinions prior to entering into the respective Merger Agreement. If the Board or the Targets’ boards or managers erred in concluding that the Mergers and the Merger Agreements are in the best interests of the Company stockholders or Target Holders, then Company stockholders and Target Holders will suffer adverse consequences associated with the consummation of the Transactions. In the event of litigation over the Board’s or Targets’ boards or managers exercise of its fiduciary duties, the Company or Targets may be required to indemnify their directors or managers. At a minimum, any litigation would divert management’s time and attention from completing the Transactions described herein, and would likely also involve substantial expenditure for legal fees that could have a material adverse effect on the Company’s or the Targets’ results of operations.

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SUMMARY TERM SHEET

The following is a summary of the principal terms of the Mergers. This summary does not contain all information that may be important to you. To understand more fully the Transactions (as defined below), the Company and the Targets encourage you to read carefully this Prospectus, its annexes and the documents we have incorporated by reference into this Prospectus. Where appropriate, we have set forth a section and page reference directing you to a more complete description of the topics described in this summary.

Frequently Used Terms. A few frequently used terms may be helpful for you to have in mind at the outset. This document refers to:

“Angel Legacy” means Angel Studios Legacy, Inc., a Delaware corporation (f/k/a Angel Studios, Inc.).

“Angel Legacy Class A Common Stock” means the shares of Angel Legacy’s Class A Common Stock, par value $0.001 per share.

“Angel Legacy Class C Common Stock” means shares of Angel Legacy’s Class C Common Stock, par value $0.001 per share.

“Angel Legacy Class F Common Stock” means shares of Angel Legacy’s Class F Common Stock, par value $0.001 per share.

“Angel Legacy Common Stock” means the shares of Angel Legacy’s common stock, par value $0.001 per share.

“Angel Legacy Performance Equity Plan” means Angel Legacy’s Performance Equity Plan, adopted in October 2023, which reserve 2,797,466 shares of Angel Legacy Class C Common Stock for issuance, subject to certain conditions thereunder.

“Angel Legacy Plan” means the Angel Legacy stock incentive plan adopted in October 2023, in which it reserved a total of 5,775,000 shares of Angel Legacy Class F Common Stock for issuance thereunder, with 3,692,995 shares reserved as either options outstanding or shares exercised from awards granted under the Original Angel Legacy Plan, and further subject to the condition that the total number of shares issued thereunder shall not exceed 16.5% of the fully diluted outstanding shares of Angel Legacy Common Stock.

“Angel TCP Merger Sub” means Angel TCP Merger Sub, LLC, a Delaware limited liability company, and wholly owned subsidiary of the Company.

“Angel Tuttle Merger Sub” means Angel Tuttle Merger Sub, LLC, a Delaware limited liability company, and wholly owned subsidiary of the Company.

“Board” means the board of directors of the Company.

“Bylaws” means the Amended and Restated Bylaws of the Company.

“Charter” means the Second Amended and Restated Certificate of Incorporation of the Company.

“Closing Consideration Schedule” has the meanings assigned to it in each of the Merger Agreements.

“Closing Date Balance Sheet” has the meanings assigned to it in each of the Merger Agreements.

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“Closing Statement” has the meanings assigned to it in each of the Merger Agreements.

“Common Stock” means the shares of the Company’s Class A Common Stock and Class B Common Stock.

“Company” means Angel Studios, Inc., a Delaware corporation, f/k/a Southport.

“Company Class A Common Stock” means shares of the Company’s Class A Common Stock, par value $0.0001 per share.

“Company Class B Common Stock” means shares of the Company’s Class B Common Stock, par value $0.0001 per share.

“Delaware Act” means the Delaware Limited Liability Company Act.

“DGCL” means the Delaware General Corporation Law.

“Economics Partners” means Economics Partners, a practice subgroup of Ryan, LLC, the Company’s financial advisor in connection with the Mergers.

“Effective Time” means, respectively, the date and time at which the certificate of merger and statement of merger, as applicable, are filed with the applicable authorities pursuant to the Merger Agreements.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“JOBS Act” means the Jumpstart Our Business Startups Act of 2012, as amended.

“Mergers” means the mergers contemplated by the Merger Agreements.

“Merger Agreements” or “Merger Agreement” mean the TCP Merger Agreement and the TTS Merger Agreement.

“NYSE” means the New York Stock Exchange.

“Original Angel Legacy Plan” means the Angel Legacy stock incentive plan adopted in February 2014, which was amended and restated in each of August 2016, July 2020, and February 2021, which reserved a total of 5,775,000 shares of Angel Legacy Class A Common Stock for issuance, subject to certain conditions thereunder.

“Party” or “Parties” means, in each case, a party or the parties to the Merger Agreements, as applicable.

“Registration Rights Agreement” means the registration rights agreement by and among the Company, Sponsor, certain stockholders of the Company, as set forth on Schedule 1 of the Registration Rights Agreement, Jared Stone and the parties set forth on Schedule 2 of the Registration Rights Agreement.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Shining Isle Productions” means Shining Isle Productions, LLC, as unitholder representative.

“Southport” means Southport Acquisition Corporation, a Delaware corporation.

“Sponsor” means Southport Acquisition Sponsor LLC, a Delaware limited liability company.

“Support Agreements” means the TCP Support Agreement and the TTS Support Agreement.

“Tanner” means Tanner LLP, the Company’s independent registered public accounting firm.

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“Targets” means TCP and TTS.

“Target Holders” means holders of TCP Units and TTS Units.

“TCP” means Toothy Cow Productions, LLC.

“TCP Adjusted Percentage Interest” has the meaning assigned to “Adjusted Percentage Interest” in the TCP Merger Agreement.

“TCP Aggregate Stock Consideration” has the meaning assigned to “Aggregate Stock Consideration” in the TCP Merger Agreement.

“TCP Board” means the board of managers of TCP.

“TCP Class A Preferred Units” means the preferred units of membership interests of TCP designated as Class A Preferred Units.

“TCP Class B Preferred Units” means the preferred units of membership interests of TCP designated as Class B Preferred Units.

“TCP Closing” means the consummation of the TCP Merger and the other transactions contemplated by the TCP Merger Agreement.

“TCP Closing Date” means the date upon which the TCP Closing actually occurs.

“TCP Common Units” means the common units of membership interests of TCP.

“TCP Key Operators” means each of Brock Starnes, Garett Taylor and Shining Isle Productions.

“TCP Key Operator Stock Restriction Agreement” means, collectively, the Restriction Agreements between the Company and the TCP Key Operators.

“TCP Merger” means the merger by the TCP Merger Agreement.

“TCP Merger Agreement” means the Amended and Restated Agreement and Plan of Merger, dated as of November 14, 2025 and as amended on June 29, 2026, by and among the Company, Angel TCP Merger Sub, TCP and Shining Isle Productions, as amended.

“TCP Operating Agreement” means the Amended and Restated Operating Agreement of TCP, dated February 1, 2023, as amended by that First Amendment thereto, dated as of February 18, 2026.

“TCP Preferred Units” means the TCP Class A Preferred Units and TCP Class B Preferred Units.

“TCP Support Agreement” means the Support and Joinder Agreement executed and delivered by the Key Operators of TCP acknowledging their agreement to be bound by the terms and conditions of the TCP Merger Agreement.

“TCP Units” means the TCP Common Units, the TCP Class A Preferred Units and the TCP Class B Preferred Units.

“TCP Unitholder” means holders of TCP Units.

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“Tennessee LLC Act” means the Tennessee Revised Limited Liability Company Act.

“Transactions” means the transactions as contemplated by the Merger Agreements.

“TTS” means Tuttle Twins Show, LLC.

“TTS Closing” means the consummation of the TTS Merger and the other transactions contemplated by the TTS Merger Agreement.

“TTS Closing Date” means the date upon which the TTS Closing actually occurs.

“TTS Common Units” means the common units of membership interests of TTS.

“TTHC” means Tuttle Twins Holding Co., LLC.

“TTS Investor” means a TTS Unitholder that is not a Key Operator and is not listed in Section 1.1 of the Disclosure Schedule to the TTS Merger Agreement.

“TTS Investor Per Unit Cash Consideration” has the meaning assigned to “Investor Per Unit Cash Consideration” in the TTS Merger Agreement.

“TTS Investor Per Unit Stock Consideration” has the meaning assigned to “Investor Per Unit Stock Consideration” in the TTS Merger Agreement.

“TTS Investor Units” means TTS Units held by TTS Investors.

“TTS Key Operators” means each of Neal Harmon, Jeffrey Harmon, Jordan Harmon, Daniel Harmon, Jonny Vance and Jordyn Curley.

“TTS Key Operator Units” means TTS Units held by TTS Key Operators.

“TTS Key Operator Per Unit Stock Consideration” has the meaning assigned to “Key Operator Per Unit Stock Consideration” in the TTS Merger Agreement.

“TTS Key Operator Stock Restriction Agreement” means, collectively, the Stock Restriction Agreements between the Company and the TTS Key Operators.

“TTS Managers” means the managers of TTS.

“TTS Merger” means the merger by the TTS Merger Agreement.

“TTS Merger Agreement” means the Amended and Restated Agreement and Plan of Merger, dated as of November 14, 2025 and as amended on June 29, 2026, by and among the Company, Angel Tuttle Merger Sub, TTS and Daniel Harmon, as amended.

“TTS Merger Consideration” has the meaning assigned to “Closing Merger Consideration” in the TTS Merger Agreement.

“TTS Operating Agreement” means the Second Amended and Restated Operating Agreement of TTS, dated August 6, 2026.

“TTS Preferred Units” means the preferred units of membership interests of TTS.

“TTS Support Agreement” means the Support and Joinder Agreement executed and delivered by the TTS Key Operators acknowledging their agreement to be bound by the terms and conditions of the TTS Merger Agreement.

“TTS Units” means the TTS Common Units and the TTS Preferred Units.

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“TTS Unitholder” means holders of TTS Units.

“U.S.” means the United States of America.

“Utah LLC Code” means Utah Revised Uniform Limited Liability Company Act.

The Transactions

The Mergers are each subject to the conditions as specified in each, separate Merger Agreement and the closing of one Merger is not dependent on the closing of any of the other Mergers. At the conclusion of the Mergers, the Company will have acquired, directly or indirectly, all of the outstanding equity interests in each of the Targets. Defined terms used in this section “Summary Term Sheet” but not defined herein shall have the meaning in the respective Merger Agreement.

The TCP Merger Agreement provides that, among other things and subject to its terms and conditions, the following transactions will occur:

•	at the Effective Time, in accordance with the Delaware Act and the Tennessee LLC Act, TCP will merge with and into Angel TCP Merger Sub, with Angel TCP Merger Sub continuing as the surviving entity and as a wholly owned subsidiary of the Company;

•	at the Effective Time, all of the issued and outstanding TCP Units held by TCP Unitholders will be cancelled and extinguished and converted automatically into the right to receive a portion of the TCP Aggregate Stock Consideration equal to the TCP Aggregate Stock Consideration multiplied by such TCP Unitholder’s TCP Adjusted Percentage Interest at the Effective Time;

•	at the Effective Time, any TCP Units owned by the Company, Angel TCP Merger Sub or TCP will automatically be cancelled and extinguished, and no consideration shall be delivered in exchange therefor; and

•	at the Effective Time, each of the Angel TCP Merger Sub’s common units issued and outstanding immediately prior to the Effective Time shall remain outstanding following the consummation of the TCP Merger.

The TTS Merger Agreement provides that, among other things and subject to its terms and conditions, the following transactions will occur:

•	at the Effective Time, in accordance with the Delaware Act and the Utah LLC Code, TTS will merge with and into Angel Tuttle Merger Sub, with Angel Tuttle Merger Sub continuing as the surviving entity and remaining a wholly owned subsidiary of the Company;

•	at the Effective Time, all of the issued and outstanding TTS Units held by TTS Unitholders will be cancelled and extinguished and converted automatically into the right to receive the TTS Merger Consideration, consisting of, as applicable, (a) for TTS Investors, an amount per TTS Investor Unit in cash equal to the TTS Investor Per Unit Cash Consideration and a number of shares of Company Class A Common Stock per TTS Investor Unit equal to the TTS Investor Per Unit Stock Consideration, and (b) for TTS Key Operators, a number of shares of Company Class A Common Stock per TTS Key Operator Unit equal to the TTS Key Operator Per Unit Stock Consideration;

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•	at the Effective Time, any TTS Units owned by the Company, Angel Tuttle Merger Sub or TTS will automatically be cancelled and extinguished, and no consideration shall be delivered in exchange therefor; and

•	at the Effective Time, the membership interests of Angel Tuttle Merger Sub issued and outstanding immediately prior to the Effective Time shall remain outstanding following the consummation of the TTS Merger.

As part of the Transactions, TCP and TTS will obtain the written consent of the respective stockholders or unitholders, as applicable, to approve the respective Merger Agreements.

In connection with the Merger Agreements, the TTS Key Operators and certain TCP Key Operators entered into the respective Support Agreements related to each Merger Agreement whereby they agree to (i) vote in favor of the respective Merger Agreement and transactions contemplated thereby and (ii) vote against any competing merger to the TTS Merger, respectively, and any action that could reasonably be expected to adversely affect such consummation and to not transfer any shares of Company Class A Common Stock received by the TCP Unitholder or TTS Unitholder in connection with the TCP Merger or TTS Merger for six months after the TCP Closing or TTS Closing, subject to certain conditions set forth in the TCP Merger Agreement and TTS Merger Agreement.

In addition, certain directors and officers of the Company are TTS Key Operators or signatories to the TTS Support Agreements, including the Company’s CEO, Neal Harmon, Chief Content Officer, Jeffrey Harmon, and President, Jordan Harmon.

See “Transaction Overview—Effects of the Transactions” beginning on page 26.

The Parties to the Mergers

The Company

The Company is a Delaware corporation with its Class A Common Stock traded on the NYSE under the symbol “ANGX.” The Company is a party to each of the Mergers.

The Company is a values based media distribution company that uses technology to empower a vibrant and growing community to replace the Hollywood gatekeeper system and champion stories that amplify light for mainstream audiences.

Our community (the “Angel Guild”), is at the heart of this mission.

1) The Angel Guild votes to select film and TV shows.

2) The Angel Guild rallies in theaters to support film releases.

3) The Angel Guild funds future films and TV shows with their membership.

As of March 31, 2026, through the Angel Guild, approximately 2.22 million paying members help decide what film and TV projects we will market and distribute.

Parties to the TCP Merger

The Company, TCP, Angel TCP Merger Sub and Shining Isle Productions, as unitholder representative, are parties to the TCP Merger Agreement.

TCP, a Tennessee limited liability company, is an animated television production company, providing class leading computer-generated imagery (“CGI”) production with The Wingfeather Saga television series. TCP was formed in 2021, and is based in Franklin, Tennessee.

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An initial capital investment of $4.9 million was provided via Regulation Crowdfunding with 7,700 investors. After additional rounds of funding, there are now over 9,000 investors.

Distribution of the series is exclusively through the Company. The first episode of The Wingfeather Saga season one was released on December 2, 2022. Season two was released on April 5, 2024, and season three was released on November 12, 2025. Now with 19 episodes released on the Company’s platform, the series is one of the Company’s most-watched series.

The leadership team has developed a bespoke production pipeline with deep integration into Unreal Engine, a three-dimensional (3D) animation creation tool. The innovative blend between CGI and hand-drawn artistry brings the unique look and feel of the series to life. The team includes veterans from Pixar, Valve, Amazon, VeggieTales, Dreamworks and Netflix. The fully integrated studio produces the series in-house, engaging over 100 artists from around the world, with core leadership and management based in Nashville, Tennessee.

Angel TCP Merger Sub is a Delaware limited liability company and a wholly owned subsidiary of the Company.

Parties to the TTS Merger

The Company, TTS, Angel Tuttle Merger Sub and Daniel Harmon, as unitholder representative, are parties to the TTS Merger Agreement.

TTS, a Utah limited liability company, is formed to develop and produce an animated television series and related content based on the Tuttle Twins children’s book franchise.

TTS operates under an Intellectual Property License Agreement with TTHC, which owns the Tuttle Twins trademarks and intellectual property. Under that agreement, TTS holds an exclusive, perpetual, royalty-free license (subject to specified reservations) to create and exploit the Tuttle Twins television series, derivative audiovisual works (including potential feature length films and other theatrical releases), and certain branded physical products using the licensed intellectual property, while TTHC retains rights with respect to its own product lines and other uses of the intellectual property outside the scope of TTS’s business.

TTS distributes the Tuttle Twins television series through the Company’s streaming platform and other distribution channels pursuant to a content distribution agreement between TTS and Angel Studios Licensing, LLC, a subsidiary of the Company, and the televisions series is positioned as one of the Company’s leading family titles, contributing to engagement and subscriber growth on the Company’s platform. In addition to streaming, the franchise is supported and extended through social and digital content and through coordination with the broader Tuttle Twins brand, which includes books and educational products owned and sold by TTHC and its affiliated entities, including Libertas Institute.

Angel Tuttle Merger Sub is a Delaware limited liability company and a wholly owned subsidiary of the Company.

See “—Relationship of the Parties and Interests of Certain Persons in the Transactions” below for further information into the relationships between the Company and the parties to the Mergers.

See “The Parties To The Merger” beginning on page 63.

Relationship of the Parties and Interests of Certain Persons in the Transactions

In considering the recommendations of the Board and the Targets’ Boards, Target stockholders and unitholders should be aware that some of the managers, officers and directors, as applicable, of the Company and Targets’ have interests in the transaction that may differ from, or may be in addition to, the interests of Targets’ stockholders and unitholders generally. These interests may present such managers, directors and officers with actual or potential conflicts of interests, and these interests, to the extent material, are described below. The Board and the Target Boards were aware of these interests and considered them, among other matters, prior to providing their respective approvals and recommendations with respect to the Merger Agreements. See the section titled “Transaction Overview– Relationship of the Parties and Interests of Certain Persons in the Transactions” beginning on page 60 for a further discussion of these interests and relationships.

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Merger Consideration

At the Effective Time of the Mergers, the Target Holders will receive the following:

TCP Consideration

At the Effective Time, all of the issued and outstanding TCP Units held by TCP Unitholders will be cancelled and extinguished and converted automatically into the right to receive a portion of the TCP Aggregate Stock Consideration equal to the TCP Aggregate Stock Consideration multiplied by such TCP Unitholder’s TCP Adjusted Percentage Interest at the Effective Time.

TTS Consideration

At the Effective Time, all of the issued and outstanding TTS Units held by TTS Unitholders will be cancelled and extinguished and converted automatically into the right to receive the TTS Merger Consideration, consisting of, as applicable, (a) for TTS Investors, an amount per TTS Investor Unit in cash equal to the TTS Investor Per Unit Cash Consideration and a number of shares of Company Class A Common Stock per TTS Investor Unit equal to the TTS Investor Per Unit Stock Consideration, (b) for TTS Key Operators, a number of shares of Company Class A Common Stock per TTS Key Operator Unit equal to the TTS Key Operator Per Unit Stock Consideration.

No fractional shares of Company Class A Common Stock will be issued as a result of the Merger Agreements. The number of shares of Company Class A Common Stock into which a Target Holders’ interests are converted shall be rounded down to the nearest whole number of shares of Company Class A Common Stock.

Although the exchange ratios related to each Merger are fixed as specified above, the market price of Company Class A Common Stock will fluctuate prior to the consummation of the Mergers and the market value of the merger consideration ultimately received by Target Holders who will receive Company Class A Common Stock as part of the merger consideration as a result of each respective Merger will depend on the closing price of Company Class A Common Stock on the day the each Merger is consummated. Thus, such Target Holders will not know the exact market value of the merger consideration they will receive until the closing of the respective Merger. See “Risk Factors—Risk Factors Relating to the Merger.”

Recommendation of the Company and Target Boards and Managers and Their Reasons for the Mergers

The Company’s Board and the Targets’ Boards and Managers each considered the benefits of the Merger Agreements and the related Transactions as well as the associated risks and (i) determined that the Mergers are fair and reasonable to, and in the best interests of, the Company and each Target, after determining that the Mergers are fair and reasonable to, and in the best interests of, the Company stockholders and the respective Target Holders, as applicable, and (ii) approved the Mergers, the Merger Agreements and the execution, delivery and performance of the Merger Agreements and the Transactions. For a discussion of the many factors considered by the Company’s Board and the Target Boards and Managers in making their determination and approval, please read “Transaction Overview—The Company’s Board and the Target’s Boards and Their Reasons for the Merger.”

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Deadline to Complete the Mergers

The Company and Targets are contractually obligated to complete the Mergers before October 31, 2026, subject to receipt of regulatory approvals and the satisfaction or waiver of the other conditions to the Mergers.

Conditions to Completion of the Merger

The Company and Targets must satisfy or waive certain conditions in order for the Transactions to close. Please read the sections “The Merger Agreements—TCP Merger” and “—TTS Merger” and the terms of the Merger Agreements for additional conditions to closing related to each Merger. The Company and Targets may not complete the Mergers unless each of the following conditions is satisfied or waived:

•	each governmental authorization and third party consent required to consummate the Mergers has been received;

•	there must not be in effect, published, introduced or otherwise formally proposed any law or judgment, and there must not have been commenced or threatened any proceeding, that could (i) prohibit, delay or otherwise interfere with the consummation of the Mergers or any related agreement, (ii) cause any of the Mergers contemplated by the Merger Agreements or any related agreement to be rescinded following consummation, or (iii) affect adversely the right of the Company to control the surviving company or of the Company and its affiliates to own their respective assets and to operate their respective businesses;

•	there cannot have been a Material Adverse Effect (as defined below) and one cannot be reasonably likely to occur;

•	the closing deliverables specified in the Merger Agreements must have been delivered;

•	the Targets must make and deliver proof of having made required payments under Section 280G of the Code;

•	the Targets shall have received a written consent of stockholder or unitholder approval for the Merger Agreements and Mergers;

•	the ancillary documents specified in the Merger Agreements shall have been executed by each party required to execute such agreements in accordance with the respective Merger Agreement;

•	the Targets shall have delivered executed confirmatory assignments of intellectual property of the Targets from current and former employees and contractors;

•	the Targets shall have delivered documentation to the Company evidencing its ownership of or right to use all intellectual property and works;

•	the Targets shall have purchased a tail insurance policy; and

•	the Company must file a registration statement, of which this Prospectus forms a part, and the Registration Statement must be declared effective and must remain effective and no proceeding to suspend effectiveness can have been threatened.

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The obligation of the Company and each Target and each’s affiliates to effect the Mergers is subject to the satisfaction or waiver of the following additional conditions:

•	(1) the representations and warranties in the Merger Agreements of the Target with respect to (i) the organization and good standing of the respective Target, (ii) the authority to execute the Merger Agreements and consummate the transactions contemplated by the Merger Agreements and the enforceability of such agreements, (iii) the written consent of the stockholders or unitholders of the respective Target approving the Merger Agreements and transactions contemplated thereby, (iv) there being no conflicts between the Merger Agreement or the transactions contemplated thereby with any existing agreement of the Target which would result in a breach, default, change of control, termination or other adverse consequence under such agreement, (v) intellectual property, (vi) tax, and (vii) broker and finder’s fees (each, a “Fundamental Representation”) must have been true and correct in all respects as of the date of the Merger Agreement and each Merger’s respective closing date (except to the extent expressly made as of an earlier date, in which case as of such date); (2) all other representations and warranties in the Merger Agreements of the Target must have been true and correct in all respects as of the date of each respective Merger Agreement and on the closing date of each Merger (except to the extent expressly made as of an earlier date, in which case as of such date), disregarding all qualifications and limitations as to materiality or Material Adverse Effects (as defined below), set forth in such representation or warranty; and (3) all covenants and obligations under the Merger Agreements must be performed or complied with on or before the closing of each Merger in all material respects;

•	receipt by the Company of an officer’s certificate certifying that (i) the Fundamental Representations made by the Target are true and correct as of the date specified in such representation, (ii) all covenants of the Target have been performed or complied with, and (iii) that the required government authorizations have been obtained;

•	receipt by the Company of the Certificate of Merger or Statement of Merger by the Target in accordance with the Tennessee LLC Act Utah LLC Code, as applicable;

•	receipt by the Company of a Certificate of Good Standing from the State of Utah or Tennessee, as applicable, and all other states in which the Target is qualified to do business dated no more than five days prior to the closing date of the respective Merger;

•	written consent of the stockholders or unitholders constituting approval for the respective Merger;

•	receipt by the Company of executed confirmatory assignments of intellectual property of the Target from current and former employees and contractors;

•	receipt by the Company of a customary secretary’s certificate by the Target;

•	receipt by the Company of a certificate affirming that the Target is not subject to certain classifications under the Code and that certain tax notices have been made;

•	receipt by the Company of a certificate confirming the completeness and accuracy of the Closing Consideration Schedule, the Closing Statements and the estimated Closing Date Balance Sheet;

•	receipt by the Company of evidence the Target obtained all consents, waivers and notices required;

•	receipt by the Company of payoff letters with respect to certain indebtedness of the Target;

•	receipt by the Company of invoices reflecting the total amount of transaction expenses owed to each party, including an acknowledgement from such parties that upon payment, that party will be paid in full;

•	resignations of all directors and officers of the Target resigning from their roles as officers and directors as of the closing date of each respective Merger; and

•	the Target and Company having performed in all material respects all obligations required to be performed by each of them under the respective Merger Agreement.

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The obligations of Targets, its affiliates and stockholders and unitholders to effect the respective Merger are subject to the satisfaction or waiver of the following additional conditions:

•	(i) all other representations and warranties in the respective Merger Agreement of the Company must have been true and correct in all respects as of the date of the respective Merger Agreement and the closing date of the respective Merger (except to the extent expressly made as of an earlier date, in which case as of such date), disregarding all qualifications and limitations as to materiality set forth in such representation or warranty and (ii) all covenants and obligations under the respective Merger Agreement of the Company must be performed or complied with on or before the closing date of the respective Merger in all material respects;

•	receipt by Target of an officer’s certificate certifying that (i) the representations and warranties made by the Company are true and correct as of the date specified in such representation or warranty, (ii) all covenants of the Company have been performed or complied with, and (iii) the required governmental authorizations have been obtained; and

•	receipt by the Targets of the Certificate of Merger or Statement of Merger by the Company and Merger Sub in accordance with the Utah LLC Code (as defined below) or Tennessee LLC Act (as defined below), as applicable.

Risks Relating to the Mergers

You should consider carefully all the risk factors together with all of the other information included or incorporated by reference in this Prospectus. Risks relating to the Mergers are described in the section titled “Risk Factors” beginning on page 3. Some of these risks include, but are not limited to, those described below:

•	The Mergers are subject to other substantial conditions and may not be consummated even if the required regulatory approvals are obtained.

•	Because the exchange ratios are fixed and because the market price of Company Class A Common Stock will fluctuate prior to the consummation of the Mergers, Target Holders who receive Company Class A Common Stock as part of the merger consideration cannot be sure of the market value of Company Class A Common Stock they will receive in the Mergers until the Effective Time of the Mergers.

•	The Mergers may fail to qualify as “reorganizations” within the meaning of Section 368(a) of the Code.

•	Whether or not the Mergers are consummated, the pendency of the Mergers could adversely affect the business and operations of the Company and Targets.

•	Managers, directors and officers, as applicable, of the Company and the Targets have certain interests that are different from those of Target Holders and Company stockholders generally.

•	Company Class A Common Stock to be received by Target Holders as a result of the Mergers has different rights from the capital stock or units of the Targets.

•	The Company and Targets will incur substantial transaction-related costs in connection with the Transactions.

•	Failure to complete, or significant delays in completing, the Mergers could negatively affect the trading prices of Company Class A Common Stock and the future business and financial results of the Company and the Targets.

•	If the Mergers are approved by the Target Holders, the date that those Target Holders will receive the merger consideration is uncertain.

•	The financial estimates in this Prospectus are based on various assumptions that may not be realized.

•	If the Mergers are consummated, the Company will face the risks associated with the Targets’ businesses.

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•	The Company’s stockholders may not realize a benefit from the Mergers commensurate with the ownership dilution they will experience in connection with the Mergers.

•	Following the Mergers, the combined company may be unable to integrate successfully the Targets’ businesses and realize the anticipated benefits of the Mergers.

•	The Targets did not received any financial advisor’s opinions prior to entering into the Merger Agreements and the Board and respective Target’s boards may have erred in concluding that any Merger is in the best interests of Company stockholders or Target Holders.

Regulatory Approvals Required for the Mergers

The Mergers will be approved by the respective secretaries of state of each of the Targets’ jurisdiction of organization. There can be no guarantee if and when any of the consents or approvals required for the Mergers will be obtained or the conditions that such consents and approvals may contain.

Termination

The Company and Targets may terminate the respective Merger Agreements at any time prior to the Effective Time of the respective Merger by mutual written consent authorized by the Company and the respective Target to that Merger Agreement.

The Merger Agreements may also, by written notice given before or at the applicable closing, be terminated:

•	by the Company if there has been a breach of any of the Target’s representations, warranties or covenants contained in the respective Merger Agreement resulting in the failure of (i) a Fundamental Representation to be true or correct in all respects as of the date of the respective Merger Agreement or the Target closing date (except to the extent expressly made as of an earlier date, in which case as of such date), (ii) any of the representations of the Target to be true or correct in all respects as of the date of the respective Merger Agreement or the closing date of the respective Merger (except to the extent expressly made as of an earlier date, in which case as of such date), disregarding all qualifications and limitations as to materiality or Material Adverse Effects, or (iii) the Target to perform or comply with the covenants under the Merger Agreement on or before the closing date of the respective Merger in all material respects and which breach specified in (i), (ii) and (iii) has not been cured or cannot be cured within thirty days after the notice of breach from the Company;

•	by the Company if there has been a breach of any of the Target’s covenants or obligations that the Target is required to perform or comply with on or prior to the closing of the respective Merger and which breach has not been cured or cannot be cured within thirty days after the notice of the breach from the Company;

•	by the Target if there has been a breach of any of the Company’s representations, warranties or covenants contained in respective Merger Agreement resulting in the failure of (i) any of the representations of the Company to be true or correct in all respects as of the date of the respective Merger Agreement or the closing date of the respective Merger (except to the extent expressly made as of an earlier date, in which case as of such date) or (ii) the Company to perform or comply with the covenants under the respective Merger Agreement on or before the closing date of the respective Merger in all material respects and which breach specified in (i) and (ii) has not been cured or cannot be cured within thirty days after the notice of breach from the Target;

•	by either the Company or the Target if any governmental authority has issued a non-appealable final judgment or taken any other non-appealable final action or enacted, issued or promulgated any applicable law, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting or making illegal the transactions contemplated by the Merger Agreements; or

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•	by either party if the applicable closing has not occurred on or before October 31, 2026, provided that this provision shall not be available to either Party if such Party’s failure to fulfill any obligation under the Merger Agreements shall have been the cause of the failure of the applicable Closing.

Expenses and Termination Fees Relating to the Transactions

Generally, all fees and expenses incurred in connection with the Transactions will be the obligation of the respective Party incurring such fees and expenses.

Comparison of Rights of Company Stockholders and Target Holders

A limited liability company is inherently different from a corporation. Ownership interests in a limited liability company are therefore fundamentally different from ownership interests in a corporation. Unitholders of TTS and TCP will own Company Class A Common Stock following the completion of the respective TTS Merger and TCP Merger, and their rights associated with the Company’s Common Stock will be governed by the Company’s Charter and Bylaws and the DGCL, which differ in a number of respects from Utah and Tennessee law.

See “Comparison Of Rights Of The Company Stockholders And Target Holders” beginning on page 113.

No Solicitation of Competing Proposals

The Merger Agreements contain detailed provisions prohibiting the Targets from seeking an alternative acquisition or merger to the Mergers. Under these “no solicitation” provisions, the Targets have agreed that they will not, and they will cause their respective directors or managers, officers, unitholders, employees, financial advisors, attorneys, accountants, consultants or other authorized agents, advisors and representatives, as applicable (collectively, their “representatives”), not to, directly or indirectly, except as permitted by the respective Merger Agreement:

•	intake, solicit, respond to or take any action to facilitate or encourage any inquiries with respect to any alternative acquisition or merger to the respective Merger; or

•	engage in any negotiations or discussions with, or furnish any information or data to, or enter into any letter of intent, acquisition agreement or similar agreement with any party with respect to any alternative acquisition or merger to the respective Merger.

The Targets shall and shall cause its representatives to immediately cease and cause to be terminated any discussions or negotiations with any person with respect to any alternative acquisition or merger to the respective Merger, request the return or destruction of all confidential information previously provided to such parties and prohibit any access by any person (other than the Company and its subsidiaries and representatives) to any confidential information relating to a possible alternative acquisition or merger to the respective Merger. The Targets shall be responsible for acts or omissions by its representatives with regard to a breach of the respective Merger Agreement.

The Targets have also agreed in the respective Merger Agreement, that each shall provide the Company, within 24 hours, a copy of any alternative acquisition or merger proposal to the respective Merger or a written statement setting forth the terms and conditions of any alternative acquisition or merger proposal to the respective Merger and confirming the Target’s compliance with the respective Merger Agreement with respect to the Target’s agreement not to solicit or engage in negotiations or discussions regarding any alternative acquisition or merger proposal to the respective Merger.

Appraisal Rights

TCP Unitholders and TTS Unitholders have no dissenters’ rights or appraisal rights under the Tennessee LLC Act or Utah LLC Code, respectively, or under the TCP or TTS Company Operating Agreement.

See “Appraisal Rights” on page 64.

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Material U.S. Federal Income Tax Consequences of the Mergers

Each Merger is intended to qualify as a “reorganization” within the meaning of Section 368(a) of the Code for U.S. federal income tax purposes, but no assurance can be given that each Merger will so qualify, that the IRS will not challenge such qualification or that a court will not sustain such a challenge. The closing of the Mergers are not conditioned upon achieving, or receiving a ruling from the IRS or an opinion of counsel with respect to, such qualifications.

Provided that the Mergers qualify as “reorganizations”, a U.S. holder (as defined in “Material U.S. Federal Income Tax Consequences”) that receives Company Class A Common Stock in exchange for their TCP Units or TTS Key Operator Units pursuant to the Mergers should generally not recognize any gain or loss for U.S. federal income tax purposes upon the exchange of TCP Units or TTS Key Operator Units for Company Class A Common Stock.

Provided that the TTS Merger qualifies as a “reorganization”, a U.S. holder (as defined in “Material U.S. Federal Income Tax Consequences”) that receives Company Class A Common Stock and cash in exchange for TTS Investor Units pursuant to the TTS Merger generally should recognize gain, but not loss, in amount equal to the lesser of (1) the amount by which the sum of the fair market value of Company Class A Common Stock and cash received by a TTS Investor exceeds such holder’s tax basis in its TTS Investor Units and (2) the amount of cash received by such TTS Investor.

The U.S. federal income tax consequences of the Mergers to a U.S. holder will depend on such U.S. holder’s own personal tax situation. Accordingly, we strongly urge you to consult your tax advisor for a full understanding of the particular tax consequences of the respective Merger to you, including the consequences if the Mergers do not qualify as “reorganizations” for any reason.

Please read “Material U.S. Federal Income Tax Consequences” beginning on page 103 for a more complete discussion of certain U.S. federal income tax consequences of the Mergers.

Accounting Treatment of the Mergers

The accounting principles applicable to this transaction are described in the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 805, and states that transactions which represent business combinations are to be accounted for under the acquisition method. The acquisition method requires all of the following steps: (1) identifying the acquirer; (2) determining the acquisition date; (3) recognizing and measuring the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree; and (4) recognizing and measuring goodwill or a gain from a bargain purchase.

The appropriate accounting treatment for these transaction are as business combinations under the acquisition method. On the acquisition date, as defined by ASC 805, the Company (the acquirer) will record at fair value the identifiable assets acquired and liabilities assumed, any noncontrolling interest, and goodwill (or a gain from a bargain purchase). The results of operations for the combined company will be reported prospectively subsequent to the acquisition date.

Selected Historical Consolidated Financial Data of the Company

The following selected historical consolidated financial data as of and for the fiscal year ended December 31, 2025 are derived from the Company’s unaudited consolidated financial statements. You should read the following data in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and the related notes thereto set forth in Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 incorporated by reference into this Prospectus. See “Where You Can Find More Information.”

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	As of and For the six months ended June 30,		As of and For the years ended December 31,
	2026	2025	2025	2024
	(dollars in thousands, except per share information)
Consolidated Statement of Operations Data
Revenue	$226,810,996	$135,082,056	$321,558,306	$96,516,439
Operating Income (loss)	(21,177,555)	(54,915,860)	(164,108,478)	(86,719,551)
Net loss	(37,550,082)	(53,036,803)	(170,491,321)	(88,445,478)
Net loss per common share
Basic	(0.213)	(0.360)	(1.098)	(0.640)
Diluted	(0.213)	(0.360)	(1.098)	(0.640)

Consolidated Balance Sheet Data
Total assets	$235,062,489	$148,091,638	$241,411,563	$111,380,567
Total liabilities	264,391,901	140,299,550	267,191,887	94,672,613
Total stockholders’ equity	(29,329,412)	7,792,088	(25,780,324)	16,707,954

Comparative Market Value of Securities

The following table sets forth, in comparative columnar form, the market value per share of Company Common Stock and shares of stock and units of the Targets as of November 13, 2025, which is the last trading day before the public announcement of the Merger Agreements:

Company	Market Value Per Share
The Company	$5.25 (closing price on the NYSE)
TCP	Not applicable (no public market)
TTS	Not applicable (no public market)

Since the Targets are privately held entities, and their equity securities are not traded on any established public trading market, no historical market price per share is available.

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QUESTIONS AND ANSWERS ABOUT THE MERGER

Q. WHY DID I RECEIVE THIS INFORMATION STATEMENT?

A. Applicable requirements of Delaware law and the federal securities laws require the Company to provide you with information regarding the Mergers. As explained more fully elsewhere in this Prospectus, since the Company has adopted the Merger Agreements and, in accordance with applicable law, your consent to the Mergers or the other actions in connection therewith, is not required and is not requested. Nevertheless, this Prospectus contains important information about the Mergers, and the other actions contemplated thereby.

Q. WHY ARE COMPANY STOCKHOLDERS NOT BEING ASKED TO VOTE ON THE MERGERS?

A. In accordance with applicable law, no vote of Company stockholders is required in connection with the Mergers pursuant to Section 251(f) of the DGCL. Therefore, your vote or consent is not being sought. The purpose of the Registration Statement, of which this Prospectus is a part, is to register the shares of Company Class A Common Stock being issued to TCP and TTS unitholders in the Mergers.

Q. WHEN IS IT EXPECTED THAT THE MERGERS WILL BE COMPLETED?

A. The Company and the parties to the Merger Agreements signed each of the Merger Agreements on November 14, 2025. The parties are working toward completing the Mergers as quickly as possible, and hope to complete the Mergers during the third quarter of 2026; however, the exact timing cannot be predicted. In order to complete the Mergers, several conditions set forth in the Merger Agreements must be met or waived. The Mergers will become effective when certificates of merger related to the Mergers are filed with the Secretary of State of the State of Delaware.

Q. WHAT WILL BE PAID IN THE TCP MERGER?

A. At the Effective Time, all of the issued and outstanding TCP Units held by TCP Unitholders will be cancelled and extinguished and converted automatically into the right to receive a portion of the TCP Aggregate Stock Consideration equal to the TCP Aggregate Stock Consideration multiplied by such TCP Unitholder’s TCP Adjusted Percentage Interest at the Effective Time. No fractional shares of Company Class A Common Stock will be issued. See “The Merger Agreement—TCP Merger” beginning on page 65 for more information on the consideration payable in the TCP Merger.

Q. WHAT WILL BE PAID IN THE TTS MERGER?

A. At the Effective Time, all of the issued and outstanding TTS Units held by TTS Unitholders will be cancelled and extinguished and converted automatically into the right to receive the TTS Merger Consideration, consisting of, as applicable, (a) for TTS Investors, an amount per TTS Investor Unit in cash equal to the TTS Investor Per Unit Cash Consideration and a number of shares of Company Class A Common Stock per TTS Investor Unit equal to the TTS Investor Per Unit Stock Consideration, (b) for TTS Key Operators, a number of shares of Company Class A Common Stock per TTS Key Operator Unit equal to the TTS Key Operator Per Unit Stock Consideration. No fractional shares of Company Class A Common Stock will be issued. See “The Merger Agreement—TTS Merger” beginning on page 74 for more information on the consideration payable in the TTS Merger.

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Q: SHOULD TARGET HOLDERS SEND IN THEIR UNITS OR STOCK CERTIFICATES NOW?

A: No. The Parties to the Merger Agreements will contact you with instructions for the surrender of units of TCP and TTS certificates. Please do not send in your certificates now.

Q. HAS SOMEONE DETERMINED THAT THE MERGER IS ADVISABLE FOR THE COMPANY’S STOCKHOLDERS AND THE TARGET HOLDERS?

A. Yes. The Board and the TCP Board and TTS Managers, respectively, have independently determined that the respective Mergers are advisable for their stockholders and unitholders, respectively. The Board and the TCP Board and TTS Managers have approved the applicable Mergers and the Merger Agreements, and the Board has approved the issuance of Company Class A Common Stock in the Mergers, as well as the other Transactions contemplated in connection with the Mergers. The number of shares of Company Class A Common Stock to be issued pursuant to the Merger Agreements was determined by negotiation between the Company and TCP Board and TTS Managers, as applicable. This consideration does not necessarily bear any relationship to our asset value, net worth or other established criteria of value and should not be considered indicative of the actual value of the Company. Furthermore, neither the Company nor TCP or TTS have obtained opinions from any third party that the Mergers are fair from a financial perspective.

Q. DO HOLDERS OF TCP UNITS HAVE APPRAISAL OR DISSENTER’S RIGHTS IN CONNECTION WITH THE TCP MERGER?

A. No appraisal or dissenter’s rights are available to holders of shares of TCP Units in connection with the TCP Merger.

Q. DO HOLDERS OF TTS UNITS HAVE APPRAISAL OR DISSENTER’S RIGHTS IN CONNECTION WITH THE TTS MERGER?

A. No appraisal or dissenter’s rights are available to holders of shares of TTS Units in connection with the TTS Merger.

Q. WHAT WILL HAPPEN IF THE MERGERS ARE NOT COMPLETED?

A. If the Mergers are not completed for any reason, the Company may be subject to a number of other risks. The Company will have incurred the expenses associated with attempting to effectuate the Mergers and the Transactions contemplated by the Merger Agreements. The failure to consummate the Mergers may have an adverse impact on the financial condition of the Company and the value of its capital stock.

Q. WHAT ARE THE EXPECTED U.S. FEDERAL INCOME TAX CONSEQUENCES TO A HOLDER OF TCP UNITS AS A RESULT OF THE TCP MERGER?

A. The TCP Merger is intended to qualify as a “reorganization” within the meaning of Section 368(a) of the Code for U.S. federal income tax purposes. Assuming that the TCP Merger qualifies as a “reorganization,” a U.S. holder (as defined in “Material U.S. Federal Income Tax Consequences”) of TCP Units that received Company Class A Common Stock in exchange for TCP Units pursuant to the TCP Merger generally should not recognize any gain or loss for U.S. federal income tax purposes on the exchange of TCP Units solely for Company Class A Common Stock. Please read “Material U.S. Federal Income Tax Consequences” beginning on page 103 for a more complete discussion of certain U.S. federal income tax consequences of the TCP Merger. Please consult your tax advisors as to the specific tax consequences to you of the TCP Merger, including the consequences if the TCP Merger does not qualify as a “reorganization.”

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Q. WHAT ARE THE EXPECTED U.S. FEDERAL INCOME TAX CONSEQUENCES TO A HOLDER OF TTS UNITS AS A RESULT OF THE TTS MERGER?

A. The TTS Merger is intended to qualify as a “reorganization” within the meaning of Section 368(a) of the Code for U.S. federal income tax purposes. Assuming that the TTS Merger qualifies as a “reorganization”, a U.S. holder (as defined in “Material U.S. Federal Income Tax Consequences”) of TTS Key Operator Units that received Company Class A Common Stock in exchange for TTS Key Operator Units generally should not recognize any gain any gain or loss for U.S. federal income tax purposes on the exchange of TTS Key Operator Units solely for Company Class A Common Stock. A U.S. holder (as defined in “Material U.S. Federal Income Tax Consequences”) of TTS Investor Units that received Company Class A Common Stock and cash in exchange for TTS Investor Units generally should recognize gain, but not loss, in an amount equal to the lesser of (1) the amount by which the sum of the fair market value of Company Class A Common Stock and cash received by a TTS Investor exceeds such holder’s tax basis in its TTS Investor Units and (2) the amount of cash received by such TTS Investor. Please read “Material U.S. Federal Income Tax Consequences” beginning on page 103 for a more complete discussion of certain U.S. federal income tax consequences of the TTS Merger. Please consult your tax advisors as to the specific tax consequences to you if the TTS Merger, including the consequences if the TTS Merger does not qualify as a “reorganization”.

Q. WHO CAN ANSWER QUESTIONS REGARDING THE MERGERS?

A. If you would like additional copies of this information statement, or if you have questions about the Mergers, amendments or the other matters discussed in this document, you should contact:

Angel Studios, Inc.

295 W Center Street

Provo, Utah 84601

(760) 933-8437

press@angel.com

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TRANSACTION OVERVIEW

Effects of the Transactions

The Mergers are each subject to the conditions as specified in each, separate Merger Agreement and the closing of one Merger is not dependent on the closing of any of the other Mergers. At the conclusion of the Mergers, the Company will have acquired, directly or indirectly, all of the outstanding equity interests in each of the Targets.

The TCP Merger Agreement provides that, among other things and subject to its terms and conditions, the following transactions will occur:

•	at the Effective Time, in accordance with the Delaware Act and the Tennessee LLC Act, TCP will merge with and into Angel TCP Merger Sub, with Angel TCP Merger Sub continuing as the surviving entity and as a wholly owned subsidiary of the Company;

•	at the Effective Time, all of the issued and outstanding TCP Units held by TCP Unitholders will be cancelled and extinguished and converted automatically into the right to receive a portion of the TCP Aggregate Stock Consideration equal to the TCP Aggregate Stock Consideration multiplied by such TCP Unitholder’s TCP Adjusted Percentage Interest at the Effective Time.;

•	at the Effective Time, any TCP Units owned by the Company, Angel TCP Merger Sub or TCP will automatically be cancelled and extinguished, and no consideration shall be delivered in exchange therefor; and

•	at the Effective Time, each of the Angel TCP Merger Sub’s common units issued and outstanding immediately prior to theEffective Time shall remain outstanding following the consummation of the TCP Merger.

The TTS Merger Agreement provides that, among other things and subject to its terms and conditions, the following transactions will occur:

•	at the Effective Time, in accordance with the Delaware Act and the Utah LLC Code, TTS will merge with and into Angel Tuttle Merger Sub, with Angel Tuttle Merger Sub continuing as the surviving entity and remaining a wholly owned subsidiary of the Company;

•	at the Effective Time, all of the issued and outstanding TTS Units held by TTS Unitholders will be cancelled and extinguished and converted automatically into the right to receive the TTS Merger Consideration, consisting of, as applicable, (a) for TTS Investors, an amount per TTS Investor Unit in cash equal to the TTS Investor Per Unit Cash Consideration and a number of shares of Company Class A Common Stock per TTS Investor Unit equal to the TTS Investor Per Unit Stock Consideration, (b) for TTS Key Operators, a number of shares of Company Class A Common Stock per TTS Key Operator Unit equal to the TTS Key Operator Per Unit Stock Consideration;

•	at the Effective Time, any TTS Units owned by the Company, Angel Tuttle Merger Sub or TTS will automatically be cancelled and extinguished, and no consideration shall be delivered in exchange therefor; and

•	at the Effective Time, the membership interests of Angel Tuttle Merger Sub issued and outstanding immediately prior to the Effective Time shall remain outstanding following the consummation of the TTS Merger.

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As part of the Transactions, TCP and TTS will obtain the written consent of the respective stockholders or unitholders, as applicable, to approve the respective Merger Agreements.

In connection with the Merger Agreements, the TTS Key Operators and certain TCP Key Operators entered into the respective Support Agreements related to each Merger Agreement whereby they agree to (i) vote in favor of the respective Merger Agreement and transactions contemplated thereby and (ii) vote against any competing merger to the TTS Merger, and any action that could reasonably be expected to adversely affect such consummation and to not transfer any shares of Company Class A Common Stock received by the TCP Unitholder or TTS Unitholder in connection with the TCP Merger or TTS Merger for six months after the TCP Closing or TTS Closing, subject to certain conditions set forth in the TCP Merger Agreement and TTS Merger Agreement.

Certain directors and officers of Angel or their family members are TTS Key Operators are signatories to the TTS Support Agreements, including officers Neal Harmon, Daniel Harmon, Jeffrey Harmon and Jordan Jarmon and director Benton Crane.

Directors and Executive Officers of the Company After the Merger

The directors and executive officers of the Company prior to the Mergers will continue as directors and executive officers of the Company after the Mergers. The officers and managers of TCP and TTS shall tender their resignation to be effective as of the TCP and TTS Closings, respectively, with respect to their roles as officers and managers of TCP and TTS, respectively.

Ownership of the Company after the Transactions

The Company will issue approximately 10,156,413 shares of Company Class A Common Stock to Target Holders pursuant to the Mergers, including 5,309,735 shares of Company Class A Common Stock to former TCP Unitholders and 4,846,678 shares of Company Class A Common Stock to former TTS Unitholders. As a result, immediately following the completion of the Transactions, the Company expects to have at least 140,253,295 shares of Company Class A Common Stock outstanding. Former Target Holders are therefore expected to hold approximately 7.24% of the aggregate shares of Company Class A Common Stock outstanding as of August 5, 2026 immediately after the Transactions.

Background of the Transactions

Background of the TCP Merger

As part of the Company’s ongoing consideration and evaluation of its long-term strategic goals and plans, the Board and members of the Company’s senior management team regularly review, consider and assess the Company’s operations, financial performance, future growth prospects and strategic plans and consider strategic opportunities available to the Company, taking into account various factors, including the business, competitive, regulatory, financing and economic environments and developments in the Company’s industry. These reviews have included discussions of potential opportunities for business combinations, acquisitions and other financial and strategic alternatives, as well as the potential benefits and risks of such opportunities compared to the risks and benefits of the Company continuing to execute on its strategy as a standalone company. The following is a summary of the key events leading up to the signing of the TCP Merger Agreement and key meetings, negotiations, discussions and actions by and between the Company and TCP and their respective advisors that preceded the public announcement of the TCP Merger; it does not purport to catalogue every conversation or interaction among representatives of the Company, TCP and other parties.

In May 2020, the Company (at such time, VidAngel) was introduced to Shining Isle Productions and The Wingfeather Saga television series through Nate Wilson of the Riot and the Dance television series. The Wingfeather Saga television series is a book series written by Andrew Peterson. Andrew Peterson is the Co-Founder and Executive Producer of Shining Isle Productions and TCP, along with J. Chris Wall, the Co-Founder and CEO of Shining Isle Productions and TCP and Executive Producer of The Wingfeather Saga television series. TCP is a subsidiary of Shining Isle Productions, LLC. and owns the rights to create the animated series based on the books. Following an associate’s suggestion, TCP became interested in partnering with the Company after being introduced to one of the Company’s television series’, and given the success of the series and the innovative distribution using a branded app and marketing of the Company. Following the formal introduction to the Company, both sides maintained contact from May 2020 until November 2020.

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In November 2020, representatives of TCP visited the Company in-person, and discussed with Jeffrey and Neal Harmon considerations to go forward with The Wingfeather Saga television series as an original television series or simply allowing The Wingfeather Saga television series to use the Company’s self-serve platform for distribution.

In February 2021, the Company responded with a desire for The Wingfeather Saga television series to be a Company original, and both parties began work on an agreement, which was finalized on March 17, 2021.

In May 2021, TCP launched a crowdfunding campaign with a goal of raising $5 million, and, within two weeks, investors had pledged $3.7 million. The full $5 million limit was reached in 20 days.

On December 2, 2022, the first episode of The Wingfeather Saga season one was released on YouTube and the Company’s app. Season one was fully released in March, 2023.

On January 19, 2023, representatives of TCP and the Company held the first discussion regarding a possible acquisition to solve TCP’s funding challenges for season two of The Wingfeather Saga. Following such discussion, though a proposal to deliver a Company Board and TCP Manager approved term sheet was considered, TCP and the Company ultimately proceeded with a funding proposal by Angel Acceleration Fund to fund season two of The Wingfeather Saga.

On May 11, 2023, the TCP team, including Chris Wall, and Brock Starns, COO and Executive Producer for TCP, met with the Angel Studios team, including Neal Harmon, CEO of Angel Studios, Jordan Harmon, Co-Founder and President of Angel Studios, and Ajay Madhok, Executive Vice President of Business Strategy in Provo Utah. At this meeting, Angel Studios introduced the prospect of purchasing TCP and providing a monthly stipend for the animation production.

On June 13, 2023, Chris Wall, Brock Starnes and CG Director Keith Lango of TCP met in-person with the representatives of the Company, including Jeffrey Harmon and Neal Harmon. Neal and Jeffrey proposed that the Company acquire TCP and provide a monthly stipend that would allow for continuous funding and production of The Wingfeather Saga television series. The TCP team indicated that they were open to further exploration of this idea.

On June 26, 2023, discussions of possible investment that would lead to an acquisition were resumed in-person between Neal Harmon of the Company and Chris Wall and Brock Starnes of TCP in Franklin, Tennessee. The discussions led to a draft term sheet for review. Terms discussed included the Company investing $500,000 in monthly tranches to cover production costs, purchasing TCP Units at the same rate as Angel Acceleration Fund had previously with an option to buy out the remaining shares in exchange for Company shares at a specified rate once the project was self-sustaining, generating approximately $500,000 in revenue per month. The remaining TCP Units would then be vested at intervals to-be-determined but aimed at incentivizing the delivery of additional seasons. Discussion also included The Wingfeather Saga television series and animation studio intellectual property. One of the key drivers from the Company appeared to be making whole the 10,000+ TCP Unitholders by providing them additional Company equity, assuming the Company were to go public at a later date. At this time, the TCP team worked with the Company to assign initial value rates to the The Wingfeather Saga television series and animation studio intellectual property. The aggregate value of $30,000,000 was discussed. The all-stock deal would convert at the current price of Company Class A Common Stock, which at the time was $14.18 per share, based on a June 26, 2023 valuation. A bonus pool to incentivize talent was discussed, as well as the potential of TCP remaining autonomous with the core leadership team maintaining creative control.

Between June 29 and 30, 2023, TCP countered the draft term sheet proposal via an email suggesting a framework to consider the agreement. Through July, Neal Harmon of the Company and Chris Wall of TCP discussed via text the framework for a wholly-owned subsidiary with a separate identity under Shining Isle Productions. No resolution was reached and conversations ended.

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On August 9, 2023, the Company and a representative of Mayer Brown, LLP (“Mayer Brown”), its longtime legal counsel, discussed the possibility of the Company being involved in a transaction to acquire a television show, The Wingfeather Saga, and the potential structure of such transaction.

On August 25, 2023, TCP’s leadership team had a call with Neal Harmon of the Company to revive discussions about the transaction, specifically with some basic structure questions around vesting.

On June 13, 2024, Neal Harmon of the Company expressed interest to pursue the merger discussion again with TCP.

On June 14, 2024, Jeffrey Harmon of the Company, Chris Wall of TCP and Jonny Vance of TTS had an in-person discussion. Jonny shared how TTS has thrived as a result of their anticipated merger with the Company, and shared their pleasure with the terms of the proposed TTS Merger, as the Company had begun paying a monthly stipend to TTS to cover their production costs.

On June 19, 2024, Chris Wall of TCP emailed Neal Harmon of the Company a proposal for the TCP Merger structure, summarizing the terms being considered by the Company and TCP. The points largely mirrored the structure of the prior 2023 merger discussions focused on the monthly funding of production costs, the vesting stock of TCP leadership, and the all-stock purchase at a value of $30,000,000.

On June 19, 2024, an executive meeting at the Company was held to discuss a counter-proposal to TCP for the acquisition.

On July 3, 2024, Neal Harmon of the Company responded to TCP’s proposal with questions and comments pertaining to creative control, the vesting schedule for key leadership, the model for an incentive pool, and the branding of Shining Isle Productions. The creative control discussion centered around Alejandro Monteverde’s agreement with Angel Studios as a model for what the TCP team would control and what the Company would control in a post-merger context.

On July 10, 2024, Chris Wall of TCP responded to the Company’s proposal, which included edits to the creative control that TCP would oversee, including content, brand and product control, and TCP’s co-management of The Wingfeather Saga television series’ brand development through product and marketing decisions, while also noting that the Company would lead distribution and exploitation.

On July 11, 2024, Chris Wall, Brock Starnes and Keith Lango of TCP and Neal Harmon of the Company met virtually to discuss the proposal.

On July 12, 2024, Chris Wall of TCP emailed Neal Harmon of the Company about the identity of Shining Isle Productions and how it could be integrated into the Company. The TCP team requested an exclusive license to the identity, while providing the Company with the first look at any additional developed properties. TCP also indicated that they were not opposed to a full acquisition. Chris Wall of TCP also presented questions to the Company regarding the vesting of TCP Units.

On July 13, 2024, Neal Harmon of the Company emailed Chris Wall of TCP to clarify the vesting treatment of TTS Units post-TCP Merger, which included a discussion of a potential reserve as performance benefits for TCP team members.

On July 16, 2024, Chris Wall of TCP emailed Neal Harmon of the Company a copy of TCP’s capitalization table.

On July 17, 2024, Chris Wall of TCP emailed Neal Harmon of the Company the production budget forecasts for season three of The Wingfeather Saga television series.

On July 19, 2024, Chris Wall of TCP requested revisions to the economics and performance bonus available to TCP Unitholders under the proposal.

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On July 20, 2024, Neal Harmon of the Company reported that the proposal was ready to present to the Company’s Board for approval and move to a binding term sheet (the “TCP Term Sheet”). The Company’s Board discussed the terms and provided guidance on the total cost of the TCP Merger. The Company’s Board’s feedback advanced discussions between the parties and led to multiple revisions of the TCP Term Sheet. Both TCP and the Company agreed that, upon reaching a final version of the TCP Term Sheet, they would then submit it to the Company’s Board and TCP Manager for review and approval. The Company formally engaged Mayer Brown as legal counsel to represent the Company in the transaction to acquire TCP, and, accordingly, the rights to its production of The Wingfeather Saga television series. In the following days, a representative of Mayer Brown provided the Company with a preliminary draft of the TCP Term Sheet and revised it based on conversations had with representatives of the Company.

Subsequently, Chris Wall, Brock Starnes and Keith Lango of TCP and Neal Harmon of the Company had a phone conversation where Neal explained to Keith the on-going funding that would be provided to TCP to ensure the project was seen through to the finish. Chris also communicated with Neal to discuss proposed edits to the term sheet that would address concerns if the funding from the Company ceased. Neal notified Chris that counsel was working to include language in the TCP Term Sheet that had been previously removed.

On July 24, 2024, Chris Wall of TCP discussed with Neal Harmon of the Company the timing of the TCP Term Sheet, Board and TCP Manager review and approval, and anticipated timing of drafting the long form TCP Term Sheet, so that the TCP team could prepare and have sufficient resources available.

On July 25 and 26, 2024, Neal Harmon of the Company and Brock Starnes and Chris Wall of TCP met in Nashville, Tennessee to discuss the terms of the TCP Merger. They reviewed an updated version of the TCP Term Sheet from the Company after the Company’s Board had a chance to review. Neal and Chris also discussed the share price and a dual-path structure that would allow the Company to invest in TCP now and provide ongoing funding. Additionally, Neal and Chris also discussed the terms in the event the TCP Merger did not close. Finally, Neal and Chris discussed TCP Unit performance vesting tranches for subsequent seasons of The Wingfeather Saga.

On July 30, 2024, TCP reviewed and provided comments to the TCP Term Sheet, and shared a revised TCP Term Sheet. Further, TCP indicated that the TCP Board had approved entrance into the TCP Term Sheet.

On July 31, 2024, Chris Wall sent over a revised term sheet and indicated that the TCP Board gave approval to sign. Chris confirmed he is the signor as TCP CEO.

On August 1, 2024, Neal Harmon of the Company discussed the term sheet with Chris Wall. Following such discussion, the term sheet was revised and approved.

On August 5, 2024, Chris Wall and Keith Lango of TCP and Jason Melton, TCP’s lead investor, participated in a phone call with Neal Harmon of the Company to discuss the share price to be payable in the TCP Merger.

On August 5, 2024, Chris Wall of TCP and Neal Harmon of the Company signed the TCP Term Sheet.

On August 7, 2024, a representative of the Company shared with Mayer Brown that the Company and TCP had executed the TCP Term Sheet, dated August 1, 2024, setting forth the terms of a proposed merger to acquire TCP. Proposed terms of the merger included: (i) the TCP Merger being subject to the parties’ review and acceptance of the other parties’ financial and corporate records, confirmation of the chain of title to content and other intellectual property, availability of suitable state and federal securities exemptions and other standard due diligence by the parties, including approval of the merger by the parties’ boards of directors (or equivalent), (ii) a $30,000,000 valuation of TCP, (iii) TCP Class A Units being valued at $1.65 per unit and TCP Class B Preferred Units being valued at $1.00 per unit, (iv) TCP Common Units being valued at $0.75 per unit and (v) consideration of Angel Legacy Class C Common Stock to all TCP Unitholders based on the Company per share price at the lesser of $31.07, which was the Company's estimated per share price as of the date of the TCP Term Sheet, or the per share price in a Company transaction that raises at least $10,000,000 prior to December 31, 2024.

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On August 9, 2024, representatives of Mayer Brown met telephonically with representatives of Foley & Lardner LLP (“Foley”), legal counsel to TCP, to discuss the potential transaction, including due diligence of TCP, intellectual property and chain of title, employees of TCP and their status and the deal structure of the potential transaction. In the following days, representatives of Mayer Brown analyzed different structures and tax and securities law implications of each.

On August 12, 2024, representatives of Foley provided TCP’s operating agreement and capitalization table to representatives of Mayer Brown for review.

On August 14, 2024, representatives of Mayer Brown exchanged emails with executive management of the Company, or “Company management,” to discuss tax and corporate matters relating to the transaction.

Between August 15 and August 19, 2024, representatives of Mayer Brown exchanged initial due diligence request lists with representatives of Foley on behalf of their respective clients to begin the diligence stage of the transaction.

On August 22, 2024, representatives of Foley confirmed to representatives of Mayer Brown that Chris Wall, executive producer of The Wingfeather Saga television series, had signed a non-disclosure agreement.

On August 25, 2024, TCP’s leadership team had a call with Neal Harmon of the Company to discuss vesting structure pursuant to the TCP Merger.

On August 29, 2024, representatives of Mayer Brown and Foley met telephonically to discuss the general, high-level plan for coordination on the potential transaction going forward.

On August 30, 2024, representatives of Mayer Brown provided an initial draft of the TCP Merger Agreement (for purposes of this section, the “TCP Original Merger Agreement”) to members of Company management for their review.

On September 17, 2024, representatives of Foley informed representatives of Mayer Brown that TCP had opened its virtual data room for diligence to begin, and in the days following, worked with TCP to grant access to the virtual data room to representatives of Mayer Brown.

On October 4, 2024, representatives of Mayer Brown informed representatives of Foley that the Company had opened its virtual data room for diligence to begin, and in the days following, worked with the Company to grant access to the virtual data room to representatives of Foley. Following this communication, representatives of Mayer Brown met telephonically with members of Company management for a high-level discussion regarding the process of reviewing the TCP Original Merger Agreement draft.

On October 10, 2024, representatives of Foley provided representatives of Mayer Brown with a list of shareholders of Shining Isle Productions, owner of the intellectual property rights to The Wingfeather Saga television series and current licensor of said rights to TCP.

On October 24, 2024, representatives of Foley met telephonically with representatives of Mayer Brown to discuss and negotiate deal points, including the existence of outstanding options in TCP, the vesting of TCP’s option awards, TCP’s handling of taxes for equity grants, units remaining in TCP’s option pool, compensatory interests, TCP’s treatment as a corporation for tax purposes, potential outstanding TCP warrants and the potential need for joint written consents. Following this meeting, representatives of Mayer Brown conveyed their findings to members of Company management and further discussed the points raised in the meeting.

On October 28, 2024, representatives of Mayer Brown updated the TCP Original Merger Agreement to include the Company reserving shares for issuance to TCP service providers and provided the update TCP Original Merger Agreement draft to members of Company management for the Company’s review. On October 30, 2024, representatives of Mayer Brown shared a working draft of the form of the TCP Key Operator Stock Restriction Agreement with members of Company management.

On November 27, 2024, lead investor and long-time advisor Jason Melton was invited to join the TCP Board and accepted.

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During November 2024, Mayer Brown and Company management engaged in discussions and exchanged drafts of the TCP Original Merger Agreement and TCP Key Operator Stock Restriction Agreement in preparation to provide initial drafts to the business principals of TCP and Foley. On December 11, 2024, a representative of Company management sent an initial draft of the TCP Original Merger Agreement to the business principals of TCP.

On December 19, 2024, representatives of the Company, TCP, Mayer Brown and Foley met telephonically to discuss the draft TCP Original Merger Agreement, the TCP Key Operator Stock Restriction Agreement and the status of other ancillary documents and the transaction generally.

During January and February 2025, representatives of Mayer Brown and Company management continued to finalize the terms of the TCP Key Operator Stock Restriction Agreement and prepare it to be delivered to the TCP business principals and Foley for their review and comment. On March 14, 2025, representatives of Mayer Brown provided representatives of Foley with the initial draft of the TCP Key Operator Stock Restriction Agreement.

On April 8, 2025, a representative of TCP provided a draft of a “Creative Constitution” as a preliminary document dealing with matters of creative control of The Wingfeather Saga television series. Thereafter, representatives of Mayer Brown and members of Company management reviewed and discussed the draft of the "Creative Constitution” and other creative control matters.

On April 15, 2025, investor and advisor Will Cook was invited to join the TCP Board and accepted.

On May 8, 2025, representatives of Company management and TCP met in person to discuss key deal terms, including the draft of the “Creative Constitution” and creative control generally, clawback terms and related performance metrics and protections for the TCP team.

On June 7, 2025, representatives of Foley provided representatives of Mayer Brown a revised draft of the TCP Original Merger Agreement reflecting TCP’s comments, which included revisions to the indemnification provisions and the Company’s representations and warranties. In the same correspondence, Foley provided a revised draft of the TCP Key Operator Stock Restriction Agreement, which included revisions to the clawback mechanics, dispute mechanics, performance metrics, consequences for failure to achieve such metrics and a proposal to create an oversight committee to handle creative control matters.

On August 15, 2025, Andrew Peterson consented to the transfer and assignment by Shining Isle Productions to TCP of the License Agreement, dated October 11, 2016, between Shining Isle Productions and Andrew Peterson (as amended, the “TCP License Agreement”), and all amendments, modifications and addendums thereto, pursuant to which Andrew Peterson granted an exclusive license of animation rights to produce The Wingfeather Saga television series.

On August 22, 2025, representatives of Foley met telephonically with representatives of Mayer Brown to discuss issues surrounding the chain of title to The Wingfeather Saga television series intellectual property, the need for an assignment agreement between Shining Isle Productions and TCP with documented prior written consent of Andrew Peterson as the licensor and author. On August 26, 2025, representatives of Foley provided the prior written consent of the licensor and author to representatives of Mayer Brown.

On September 11, 2025, the Company completed its de-SPAC merger.

On September 23, 2025, the TCP Board met for their quarterly meeting. No new timing was given for the merger, other than the update that Ajay Madhok would not run point on the mergers in the queue for the Company. The TTS Merger was slated as the first merger, with the others following thereafter. At this point, it was not contemplated that multiple mergers would happen simultaneously.

On September 29, 2025, representatives of Mayer Brown provided a spreadsheet breakdown of the economics of the transaction to representatives of Foley.

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On November 4, 2025, representatives of Mayer Brown and Company management corresponded about the material terms and considerations regarding the drafts of the TCP Original Merger Agreement and TCP Key Operator Stock Restriction Agreement received from Foley on June 7, 2025.

On November 6, 2025, while at the season three premiere, Neal Harmon provided an update to Chris Wall that the TCP Merger would most likely take place in the new year.

On November 11, 2025, representatives of Mayer Brown provided to Foley an updated draft of the TCP Original Merger Agreement, which included changes to, among other things, (i) payment mechanics involving an exchange agent, (ii) certain closing deliverables of the Company, (iii) representations and warranties of the Company, (iv) disclosure schedule delivery, including that the disclosure schedules may be updated post-signing for informational purposes only, and such updates will not prevent or cure any misrepresentation or breach of warranty or covenant and (v) the indemnification provisions, to restore the indemnification obligations of the TCP Key Operators. In that same correspondence, Mayer Brown also provided Foley with an updated draft of the TCP Key Operator Stock Restriction Agreement, which included, among other things, (i) revisions to the clawback mechanics and related dispute procedures, (ii) the removal of the creative oversight committee concept for creative control matters in favor of TCP retaining creative control over The Wingfeather Saga television series subject to customary Board and Company officer approval, (iii) the inclusion restrictive covenants applicable to the TCP Key Operators, including non-competition and non-solicitation covenants and (iv) revisions to the performance metrics related to the clawback.

On November 12, 2025, the TCP Board met to discuss Neal Harmon’s call on Monday evening, which asked to advance the TCP Original Merger Agreement to signature by Friday, November 14, 2025, so the Company could include this acquisition as part of a series of content acquisitions they were making. The TCP Board was in agreement to move forward and advance the TCP Original Merger Agreement. Following the meeting, the merger documents were socialized with the TCP Board. Jason Melton provided detailed feedback to three areas of the TCP Original Merger Agreement, with overall feedback that he did not see any big issue and confirmed continued support to move forward.

On November 13, 2025, members of Company management and representatives from TCP met telephonically to negotiate post-closing liability. Subsequently, representatives of Mayer Brown and members of Company management discussed the proposals and other matters covered in the meeting. Additionally, representatives of Mayer Brown provided representatives of Foley with an updated draft of the TCP Key Operator Stock Restriction Agreement with proposed language to align both the Company’s and TCP’s expectations on performance metrics. On the afternoon of the same date, Foley terminated its representation of TCP with respect to the transaction. Later that afternoon, a representative of TCP provided an initial draft of the disclosure schedule to the TCP Original Merger Agreement (the “TCP Disclosure Schedule”) to representatives of Mayer Brown, noting that it was incomplete. A representative of Mayer Brown later provided a draft of an Intellectual Property Assignment Agreement confirming appropriate chain of title for the underlying intellectual property for The Wingfeather Saga television series. Throughout the remainder of the day, representatives of Mayer Brown, members of Company management and representatives of TCP discussed and negotiated the remaining deal points essential for signing, such as officer and manager designations, closing deliverables, key operator designations and other terms and conditions described in the TCP Original Merger Agreement. These conversations continued at a rapid pace both over e-mail and telephonically until the Company and TCP agreed to sign and release signatures on November 14, 2025.

In the days following the signing of the TCP Original Merger Agreement, TCP engaged Loeb & Loeb LLP (“Loeb”) as its corporate counsel. On November 26, 2025, representatives of Mayer Brown met with a representative of Loeb telephonically to discuss the status of the transaction. Following the meeting the representatives of Mayer Brown provided Loeb with the executed TCP Original Merger Agreement, together with the TCP Disclosure Schedules, Mayer Brown’s prior revision of the initial TCP Disclosure Schedules draft, the most recent draft of the form of TCP Key Operator Support Agreement, the most recent draft of the TCP Key Operator Stock Restriction Agreement and draft addendum to the TCP Key Operator Stock Restriction Agreement.

On December 3, 2025, representatives of Mayer Brown and Loeb met telephonically to continue updating all parties on the status of the transaction.

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On December 4, 2025, a representative of Foley provided TCP’s updated capitalization table to representatives of Mayer Brown.

On December 9, 2025, a representative of Foley provided Shining Isle Productions’ updated capitalization table to representatives of Mayer Brown.

On December 12, 2025, representatives of Mayer Brown provided an updated draft of the form of TCP Support Agreement incorporating comments to said form previously provided by a representative of Foley, to be signed by Mr. Starnes, Shining Isle Productions and Garrett Taylor.

On December 22, 2025, the Company executed TCP Support Agreements with Mr. Starnes, Shining Isle Productions and Mr. Taylor.

On January 13, 2026, representatives of Mayer Brown and representatives of Loeb began discussing amending the TCP Support Agreements to streamline certain merger mechanics and to attach the finalized form of TCP Key Operator Stock Restriction Agreement to the TCP Support Agreements, as contemplated by the TCP Support Agreements. On January 17, 2026, representatives from Mayer Brown sent a revised version of the form of TCP Key Operator Stock Restriction Agreement to Loeb.

Thereafter, Company management and representatives from TCP agreed to forgo the amendment to the TCP Support Agreements. In place of such amendments, TCP, the Company and the TCP Key Operators agreed to enter into a letter agreement (the “TCP Letter Agreement”) clarifying the appropriate merger mechanics and attaching the finalized forms of TCP Key Operator Stock Restriction Agreements. It was also agreed during this process that Shining Isle Productions would execute a separate form of TCP Key Operator Stock Restriction Agreement with revisions related to Shining Isle Productions’ status as an entity rather than an individual, among other things.

Company management and representatives from TCP further agreed to amend and restate the TCP Original Merger Agreement to, among other things, (i) change the structure from a reverse merger to a forward merger, resulting in the Angel TCP Merger Sub becoming the surviving company, (ii) extend the Outside Date (as defined in the TCP Original Merger Agreement) to July 31, 2026, and (iii) clarify certain provisions related to the TCP Key Operators.

In mid-January 2026, Company management, Andrew Peterson and TCP discussed proposed changes to the TCP License Agreement. On February 12, 2026, representatives of Mayer Brown sent to Loeb a draft amended and restated TCP License Agreement (the “TCP A&R License Agreement”), which incorporated the negotiations and changes discussed among the business principals.

On February 22, 2026, representatives of Mayer Brown provided to Loeb (i) a draft amended and restated TCP Original Merger Agreement (for purposes of this section, the “TCP A&R Merger Agreement”), (ii) form of TCP Key Operator Stock Restriction Agreement for the TCP Key Operators who are individuals, (iii) form of TCP Key Operator Stock Restriction Agreement for Shining Isle Productions, and (iv) a draft TCP Letter Agreement.

On March 13, 2026, representatives of Loeb provided Mayer Brown with a revised draft of the TCP A&R License Agreement with changes to the license scope, intellectual property ownership, creative input and economics. On March 20, 2026, representatives of Mayer Brown provided Loeb a revised draft of the TCP A&R License Agreement negotiating the above-mentioned terms.

On March 14, 2026, representatives of Loeb provided representatives of Mayer Brown a revised draft of the (i) TCP A&R Merger Agreement, which included revisions to the indemnification provisions and minor adjustments to certain defined terms, and (ii) TCP Key Operator Stock Restriction Agreement for Shining Isle Productions, which included revisions to the clawback provisions, performance metrics and other covenants of Shining Isle Productions as a TCP Key Operator.

On March 25, 2026, representatives of Mayer Brown provided Loeb a revised draft of the (i) TCP A&R Merger Agreement with minor revisions related to the new forward merger structure, (ii) TCP Key Operator Stock Restriction Agreement for Shining Isle Productions with revisions to the clawback provisions and performance metrics.

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On April 1, 2026, the Company and TCP agreed on substantially the final form of TCP A&R Merger Agreement. Representatives of Loeb also provided Mayer Brown a revised draft of the TCP Key Operator Stock Restriction Agreement for TCP Key Operators that are individuals, which included revisions to the clawback provisions. On April 13 and 21, 2026, Mayer Brown provided revised drafts of the TCP Key Operator Stock Restriction Agreements to Loeb implementing changes resulting from discussions among TCP and Company management. On April 23, 2026 Loeb provided final comments to the TCP Key Operator Stock Restriction Agreements which the Company found acceptable.

On April 2, 2026, representatives of Loeb provided Mayer Brown with a revised draft of the TCP A&R License Agreement with additional changes to the license scope and economics. On April 13, 2026, representatives of Mayer Brown sent Loeb a revised draft of the TCP A&R License Agreement with changes to the economics proposed in the preceding draft. On April 24, 2026, Mayer Brown provided Loeb with additional comments to the TCP A&R License Agreement revising economics, audit rights and creative input provisions. On April 29, 2026, Loeb confirmed the changes to the TCP A&R License Agreement were acceptable.

Thereafter, Angel, the Company and Andrew Peterson resumed negotiations of certain terms of the TCP A&R License Agreement, including the license scope and economics. On May 18, 2026, representatives of Mayer Brown provided Loeb with a revised draft of the TCP A&R License Agreement reflecting those negotiations, including a Class A Common Stock Purchase Agreement between Angel and Andrew Peterson, pursuant to which Andrew Peterson would receive 100,000 shares of Class A Common Stock in consideration of the TCP A&R License Agreement.

On May 28, 2026, representatives of Mayer Brown provided Loeb with a revised draft of the TCP A&R Merger Agreement with edits clarifying that the new TCP A&R License Agreement would replace the previously required confirmation of assignment.

On June 10, 2026, representatives of Loeb provided Mayer Brown with a revised draft of the TCP A&R Merger Agreement reflecting updates to the capitalization of TCP.

On June 15, June 16, June 17, and June 19, 2026, further drafts of the TCP A&R License Agreement were circulated between Mayer Brown and Loeb, reflecting negotiations among the business principals regarding the license scope, options to Reserved Rights (defined in the TCP A&R License Agreement) and related economics, with the final version being found acceptable to both parties.

On June 22, 2026, representatives of Mayer Brown provided Loeb with a revised draft of the TCP A&R Merger Agreement extending the Outside Date to October 31, 2026. TCP found this change acceptable and Loeb provided minor non-substantive edits.

Between June 24, 2026 and June 29, 2026, representatives of Mayer Brown and Loeb revised the draft TCP A&R Merger Agreement to clarify the consideration to be payable at closing. After discussions with TCP and the Company, each party found these clarifications acceptable.

On June 29, 2026, the Company, TCP and the TCP Key Operators executed the TCP A&R Merger Agreement and the TCP Letter Agreement.

Background of the TTS Merger

As part of the Company’s ongoing consideration and evaluation of its long-term strategic goals and plans, the Board and members of the Company’s senior management team regularly review, consider and assess the Company’s operations, financial performance, future growth prospects and strategic plans and consider strategic opportunities available to the Company, taking into account various factors, including the business, competitive, regulatory, financing and economic environments and developments in the Company’s industry. These reviews have included discussions of potential opportunities for business combinations, acquisitions and other financial and strategic alternatives, as well as the potential benefits and risks of such opportunities compared to the risks and benefits of the Company continuing to execute on its strategy as a standalone company. The following is a summary of the key events leading up to the signing of the TTS Merger Agreement and key meetings, negotiations, discussions and actions by and between the Company and TTS and their respective advisors that preceded the public announcement of the TTS Merger; it does not purport to catalogue every conversation or interaction among representatives of the Company, TTS and other parties.

Since the airing of the first episode on October 21, 2021, the Company has distributed the family-focused television series, Tuttle Twins, produced by TTS, on its platform. Mr. Daniel Harmon, a co-founder of the Company, is also the President of TTS and showrunner of the Tuttle Twins television series. Beginning in approximately June 2023, executive officers of the Company, or “Company management,” approached executive officers of TTS, or “TTS management,” about the possibility of a strategic transaction or acquisition between the Company and TTS.

Beginning in 2022, the TTS Managers and management team, periodically discussed potential long-term strategic options for TTS, including the possibility of a closer strategic relationship or business combination with the Company.

On May 13, 2022, at a meeting of TTS Managers, the TTS Managers reviewed the Company’s then-current investment proposal for season 2 of the Tuttle Twins television series and discussed the Company’s expressed interest in eventually consolidating the Tuttle Twins television series with other Company-related intellectual property under a single structure, as well as the potential for a longer-term “buyout agreement” and earlier liquidity for TTS Unitholders.

Over the remainder of 2022 and into 2023, the TTS Managers continued to review TTS’s operating performance and capital needs, and considered various financing and strategic alternatives in light of market conditions, the Company’s growth and monetization strategies, and the preferences of TTS Unitholders. These discussions included evaluation of continuing as a stand-alone company funded by Regulation Crowdfunding and Regulation D offerings, exploring additional sponsor and licensing opportunities, and considering future scenarios in which the Company would acquire all of the TTS Units.

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On June 26, 2023, Jordan Harmon sent a preliminary acquisition proposal to the Board based on TTS’s success as the most-watched television series on the Company’s platform at the time and the belief that the acquisition would enable the Company to compete more effectively in delivering values-driven storytelling and family-focused content to Angel Guild members and customers.

On July 11, 2023, Jordan Harmon sent a formal acquisition proposal to the Board.

On May 1, 2023, the Company sent an initial draft of the TTS Term Sheet to TTS management.

On May 15, 2023, TTS initially paused negotiations, citing aggressive terms in the proposal. Shortly after pausing negotiations, TTS management reengaged with the Company and negotiations continued.

Throughout late July and early August 2023, the Company, working with representatives of Mayer Brown, began preparing a confidential and nonbinding term sheet (the “TTS Term Sheet”) in connection with the Company’s potential acquisition of the production of the Tuttle Twins television series and its accompanying intellectual property, revenue, production processes and contracts. In order to maintain the current pace of production, the Company sought approval from the Company’s Board of the acquisition on August 5, 2023. Mr. Jordan Harmon, co-founder and president of the Company, circulated an email to the Company’s Board outlining high-level terms of the acquisition. Several members of the Board then asked questions and proposed edits to the TTS Term Sheet, which were incorporated into the TTS Term Sheet by representatives of Mayer Brown. Key deal terms included (i) buying out TTS Unitholders, excluding TTS Key Operators, with approximately 50% cash and 50% Angel Legacy Class C Common Stock at $14.18 per share, (ii) the Company paying TTS’s operating expenses in good faith that a deal would consummate, and, upon failure to consummate a deal, any money paid to TTS would convert into TTS Preferred Units at $1.16 per share, (iv) permitting Libertas Institute, the owner of the TTS intellectual property, to buy TTS merchandise from the Company at a discount from the merchandise’s manufacturer’s suggested retail price and (iii) placing stock restrictions on certain TTS Key Operators’ existing shares to vest contingent upon timely delivery of Tuttle Twins television series episodes in seasons three and four and maintained quality control. Upon receipt of the TTS Term Sheet, the Company and TTS negotiated material changes that contemplated (i) threshold caps for the operating expenses, (ii) a salary cap for Mr. Daniel Harmon with cost of living increases, with incentives negotiated separately and (iii) that Libertas Institute’s ability to buy TTS merchandise would be subject to a discount negotiated by the parties. The TTS Term Sheet also conditioned the TTS Merger, among other customary conditions, upon confirmation of the chain of title to the Tuttle Twins book series.

On August 10, 2023, after consultation with its advisors, TTS entered into the non-binding TTS Term Sheet with the Company that outlined key economic and structural terms for a potential acquisition of TTS by the Company, including a mix of cash and Company equity consideration for TTS Unitholders (other than certain TTS Key Operators), the Company’s commitment to provide working capital financing to TTS in good faith pending a potential transaction, and a mechanism for converting any such financing into TTS Preferred Units at a fixed price per unit if a definitive transaction were not completed by an agreed outside date.

The TTS Managers and TTS management reviewed and discussed the TTS Term Sheet, including its implications for TTS Unitholders, TTS Key Operators and employees, and the Tuttle Twins television series brand and intellectual property. In evaluating whether to proceed, the TTS Managers considered, among other things, TTS’s capital requirements to complete additional seasons of the Tuttle Twins television series, the challenges of raising additional capital solely through Regulation D and Regulation Crowdfunding offerings in the then-current market environment, and the benefits and risks of aligning more closely with the Company as both TTS’s primary distribution partner and a prospective acquirer.

From TTS’s perspective, the TTS Term Sheet provided a path to secure the funding needed to continue production of the Tuttle Twins television series, align more closely with the Company as its primary distribution and marketing partner and create a potential liquidity opportunity for TTS Unitholders, all while preserving TTS’s creative leadership and clarifying the ownership and licensing of the Tuttle Twins intellectual property.

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The TTS Term Sheet draft generated additional questions from the Company’s Board. In response, Company management updated the TTS Term Sheet to include clarity to the TTS Key Operators’ clawback and vesting schedules and sent an email to the Board on August 18, 2023, detailing the changes and disclosing that certain members of Company management, either directly or indirectly, held TTS Units. Members of the Board had also previously expressed the desire to have the Company commit to fundraise to support the potential TTS acquisition, and in such email Company management agreed to prioritize raising capital.

On August 23 and 24, 2023, the Board approved the TTS Term Sheet.

On August 17, 2023, the Company formally engaged Mayer Brown as its outside legal advisor to represent the Company in the acquisition of TTS.

The initial promissory note was dated August 29, 2023 in the amount of $300,000, followed by additional monthly promissory notes throughout 2024, 2025 and 2026 in the approximate amounts of $300,000, varying to meet TTS’ specific monthly financial obligations, each bearing an annual interest rate of 7%, requiring no cash payments prior to maturity and providing the Company or its affiliate the right to convert outstanding principal and accrued interest into TTS Preferred Units at a fixed conversion price per TTS Preferred Unit.

On September 13, 2023, representatives of Mayer Brown met telephonically with Company management to discuss the potential transaction, including due diligence of TTS and the deal structure of the potential transaction. In the days following, representatives of Mayer Brown, including representatives specializing in corporate securities and tax law, analyzed potential deal structures and the implications of each and counseled the Company.

On September 19, 2023, the Company sent a due diligence request list to TTS.

In early October 2023, representatives of Mayer Brown drafted a promissory note to paper the working capital payments the Company would make to TTS, as contemplated by the TTS Term Sheet. Mr. Patrick Reilly, Chief Financial Officer of the Company, sent the form of promissory note to representatives of TTS . The parties then agreed on the form of promissory note. Each month thereafter, the Company and TTS executed a new promissory note to reflect the monthly payments from the Company to TTS.

TTS management received quarterly updates from TTS’s fractional chief financial officer, Trent Servoss, regarding the outstanding balance of the promissory notes, their terms and their impact on TTS’s liquidity and capital structure, and discussed the promissory notes in connection with TTS’s ongoing negotiations with the Company. In assessing the promissory notes’ structure, the TTS Managers and TTS management considered, among other things, the availability and terms of alternative financing options, including additional Regulation D offerings, sponsor advances and cost reductions (including potential production slowdowns), and TTS’s desire to avoid dilutive “down-round” financings at valuations that TTS believed did not reflect its viewership growth and brand trajectory.

On September 29, 2023, Ms. Jordyn Curley, Chief Operating Officer of TTS, provided Mr. Jordan Harmon access to a data room in connection with the Company’s due diligence on TTS.

On October 16, 2023, representatives of Mayer Brown met telephonically with members of TTS management and representatives of legal counsel for TTS, including Afissio Law, for the first time and discussed the diligence process and requested documents. Following that meeting, on October 19, 2023, Ms. Curley provided updated due diligence materials to Company management and representatives of Mayer Brown. Representatives of Mayer Brown established a data room into which TTS began depositing documents and the Company began to conduct due diligence.

On November 21, 2023, members of Company management and TTS management met telephonically to discuss the ownership of the Tuttle Twins intellectual property, as confirmation of chain of title was a condition precedent to the TTS Merger as contemplated in the TTS Term Sheet. The parties determined that it was necessary to enter into a new license agreement (the “TTS IP Licensing Agreement”) with the creators of the Tuttle Twins television and book series, Mr. Connor Boyack and Mr. Elijah Stanfield, because Libertas Institute, a non-profit corporation whose President is Mr. Boyack, had previously owned the Tuttle Twins intellectual property but had since transferred the rights to TTHC, a new holding company owned by Mr. Boyack and Mr. Stanfield. Following the call, Company management coordinated with representatives of Mayer Brown to begin drafting the TTS IP Licensing Agreement.

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Following such meeting, the Company and TTS, together with their respective legal advisors, focused on documenting the TTS IP Licensing Agreement covering the Tuttle Twins franchise. Representatives of Mayer Brown reviewed the chain of title for the Tuttle Twins intellectual property, including the initial licensing arrangements among Libertas Institute, TTHC and TTS, and provided comments on successive drafts of the TTS IP Licensing Agreement to align the structure with the contemplated merger and the Company’s broader content strategy. Over the course of 2024 and 2025, representatives of Mayer Brown and TTS’s counsel engaged with Connor Boyack, the creator and co-owner of the Tuttle Twins intellectual property, with TTS’s counsel acting as an intermediary to relay comments and proposed revisions to the TTS IP Licensing Agreement between the Company and Mayer Brown, on the one hand, and Mr. Boyack, on the other hand. During this period, Mr. Boyack also participated in direct discussions with Jeffrey Harmon of the Company regarding the scope of rights to be licensed, quality-control protections, and the treatment of future projects and media formats under the TTS IP Licensing Agreement. This process culminated in the signing of the TTS IP Licensing Agreement on November 13, 2025.

On November 29, 2023, representatives of legal counsel for TTS provided representatives of Mayer Brown updated due diligence materials. TTS has continued to provide Mayer Brown with due diligence materials into 2026, including updated cap tables and manager consents.

In late October 2023, representatives of Mayer Brown began drafting the TTS Merger Agreement (for purposes of this section, the “TTS Original Merger Agreement”), as provided for in the TTS Term Sheet. Representatives of Mayer Brown engaged in calls and email communications with Company management to discuss the terms of the draft agreement and several drafts were exchanged between the Company and representatives of Mayer Brown, including representatives who specialized in securities law, tax, employment law and intellectual property transactions. On December 15, 2023, the Company sent an initial draft of the TTS Original Merger Agreement to TTS. On December 20, 2023, after discussing with the Company, a representative of Mayer Brown contacted representatives of legal counsel for TTS to propose that TTS amend its operating agreement to lower the voting member approval threshold needed to approve a potential merger to holders of at least 60% of the then-outstanding TTS Common Units rather than a unanimous approval of the members of TTS. On December 22, 2023, representatives of legal counsel for TTS responded that they agreed with the proposed amendment and would communicate such amendment to the TTS Managers the following week and representatives of legal counsel for TTS sent representatives of Mayer Brown a draft of the amended TTS Operating Agreement on or about January 27, 2024, which reflected the aforementioned voting approval threshold change. The TTS Managers approved the amendments to the TTS Operating Agreement outside of a formal meeting.

Representatives of Mayer Brown substantially agreed to the substance of such changes and made other nonmaterial edits as reflected in a draft sent to representatives of legal counsel for TTS on February 16, 2024. After deliberation, the proposed amendments to the TTS Operating Agreement were approved by the TTS Managers in a board meeting held on February 28, 2024.

On January 2, 2024, Mr. Jordan Harmon sent an initial draft of the TTS Original Merger Agreement to executive officers of TTS and representatives of legal counsel for TTS. Most points contemplated in this draft were reflected in the TTS Term Sheet, but modifications and clarifications included (i) allocating any downward adjustment to the TTS Key Operators, (ii) including a director and officer tail insurance requirement for six years and classifying the insurance premium as a “Company Transaction Expense,” (iii) addressing the Key Operator performance-related clawback concept in a separate stock restriction agreement and (v) addressing the intellectual property license issues in the TTS IP Licensing Agreement.

Simultaneously with the TTS Original Merger Agreement, Mr. Jordan Harmon sent to the TTS executive officers and to the legal counsel of TTS an initial draft of a confidentiality agreement, as Mr. Reilly and representatives of Mayer Brown had previously discussed that the Company and TTS had not entered into a nondisclosure agreement during TTS Term Sheet negotiations. The agreement contained customary confidentiality provisions and had a two-year term. On or about February 24, 2024, the Company and TTS entered into the confidentiality agreement, which was deemed effective as of August 10, 2023.

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On January 10, 2024, representatives of Mayer Brown also began drafting the form of TTS Key Operator Stock Restriction Agreement contemplated in the TTS Original Merger Agreement to govern how TTS Key Operators’ Angel Legacy Class C Common Stock would be vested or forfeited, as the case may be, in the potential acquisition. Key terms not addressed in prior negotiations or the TTS Term Sheet included (i) if the TTS Key Operator voluntarily terminates its service provider relationship with the Company, all shares subject to the clawback are forfeited, (ii) if the TTS Key Operator’s service provider relationship with the Company is terminated for cause, all shares subject to clawback are forfeited and (iii) if the TTS Key Operator is terminated for other reasons, all shares that met clawback requirements would keep vesting per the performance metrics and any other shares are forfeited.

Beginning on January 3, 2024, with the assistance of its legal counsel, TTS prepared an initial draft of the disclosure schedules to the TTS Original Merger Agreement (the “TTS Disclosure Schedules”) based on information gathered from TTS management, including its financial records, capitalization table and prior board materials. Over the ensuing months, representatives of Mayer Brown and TTS’s counsel engaged in an iterative process of revising the TTS Disclosure Schedules, during which TTS’s counsel worked with TTS management to clarify factual disclosures, respond to follow-up diligence questions and incorporate additional detail requested by Mayer Brown regarding TTS’s capitalization, contracts, intellectual property, employee and contractor matters and other exceptions to the representations and warranties in the TTS Original Merger Agreement. TTS generated updates and revisions to the TTS Disclosure Schedules in April and September 2024 regarding capitalization, material agreements, intellectual property and employment matters. Further updates and revisions were made to the TTS Disclosure Schedules in February and November 2025, including information about TTS’ financials, equity grants and insurance. This activity was accompanied by dozens of documents uploaded by TTS’s counsel to a data room created and maintained by Mayer Brown. As the transaction approached signing in November 2025, Mayer Brown prepared a near-final form of the TTS Disclosure Schedules that reflected these revisions, which TTS and its counsel reviewed against TTS’s internal records and then accepted with only limited clarifying changes, resulting in the final TTS Disclosure Schedules delivered at signing.

On or about February 14, 2024, TTS’s counsel met with TTS management to review the draft TTS Original Merger Agreement, a new TTS IP Licensing Agreement for the Tuttle Twins franchise and amendments to the TTS Operating Agreement required to implement the contemplated transaction. Among other things, TTS’s counsel and TTS management acknowledged the need to properly document the chain of title for the Tuttle Twins intellectual property, including the assignment of rights from Libertas Institute to TTHC, and to align the license structure and equity ownership with the economic arrangements contemplated by the potential TTS Merger.

On February 16, 2024, representatives of Mayer Brown sent responsive drafts of the TTS IP Licensing Agreement, amended and restated operating agreement of TTS and the TTS Merger consideration calculations to representatives of legal counsel for TTS. Mayer Brown’s draft of the amended and restated operating agreement of TTS was substantially the same as the previous draft, but modifications to the TTS IP Licensing Agreement included (i) a covenant that the Company would maintain quality control in its use of the intellectual property, (ii) a covenant that Mr. Boyack would maintain all registrations for the licensed intellectual property, (iii) mutual representations and warranties that the performance of the TTS IP Licensing Agreement is valid and duly authorized and (iv) representations for Mr. Boyack that he was the owner of the right, title and interest to the licensed intellectual property and could license such rights to the Company.

On February 23, 2024, representatives of Mayer Brown and representatives of legal counsel for TTS met telephonically to discuss the status of the TTS Original Merger Agreement, TTS IP Licensing Agreement and open diligence matters. On February 28, 2024, representatives of legal counsel for TTS relayed Mr. Boyack’s comments to representatives of Mayer Brown. Mr. Boyack (i) asserted that the intent of the parties was for his holding company, as the licensor, to retain all rights not granted under the TTS IP Licensing Agreement as well as the ability to use the Tuttle Twins television and book series characters created by TTS in Mr. Boyack’s future books, (ii) clarified the equity interest ownership and (iii) said that he would like to stay silent on the price that he could buy back Company-created Tuttle Twins merchandise, as those prices set by the Company are subject to change.

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On February 28, 2024, the TTS Managers received an update from TTS management and its advisors on the status of the proposed TTS Merger, including the need to amend the TTS Operating Agreement to, among other things, increase the number of authorized TTS Preferred Units and adjust approval thresholds to facilitate the TTS Merger. At that meeting, following discussion, the TTS Managers approved an amendment of the TTS Operating Agreement to reflect these changes, subject to finalization of the related transaction documents. The TTS Managers also discussed related items required for the potential TTS Merger, including TTS’s ongoing Regulation Crowdfunding reporting obligations, the status of the promissory notes with the Company, the need to finalize the TTS IP Licensing Agreement with TTHC and the preparation of ancillary transaction agreements and an integration plan.

On March 1, 2024, representatives of Mayer Brown and representatives of TTS met telephonically and discussed the transaction process logistics and outstanding due diligence items. TTS’s counsel met telephonically that same day with TTS management regarding TTS’s merger-related disclosures.

In parallel with the legal documentation process, TTS management, legal counsel of TTS and representatives of Mayer Brown prepared a detailed merger consideration calculator that modeled the allocation of the cash and stock consideration among TTS Unitholders and TTS Key Operators based on the TTS capitalization table as of October 10, 2023 and subsequent updates. Using this model, the parties reviewed different scenarios to confirm the operation of the liquidation waterfall, the treatment of the promissory notes with the Company, the impact of TTS’s Regulation Crowdfunding and Regulation D investors and the effect of various assumptions on the number of Company equity shares that would be issued to particular groups of TTS Unitholders.

On March 6, 2024, representatives of legal counsel for TTS sent representatives of Mayer Brown a revised draft of the TTS Original Merger Agreement. Material comments to the TTS Original Merger Agreement included (i) naming Daniel Harmon as the unitholder representative, (ii) removing TTS’s responsibility to stand by the calculations in the closing consideration schedule, (iii) removing “sandbagging” language, (iv) replacing the Company’s indemnification by certain TTS Key Operators to indemnification by the surviving company, which would be the newly formed Angel Tuttle Merger Sub, (v) implementing a materiality scrape and (vi) requiring that any indemnification for losses be satisfied first out of any insurance proceeds. Following the receipt of the TTS Original Merger Agreement draft, representatives of Mayer Brown, including their intellectual property, tax and benefits teams, engaged in several calls and email communications with the Company to discuss terms of the draft TTS Original Merger Agreement and to provide responses.

On April 2, 2024, representatives of Mayer Brown, representatives of legal counsel for TTS and Mr. Boyack met telephonically to discuss the TTS IP Licensing Agreement and details surrounding the intellectual property chain of title.

On April 4, 2024, TTS management and legal counsel for TTS met with Connor Boyack for purposes of conveying potential revisions to the draft TTS IP Licensing Agreement proposed by Mayer Brown.

On April 19, 2024, a representative from legal counsel for TTS sent representatives of Mayer Brown an initial draft of a proposed integration plan, which would govern the operations of TTS during the acquisition and transition process.

On April 23, 2024, Company management informed representatives of Mayer Brown via email that they intended to put the TTS transaction on hold, as the Company decided it wanted to prioritize raising capital at such time. Representatives of legal counsel for TTS also received the same message from TTS. TTS management and legal counsel paused work on the TTS Merger at this time.

On August 30, 2024, TTS management requested that representatives of legal counsel for TTS resume working on the acquisition. The Company separately confirmed the same with representatives of Mayer Brown, and both legal counsels met telephonically on September 10, 2024 and resumed negotiating and drafting the transaction documents.

TTS has used equity-based incentives as an ongoing tool to compensate and retain key creative talent on the Tuttle Twins television series, including directors and other core contributors, through grants of restricted TTS Common Units that vest over time. As reflected in TTS’s capitalization table, which were regularly shared with the Company in the form of updated capitalization tables, units have been granted on an episode-by-episode and season-by-season basis to directors and other talent (for example, per-episode grants to directors such as Tyler Stevens, Kelly Vrooman and Nick Ritter and pooled grants to production entities such as Elephant Season), with vesting schedules that typically commence upon the start of work and then vest in monthly installments over a multi-year period, often tied to continued service on the show. These equity grants occur alongside cash compensation and overlap from season to season as new grants are made for later episodes while earlier grants continue to vest, resulting in a rolling program under which TTS regularly updates its option and talent-equity pool, monitors remaining available units. Approximately 303,371 TTS Common Units were granted in October 2024 to coincide with completed production.

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In November 2024, progress on the potential TTS acquisition and transaction documents slowed because the Company was drafting an SEC filing for their de-SPAC merger. During this period through January 2025, representatives of Mayer Brown coordinated with certain principals at the Company to work on the transaction documents. TTS management and legal counsel again paused work on the TTS Merger during this time.

On February 8, 2025, representatives of legal counsel for TTS sent a draft of the TTS IP Licensing Agreement to representatives of Mayer Brown and a member of Company management. Prior to receiving this draft, representatives of Mayer Brown had been revising the TTS IP Licensing Agreement and sent those revisions to the Company on February 7, 2025. Such revisions (i) allowed for TTS or the Company to use the intellectual property for graphic novels and activity workbooks and (ii) introduced that TTS or the Company’s use of the intellectual property must be consistent with a creative constitution set forth in the agreement, and that the Company would consider Mr. Boyack’s oversight in good faith. On March 28, 2025, representatives of Mayer Brown sent drafts of the TTS Original Merger Agreement, TTS IP Licensing Agreement and form of TTS Key Operator Stock Restriction Agreement to representatives of legal counsel for TTS. Key changes to the TTS Original Merger Agreement included (i) requiring the Company to file with the SEC this Registration Statement, of which this Prospectus forms a part, on Form S-4, (ii) removing the post-closing consideration adjustment concepts and (iii) requiring the TTS Key Operators, rather than the Angel Tuttle Merger Sub, to indemnify the Company, (iv) removing the concept that any indemnification payments would be paid first out of available insurance proceeds and (v) adding the concept that the aggregate maximum indemnification obligation of the TTS Key Operators would not exceed, in the aggregate, the total amount of merger consideration payable under the TTS Original Merger Agreement received by each Key Operator, except for actual fraud committed.

On May 6, 2025, representatives of legal counsel for TTS sent responsive drafts to the TTS Original Merger Agreement, TTS IP Licensing Agreement and form of TTS Key Operator Stock Restriction Agreement to representatives of Mayer Brown. Comments to the TTS Original Merger Agreement addressed nonmaterial issues, and the key modification in the TTS IP Licensing Agreement was the removal of the concept that Mr. Boyack would need TTS’s consent to grant additional licenses to the intellectual property.

Key changes to the form of TTS Key Operator Stock Restriction Agreement included (i) introducing the concept that any shares subject to performance-based vesting held by TTS Key Operators that are forfeited would be held by the Company subject to a twelve month waiting period and cumulative “break even” revenue target set forth in the waiver provision in the TTS Key Operator Stock Restriction Agreement, and such shares would be automatically cancelled in the event that such waiver provision is not met, (ii) modifying the definition of termination for “cause” to carve out instances where TTS Key Operators refused to follow Board direction relating to producing creative content pursuant to the creative constitution in the TTS IP Licensing Agreement and (iii) removing the arbitration provision. The form of TTS Key Operator Stock Restriction Agreement also made updates to reflect that the vesting and clawback performance metrics related to season three of the Tuttle Twins television series had already been met.

On September 11, 2025, the Company became publicly traded on the NYSE. After the Company completed the Business Combination, representatives of Mayer Brown and members of Company management resumed work on the TTS Original Merger Agreement, discussing economic terms of the acquisition and responses to the May 6, 2025, drafts of the transaction agreements sent by representatives of legal counsel for TTS. On September 29, 2025, representatives of Mayer Brown sent a spreadsheet describing the transaction economics to representatives of legal counsel for TTS. On October 14, 2025, representatives of the Company, TTS management, Mayer Brown and legal counsel for TTS met telephonically and discussed the transaction economics.

On November 5, 2025, representatives of Mayer Brown sent drafts of the TTS Original Merger Agreement, TTS IP Licensing Agreement and form of TTS Key Operator Stock Restriction Agreement to representatives of legal counsel for TTS. In the TTS Original Merger Agreement, key changes included adding new calculations to determine the stock consideration. In the TTS IP Licensing Agreement, the draft added that the Company desired to use the licensed intellectual property for feature-length films and other theatrical releases and for video games and other interactive content. In the form of TTS Key Operator Stock Restriction Agreement, the primary modification was to clarify that TTS Key Operators may be involved in certain outside projects without breaching the restrictive covenants in the TTS Key Operator Stock Restriction Agreement so long as they disclose such projects to the Company.

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On November 7, 2025, the Company, representatives of Mayer Brown, TTS management and representatives of legal counsel for TTS met telephonically to discuss the open matters in the transaction documents and other outstanding action items. A representative of Mayer Brown introduced the idea of putting in a clause that would allow TTS to update the TTS Disclosure Schedules, for informational purposes only and not to cure or prevent any misrepresentation, after the signing of the TTS Original Merger Agreement, in order to close the deal simultaneously with the TCP Merger, which was agreed to by TTS and representatives of legal counsel for TTS.

Later on November 7, 2025, representatives of Mayer Brown sent the form of TTS Support Agreement, to be entered into by the TTS Key Operators, to representatives of legal counsel for TTS. Legal counsel for TTS in turn sent the form to each Key Operator to review with his or her own legal counsel.

Also on November 7, 2025, representatives of legal counsel for TTS sent representatives of Mayer Brown a draft of the amended and restated operating agreement. Representatives of Mayer Brown suggested that the representatives of legal counsel for TTS make one additional change to clarify that this amended and restated operating agreement would supersede the previous operating agreement. Representatives of legal counsel for TTS accepted the proposed change and sent Mayer Brown a draft reflecting the change on November 9, 2025.

On November 8, 2025, representatives of legal counsel for TTS forwarded Mr. Boyack’s comments to the TTS IP Licensing Agreement on to representatives of Mayer Brown, who incorporated such comments and sent the draft back to representatives of legal counsel for TTS. Changes included removing the anti-assignment provision and including the recital stating that the Company and TTHC agree to negotiate the production and distribution of feature length films and other theatrical releases separately from the TTS IP Licensing Agreement.

On November 9, 2025, representatives of legal counsel for TTS sent representatives of Mayer Brown a draft of the TTS Disclosure Schedules.

On November 10, 2025, the Company, TTS management and their respective legal counsels met telephonically to discuss (i) certain terms of the TTS Original Merger Agreement, primarily regarding the indemnification obligations of the TTS Key Operators, (ii) the restrictive covenants set forth in the TTS Key Operator Stock Restriction Agreement and (iii) certain terms and further negotiations regarding the scope of the TTS IP Licensing Agreement.

Between November 11, 2025, and November 14, 2025, the Company and TTS management teams and their respective legal counsels engaged in frequent phone calls and exchanged drafts of the transaction agreements, including the TTS Original Merger Agreement, TTS IP Licensing Agreement, form of TTS Key Operator Stock Restriction Agreement, form of TTS Support Agreement, the amended and restated TTS Operating Agreement and the TTS Disclosure Schedules.

Cumulative changes of the TTS Original Merger Agreement from the November 11, 2025, draft to the final executed copy included modifying the definition of “Key Operator Stock Consideration” to add the total number of shares of Company common stock allocated to the TTS Unitholders as disclosed on the TTS Disclosure Schedules.

Cumulative changes of the TTS IP Licensing Agreement from the November 11, 2025, draft to the final executed copy included (i) allowing the Company to use the licensed intellectual property in theatrical releases, (ii) adding that as consideration for additional rights set forth in the Agreement, TTS would issue 107,452 TTS Common Units to TTHC, (ii) clarifying that new characters created by TTS will be owned by TTS and may not be used by the licensor without the express written consent of TTS and (iii) clarifying the assignment provisions.

Cumulative changes of the form of TTS Key Operator Stock Restriction Agreement from the November 11, 2025, draft to the final executed copy (i) included the concept that the TTS Key Operators will enter into a consulting agreement with and become independent contractors for the Company, (ii) added the concept that the TTS Key Operators’ unvested shares shall not be forfeited upon termination without cause and (iii) modified the non-competition provision.

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As negotiations progressed, the TTS Managers continued to receive updates from TTS management and its advisors regarding the status of the TTS Merger documentation, the Company’s financing arrangements, the proposed TTS IP Licensing Agreement with TTHC, and the anticipated impact of the transaction on TTS Unitholders, TTS Key Operators, employees and other stakeholders.

On November 13, 2025, after reviewing the final forms of the TTS Original Merger Agreement, the TTS IP Licensing Agreement with TTHC and the amended and restated TTS Operating Agreement, the TTS Managers executed written consents approving the TTS Merger and the related agreements and transactions. In connection with these approvals, TTS’s Unitholders executed written consents approving the TTS Merger and related matters as required under the TTS Operating Agreement.

Also on November 13, 2025, TTS entered into the TTS IP Licensing Agreement with TTHC that, among other things, confirmed TTHC as the licensor of the underlying Tuttle Twins intellectual property, clarified the scope of rights granted to TTS and the Company in connection with the Tuttle Twins television series and related media projects and provided for additional equity-based consideration to TTHC in connection with the grant of expanded rights.

Prior to the signing of the TTS Original Merger Agreement and the TTS IP Licensing Agreement, TTS and TTHC agreed that the 107,542 TTS Common Units, representing the compensation for the expanded rights granted to the Company and its affiliates under the TTS IP Licensing Agreement, would be approved by written consent in accordance with the TTS Operating Agreement, and that such units will be outstanding prior to the TTS Closing and will be converted into shares of Company Class A Common Stock at the TCP Closing on the same basis as other TTS Common Units and not subject to the clawback on TTS Key Operator TTS Units.

TTS and the Company do not expect the issuance of these additional TTS Common Units to affect the aggregate merger consideration payable to TTS Unitholders. This issuance is intended to allocate a portion of the existing merger consideration to TTHC as additional compensation for the expanded rights granted under the TTS IP Licensing Agreement, while preserving the economic arrangements contemplated by the TTS Original Merger Agreement.

On November 14, 2025, each of the Company, Angel Tuttle Merger Sub, TTS and Mr. Daniel Harmon executed the TTS Original Merger Agreement and each of the TTS Key Operators executed their respective TTS Support Agreements.

On January 28, 2026, the disinterested TTS Managers, by written consent with Connor Boyack abstaining, approved the issuance of 62,780 TTS Common Units to TTHC, the amount of TTS Common Units agreed to by TTHC, TTS and the Company to compensate TTHC for granting TTS expanded rights pursuant to the TTS IP Licensing Agreement. The exact amount of this TTS Common Unit issuance was determined by the Company based on the equivalent value of the Company Class A Common Stock of the expanded rights.

Libertas Institute and TTHC proposed a Unit Transfer and Assignment Agreement pursuant to which Libertas Institute would transfer to TTHC 490,000 TTS Common Units that were originally issued to Libertas Institute as consideration for the license of certain Tuttle Twins intellectual property, and TTHC would be admitted as a substitute member of TTS under the TTS Operating Agreement. This proposed intra-affiliate transfer, which is intended to qualify as a permitted transfer under the TTS Operating Agreement, is designed to align the equity ownership of TTS with the current ownership of the underlying TTS intellectual property and to ensure that the portion of the merger consideration attributable to these units would be paid directly to TTHC as the current owner of those rights. The Unit Transfer and Assignment Agreement and Joinder Agreement were executed on April 7, 2026 and approved by the TTS Managers on April 25, 2026.

On or about February 24, 2026, Mayer Brown sent counsel for TTS a draft of the amendment and restatement to the TTS Original Merger Agreement (for purposes of this section, the “TTS A&R Merger Agreement”), which extends the Outside Date (as defined in the TTS A&R Merger Agreement) for the TTS Merger to June 30, 2026 and eliminates the requirement of a showrunner agreement for Daniel Harmon as a condition of closing. On April 27, 2026, Mayer Brown sent counsel for TTS an updated draft of the TTS A&R Merger Agreement updating the Outside Date to July 31, 2026.

On June 22, 2026, Mayer Brown sent counsel for TTS an updated draft of the TTS A&R Merger Agreement further updating the Outside Date to October 31, 2026.

After consideration by the TTS Managers, including input by TTS management and legal counsel, TTS has agreed principal to the TTS A&R Merger Agreement, which was signed on June 29, 2026. In addition, TTS and the Company negotiated and agreed to revise language in the promissory notes beginning June 2026 to reflect an offset of interest accrued under the notes by royalties earned by the Tuttle Twins television series in the event the TTS Merger does not take place.

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The Company’s Purpose and Reasons for the Transactions

The Board has determined that the Merger Agreements and the Transactions contemplated thereby, including the Mergers, are advisable and in the best interests of the Company and its stockholders. In reaching this conclusion, the Board consulted with the Company’s management and its legal and financial advisors, and considered a variety of factors, including the material factors described below.

The Company has entered into Merger Agreements to acquire two of its highest-performing original series—Tuttle Twins and the Wingfeather Saga—in transactions funded with a mix of cash and stock and reflecting an aggregate purchase consideration of approximately $49 million at the then current stock price. The purpose of these Mergers is to consolidate full ownership of strategic, audience-validated intellectual property at the core of the Company’s platform, strengthen vertical integration from development through distribution and enhance long-term growth by aligning creative and economic control with demonstrated viewer engagement and member acquisition. These franchises collectively have driven more than four million hours of viewing and approximately 350,000 new Angel Guild member acquisitions since December 2024, evidencing strong, recurring demand and supporting the Company’s strategy to scale values-driven storytelling while creating durable shareholder value.

Supporting Factors

In reaching its conclusion that the Merger Agreements and the Transactions contemplated thereby, including the TCP Merger and TTS Merger, are advisable and in the best interest of the Company and its stockholders, the Board considered a number of factors that it believes support its determination, including (not necessarily in order of importance):

•	the expectation that the Mergers will enhance the long-term equity value for stockholders of the Company;

•	the expectation that the Mergers will gradually increase the Company’s expected per share value based on combined cash flows and assets;

•	the belief that the integration of each Target can be completed in a timely and efficient manner with minimal disruption to employees;

•	the belief that the Company and each Target have complementary resources, intellectual property and experienced management teams, and that the Mergers will bring significant enhanced scale to the Company’s portfolio of content and distribution assets;

•	the belief that the Transactions contemplated by each Merger Agreement were a superior alternative to the other potential strategic alternatives and operating strategies available to the Company, considering the feasibility of such alternatives, the associated risks and uncertainties and the potential stockholder value that might result from such alternatives;

•	the opinions of Economics Partners provided in writing to the effect that, as of November 1, 2025, and based on and subject to the various assumptions made, procedures followed, factors considered and qualifications and limitations described in the opinion, the merger consideration to be paid by the Company was fair, from a financial point of view, to the Company. For more information, see “Opinion of Economics Partners regarding the TCP Merger” and “Opinion of Economics Partners regarding the TTS Merger;”

•	the experience of the Company’s management team in maximizing the value proposition of its investments;

•	management’s knowledge of the Company’s business, financial condition, results of operations, industry and competitive environment;

•	the opportunity to improve the competitive position of the Company relative to other participants in the industry in which the Company and the Targets operate;

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•	the opportunity to pursue integration opportunities to enable the combined company to operate more efficiently, fund innovation and enhance customer value (including realizing meaningful synergy opportunities through consolidated content development and marketing, platform distribution efficiencies and overhead cost reductions);

•	the opportunity to explore cross marketing opportunities to better engage existing and potential customers, and to share best practices and tools, leverage top talent and create new professional growth opportunities;

•	the current and prospective business climate in which the Target operates and will continue to operate following the completion of the Mergers, including industry, economic and financial conditions;

•	the belief that the combined company will experience strengthened brand portfolios, including by extending Target brands to the Company;

•	the opportunity to maintain a prudent capital structure with sufficient liquidity to service debt, repurchase stock or make strategic investments and acquisitions; and

•	the fact that each Merger is intended to qualify as a “reorganization” under Section 368(a) of the Code for U.S. federal income tax purposes and, subject to certain limitations and qualifications, may be completed in a manner that is tax-free to the Company and its stockholders, as described in more detail in “Material U.S. Federal Income Tax Consequences.”

TCP Merger Additional Supporting Factors

•	the opportunity to add TCP’s established literary intellectual property and build on an existing audience, as the franchise is based on bestselling books with more than 1.8 million copies sold;

•	the belief that TCP provides content and brand recognition consistent with the Company’s family- and values-oriented positioning;

•	the belief that TCP can deliver significant audience engagement, given the Company’s analysis that, from December 2024 to September 2025, The Wingfeather Saga television series generated approximately 40.3 million minutes watched and an average viewing session of approximately 20.6 minutes;

•	the belief that the TCP franchise represents a scalable platform, with full ownership that may facilitate continued season development, international distribution and ancillary revenue opportunities, including licensing and consumer products;

•	the knowledge of TCP’s business, financial condition, operations, industry and competitive environment and prospects developed by the Company through its business relationship with TCP related to The Wingfeather Saga television series and during additional due diligence efforts;

•	the fact that the merger consideration includes Company Class A Common Stock and additional incentive shares be reserved for TCP service providers, supporting balance-sheet flexibility while aligning TCP incentives with post-closing performance through equity ownership;

•	the fact that the TCP Merger Agreement includes closing conditions to confirm intellectual property ownership and licensing and to enter into the Company’s customary proprietary and confidentiality agreements with key operators;

•	the fact that the TCP Key Operator Stock Restriction Agreement includes a forfeiture obligation related to Common Stock to be received by key operators pursuant to the TCP Merger if certain performance metrics fail to be achieved post-TCP Merger; and

•	the other terms and conditions of the TCP Merger Agreement and related transaction agreements.

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TTS Merger Additional Supporting Factors

•	the opportunity to acquire the Tuttle Twins television series, the most-watched television series on the Company’s platform and a cornerstone of its family programming, and the belief that the series performance over four seasons indicates sustained audience interest and franchise longevity;

•	the belief that the TTS intellectual property acquired through the TTS Merger will enable the Company to compete more effectively in delivering values-driven storytelling and family-focused content to Angel Guild members and customers;

•	the belief that the Tuttle Twins television series can deliver significant audience engagement, given the Company’s analysis that, from December 2024 to September 2025, the series generated approximately 124 million minutes watched and an average viewing session of approximately 18.2 minutes;

•	the in-depth knowledge of TTS’s business, financial condition, results of operations, industry and competitive environment and prospects developed by the Company as the primary distributor of the Tuttle Twins television series and during additional due diligence efforts;

•	the fact that the merger consideration includes a mix of cash and Company Class A Common Stock, supporting balance-sheet flexibility while aligning TTS incentives with post-closing performance through equity ownership;

•	the fact that the TTS Merger Agreement includes closing conditions to confirm intellectual property ownership and licensing and enter into the Company’s customary proprietary and confidentiality agreements with key operators;

•	the fact that the TTS Key Operator Stock Restriction Agreement include a forfeiture obligation related to Common Stock received by key operators pursuant to the TTS Merger, if certain performance metrics fail to be achieved post-TTS Merger; and

•	the other terms and conditions of the TTS Merger Agreement and related transaction agreements.

Potentially Negative Factors

The Board also considered a number of uncertainties, risks and other potentially negative factors in its deliberations concerning the Merger Agreements and the other Transactions contemplated thereby, including the TCP Merger and the TTS Merger. These factors include (not necessarily in order of importance):

•	the risk that the full strategic and financial benefits, including the estimated operational cost savings and expected synergies, expected to result from the Mergers may not be realized fully or at all or may take longer to realize than expected;

•	the risk that the Mergers might not be completed in a timely manner or at all, including the risk that the failure to complete the Mergers could cause the Company to incur significant expenses and lead to negative perceptions among investors;

•	the fact that not all of the conditions to the completion of the Mergers, including the receipt of necessary third party and regulatory approvals and intellectual property assignments, are within the parties’ control;

•	the possibility that regulatory approvals necessary to consummate the Mergers may not be obtained in a timely manner or on terms that are satisfactory to the parties and the possibility that the conditions imposed by regulators adversely affect the business of the Company;

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•	the substantial costs to be incurred by the Company in connection with the Mergers, regardless of whether the Mergers are consummated, and the impact of such costs on the Company’s financial position;

•	the challenges of combining the Company with the Target following the Mergers, including technical, operational, accounting and other challenges;

•	the risk that the IRS could assert that the Mergers fail to qualify as a “reorganization” under Section 368(a) for U.S. federal income tax purposes, which could result in material adverse consequences;

•	the risk that the pendency of the Mergers and integration of each Target could result in the disruption of the Company’s or the Target’s respective business, including the possible diversion of management and employee attention away from day-to-day operations and potential adverse effects on the Company’s and the Target’s business relationships; and

•	the risks described in the sections entitled “Risk Factors” and “Cautionary Statement Concerning Forward-Looking Statements.”

TCP Merger Additional Potentially Negative Factors

•	the fact that the merger consideration to be paid by the Company and received by the TCP stockholders is based on a fixed Company stock price and a fixed TCP valuation, which may represent a significant premium on the value of TCP common and preferred units at the time of merger completion.

TTS Merger Additional Potentially Negative Factors

•	the fact that the merger consideration to be paid by the Company and received by the TTS stockholders is based on a fixed Company stock price and a fixed TTS valuation, which may represent a significant premium on the value of TTS common and preferred units at the time of merger completion;

In addition to considering the factors described above, the Board considered the fact that some of the Company’s directors and executive officers have other interests in the Mergers that are different from, or in addition to, the interests of the Company’s shareholders generally, as discussed herein under “Relationship of the Parties and Interests of Certain Persons in the Transactions.”

After considering the positive and negative factors described above, the Board determined that the anticipated benefits of each Merger outweighed the risks and costs and approved the Merger Agreements and the Transactions contemplated thereby, including the TCP Merger and the TTS Merger.

The foregoing discussion of the factors considered by the Board is not intended to be exhaustive, but rather summarizes the material information and factors considered by the Board. In reaching its decision to approve the Merger Agreements and the Transactions contemplated thereby, including the TCP Merger and the TTS Merger, the Board considered the factors described above and other factors that each member of the Board felt were appropriate. In view of the variety of factors and the quality and amount of information considered, the Board did not find it practicable to, and did not, make specific assessments of, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination. Individual members of the Board may have given different weights to different factors. The Board considered all these factors as a whole, including discussions with and questioning of, the Company’s management and Company’s financial and legal advisors. The Board also relied on the experience of Economic Partners, its financial advisor, for its opinion that, as of the date of each Merger Agreement and based on and subject to the various assumptions made, procedures followed, factors considered and qualifications and limitations described in the opinion, the respective merger consideration to be paid by the Company was fair, from a financial point of view, to the Company.

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The Company believes that the acquisition of each Target by means of a merger will improve the Company’s competitive position by enabling it to further develop and continue offering proven family-oriented franchises that align with its mission and to more effectively compete in an evolving media landscape due to economies of scale, enhanced opportunities for synergy initiatives and increased content creation capabilities. Each Merger is being undertaken at this time by the Company in order to strategically position the Company for continued success, to achieve the benefits it expects from the Mergers and because of uncertainty as to whether the Transaction could be achieved at a later time.

The explanation of the Company’s reasons for the Mergers, and other information presented in this section is forward-looking in nature and subject to risks and, accordingly, should be read in light of the factors described under “Risk Factors” beginning on page 3 and “Cautionary Statement Concerning Forward-Looking Statements” on page 1.

Position of the Company and the Targets as to the Fairness of the Merger

The Company did not undertake any independent evaluation of the fairness of the Mergers to the Targets Holders or engage a financial advisor for such purpose. No vote is required to approve the Mergers or Merger Agreements. However, based on the procedural safeguards implemented during the negotiation of the Merger Agreements and the other factors considered by, and the analysis, discussion and resulting conclusions of the Board and Target Boards described in the section entitled “—Recommendation of the Company and Target Boards and Managers and the Target Boards and Their Reasons for the Mergers,” which analysis, discussion and resulting conclusions the Company expressly adopt as their own, the Company and Targets believe that the Mergers are substantively and procedurally fair to the Target Holders.

The foregoing discussion of the information and factors considered and given weight by the Company, and the Targets is not intended to be exhaustive, but includes the factors considered by the Company and the Targets that each believes to be material and the fairness determination regarding the fairness of the Mergers. The Company and Targets did not find it practicable to, and did not, quantify or otherwise attach relative weights to the foregoing factors in reaching their position as to the fairness of the Mergers. Rather, the Company and Targets made their fairness determination after considering all of the factors as a whole.

Opinion of Economics Partners regarding the TCP Merger

The Company engaged Economics Partners to act as a financial advisor with respect to the TCP Merger and related Transactions, pursuant to an engagement letter dated October 30, 2025. The Board received a written opinion, with such opinion on valuation being as of November 1, 2025, from Economics Partners to the effect that, as of such date and based upon and subject to the qualifications, limitations and assumptions stated therein, the aggregate number of shares of Company Class A Common Stock contemplated by the TCP Merger Agreement to be issued as consideration in the TCP Merger was fair, from a financial point of view, to Company stockholders.

The full text of Economics Partners’ written opinion, with such opinion on valuation being as of November 1, 2025, is attached as an exhibit to the Registration Statement of which this Prospectus forms a part. Economics Partners’ written opinion sets forth, among other things, the assumptions made, procedures followed, factors considered and limitations on the review undertaken by Economics Partners in rendering its opinion. You are encouraged to read the opinion of Economics Partners carefully in its entirety. The following is a summary of Economics Partners’ opinion and the methodology that Economics Partners used to render its opinion. This summary is qualified in its entirety by reference to the full text of the opinion.

The terms of the TCP Merger were determined through arm’s-length negotiations between the Company, on the one hand, and TCP on the other hand, and was unanimously approved by the Company’s Board. Economics Partners did not recommend any specific form or amount of consideration to the Company or that any specific form or amount of consideration constituted the only appropriate consideration for the TCP Merger. Economics Partners was not requested to address, and its opinion does not in any manner address, the Company’s underlying business decision to proceed with or effect the TCP Merger or the likelihood of consummation of the TCP Merger or the relative merits of the TCP Merger as compared to any strategic alternatives that may be available to the Company. In addition, Economics Partners expressed no opinion on, and its opinion does not in any manner address, the fairness of the amount or the nature of any compensation to any officers, directors or employees of any parties to the TCP Merger, or any class of such persons, relative to the shares of Company Class A Common Stock to be issued in the aggregate by the Company pursuant to the TCP Merger Agreement or otherwise. No limitations were imposed by the Board upon Economics Partners with respect to the investigations made or procedures followed by it in rendering its opinion.

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In arriving at its opinion, Economics Partners, among other things, reviewed and analyzed:

•	a term sheet, dated as of August 1, 2024, which reflected the economic terms of the TCP Merger;

•	publicly available information concerning the Company that Economics Partners believed to be relevant to its analysis, including the Company’s Annual Reports on Form 10-K for the fiscal year ended December 31, 2024 and Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2025, June 30, 2025 and September 30, 2025;

•	the trading history of Company Class A Common Stock for the five days prior to November 1, 2025;

•	financial and operating information with respect to the business, operations and prospects of the Company and TCP furnished to Economics Partners by the Company, including financial projections of TCP prepared by the management of the Company for the five-year period from November 2025 through October 2030, which was revised and extended for two additional fiscal years by Economics Partners;

•	the pro forma impact of the TCP Merger on the future financial performance of the combined company, including the following income streams, (i) income attributable to the retention of payment to external filmmakers, (ii) income attributable to new acquired Angel Guild members and (iii) income attributable to churn reduction benefit ((i), (ii) and (iii) together, the “TCP Expected Income Streams”), and future production costs;

•	an analysis of the remaining useful life of The Wingfeather Saga television series based on the longevity of other popular faith-based television series;

•	an analysis of the Company’s weighted-average cost of capital to discount future cash flows attributable to the TCP Merger; and

•	external internal rate of return (“IRR”) benchmarks based on identified published sources of IRR data for the entertainment sector from private equity firms, investment managers, and independent studios (the “External IRR Benchmark”).

In addition, Economics Partners has had discussions with the management of the Company concerning the business, operations, assets, liabilities, financial condition and prospects of the Company and TCP and has undertaken such other studies, analyses and investigations as Economics Partners deemed appropriate.

In arriving at its opinion, Economics Partners assumed and relied upon the accuracy and completeness of the financial and other information used by Economics Partners and provided by the Company without any independent verification of such information (and Economics Partners did not assume responsibility or liability for any independent verification of or to diligence such information) and Economics Partners further relied upon the assurances of the management of the Company as to the accuracy and completeness of the information provided to Economics Partners. With respect to the financial projections of the Company and TCP, Economics Partners assumed that such projections, reflecting the best and most current available estimates and good faith of the Company’s management. Furthermore, upon the advice of the Company, Economics Partners assumed that the amounts and timing of the TCP Expected Income Streams and future production costs are reasonable and that the TCP Expected Income Streams and the production costs would be realized in accordance with such estimates. Economics Partners’ opinion necessarily was based upon market, economic and other conditions as they existed on, and could be evaluated as of, November 1, 2025. Economics Partners assumed no responsibility for updating or revising its opinion based on events or circumstances that may occur after November 1, 2025.

Economics Partners determined the fairness by analyzing the below calculations against the anticipated acquisition price of TCP, calculated by multiplying the price of Company Class A Common Stock on NYSE against the number of shares expected to be issued for purposes of the transaction (the “TCP Expected Acquisition Price”) as determined by the Company. The Company determined that the estimated number of shares of Company Class A Common Stock to be issued pursuant to the TCP Merger Agreement was 5,307,995, and Economics Partners determined that the five-day average trading price of Company Class A Common Stock, as of November 1, 2025, was $6.42, leading to an expected acquisition price of $34.1 million for purposes of the below analysis.

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The following is a summary of the material financial analyses used by Economics Partners in preparing its opinion for the Board. Certain financial, comparative and other analyses summarized below include information presented in tabular format. In order to fully understand the methodologies used by Economics Partners and the results of its financial, comparative and other analyses, the tables must be read together with the text of each summary, as the tables alone do not constitute a complete description of the financial analyses. In performing its analyses, Economics Partners made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of the Company or any other parties to the TCP Merger. None of the Company, TCP, Economics Partners or any other person assumes responsibility if future results are materially different from those discussed. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth below. In addition, analyses relating to the value of the businesses do not purport to be appraisals or reflect the prices at which TCP may actually be sold.

Selection of Valuation Approach

In selecting the appropriate valuation approach, Economics Partners considered several different approaches to valuing the rights to The Wingfeather Saga television series (the “TCP Rights”), and, after careful consideration, determined that the income approach (the “Income Approach”) was the most appropriate method for valuation.

The Income Approach estimates value on the basis of future returns to investors over an investment horizon using empirical market data, macroeconomic and industry evidence, and the underlying fundamental trends for the subject enterprise. The most common form of the Income Approach utilized by valuation practitioners is the Discounted Cash Flow (“DCF”) method. An indication of value may be developed using the DCF method by discounting the expected cash flows of an asset to their Present Value (as defined below) at a rate of return that incorporates the appropriate level of risk in generating the cash flows.

Economics Partners determined that the Income Approach was the most appropriate method to derive the value for the TCP Rights given (i) the Company was able to provide detailed financial projections, as revised and extended for two additional fiscal years by Economics Partners, related to the TCP Expected Future Income Streams and production costs attributable to the TCP Rights; and (ii) market information was readily available to Economics Partners to benchmark key inputs in the valuation and for purposes of deriving an estimate of an appropriate risk-adjusted discount rate.

Discounted Cash Flow Analysis

In order to estimate the Present Value of the TCP Rights, Economics Partners performed a DCF analysis to derive the Present Value of the total projected post-tax income. “Present Value” refers to the current value of future cash flows or amounts and is obtained by discounting those future cash flows or amounts by a discount rate that takes into account macroeconomic assumptions and estimates of risk, the opportunity cost of capital, expected returns and other appropriate factors.

To calculate the estimated Present Value, Economics Partners analyzed the TCP Expected Income Streams. The Company also provided financial projections related to production costs to be deducted from the TCP Expected Income Streams. Economics Partners also further deducted applicable statutory tax rates estimated at 30%, representing a blended 25% U.S. federal tax rate plus a blended state tax rate of 5%.

Income Attributable to the Retention of Payment to External Filmmakers

By virtue of the TCP Merger, the Company will no longer be required to pay a portion of gross profits earned on the TCP Rights to the external filmmaker holding the TCP Rights, leading to savings given the elimination of the requirement to make such payments. The Company, using historical watch time data and forecasts for Company platform subscribers, provided Economics Partners with a projection of future savings from the elimination of such costs. Economics Partners applied a range to such projections by varying projected watch time data to establish a low- and high-end valuation of such income streams.

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Income Attributable to New Acquired Angel Guild Members

The Company additionally provided Economics Partners with projections related to expected future acquisitions of Angel Guild members resulting from the ownership of the TCP Rights, as well as revenues attributable to these projected acquisitions. Economics Partners deducted from such projections incremental costs of member acquisition based on historical forecasts provided by the Company, and also excluded a portion of revenues attributable to the retention of payments to external filmmakers in preparing the projected stream of income specific to acquired Angel Guild members.

Income Attributable to Churn Reduction Benefit

The Company also provided projections regarding reduction of Angel Guild member churn based on historical retention rights tracked by television shows for members. The Company additionally provided Economics Partners with projected income attributable to reduced churn by multiplying the benefit-to-churn percentage (for purposes of the TCP Rights, the percentage was determined to be 0.38%) derived for the TCP Rights by projected revenues. Economics Partners then excluded a portion of revenues attributable to the retention of payments to external filmmakers in preparing the projected stream of income specific to churn reduction benefit.

Production Costs

Economics Partners further deducted from these anticipated cash flows projected production costs, which were calculated based on historical production cost data in developing the first season of the show as adjusted by a 4.0% increase per season. No other adjustments were included in the DCF analysis outside of statutory tax rate payments.

Remaining Useful Life

In determining remaining useful life for which Present Value of expected future income streams should be analyzed, Economics Partners relied on published market data related to longevity of popular faith-based television series as a means of benchmarking the number of expected future seasons for the TCP Rights. Based on outstanding market data for popular faith-based television series, Economics Partners concluded that a reasonable expectation of future seasons of The Wingfeather Saga television series would be seven future seasons. The Company indicated that it expects to release a new season annually. Therefore, a life of seven years was applied for each of the TCP Expected Income Streams and production costs identified in the sections titled “Opinion of Economics Partners regarding the TCP Merger—Income Attributable to the Retention of Payment to External Filmmakers,” “Opinion of Economics Partners regarding the TCP Merger—Income Attributable to New Acquired Guild Members,” “Opinion of Economics Partners regarding the TCP Merger—Income Attributable to Churn Reduction Benefit,” and “Opinion of Economics Partners regarding the TCP Merger—Production Costs” above.

Discount Rate

The following explains the analysis performed by Economics Partners in deriving the discount rate applicable to the future income streams to calculate the current value of future cash flows or amounts.

Economics Partners determined that the appropriate capital structure for such analysis was 8.5% financed by debt and 91.5% financed by equity.

Cost of Debt

Economics Partners determined the cost of debt by reference to the Company’s outstanding loan with Trinity Capital, which stipulates an interest rate of 13.5%. After-tax cost of debt was for purposes of the analysis was determined to be 9.5%.

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Cost of Equity

Economics Partners then applied a debt-to-equity multiplier to the pre-tax cost of debt to determine cost of equity. Economics Partners estimated cost of equity by multiplying incremental market volatility observed for equities as compared to debt for the U.S. market, computed as the standard deviation in returns for the U.S. equity market divided by the standard deviation in the U.S. bond market, resulting in a multiplier of 1.1 and a cost of equity of 14.9%.

Weighted Average Cost of Capital (“WACC”)

Economics Partners then weighed the cost of equity and cost of debt against the Company’s capital structure and determined the WACC to be 14.5%.

Based on the above inputs, Economics Partners performed a DCF valuation analysis of the TCP Rights, and determined that, based on the projections provided by the Company and Economics Partners’ assumptions as stated above, the projected Present Value of future cash flows of the TCP Rights would be between $53.3 million and $92.0 million, with a base expected Present Value of future cash flows of $72.6 million. Given that these valuation results are higher than the TCP Expected Acquisition Price, Economics Partners concluded that the return on investment expected for the Rights is greater than the Company's cost of capital and, correspondingly, that investors can reasonably expect to realize positive economic value through the acquisition.

IRR

Economics Partners also determined the IRR for the TCP Rights by employing the undiscounted stream of cash flows determined in the DCF analysis in conjunction with the TCP Expected Acquisition Price. Economics Partners then also performed an analysis on the IRR to determine whether such return was favorable relative to potential alternative investment opportunities by identifying external IRR benchmark opportunities based on the External IRR Benchmark. The External IRR Benchmark was determined to be 15-20%.

Economics Partners determined that the range of projected IRR was between 23% and 39% with a base expected IRR of 32%, which exceeded the Company’s expected WACC and the External IRR Benchmark.

General

The Board selected Economics Partners because of its qualifications, reputation and experience in the valuation of businesses and securities in connection with mergers and acquisitions generally, as well as substantial experience in transactions in the industries in which the Company and TCP operate.

Economics Partners is independent of each of the Company and TCP and their respective affiliates.

Economics Partners’ opinion was delivered to the Company’s Board, and addresses only the fairness, from a financial point of view, of the TCP Merger and the shares of Company Class A Common Stock to be issued pursuant to the TCP Merger Agreement. Economics Partners’ opinion is not intended to and does not constitute a recommendation to any Company stockholder.

Opinion of Economics Partners regarding the TTS Merger

The Company engaged Economics Partners to act as a financial advisor with respect to the TTS Merger and related Transactions, pursuant to an engagement letter dated October 30, 2025. The Board received a written opinion, with such opinion on valuation being as of November 1, 2025, from Economics Partners to the effect that, as of such date and based upon and subject to the qualifications, limitations and assumptions stated therein, the aggregate number of shares of Company Class A Common Stock contemplated by the TTS Merger Agreement to be issued as consideration in the TTS Merger was fair, from a financial point of view, to Company stockholders.

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The full text of Economics Partners’ written opinion, with such opinion on valuation being as of November 1, 2025, is attached as an exhibit to the Registration Statement to which this Prospectus forms a part. Economics Partners’ written opinion sets forth, among other things, the assumptions made, procedures followed, factors considered and limitations on the review undertaken by Economics Partners in rendering its opinion. You are encouraged to read the opinion of Economics Partners carefully in its entirety. The following is a summary of Economics Partners’ opinion and the methodology that Economics Partners used to render its opinion. This summary is qualified in its entirety by reference to the full text of the opinion.

The terms of the TTS Merger were determined through arm’s-length negotiations between the Company, on the one hand, and TTS on the other hand, and was unanimously approved by the Company’s Board. Economics Partners did not recommend any specific form or amount of consideration to the Company or that any specific form or amount of consideration constituted the only appropriate consideration for the TTS Merger. Economics Partners was not requested to address, and its opinion does not in any manner address, the Company’s underlying business decision to proceed with or effect the TTS Merger or the likelihood of consummation of the TTS Merger or the relative merits of the TTS Merger as compared to any strategic alternatives that may be available to the Company. In addition, Economics Partners expressed no opinion on, and its opinion does not in any manner address, the fairness of the amount or the nature of any compensation to any officers, directors or employees of any parties to the TTS Merger, or any class of such persons, relative to the shares of Company Class A Common Stock to be issued in the aggregate by the Company pursuant to the TTS Merger Agreement or otherwise. No limitations were imposed by the Board upon Economics Partners with respect to the investigations made or procedures followed by it in rendering its opinion.

In arriving at its opinion, Economics Partners, among other things, reviewed and analyzed:

•	a term sheet, dated as of August 10, 2023, which reflected the economic terms of the TTS Merger;

•	publicly available information concerning the Company that Economics Partners believed to be relevant to its analysis, including the Company’s Annual Reports on Form 10-K for the fiscal year ended December 31, 2024 and Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2025, June 30, 2025 and September 30, 2025;

•	the trading history of Company Class A Common Stock for the five days prior to November 1, 2025;

•	financial and operating information with respect to the business, operations and prospects of the Company and TTS furnished to Economics Partners by the Company, including financial projections of TTS prepared by the management of the Company for the five-year period from November 2025 through October 2030, which was revised and extended for one additional fiscal year by Economics Partners;

•	the pro forma impact of the TTS Merger on the future financial performance of the combined company, including the following income streams, (i) income attributable to the retention of payment to external filmmakers, (ii) income attributable to new acquired Angel Guild members and (iii) income attributable to churn reduction benefit ((i), (ii) and (iii) together, the “TTS Expected Income Streams”), and future production costs;

•	an analysis of the remaining useful life of the Tuttle Twins television series based on the longevity of other popular faith-based television series;

•	an analysis of the Company’s weighted-average cost of capital to discount future cash flows attributable to the TTS Merger; and

•	the External IRR Benchmarks.

In addition, Economics Partners has had discussions with the management of the Company concerning the business, operations, assets, liabilities, financial condition and prospects of the Company and TTS and has undertaken such other studies, analyses and investigations as Economics Partners deemed appropriate.

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In arriving at its opinion, Economics Partners assumed and relied upon the accuracy and completeness of the financial and other information used by Economics Partners and provided by the Company without any independent verification of such information (and Economics Partners did not assume responsibility or liability for any independent verification of or to diligence such information) and Economics Partners further relied upon the assurances of the management of the Company as to the accuracy and completeness of the information provided to Economics Partners. With respect to the financial projections of the Company and TTS, Economics Partners assumed that such projections, reflecting the best and most current available estimates and good faith of the Company’s management. Furthermore, upon the advice of the Company, Economics Partners assumed that the amounts and timing of the TTS Expected Income Streams and future production costs are reasonable and that the TTS Expected Income Streams and the production costs would be realized in accordance with such estimates. Economics Partners’ opinion necessarily was based upon market, economic and other conditions as they existed on, and could be evaluated as of, November 1, 2025. Economics Partners assumed no responsibility for updating or revising its opinion based on events or circumstances that may occur after November 1, 2025.

Economics Partners determined the fairness by analyzing the below calculations against the anticipated acquisition price of TTS, calculated by multiplying the price of Company Class A Common Stock on NYSE against the number of shares expected to be issued for purposes of the transaction (the “TTS Expected Acquisition Price”) as determined by the Company. The Company determined that the estimated number of shares of Company Class A Common Stock to be issued pursuant to the TTS Merger Agreement was 7,169,164, and Economics Partners determined that the five-day average trading price of Company Class A Common Stock, as of November 1, 2025, was $6.42, leading to an expected acquisition price of $46.1 million for purposes of the below analysis.

The following is a summary of the material financial analyses used by Economics Partners in preparing its opinion for the Board. Certain financial, comparative and other analyses summarized below include information presented in tabular format. In order to fully understand the methodologies used by Economics Partners and the results of its financial, comparative and other analyses, the tables must be read together with the text of each summary, as the tables alone do not constitute a complete description of the financial analyses. In performing its analyses, Economics Partners made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of the Company or any other parties to the TTS Merger. None of the Company, TTS, Economics Partners or any other person assumes responsibility if future results are materially different from those discussed. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth below. In addition, analyses relating to the value of the businesses do not purport to be appraisals or reflect the prices at which TTS may actually be sold.

Selection of Valuation Approach

In selecting the appropriate valuation approach, Economics Partners considered several different approaches to valuing the rights to the Tuttle Twins television series (the “TTS Rights”), and, after careful consideration, determined that the Income Approach was the most appropriate method for valuation.

Economics Partners determined that the Income Approach was the most appropriate method to derive the value for the TTS Rights given (i) the Company was able to provide detailed financial projections, as revised and extended for one additional fiscal year by Economics Partners, related to the TTS Expected Future Income Streams and production costs attributable to the TTS Rights; and (ii) market information was readily available to Economics Partners to benchmark key inputs in the valuation and for purposes of deriving an estimate of an appropriate risk-adjusted discount rate.

Discounted Cash Flow Analysis

In order to estimate the Present Value of the TTS Rights, Economics Partners performed a DCF analysis to derive the Present Value of the total projected post-tax income.

To calculate the estimated Present Value, Economics Partners analyzed the TTS Expected Income Streams. The Company also provided financial projections related to production costs to be deducted from the TTS Expected Income Streams. Economics Partners also further deducted applicable statutory tax rates estimated at 30%, representing a blended 25% U.S. federal tax rate plus a blended state tax rate of 5%.

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Income Attributable to the Retention of Payment to External Filmmakers

By virtue of the TTS Merger, the Company will no longer be required to pay a portion of gross profits earned on the TTS Rights to the external filmmaker holding the TTS Rights, leading to savings given the elimination of the requirement to make such payments. The Company, using historical watch time data and forecasts for Company platform subscribers, provided Economics Partners with a projection of future savings from the elimination of such costs. Economics Partners applied a range to such projections by varying projected watch time data to establish a low- and high-end valuation of such income streams.

Income Attributable to New Acquired Angel Guild Members

The Company additionally provided Economics Partners with projections related to expected future acquisitions of Angel Guild members resulting from the ownership of the TTS Rights, as well as revenues attributable to these projected acquisitions. Economics Partners deducted from such projections incremental costs of member acquisition based on historical forecasts provided by the Company, and also excluded a portion of revenues attributable to the retention of payments to external filmmakers in preparing the projected stream of income specific to acquired Angel Guild members.

Income Attributable to Churn Reduction Benefit

The Company also provided projections regarding reduction of Angel Guild member churn based on historical retention rights tracked by television shows for members. The Company additionally provided Economics Partners with projected income attributable to reduced churn by multiplying the benefit-to-churn percentage (for purposes of the TTS Rights, the percentage was determined to be 1.06%) derived for the TTS Rights by projected revenues. Economics Partners then excluded a portion of revenues attributable to the retention of payments to external filmmakers in preparing the projected stream of income specific to churn reduction benefit.

Production Costs

Economics Partners further deducted from these anticipated cash flows projected production costs, which were calculated based on historical production cost data in developing the first season of the show as adjusted by a 4.0% increase per season. No other adjustments were included in the DCF analysis outside of statutory tax rate payments.

Remaining Useful Life

In determining remaining useful life for which Present Value of expected future income streams should be analyzed, Economics Partners relied on published market data related to longevity of popular faith-based television series as a means of benchmarking the number of expected future seasons for the TTS Rights. Based on outstanding market data for popular faith-based television series, Economics Partners concluded that a reasonable expectation of future seasons of the Tuttle Twins television series would be six future seasons. The Company indicated that it expects to release a new season annually. Therefore, a life of six years was applied for each of the TTS Expected Income Streams and production costs identified in the sections titled “Opinion of Economics Partners regarding the TTS Merger—Income Attributable to the Retention of Payment to External Filmmakers,” “Opinion of Economics Partners regarding the TTS Merger—Income Attributable to New Acquired Guild Members,” “Opinion of Economics Partners regarding the TTS Merger—Income Attributable to Churn Reduction Benefit,” and “Opinion of Economics Partners regarding the TTS Merger—Production Costs” above.

Discount Rate

The following explains the analysis performed by Economics Partners in deriving the discount rate applicable to the future income streams to calculate the current value of future cash flows or amounts.

Economics Partners determined that the appropriate capital structure for such analysis was 8.5% financed by debt and 91.5% financed by equity.

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Cost of Debt

Economics Partners determined the cost of debt by reference to the Company’s outstanding loan with Trinity Capital, which stipulates an interest rate of 13.5%. After-tax cost of debt was for purposes of the analysis was determined to be 9.5%.

Cost of Equity

Economics Partners then applied a debt-to-equity multiplier to the pre-tax cost of debt to determine cost of equity. Economics Partners estimated cost of equity by multiplying incremental market volatility observed for equities as compared to debt for the U.S. market, computed as the standard deviation in returns for the U.S. equity market divided by the standard deviation in the U.S. bond market, resulting in a multiplier of 1.1 and a cost of equity of 14.9%.

WACC

Economics Partners then weighed the cost of equity and cost of debt against the Company’s capital structure, and determined the WACC to be 14.5%.

Based on the above inputs, Economics Partners performed a DCF valuation analysis of the TTS Rights, and determined that, based on the projections provided by the Company and Economics Partners’ assumptions as stated above, the projected Present Value of future cash flows of the TTS Rights would be between $77.8 million and $105.2 million, with a base expected Present Value of future cash flows of $91.5 million. Given that these valuation results are higher than the TTS Expected Acquisition Price, Economics Partners concluded that the return on investment expected for the Rights is greater than the Company's cost of capital and, correspondingly, that investors can reasonably expect to realize positive economic value through the acquisition.

IRR

Economics Partners also determined the IRR for the TTS Rights by employing the undiscounted stream of cash flows determined in the DCF analysis in conjunction with the TTS Expected Acquisition Price. Economics Partners then also performed an analysis on the IRR to determine whether such return was favorable relative to potential alternative investment opportunities by identifying external IRR benchmark opportunities based on the External IRR Benchmark. The External IRR Benchmark was determined to be 15-20%.

Economics Partners determined that the range of projected IRR was between 28% and 38% with a base expected IRR of 33%, which exceeded the Company’s expected WACC and the External IRR Benchmark.

General

The Board selected Economics Partners because of its qualifications, reputation and experience in the valuation of businesses and securities in connection with mergers and acquisitions generally, as well as substantial experience in transactions in the industries in which the Company and TTS operate.

Economics Partners is independent of each of the Company and TTS and their respective affiliates.

Economics Partners’ opinion was delivered to the Company’s Board, and addresses only the fairness, from a financial point of view, of the TTS Merger and the shares of Company Class A Common Stock to be issued pursuant to the TTS Merger Agreement. Economics Partners’ opinion is not intended to and does not constitute a recommendation to any Company stockholder.

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Target’s Board’s Reasons for the Merger

TCP Board’s Reason for the Merger

The TCP Board, by unanimous vote on November 13, 2025, approved a resolution (i) to advance the TCP Merger and for Chris Wall to sign the TCP Merger Agreement and other agreements in connection with the TCP Merger and (ii) for Chris Wall with Brock Starnes to negotiate specific items in the TCP Merger Agreement pertaining to indemnity and clarifying intellectual property license rights.

In reaching its decision to approve, adopt and declare advisable the TCP Merger Agreement, the TCP Board, as described above held a number of meetings, consulted with TCP’s management and considered a number of factors. The various factors the TCP Board considered that weighed positively in favor of the TCP Merger Agreement included, among others and not necessarily in order of relative importance:

Consideration Payable. The TCP Merger Agreement provides for TCP Unitholders to receive Company Common Stock, which is publicly traded and provides investors liquidity. Additionally, TCP Unitholders will hold a more diversified investment than by holding TCP Units alone.

The consideration payable under the TCP Merger Agreement, with an entity purchase price of $30,000,000. TCP Units will convert into Company Common Stock at a price of $5.65 per share. On November 13, 2025, the Company Common Stock closed near $5.25. At the time of the TCP Merger announcement on November 14, 2025, Company Common Stock opened around $5.25 and closed near $5.98.

Company Funding and Future Development. The TCP Merger provides funding for seasons three and four, with a roadmap for all remaining seasons of The Wingfeather Saga television series, which is a key value for all investors.

Revenue from distributions of The Wingfeather Saga television series fell short of forecast in multiple quarters, reducing private investor confidence and causing production of the series to be suspended. While negotiations of the TCP Merger and related Transactions were ongoing, the Company committed to funding the operations of TCP through the entirety of seasons three and four, and production was resumed.

The TCP Merger has increased collaboration with the Company and will create additional synergies that are contributing to the expansion of the series audience. Additionally, the dedicated TCP marketing personnel contribute to increase exposure and audience growth of the series, while creative control remains with TCP leadership, ensuring the creative vision of the series is able to be realized as first presented to the crowdfunding investors.

Compliance Constraints. Like similar regulated crowdfunded companies, TCP would likely have to become a public company based on the number of investors and capital invested. This would require significant reporting infrastructure, which the Company has already structured.

Financial Considerations. Under the TCP Operating Agreement, an affiliate of the Company has a put option that enables it to force TCP to buy back the TCP Preferred Units held by the affiliate of the Company in the event that, amongst other events, TCP fails to meet certain production and quality metrics. Without the TCP Merger, TCP would be at a significant risk of not meeting those production and quality metrics due to lack of funding, which would trigger the affiliate of the Company’s put option, thereby exposing TCP to stressed cash and cash equivalents, which could damage TCP’s ability to operate. This would be a significant loss for TCP and TCP Unitholders. Entering into the TCP Merger Agreement may reduce this risk.

Risks. In addition, the TCP Board considered a variety of risks and other potentially negative factors concerning the TCP Merger Agreement. These factors include the following, which are not necessarily listed in order of relative importance:

•	Monthly production investment by the Company may decrease, which could negatively impact the production staff and investors.

•	The trading price of shares of Company Common Stock may drop, reducing the value to TCP Unitholders.

•	The Wingfeather Saga television series may have significant growth following the TCP Merger, and TCP Unitholders would not realize the direct value.

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•	TCP Unitholders may be less inclined to hold shares of the Company Common Stock than the TCP Units.

•	The proposed TCP Merger does not guarantee that The Wingfeather Saga television series will be completed, as it depends on certain revenue performance by the Company and its subsidiaries.

•	The ownership of The Wingfeather Saga television series would not be held by the original creators and leadership.

The TCP Board and leadership believes that sufficient procedural safeguards were and are present to ensure the fairness of the TCP Merger.

The members of the TCP Board are familiar with, and understand, the business, assets, liabilities, results of operations, financial condition and competitive position and prospects of TCP.

The compensation of the TCP Board is in no way contingent on their approval of the TCP Merger Agreement, and other than their ownership of TCP Units, the TCP Board will not personally benefit from the TCP Merger in any manner that is different than other TCP Unitholders.

The TCP Board has no obligation to recommend any transaction, including the proposal put forth by the Company.

The foregoing discussion is not intended to be exhaustive, but is intended to address the material information and principal factors considered by the TCP Board and leadership in considering the TCP Merger.

TTS Managers’ Reason for the Merger

The TTS Managers, by unanimous written consent, approved the TTS Merger Agreement and determined that the TTS Merger is advisable and in the best interests of TTS and TTS Unitholders. A supermajority of TTS Unitholders subsequently approved and adopted the TTS Merger Agreement by written consent. In reaching their decision, the TTS Managers consulted with TTS management and various professionals, including tax, financial, legal and operational advisors, and reviewed the TTS Merger Agreement and TTS Operating Agreement, and considered the factors summarized below.

Strategic Rationale and Business Fit. The TTS Managers considered the strategic benefits of combining TTS with the Company, including the Company’s position as the primary distributor of the Tuttle Twins television series under a content distribution agreement, its existing audience base for family and faith aligned content, and its broader franchise platform. The TTS Managers believe that consolidating ownership and control of TTS within the Company would better align incentives between TTS and its key distribution and financing partner, support continued investment in the Tuttle Twins television series (including additional seasons and potential derivative works), and enhance the show’s reach and impact.

The TTS Managers also considered that TTS is a single franchise production company whose success is closely tied to the Tuttle Twins intellectual property licensed from TTHC and distributed primarily through the Company, and that integration into a larger, better capitalized public company platform could provide greater stability and resources than remaining a standalone private company. In light of these considerations, the TTS Managers concluded that, from a strategic and business fit perspective, the TTS Merger is the most attractive available path for creating long term value for TTS and TTS Unitholders and is consistent with the TTS Managers’ fiduciary duties to act in the best interests of TTS and its Unitholders.

Financial Considerations, Liquidity, and Company Funding. The TTS Managers reviewed the merger consideration payable under the TTS Merger Agreement, including the mix of cash and Company Class A Common Stock for certain TTS Unitholders and all stock consideration for TTS Key Operators, and concluded that it provided TTS Unitholders with both an opportunity for partial liquidity (freeing up resources TTS would otherwise utilize to raise additional funds) and the ability to participate in the future performance of the Company as a combined company. The TTS Managers noted that, under the TTS Merger Agreement, the purchase price is based on an agreed “Company Enterprise Value” for TTS, with customary closing adjustments for indebtedness, transaction expenses, and other specified items.

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The TTS Managers also took into account the Company’s prior funding commitments and advances to TTS, including loans provided to fund production through season four that would convert into preferred units if the TTS Merger were not consummated. The TTS Managers recognized that these financing arrangements made the Company a significant creditor and stakeholder in TTS, and that failure to complete the merger could limit alternative financing options and increase the risk that TTS would be unable to fund future seasons or growth initiatives on terms as favorable as those available through the TTS Merger.

Access to Capital Markets and Growth Opportunities. In evaluating the TTS Merger, the TTS Managers considered that the transaction would result in TTS Unitholders becoming stockholders of a public company with access to public equity markets, rather than continuing as members of a closely held Utah limited liability company. The TTS Managers believe this would provide TTS Unitholders with enhanced potential for long term value-creation and future liquidity relative to remaining invested solely in a private limited liability company whose units are subject to significant transfer restrictions and limited marketability.

The TTS Managers also considered the Company’s stated strategy to build and expand franchises across multiple distribution channels and geographies, and believe that inclusion of the Tuttle Twins television series alongside other Company franchises could create cross promotional, merchandising, and international growth opportunities that TTS might not be able to pursue on its own. The TTS Managers viewed these growth opportunities as a meaningful potential source of incremental value for TTS and TTS Unitholders that would be difficult to achieve absent the TTS Merger.

Consideration of Alternatives. In reaching their recommendation, the TTS Managers considered the alternative of continuing to operate TTS on a standalone basis under its existing TTS Operating Agreement, with the current capitalization and intellectual property and distribution arrangements with TTHC and the Company. The TTS Managers recognized that, while TTS could in theory seek alternative financing, strategic investors, or distribution arrangements, such alternatives were uncertain and would likely be constrained by TTS’s existing contractual relationships and the concentration of ownership among a small group of insiders and affiliated entities.

The TTS Managers also considered that, in light of the Company’s role as primary distributor of the show and as TTS’s principal financing partner, there was no assurance that any third party would be willing or able to make a superior proposal for TTS, or that such a proposal could be executed without the Company’s cooperation or consent. In the judgment of the TTS Managers, the risks and uncertainties associated with a standalone strategy or pursuing speculative alternatives were less attractive than the negotiated terms and certainty of value to TTS and TTS Unitholders provided by the TTS Merger.

Conflicts of Interest and Related Party Considerations. In evaluating and approving the TTS Merger, the TTS Managers were aware of actual and potential conflicts of interest arising from the overlapping roles and ownership positions of certain TTS Managers and TTS Unitholders, including interests held by entities affiliated with the Company executives and by Libertas Institute, which is under common control with the licensor of the Tuttle Twins intellectual property. The TTS Manager consent reflects that director Benton Crane abstained from the TTS Managers’ approval, and the TTS Managers’ consent to the TTS Merger and TTS Merger Agreement was adopted by all other TTS Managers. Further, Benton Crane has been removed as a TTS Manager pursuant to the amendments to the TTS Operating Agreement. For additional information regarding interests of certain Company and TTS managers and executive officers, see “Transaction Overview— Relationship of the Parties and Interests of Certain Persons in the Transactions.”

The TTS Managers considered that these affiliations could create incentives for certain insiders to favor the TTS Merger, but nevertheless determined that the TTS Merger and related Transactions, taken as a whole, were fair to and in the best interests of TTS and TTS Unitholders, in light of the strategic, financial, and other factors described in this section. The TTS Managers also considered that the TTS Operating Agreement permits related party transactions subject to specified standards and that the TTS Merger Agreement was negotiated and approved in accordance with those governing standards.

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Lack of Appraisal Rights and Contractual Protections. The TTS Managers considered that, under the TTS Operating Agreement and the Utah LLC Code, TTS Unitholders are not entitled to dissenters’ or appraisal rights in connection with the TTS Merger, and therefore will not have the ability to seek a judicial determination of the “fair value” of their units in lieu of the merger consideration payable under the TTS Merger Agreement. The TTS Managers nevertheless concluded that the negotiated consideration and transaction terms of the TTS Merger Agreement provided a fair and reasonable opportunity for TTS Unitholders to realize value for their investment and to participate in the future upside of the combined company.

The TTS Managers also reviewed the other terms of the TTS Merger Agreement, including the representations and warranties, covenants (such as the requirement that TTS operate in the ordinary course between signing and closing of the TTS Merger Agreement), conditions to closing, termination provisions and indemnification and exculpation protections for TTS Managers and officers, and concluded that these terms were customary for a transaction of this type and provided appropriate protections for TTS and TTS Unitholders.

Weighing of Factors and Overall Determination. In light of the factors described above, including the strategic rationale, financial terms, the Company’s existing funding and distribution role, alternatives to the TTS Merger, conflicts and related party considerations, the lack of appraisal rights, and the terms and conditions of the TTS Merger Agreement, the TTS Managers unanimously determined that the TTS Merger is advisable, fair to and in the best interests of TTS and TTS Unitholders. The TTS Managers believe that, taken as a whole, the potential benefits of the TTS Merger outweigh the risks and uncertainties associated with the transaction and with TTS remaining a standalone private company, and that approving the TTS Merger is consistent with their fiduciary duties to TTS and TTS Unitholders.

Relationship of the Parties and Interests of Certain Persons in the Transactions

TCP

Certain affiliated entities of the Company own TCP Units, and such entities will receive shares of Company Class A Common Stock as consideration in the TCP Merger. As of August 5, 2026, Company related parties own 2.3% of the TCP Units.

In the ordinary course of business, TCP and Angel Studios Licensing, LLC, a subsidiary of the Company, are party to that certain Content Distribution Agreement, dated March 17, 2021, which grants the necessary rights to distribute content from The Wingfeather Saga television series, pursuant to which the Company paid TCP $0.12 during the year ended December 31, 2024 and $0.39 million during the year ended December 31, 2025. During the years ended December 31, 2024 and 2025, total payments, including royalties paid to TCP, were $2.3 million and $6.2 million, respectively. During the year ended December 31, 2024, total revenues recognized by the Company from TCP was $2.3 million and during the year ended December 31, 2025, total revenues recognized by the Company from TCP was $2.2 million.

Additionally, while negotiations were ongoing, the Company committed to funding the operations of TCP through season three and season four, with a maximum commitment of $11.9 million. If the acquisition of TCP by the Company is not consummated, any amount of operational funding provided by the Company to TCP will be converted into TCP Class B Preferred Units at $1.50 per unit plus a warrant to purchase TCP Common Units at a nominal strike price for each two units of TCP Class B Preferred Units received. The Company has provided $12.6 million to TCP to date.

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TTS

Certain directors and officers of the Company or their family members are TTS Key Operators and signatories to the TTS Support Agreements, including the Company’s officers Neal Harmon, Jeffrey Harmon, Jordan Harmon and Daniel Harmon and director Benton Crane. Daniel Harmon, brother of Neal, Jordan, and Jeffrey Harmon, along with the Company’s CEO Neal Harmon, President Jordan Harmon, director Benton Crane, certain family members of the Company’s directors and officers, and certain affiliated entities of the Company, including Harmon Brothers, LLC and VAS Portal, LLC, own TTS Units, and such individuals and entities will receive shares of Company Class A Common Stock as consideration in the TTS Merger. As of August 7, 2026, Company related parties own 41.2% of the outstanding TTS Units.

In August 2023, the Company entered into negotiations to acquire TTS. While negotiations were ongoing, the Company committed to funding the operations of TTS through the entirety of season four, with a maximum commitment of $9.5 million. If the acquisition of TTS by the Company is not consummated, any amount of operational funding provided by the Company to TTS since September 10, 2025 will be converted into TTS Preferred Units at $1.16 per unit. The Company has provided $12.15 million to TTS to date.

In the ordinary course of business, TTS and Angel Studios Licensing, LLC, a subsidiary of the Company, are party to that certain Content Distribution Agreement, dated July 2, 2022, pursuant to which the Company was granted the right to distribute content from TTS’ Tuttle Twins television series, pursuant to which the Company paid TTS $4.4 million during the year ended December 31, 2024 and $3.9 million during the year ended December 31, 2025. During the years ended December 31, 2024 and 2025, total payments, including royalties paid to TTS, were $0 million and $4.1 million, respectively. During the year ended December 31, 2024, total revenues recognized by the Company from TTS was $3.3 million and during the year ended December 31, 2025, total revenues recognized by the Company from TTS was $5.5 million.

Indemnification and Insurance

The Merger Agreements provide that, upon the Effective Time of each Merger the Target to such Merger shall obtain insurance to indemnify, defend and hold harmless and provide advance, and reimbursement of reasonable expenses to, all past and present managers, directors, officers and employees, as applicable, for a period of not less than six years after the closing date of such Merger to provide insurance coverage, which coverage shall be at least as favorable to the insured as the coverage now in effect, for events, acts or omissions occurring on or prior to the closing date for all persons who were directors or officers of the Target on or prior to the closing date of such Merger.

In addition, the surviving company’s operating agreement shall contain provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of former and current directors and officers than are currently in the Target’s charter and bylaws, or articles of organization and operating agreement, as applicable, which cannot be amended, appealed or modified for a period of six years from the Effective Time.

No Severance or Similar Payments

No executive officer of the Company or the Target’s is entitled to or will receive any severance payments or “golden parachute compensation” in connection with the Transactions.

Accounting Treatment of the Merger

The accounting principles applicable to this transaction are described in FASB ASC 805, and states that transactions which represent business combinations are to be accounted for under the acquisition method. The acquisition method requires all of the following steps: (1) identifying the acquirer; (2) determining the acquisition date; (3) recognizing and measuring the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree; and (4) recognizing and measuring goodwill or a gain from a bargain purchase.

The appropriate accounting treatment for these transaction are as business combinations under the acquisition method. On the acquisition date, as defined by ASC 805, the Company (the acquirer) will record at fair value the identifiable assets acquired and liabilities assumed, any noncontrolling interest, and goodwill (or a gain from a bargain purchase). The results of operations for the combined company will be reported prospectively subsequent to the acquisition date.

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Estimated Fees and Expenses

The following is an estimate of the aggregate fees and expenses incurred or to be incurred by the Parties in connection with the Transactions:

Description	Amount (in millions)
Financial advisory fees	$175,000
Legal and other professional service fees	1,370,000
Printing and mailing costs	25,000
Filing fees	6,726
Miscellaneous	75,000
Total	1,651,726

Generally, all fees and expenses incurred in connection with the Transactions will be the obligation of the respective party incurring such fees and expenses.

Regulatory Approvals Required for the Merger

The Mergers will be approved by the respective secretaries of state of each of the Targets’ jurisdiction of organization. There can be no guarantee if and when any of the consents or approvals required for the Mergers will be obtained or the conditions that such consents and approvals may contain.

Appraisal Rights

Pursuant to TCP’s operating agreement and the Tennessee LLC Act, TCP Unitholders are not entitled to appraisal rights in connection with the TCP Merger. Accordingly, no TCP Unitholders have the right to seek a judicial determination for the fair value of their respective equity interests.

Pursuant to TTS’s operating agreement and the Utah LLC Code, TTS Unitholders are not entitled to appraisal rights in connection with the TTS Merger. Accordingly, no TTS Unitholders have the right to seek a judicial determination for the fair value of their respective equity interests.

Listing of Company Class A Common Stock

The Parties have agreed to use their reasonable best efforts to prepare and submit a notice of issuance to NYSE in connection with the Mergers and the Transactions contemplated thereby.

Restrictions on Sales of Company Class A Common Stock Received in the Merger

Shares of Company Class A Common Stock issued in the Mergers will not be subject to any restrictions on transfer arising under the Securities Act or the Exchange Act, except for shares of Company Class A Common Stock issued to (1) any Target Holders who may be deemed to be an “affiliate” of the Company after the completion of the Mergers, (2) to TTS Unitholders that have executed a TTS Support Agreement which provides that such TTS Unitholders shall not transfer any Company Class A Common Stock received in the TTS Merger until the date that is six (6) months after the Effective Time without the prior written consent of the Company, and (3) to TCP Unitholders that have executed a TCP Support Agreement which provides that such TCP Unitholders shall not transfer any Company Class A Common Stock received in the TCP Merger until the date that is six (6) months after the Effective Time without the prior written consent of the Company. This Prospectus does not cover resales of Company Class A Common Stock received by any person upon the completion of the Mergers, and no person is authorized to make any use of this Prospectus in connection with any resale.

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THE PARTIES TO THE MERGER

The Company

The Company is a Delaware corporation with its common stock traded on the NYSE under the symbol “ANGX.”

The executive offices of the Company are located at 295 W Center Street Provo, Utah 84601, and the telephone number is (760) 933-8437.

The Targets

TCP is a Tennessee limited liability company. TTS is a Utah limited liability company. TCP and TTS each entered into a separate Merger Agreement with the Company. The consummation of one Merger is not dependent on the consummation of any other Merger.

The executive offices of TCP are located at 230 Franklin Rd., Building 3, Suite 3A, Franklin, Tennessee 37064 and the telephone number is (615) 289-4438.

The executive offices of TTS are located at 2601 North Canyon Road, Provo, Utah 84604.

Angel TCP Merger Sub

Angel TCP Merger Sub is a Delaware limited liability company and a wholly owned subsidiary of the Company that was formed solely in contemplation of the TCP Merger, has not commenced any operations, has only nominal assets and has no liabilities or contingent liabilities, nor any outstanding commitments other than as set forth in the TCP Merger Agreement. Angel TCP Merger Sub has not incurred any obligations, engaged in any business activities or entered into any agreements or arrangements with any third parties other than the TCP Merger Agreement.

The executive offices of Angel TCP Merger Sub are located at 295 W Center Street Provo, Utah 84601, and the telephone number is (760) 933-8437.

Angel Tuttle Merger Sub

Angel Tuttle Merger Sub is a Delaware limited liability company and a wholly owned subsidiary of the Company that was formed solely in contemplation of the TTS Merger, has not commenced any operations, has only nominal assets and has no liabilities or contingent liabilities, nor any outstanding commitments other than as set forth in the TTS Merger Agreement. Angel Tuttle Merger Sub has not incurred any obligations, engaged in any business activities or entered into any agreements or arrangements with any third parties other than the TTS Merger Agreement.

The executive offices of Angel Tuttle Merger Sub are located at 295 W Center Street Provo, Utah 84601, and the telephone number is (760) 933-8437.

Shining Isle Productions

Shining Isle Productions has been designated by the TCP Unitholders as the unitholder representative acting on behalf of the TCP Unitholders.

The executive offices of Shining Isle Productions are located at 230 Franklin Rd, Building 3, Suite 3A, Franklin TN 37064 and the telephone number is 615-289-4438.

Daniel Harmon

Daniel Harmon has been designated by the TTS Unitholders as the unitholder representative acting on behalf of the TTS Unitholders.

Communications to Daniel Harmon should be directed to 2601 North Canyon Road, Provo, Utah 84604.

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APPRAISAL RIGHTS

TCP Merger

Pursuant to TCP’s operating agreement and the Tennessee LLC Act, TCP Unitholders are not entitled to appraisal rights in connection with the TCP Merger. Accordingly, no TCP Unitholders have the right to seek a judicial determination for the fair value of their respective equity interests.

TTS Merger

Pursuant to TTS’s operating agreement and the Utah LLC Code, TTS Unitholders are not entitled to appraisal rights in connection with the TTS Merger. Accordingly, no TTS Unitholders have the right to seek a judicial determination for the fair value of their respective equity interests.

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THE MERGER AGREEMENTS

The following describes the material provisions of the TCP Merger Agreement and TTS Merger Agreement, which are attached as Annex A and Annex B, respectively, to this Prospectus and incorporated by reference herein. The description in this section and elsewhere in this Prospectus is qualified in its entirety by reference to the TCP Merger Agreement and TTS Merger Agreement, as applicable. This summary does not purport to be complete and may not contain all of the important information about the TCP Merger Agreement and TTS Merger Agreement. The Company and each Party to the respective Merger Agreements encourage you to read carefully the Merger Agreements in their entirety before making any decisions regarding an investment into the Company or its securities.

The TCP Merger Agreement and TTS Merger Agreement and this summary of their terms have been included to provide you with information regarding the terms of the Merger Agreements. Factual disclosures about the Company or the Parties to the respective Merger Agreements and any of their respective subsidiaries or affiliates contained in this Prospectus or their respective public reports filed with the SEC may supplement, update or modify the factual disclosures about the Company, the Parties or their respective subsidiaries or affiliates contained in the Merger Agreements and described in this summary. The representations, warranties and covenants made in the Merger Agreements by the Company and the Parties were qualified and subject to important limitations agreed to by the Company and the Parties in connection with negotiating the terms of the Merger Agreements. In particular, in your review of the representations and warranties contained in the Merger Agreements and described in this summary, it is important to bear in mind that the representations and warranties were negotiated with the principal purpose of allocating risk between the parties to the Merger Agreements, rather than establishing matters as facts. The representations and warranties also may be subject to a contractual standard of materiality different from those generally applicable to reports and documents filed with the SEC and in some cases were qualified by confidential disclosures that were made by each Party to the other, which disclosures are not reflected in the Merger Agreements or otherwise publicly disclosed. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this Prospectus, may have changed since the date of the Merger Agreements and subsequent developments or new information qualifying a representation or warranty may have been included in this Prospectus. For the foregoing reasons, the representations, warranties and covenants or any descriptions of those provisions should not be read alone or relied upon as characterizations of the actual state of facts or conditions of the Company or the Parties or any of their respective subsidiaries or affiliates. All such terms used herein shall have the meaning given to them in the Merger Agreements, as applicable.

TCP Merger

Subject to the terms and conditions of the TCP Merger Agreement and in accordance with Delaware and Tennessee law, at the Effective Time of the TCP Merger, TCP will be merged with and into Angel TCP Merger Sub, with Angel TCP Merger Sub as the surviving entity and a wholly-owned subsidiary of the Company.

Effective Time; Closing

The Effective Time of the TCP Merger will occur at such time as TCP and the Company cause a certificate of merger to be duly filed with the Secretary of State of the State of Delaware and the Division of Business Services of the State of Tennessee, respectively, or at such later date or time as may be agreed by TCP and the Company in writing and specified in the certificate of merger.

The TCP Closing will take place on the second business day after the satisfaction or waiver of the conditions precedent set forth in the TCP Merger Agreement (other than conditions that by their nature are to be satisfied at the closing but subject to the satisfaction of those conditions), or at such other place, date and time as TCP and the Company shall agree.

Subject to certain exceptions, TCP and the Company each have the right to terminate the TCP Merger Agreement if the TCP Closing does not occur on or prior to October  31, 2026.

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The Company and TCP currently expect to complete the TCP Merger during the third quarter of 2026 subject to receipt of regulatory approvals and the satisfaction or waiver of the other conditions to the TCP Merger described below.

Conditions to Completion of the Merger

The Company and TCP may not complete the TCP Merger unless each of the following conditions is satisfied or waived:

•	each governmental authorization and third party consent required to consummate the TCP Merger has been received;

•	there must not be in effect, published, introduced or otherwise formally proposed any law or judgment, and there must not have been commenced or threatened any proceeding, that could (i) prohibit, delay or otherwise interfere with the consummation of the TCP Merger or any related agreement, (ii) cause the TCP Merger Agreement or any related agreement to be rescinded following consummation, or (iii) affect adversely the right of the Company to control the surviving company or of the Company and its affiliates to own their respective assets and to operate their respective businesses;

•	there cannot have been a Material Adverse Effect (as defined below) and one cannot be reasonably likely to occur;

•	TCP Closing deliverables shall have been delivered as specified in the TCP Merger Agreement;

•	TCP must make and deliver proof of having made required payments under Section 280G of the Code;

•	TCP shall have received a written consent of TCP Unitholders constituting the member approval for the TCP Merger Agreement and TCP Merger;

•	TCP shall have delivered the TCP Support Agreements and TCP Key Operator Stock Restriction Agreements executed by the TCP Key Operators;

•	TCP shall have delivered documentation to the Company evidencing its ownership of or right to use all intellectual property and works;

•	TCP shall have purchased a tail insurance policy;

•	the Board shall have adopted resolutions reserving the Incentive Shares (as defined in the TCP Merger Agreement) from the shares of Company Class A Common Stock authorized for issuance under the Angel Studios, Inc. 2025 Long-Term Incentive Plan for purposes of granting equity-related awards to any employees, consultants, officers, directors or other service providers of TCP following the TCP Closing; and

•	the Company must file a registration statement, of which this Prospectus forms a part, and the Registration Statement must be declared effective and must remain effective and no proceeding to suspend effectiveness can have been threatened.

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The obligation of the Company and Angel TCP Merger Sub to effect the TCP Merger is subject to the satisfaction or waiver of the following additional conditions:

•	(1) the representations and warranties in the TCP Merger Agreement of TCP with respect to (i) the organization and good standing of TCP, (ii) the authority to execute the TCP Merger Agreement and consummate the transactions contemplated by the TCP Merger Agreement and the enforceability of such agreements, (iii) the written consent of TCP Unitholders approving the TCP Merger Agreement and transactions contemplated thereby, (iv) there being no conflicts between the TCP Merger Agreement or the transactions contemplated thereby with any existing agreement of TCP which would result in a breach, default, change of control, termination or other adverse consequence under such agreement, (v) intellectual property, (vi) tax, and (vii) broker and finder’s fees (each, a “Fundamental Representation”) must have been true and correct in all respects as of the date of the TCP Merger Agreement and the TCP Closing Date (except to the extent expressly made as of an earlier date, in which case as of such date); (2) all other representations and warranties in the TCP Merger Agreement of TCP must have been true and correct in all respects as of the date of the TCP Merger Agreement and the TCP Closing Date (except to the extent expressly made as of an earlier date, in which case as of such date), disregarding all qualifications and limitations as to materiality or Material Adverse Effects, set forth in such representation or warranty; and (3) all covenants and obligations under the TCP Merger Agreement of TCP must be performed or complied with on or before the TCP Closing Date in all material respects;

•	receipt by the Company of an officer’s certificate certifying that (i) the Fundamental Representations made by TCP are true and correct as of the date specified in such representation, (ii) all covenants of TCP have been performed or complied with, and (iii) that the required government authorizations have been obtained;

•	receipt by the Company of the Certificate of Merger by TCP in accordance with the Delaware Act and the Tennessee LLC Act;

•	receipt by the Company of a Certificate of Good Standing from the State of Tennessee and all other states in which TCP is qualified to do business dated no more than five days prior to the TCP Closing Date;

•	written consent of TCP Unitholders constituting the member approval for the TCP Merger Agreement and TCP Merger;

•	executed confirmatory assignments of intellectual property of TCP from current and former employees and contractors;

•	the TCP A&R License Agreement, executed by an officer of TCP and Andrew Peterson;

•	the receipt by the Company of a customary secretary’s certificate by TCP;

•	receipt by the Company of a certificate affirming that TCP is not subject to certain classifications under the Code and that certain tax notices have been made;

•	at least three business days before the TCP Closing Date, an estimated Closing Date Balance Sheet, the Closing Statement and the Closing Consideration Schedule, each in a form reasonably acceptable to the Company, accompanied by a certificate confirming the completeness and accuracy of the Closing Consideration Schedule, the Closing Statements and the estimated Closing Date Balance Sheet;

•	receipt by the Company of evidence that TCP received all consents, waivers and notices required;

•	receipt by the Company of payoff letters with respect to certain indebtedness of TCP;

•	receipt by the Company of invoices reflecting the total amount of transaction expenses owed to each Party, including an acknowledgement from such Parties that upon payment, that Party will be paid in full;

•	resignations of all managers and officers of TCP resigning from their roles as officers and managers as of the TCP Closing Date; and

•	TCP and the Company having performed in all material respects all obligations required to be performed by each of them under the TCP Merger Agreement.

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The obligations of TCP, its affiliates and stockholders to effect the TCP Merger are subject to the satisfaction or waiver of the following additional conditions:

•	(i) all other representations and warranties in the TCP Merger Agreement of the Company must have been true and correct in all respects as of the date of the TCP Merger Agreement and the TCP Closing Date (except to the extent expressly made as of an earlier date, in which case as of such date), disregarding all qualifications and limitations as to materiality set forth in such representation or warranty and (ii) all covenants and obligations under the TCP Merger Agreement of the Company must be performed or complied with on or before the TCP Closing Date in all material respects;

•	receipt by TCP of an officer’s certificate certifying that (i) the representations and warranties made by the Company and Angel TCP Merger Sub are true and correct as of the date specified in such representation or warranty, (ii) all covenants of the Company have been performed or complied with and (iii) the required governmental authorizations have been obtained; and

•	receipt by TCP of the Certificate of Merger executed by the Company and Angel TCP Merger Sub in accordance with the Delaware Act and Tennessee LLC Act.

For purposes of the TCP Merger Agreement, the term “Material Adverse Effect” means any event, occurrence, fact, condition or change that is, or would reasonably be expected to become, individually or in the aggregate, materially adverse to (a) the business, results of operations, financial condition or assets of TCP, or (b) the ability of TCP to consummate the transactions contemplated hereby on a timely basis; provided, however, that “Material Adverse Effect” shall not include any event, occurrence, fact, condition or change, directly or indirectly, arising out of or attributable to: (i) general economic or political conditions; (ii) conditions generally affecting the industries in which TCP operates; (iii) any changes in financial or securities markets in general; (iv) acts of war (whether or not declared), armed hostilities or terrorism, or the escalation or worsening thereof; (v) any action permitted by the TCP Merger Agreement; (vi) any changes in applicable laws or accounting rules, including GAAP; (vii) the public announcement, pendency or completion of the transactions contemplated by the TCP Merger Agreement; (viii) any epidemics, pandemics (including COVID-19), disease outbreaks or other public health emergencies or (ix) any failure by TCP to meet any internal or published projections, forecasts or revenue or earnings predictions (provided that the underlying causes of such failures (subject to the other provisions of this definition) shall not be excluded); provided further, however, that any event, occurrence, fact, condition or change referred to in clauses (i) through (iv) immediately above shall be taken into account in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur to the extent that such event, occurrence, fact, condition or change has a disproportionate effect on TCP compared to other participants in the industries in which TCP conducts its business.

No Solicitation by TCP

The TCP Merger Agreement contains detailed provisions prohibiting TCP from seeking an alternative acquisition or merger to the TCP Merger. Under these “no solicitation” provisions, TCP has agreed that it will not, and it will cause its respective TCP Unitholders, managers, officers, employees, financial advisors, attorneys, accountants, consultants or other authorized agents, advisors and representatives (collectively, their “representatives”) not to, directly or indirectly, except as permitted by the TCP Merger Agreement:

•	initiate, solicit, respond to or take any action to facilitate or encourage any inquiries with respect to any alternative acquisition or merger to the TCP Merger; or

•	engage in any negotiations or discussions with, or furnish any information or data to, or enter into any letter of intent, acquisition agreement or similar agreement with any party with respect to any alternative acquisition or merger to the TCP Merger;

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TCP shall and shall cause its representatives to immediately cease and cause to be terminated any discussions or negotiations with any person with respect to any alternative acquisition or merger to the TCP Merger, request the return or destruction of all confidential information previously provided to such parties and prohibit any access by any person (other than the Company and its subsidiaries and representatives) to any confidential information relating to a possible alternative acquisition or merger to the TCP Merger. TCP shall be responsible for acts or omissions by its representatives with regard to a breach of the TCP Merger Agreement.

TCP has also agreed in the TCP Merger Agreement, that it shall provide the Company, within 24 hours, a copy of any alternative acquisition or merger proposal to the TCP Merger or a written statement setting forth the terms and conditions of any alternative acquisition or merger proposal to the TCP Merger and confirming TCP’s compliance with the TCP Merger Agreement with respect to TCP’s agreement not to solicit or engage in negotiations or discussions regarding any alternative acquisition or merger proposal to the TCP Merger.

Merger Consideration

At the TCP Closing, each TCP Unitholder will be entitled to receive a portion of the TCP Aggregate Stock Consideration equal to the TCP Aggregate Stock Consideration multiplied by such TCP Unitholder’s TCP Adjusted Percentage Interest at the Effective Time.

At the Effective Time, (a) each issued and outstanding TCP Unit will be cancelled and converted into the right to receive the consideration set forth above, (b) any TCP Units owned by the Company, Angel TCP Merger Sub or TCP will automatically be cancelled and retired, and no consideration shall be delivered in exchange therefor and (c) each share of Angel TCP Merger Sub units will be converted into shares of TCP Units.

No fractional shares of Company Class A Common Stock will be issued as a result of the TCP Merger. The number of shares of Company Class A Common Stock into which a TCP Unitholders’ interests are converted shall be rounded down to the nearest whole number of shares of Company Class A Common Stock.

Adjustments to Prevent Dilution

Any equity interests of TCP shall be subject to the terms and conditions of the TCP Merger Agreement and will be appropriately adjusted to reflect the exercise of any options or any split, dividend or distribution, including any dividend or distribution of securities convertible into TCP Units and for any reorganization, recapitalization, reclassification, combination, exchange of interests or other similar transaction as if such TCP Unitholder owned such TCP Units as if the date of the TCP Merger Agreement.

In addition, TCP and the Company agree to treat any reimbursement or compensation to an indemnified party for any losses under the TCP Merger Agreement as an adjustment to the merger consideration, unless prohibited by law.

Withholding

The Company, the exchange agent and the surviving company will be entitled to deduct and withhold from the merger consideration otherwise payable to any TCP Unitholder all amounts the Company, the exchange agent and the surviving company, as applicable, determines in good faith are required by law to be deducted or withheld therefrom. All such amounts paid to an appropriate governmental authority shall be treated as paid to such TCP Unitholder as merger consideration under the TCP Merger Agreement.

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Filings

Pursuant to the TCP Merger Agreement, each of the Parties agreed to (i) provide promptly to the other such information concerning its business, financial statements and affairs as, in the reasonable judgment of the Company or its counsel, may be required or advisable to be included under the Tennessee LLC Act in the unitholder notice or in any amendment or supplement thereto, (ii) cooperate, to the extent commercially reasonable, legally permissible and reasonably requested by the other Party, in connection with the filing of any tax returns, audit or other tax related matter, and (iii) file, or to the extent required of TCP, reasonably cooperate to file, with the SEC a registration statement, of which this Prospectus forms a part, registering the aggregate stock consideration issuable under the TCP Merger Agreement.

Regulatory Matters

See “Transaction Overview—Regulatory Approvals Required for the TCP Merger” for a description of the material regulatory requirements for completion of the TCP Merger.

Pursuant to the terms of the TCP Merger Agreement, TCP agrees to use reasonable best efforts to (i) consummate and make effective the transactions contemplated by the TCP Merger Agreement, and (ii) obtain all required governmental authorizations and give notices to, and make all filings with, requisite governmental authorities and to obtain all consents and approvals from, and give all other notices to, all persons necessary or advisable in connection with the authorization, execution and delivery of the TCP Merger Agreement and the consummation of the transactions thereto.

TCP, with the cooperation of the Company, has agreed to mail within three days of receipt by TCP of the written consent of holders of TCP Units to the holders of TCP Units a notice consisting of (i) a statement that the TCP Board unanimously recommended that the holders of TCP Units vote in favor of the adoption of the TCP Merger Agreement and approval of the terms of the TCP Merger and (ii) such other information required or advisable under the Tennessee LLC Act to be included therein. Each Party has agreed to provide such information concerning its business and financial statements as in its reasonable judgement, and that of the Company’s counsel, may be required and advisable to include under the Tennessee LLC Act in such unitholder’s notice or any amendment or supplement thereto.

Unitholder Representative

The parties to the TCP Merger Agreement have agreed that it is desirable to designate a unitholder representative to act on behalf of TCP Unitholders for certain limited purposes. The TCP Unitholders designated Shining Isle Productions as the unitholder representative. The unitholder representative may resign at any time, and the unitholder representative may be removed by the vote of TCP Unitholders which collectively are entitled to not less than a majority of the merger consideration payable under the TCP Merger Agreement. In the event that a unitholder representative has resigned or been removed, a new unitholder representative shall be appointed by a vote of the TCP Unitholders which collectively are entitled to not less than a majority of the merger consideration payable under the TCP Merger Agreement.

The unitholder representative shall have such powers and authority to (i) give and receive notices and communications, (ii) accept service of process on behalf of the TCP Unitholders, (iii) accept, object to and negotiate adjustments to the merger consideration pursuant to the applicable provisions of the TCP Merger Agreement, (iv) agree to, negotiate, and enter into settlements and compromises of, and to comply with judgments of courts or other governmental authorities and awards of arbitrators, with respect to, any claims by any indemnified party against any TCP Unitholder or by any TCP Unitholder against any indemnified party, or any other dispute between any indemnified party and any TCP Unitholder, in each case relating to the TCP Merger Agreement or the Transactions contemplated by the TCP Merger Agreement, and (v) take all actions that are either necessary or appropriate in the judgment of the unitholder representative for the accomplishment of the foregoing, or specifically mandated by the terms of the TCP Merger Agreement. The unitholder representative shall have no liability to any person for any act done or omitted under the TCP Merger Agreement in its capacity as the unitholder representative.

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Termination

The Company and TCP may terminate the TCP Merger Agreement at any time prior to the Effective Time of the TCP Merger by mutual written consent authorized by the Company and TCP.

The TCP Merger Agreement may also, by written notice given before or at the TCP Closing, be terminated:

•	by the Company if there has been a breach of any of TCP’s representations, warranties or covenants contained in the TCP Merger Agreement resulting in the failure of (i) a Fundamental Representation to be true or correct in all respects as of the date of the TCP Merger Agreement or the TCP Closing Date (except to the extent expressly made as of an earlier date, in which case as of such date), (ii) any of the representations of TCP to be true or correct in all respects as of the date of the TCP Merger Agreement or the TCP Closing Date (except to the extent expressly made as of an earlier date, in which case as of such date), disregarding all qualifications and limitations as to materiality or Material Adverse Effects, or (iii) TCP to perform or comply with the covenants under the TCP Merger Agreement on or before the TCP Closing Date in all material respects and which breach specified in (i), (ii) and (iii) has not been cured or cannot be cured within thirty days after the notice of breach from the Company;

•	by the Company if there has been a breach of any of TCP’s covenants or obligations that TCP is required to perform or comply with on or prior to the TCP Closing and which breach has not been cured or cannot be cured within thirty days after the notice of the breach from the Company;

•	by TCP if there has been a breach of any of the Company’s representations, warranties or covenants contained in TCP Merger Agreement resulting in the failure of (i) any of the representations of the Company to be true or correct in all respects as of the date of the TCP Merger Agreement or the TCP Closing Date (except to the extent expressly made as of an earlier date, in which case as of such date) or (ii) the Company to perform or comply with the covenants under the TCP Merger Agreement on or before the TCP Closing Date in all material respects and which breach specified in (i) and (ii) has not been cured or cannot be cured within thirty days after the notice of breach from TCP;

•	by either the Company or TCP if any governmental authority has issued a non-appealable final judgment or taken any other non-appealable final action or enacted, issued or promulgated any applicable law, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting or making illegal the transactions contemplated by the TCP Merger Agreement; or

•	by either Party if the TCP Closing has not occurred on or before October 31, 2026, provided that this provision shall not be available to the either Party if such Party’s failure to fulfill any obligation under the TCP Merger Agreement shall have been the cause of the failure of the TCP Closing.

Conduct of Business

Under the TCP Merger Agreement, TCP has undertaken certain covenants that place restrictions on it from the date of the TCP Merger Agreement and the earlier of the TCP Closing Date or the date the TCP Merger Agreement is terminated pursuant to its terms unless the Company gives a written extension or waiver to such covenant.

In general, TCP has agreed to cause its business to be conducted in all material respects in the ordinary course of business consistent with past practice and furnishing to the Company all information reasonably requested, until the TCP Closing or termination of the TCP Merger Agreement pursuant to its terms. TCP has agreed to:

•	use its reasonable best efforts to continue the production of The Wingfeather Saga television series in a manner consistent with past practice;

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•	use its reasonable best efforts to maintain and preserve the business organization and retain employees, contractors and customer and partner relationships;

•	maintain TCP’s real property and assets, subject only to ordinary wear and tear;

•	submit to the Company periodic reports concerning the status of its business, operations and finances;

•	materially change its business purpose;

•	declare, set aside or pay dividends or distributions to equity holders;

•	split, combine or reclassify any of its equity interests or issue or authorize the issuance of any other securities in exchange for any of its equity interests or outstanding securities;

•	conduct a repurchase of its outstanding securities; or

•	engage in any practice or take actions that would result in certain changes to the composition, practices, capitalization or debt of TCP.

Indemnification; Managers’ and Officers’ Insurance

The TCP Merger Agreement provides that, upon the Effective Time of the TCP Merger, TCP shall obtain insurance to indemnify, defend and hold harmless and provide advance and reimbursement of reasonable expenses to, all past and present manager and officers and employees for a period of not less than six years after the TCP Closing Date to provide insurance coverage, which coverage shall be at least as favorable to the insured as the coverage now in effect, for events, acts or omissions occurring on or prior to the TCP Closing Date for all persons who were managers or officers of TCP on or prior to the TCP Closing Date.

In addition, the surviving company’s operating agreement shall contain provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of former and current directors and officers than are currently in TCP’s articles of organization and operating agreement, which cannot be amended, appealed or modified for a period of six years from the Effective Time.

Amendment and Supplement

The TCP Merger Agreement may not be amended, supplemented or otherwise modified except in a written document signed by each Party and any amendment or supplement signed by the unitholder representative shall be binding upon and effective against each TCP Unitholder.

Remedies; Specific Performance

The TCP Merger Agreement provides that the Parties are entitled to seek and obtain an injunction to prevent breaches of the TCP Merger Agreement and to specifically enforce the TCP Merger Agreement.

Representations and Warranties

The TCP Merger Agreement contains representations and warranties by the Company and TCP. These representations and warranties have been made solely for the benefit of the other Party to the TCP Merger Agreement and:

•	may be intended not as statements of fact, but rather as a way of allocating the risk to one of the Parties if those statements prove to be inaccurate;

•	have been qualified by disclosures that were made to the other Party in connection with the negotiation of the TCP Merger Agreement, which disclosures may not be reflected in the TCP Merger Agreement;

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•	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

•	were made only as of the date of the TCP Merger Agreement or such other date or dates as may be specified in the TCP Merger Agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time.

The representations and warranties made by TCP to the Company relate to, among other things:

•	corporate organization, standing and similar corporate matters;

•	due authorization of the TCP Merger Agreement and the transactions contemplated by the TCP Merger Agreement, absence of any conflicts with third parties created by such transactions and the voting requirements for such transactions;

•	capital structure;

•	financial statements, books and records, assets, liabilities and accounts receivable;

•	required consents and approvals of governmental entities in connection with the transactions contemplated by the TCP Merger Agreement;

•	compliance with applicable laws and legal proceedings;

•	information supplied in connection with this Prospectus and the Registration Statement of which it is a part;

•	taxes and other tax matters;

•	insurance;

•	relationships with affiliates;

•	brokers and other advisors; and

•	absence of changes or events since the date of TCP’s unaudited balance sheet as of December 31, 2024.

Additional representations and warranties made only by the Company to TCP relate to, among other things:

•	corporate organization, standing and similar corporate matters;

•	due authorization of the TCP Merger Agreement and the transactions contemplated by the TCP Merger Agreement and absence of any conflicts with third parties created by such transactions;

•	availability of funds and issuance of Company Class A Common Stock as merger consideration;

•	litigation;

•	ownership of Angel TCP Merger Sub; and

•	SEC filings and the filing of a registration statement, of which this Prospectus forms a part.

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Additional Agreements

The TCP Merger Agreement also contains covenants relating to cooperation in the preparation of this Prospectus, and execution of the TCP Support Agreement, which acknowledges such signatory’s agreement to be bound by the terms of the TCP Merger Agreement, and TCP Key Operator Stock Restriction Agreement, which subjects certain of Company Class A Common Stock received under the TCP Merger Agreement by such signatory to forfeiture based on failure to achieve certain performance metrics.

TTS Merger

Subject to the terms and conditions of the TTS Merger Agreement and in accordance with Delaware and Utah law, at the Effective Time of the TTS Merger, TTS will be merged with and into Angel Tuttle Merger Sub, with TTS as the surviving entity and a wholly-owned subsidiary of the Company.

Effective Time; Closing

The Effective Time of the TTS Merger will occur at such time as TTS and the Company cause a certificate of merger to be duly filed with the Secretary of State of the State of Delaware and a statement of merger to be duly filed with the Division of Corporations and Commercial Code of the State of Utah, respectively, or at such later date or time as may be agreed by TTS and the Company in writing and specified in the certificate of merger or statement of merger.

The TTS Closing will take place on the second business day after the satisfaction or waiver of the conditions precedent set forth in the TTS Merger Agreement (other than conditions that by their nature are to be satisfied at the closing but subject to the satisfaction of those conditions), or at such other place, date and time as TTS and the Company shall agree.

Subject to certain exceptions, TTS and the Company each have the right to terminate the TTS Merger Agreement if the TTS Closing does not occur on or prior to October 31, 2026.

The Company and TTS currently expect to complete the TTS Merger during the third quarter of 2026 subject to receipt of regulatory approvals and the satisfaction or waiver of the other conditions to the TTS Merger described below.

Conditions to Completion of the Merger

The Company and TTS may not complete the TTS Merger unless each of the following conditions is satisfied or waived:

•	each governmental authorization and third party consent required to consummate the TTS Merger has been received;

•	there must not be in effect, published, introduced or otherwise formally proposed any law or judgment, and there must not have been commenced or threatened any proceeding, that could (i) prohibit, delay or otherwise interfere with the consummation of the TTS Merger or any related agreement, (ii) cause the TTS Merger Agreement or any related agreement to be rescinded following consummation, or (iii) affect adversely the right of the Company to control the surviving company or of the Company and its affiliates to own their respective assets and to operate their respective businesses;

•	there cannot have been a Material Adverse Effect (as defined below) and one cannot be reasonably likely to occur;

•	TTS Closing deliverables shall have been delivered as specified in the TTS Merger Agreement;

•	TTS must make and deliver proof of having made required payments under Section 280G of the Code;

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•	each of the TTS Key Operators shall have each executed a customary confidential information invention assignment agreement or similar agreement with the Company or one of its subsidiaries;

•	TTS shall have received a written consent of TTS Unitholders constituting member approval for the TTS Merger Agreement and TTS Merger;

•	TTS shall have delivered the TTS Support Agreements executed by each of the TTS Key Operators;

•	TTS shall have delivered documentation to the Company evidencing its and its subsidiaries’ ownership of or right to use all intellectual property and works;

•	TTS shall have purchased a tail insurance policy; and

•	the Company must file a registration statement, of which this Prospectus forms a part, and the Registration Statement must be declared effective and must remain effective and no proceeding to suspend effectiveness can have been threatened.

The obligation of the Company and Angel Tuttle Merger Sub to effect the TTS Merger is subject to the satisfaction or waiver of the following additional conditions:

•	(1) the representations and warranties in the TTS Merger Agreement of TTS with respect to (i) the organization and good standing of TTS, (ii) the authority to execute the TTS Merger Agreement and consummate the transactions contemplated by the TTS Merger Agreement and the enforceability of such agreements, (iii) the written consent of the TTS Unitholders approving the TTS Merger Agreement and transactions contemplated thereby, (iv) there being no conflicts between the TTS Merger Agreement or the transactions contemplated thereby with any existing agreement of TTS which would result in a breach, default, change of control, termination or other adverse consequence under such agreement, (v) intellectual property, (vi) tax, and (vii) broker and finder’s fees (each, a “Fundamental Representation”) must have been true and correct in all respects as of the date of the TTS Merger Agreement and the TTS Closing Date (except to the extent expressly made as of an earlier date, in which case as of such date); (2) all other representations and warranties in the TTS Merger Agreement of TTS must have been true and correct in all respects as of the date of the TTS Merger Agreement and the TTS Closing Date (except to the extent expressly made as of an earlier date, in which case as of such date), disregarding all qualifications and limitations as to materiality or Material Adverse Effects, set forth in such representation or warranty; and (3) all covenants and obligations under the TTS Merger Agreement of TTS must be performed or complied with on or before the TTS Closing Date in all material respects;

•	receipt by the Company of an officer’s certificate certifying that (i) the Fundamental Representations made by TTS are true and correct as of the date specified in such representation, (ii) all covenants of TTS have been performed or complied with, and (iii) that the required government authorizations have been obtained;

•	receipt by the Company of the Certificate of Merger by TTS in accordance with the DGCL;

•	receipt by the Company of the Statement of Merger in accordance with the Utah LLC Code;

•	receipt by the Company of a Certificate of Good Standing from the State of Utah and all other states in which TTS is qualified to do business dated no more than five days prior to the TTS Closing Date;

•	written consent of TTS Unitholders constituting the member approval for the TTS Merger Agreement and TTS Merger;

•	executed confirmatory assignments of intellectual property of TTS from current and former employees and contractors;

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•	executed TTS Key Operator Stock Restriction Agreements;

•	executed new director agreements duly executed by the applicable director;

•	executed letter agreement executed by the Libertas Institute;

•	executed Tuttle Twins License executed by The Tuttle Twins Holding Co.;

•	receipt by the Company of a customary secretary’s certificate by TTS;

•	receipt by the Company of a certificate affirming that TTS is not subject to certain classifications under the Code;

•	at least three business days before the TTS Closing Date, an estimated Closing Date Balance Sheet, the Closing Statement and the Closing Consideration Schedule, each in a form reasonably acceptable to the Company, accompanied by a certificate confirming the completeness and accuracy of the Closing Consideration Schedule, the Closing Statements and the estimated Closing Date Balance Sheet;

•	receipt by the Company of evidence that TTS received all consents, waivers and notices required;

•	receipt by the Company of payoff letters with respect to certain indebtedness of TTS;

•	receipt by the Company of invoices reflecting the total amount of transaction expenses owed to each Party, including an acknowledgement from such Parties that upon payment, that Party will be paid in full;

•	resignations of all managers and officers of TTS resigning from their roles as officers and managers as of the TTS Closing Date; and

•	TTS and the Company having performed in all material respects all obligations required to be performed by each of them under the TTS Merger Agreement.

The obligations of TTS, its affiliates and stockholders to effect the TTS Merger are subject to the satisfaction or waiver of the following additional conditions:

•	(i) all other representations and warranties in the TTS Merger Agreement of the Company must have been true and correct in all respects as of the date of the TTS Merger Agreement and the TTS Closing Date (except to the extent expressly made as of an earlier date, in which case as of such date), disregarding all qualifications and limitations as to materiality set forth in such representation or warranty and (ii) all covenants and obligations under the TTS Merger Agreement of the Company must be performed or complied with on or before the TTS Closing Date in all material respects;

•	receipt by TTS of an officer’s certificate certifying that (i) the representations and warranties made by the Company and Angel Tuttle Merger Sub are true and correct as of the date specified in such representation or warranty, (ii) all covenants of the Company have been performed or complied with, and (iii) the required governmental authorizations have been obtained;

•	receipt by TTS of the Certificate of Merger executed by the Company and Angel Tuttle Merger Sub in accordance with the DGCL; and

•	receipt by TTS of the Statement of Merger executed by the Company and Angel Tuttle Merger Sub in accordance with the Utah LLC Code.

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For purposes of the TTS Merger Agreement, the term “Material Adverse Effect” means any event, occurrence, fact, condition or change that is, or would reasonably be expected to become, individually or in the aggregate, materially adverse to (a) the business, results of operations, financial condition or assets of TTS or (b) the ability of TTS to consummate the transactions contemplated hereby on a timely basis; provided, however, that “Material Adverse Effect” shall not include any event, occurrence, fact, condition or change, directly or indirectly, arising out of or attributable to: (i) general economic or political conditions; (ii) conditions generally affecting the industries in which TTS operates; (iii) any changes in financial or securities markets in general; (iv) acts of war (whether or not declared), armed hostilities or terrorism, or the escalation or worsening thereof; (v) any action permitted by the TTS Merger Agreement; (vi) any changes in applicable laws or accounting rules, including GAAP; (vii) the public announcement, pendency or completion of the transactions contemplated by the TTS Merger Agreement; (viii) any epidemics, pandemics (including COVID-19), disease outbreaks or other public health emergencies; or (ix) any failure by TTS to meet any internal or published projections, forecasts or revenue or earnings predictions (provided that the underlying causes of such failures (subject to the other provisions of this definition) shall not be excluded); provided further, however, that any event, occurrence, fact, condition or change referred to in clauses (i) through (iv) immediately above shall be taken into account in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur to the extent that such event, occurrence, fact, condition or change has a disproportionate effect on TTS compared to other participants in the industries in which TTS conducts its business.

No Solicitation by TTS

The TTS Merger Agreement contains detailed provisions prohibiting TTS from seeking an alternative acquisition or merger to the TTS Merger. Under these “no solicitation” provisions, TTS has agreed that it will not, and it will cause its respective TTS Unitholders, managers, officers, employees, financial advisors, attorneys, accountants, consultants or other authorized agents, advisors and representatives (collectively, their “representatives”) not to, directly or indirectly, except as permitted by the TTS Merger Agreement:

•	initiate, solicit, respond to or take any action to facilitate or encourage any inquiries with respect to any alternative acquisition or merger to the TTS Merger; or

•	engage in any negotiations or discussions with, or furnish any information or data to, or enter into any letter of intent, acquisition agreement or similar agreement with any party with respect to any alternative acquisition or merger to the TTS Merger;

TTS shall and shall cause its representatives to immediately cease and cause to be terminated any discussions or negotiations with any person with respect to any alternative acquisition or merger to the TTS Merger, request the return or destruction of all confidential information previously provided to such parties and prohibit any access by any person (other than the Company and its subsidiaries and representatives) to any confidential information relating to a possible alternative acquisition or merger to the TTS Merger. TTS shall be responsible for acts or omissions by its representatives with regard to a breach of the TTS Merger Agreement.

TTS has also agreed in the TTS Merger Agreement, that it shall provide the Company, within 24 hours, a copy of any alternative acquisition or merger proposal to the TTS Merger or a written statement setting forth the terms and conditions of any alternative acquisition or merger proposal to the TTS Merger and confirming TTS’s compliance with the TTS Merger Agreement with respect to TTS’s agreement not to solicit or engage in negotiations or discussions regarding any alternative acquisition or merger proposal to the TTS Merger.

Merger Consideration

At the TTS Closing, each holder of issued and outstanding:

•	TTS Investor Units shall be cancelled and extinguished and such Investor Units will be converted automatically into the right to receive (i) an amount per TTS Investor Unit in cash, without interest thereon, equal to the TTS Investor Per Unit Cash Consideration and (ii) a number of shares of Company Class A Common Stock per TTS Investor Unit equal to the TTS Investor Per Unit Stock Consideration; and

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•	TTS Key Operator Units shall be cancelled and extinguished and such TTS Key Operator Units will be converted automatically into the right to receive that number of shares of Company Class A Common Stock per TTS Key Operator Unit equal to the TTS Key Operator Per Unit Stock Consideration.

At the Effective Time, (a) each issued and outstanding TTS Unit will be cancelled and converted into the right to receive the consideration set forth above, (b) any TTS Units owned by the Company, Angel Tuttle Merger Sub or TTS will automatically be cancelled and retired, and no consideration shall be delivered in exchange therefor and (c) each share of Angel Tuttle Merger Sub units remain outstanding following the consummation of the TTS Merger.

No fractional shares of Company Class A Common Stock will be issued as a result of the TTS Merger. The number of shares of Company Class A Common Stock into which a TTS Unitholder’s interests are converted shall be rounded down to the nearest whole number of shares of Company Class A Common Stock.

Adjustments to Prevent Dilution

Any equity interests of TTS shall be subject to the terms and conditions of the TTS Merger Agreement and will be appropriately adjusted to reflect the exercise of any options or any split, dividend or distribution, including any dividend or distribution of securities convertible into TTS Units and for any reorganization, recapitalization, reclassification, combination, exchange of interests or other similar transaction as if such TTS Unitholder owned such TTS Units as if the date of the TTS Merger Agreement.

In addition, TTS and the Company agree to treat any reimbursement or compensation to an indemnified party for any losses under the TTS Merger Agreement as an adjustment to the merger consideration, unless prohibited by law.

Withholding

The Company, the Company’s exchange agent, Continental Stock Transfer & Trust Company, and the surviving company will be entitled to deduct and withhold from the merger consideration otherwise payable to any TTS Unitholder all amounts the Company, the exchange agent and the surviving company, as applicable, determines in good faith are required by law to be deducted or withheld therefrom. All such amounts paid to an appropriate governmental authority shall be treated as paid to such TTS Unitholder as merger consideration under the TTS Merger Agreement.

Filings

Pursuant to the TTS Merger Agreement, each of the Parties agreed to (i) provide promptly to the other such information concerning its business, financial statements and affairs as, in the reasonable judgment of the Company or its counsel, may be required or advisable to be included under the Utah LLC Code in the unitholder notice or in any amendment or supplement thereto, (ii) cooperate, to the extent commercially reasonable, legally permissible and reasonably requested by the other Party, in connection with the filing of any tax returns, audit or other tax related matter, and (iii) file, or to the extent required of TTS, reasonably cooperate to file, with the SEC the Registration Statement, of which this Prospectus forms a part, registering the aggregate stock consideration issuable under the TTS Merger Agreement.

Regulatory Matters

See “Transaction Overview—Regulatory Approvals Required for the TTS Merger” for a description of the material regulatory requirements for completion of the TTS Merger.

Pursuant to the terms of the TTS Merger Agreement, TTS agrees to use reasonable best efforts to (i) consummate and make effective the transactions contemplated by the TTS Merger Agreement, and (ii) obtain all required governmental authorizations and give notices to, and make all filings with, requisite governmental authorities and to obtain all consents and approvals from, and give all other notices to, all persons necessary or advisable in connection with the authorization, execution and delivery of the TTS Merger Agreement and the consummation of the transactions thereto.

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TTS, with the cooperation of the Company, has agreed to mail within three days of receipt by TTS of the written consent of holders of TTS Units to the holders of TTS Units a unitholder notice consisting of (i) a statement that the TTS Managers unanimously recommended that the TTS Unitholders vote in favor of the adoption of the TTS Merger Agreement and approval of the terms of the TTS Merger and (ii) such other information required or advisable under the Utah LLC Code to be included therein. Each Party has agreed to provide such information concerning its business and financial statements as in its reasonable judgement, and that of the Company’s counsel, may be required and advisable to include under the Utah LLC Code in such unitholder’s notice or any amendment or supplement thereto.

Unitholder Representative

The parties to the TTS Merger Agreement have agreed that it is desirable to designate a unitholder representative to act on behalf of TTS Unitholders for certain limited purposes. The TTS Unitholders designated Daniel Harmon as the unitholder representative. The unitholder representative may resign at any time, and the unitholder representative may be removed by the vote of TTS Unitholders which collectively are entitled to not less than a majority of the merger consideration payable under the TTS Merger Agreement. In the event that a unitholder representative has resigned or been removed, a new unitholder representative shall be appointed by a vote of the TTS Unitholders which collectively are entitled to not less than a majority of the merger consideration payable under the TTS Merger Agreement.

The unitholder representative shall have such powers and authority to (i) give and receive notices and communications, (ii) accept service of process on behalf of the TTS Unitholders, (iii) accept, object to and negotiate adjustments to the merger consideration pursuant to the applicable provisions of the TTS Merger Agreement, (iv) agree to, negotiate, and enter into settlements and compromises of, and to comply with judgments of courts or other governmental authorities and awards of arbitrators, with respect to, any claims by any indemnified party against any TTS Unitholder or by any TTS Unitholder against any indemnified party, or any other dispute between any indemnified party and any TTS Unitholder, in each case relating to the TTS Merger Agreement or the Transactions contemplated by the TTS Merger Agreement, and (v) take all actions that are either necessary or appropriate in the judgment of the unitholder representative for the accomplishment of the foregoing, or specifically mandated by the terms of the TTS Merger Agreement. The unitholder representative shall have no liability to any person for any act done or omitted under the TTS Merger Agreement in its capacity as the unitholder representative.

Termination

The Company and TTS may terminate the TTS Merger Agreement at any time prior to the Effective Time of the TTS Merger by mutual written consent authorized by the Company and TTS.

The TTS Merger Agreement may also, by written notice given before or at the TTS Closing, be terminated:

•	by the Company if there has been a breach of any of TTS’s representations, warranties or covenants contained in the TTS Merger Agreement resulting in the failure of (i) a Fundamental Representation to be true or correct in all respects as of the date of the TTS Merger Agreement or the TTS Closing Date (except to the extent expressly made as of an earlier date, in which case as of such date), (ii) any of the representations of TTS to be true or correct in all respects as of the date of the TTS Merger Agreement or the TTS Closing Date (except to the extent expressly made as of an earlier date, in which case as of such date), disregarding all qualifications and limitations as to materiality or Material Adverse Effects, or (iii) TTS to perform or comply with the covenants under the TTS Merger Agreement on or before the TTS Closing Date in all material respects and which breach specified in (i), (ii) and (iii) has not been cured or cannot be cured within thirty days after the notice of breach from the Company;

•	by the Company if there has been a breach of any of TTS’s covenants or obligations that TTS is required to perform or comply with on or prior to the TTS Closing and which breach has not been cured or cannot be cured within thirty days after the notice of the breach from the Company;

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•	by TTS if there has been a breach of any of the Company’s representations, warranties or covenants contained in the TTS Merger Agreement resulting in the failure of (i) any of the representations of the Company to be true or correct in all respects as of the date of the TTS Merger Agreement or the TTS Closing Date (except to the extent expressly made as of an earlier date, in which case as of such date) or (ii) the Company to perform or comply with the covenants under the TTS Merger Agreement on or before the TTS Closing Date in all material respects and which breach specified in (i) and (ii) has not been cured or cannot be cured within thirty days after the notice of breach from TTS;

•	by either the Company or TTS if any governmental authority has issued a non-appealable final judgment or taken any other non-appealable final action or enacted, issued or promulgated any applicable law, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting or making illegal the transactions contemplated by the TTS Merger Agreement; or

•	by either Party if the TTS Closing has not occurred on or before October 31, 2026, provided that this provision shall not be available to the either Party if such Party’s failure to fulfill any obligation under the TTS Merger Agreement shall have been the cause of the failure of the TTS Closing.

Conduct of Business

Under the TTS Merger Agreement, TTS has undertaken certain covenants that place restrictions on it from the date of the TTS Merger Agreement and the earlier of the TTS Closing Date or the date the TTS Merger Agreement is terminated pursuant to its terms unless the Company gives a written extension or waiver to such covenant.

In general, TTS has agreed to cause its business to be conducted in all material respects in the ordinary course of business consistent with past practice and furnishing to the Company all information reasonably requested, until the TTS Closing or termination of the TTS Merger Agreement pursuant to its terms. TTS has agreed to:

•	use its reasonable best efforts to maintain and preserve the business organization and retain employees, contractors and customer and partner relationships;

•	maintain TTS’s real property and assets, subject only to ordinary wear and tear;

•	submit to the Company periodic reports concerning the status of its business, operations and finances;

•	materially change its business purpose;

•	declare, set aside or pay dividends or distributions to equity holders;

•	split, combine or reclassify any of its equity interests or issue or authorize the issuance of any other securities in exchange for any of its equity interests or outstanding securities;

•	conduct a repurchase of its outstanding securities; or

•	engage in any practice or take actions that would result in certain changes to the composition, practices, capitalization or debt of TTS.

Indemnification; Managers’ and Officers’ Insurance

The TTS Merger Agreement provides that, upon the Effective Time of the TTS Merger, TTS shall obtain insurance to indemnify, defend and hold harmless and provide advance and reimbursement of reasonable expenses to, all past and present manager and officers and employees for a period of not less than six years after the TTS Closing Date to provide insurance coverage, which coverage shall be at least as favorable to the insured as the coverage now in effect, for events, acts or omissions occurring on or prior to the TTS Closing Date for all persons who were managers or officers of TTS on or prior to the TTS Closing Date.

In addition, the surviving company’s operating agreement shall contain provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of former and current directors and officers than are currently in TTS’s certificate of organization and operating agreement, which cannot be amended, appealed or modified for a period of six years from the Effective Time.

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Amendment and Supplement

The TTS Merger Agreement may not be amended, supplemented or otherwise modified except in a written document signed by each Party and any amendment or supplement signed by the unitholder representative shall be binding upon and effective against each TTS Unitholder.

Remedies; Specific Performance

The TTS Merger Agreement provides that the Parties are entitled to seek and obtain an injunction to prevent breaches of the TTS Merger Agreement and to specifically enforce the TTS Merger Agreement.

Representations and Warranties

The TTS Merger Agreement contains representations and warranties by the Company and TTS. These representations and warranties have been made solely for the benefit of the other Party to the TTS Merger Agreement and:

•	may be intended not as statements of fact, but rather as a way of allocating the risk to one of the Parties if those statements prove to be inaccurate;

•	have been qualified by disclosures that were made to the other Party in connection with the negotiation of the TTS Merger Agreement, which disclosures may not be reflected in the TTS Merger Agreement;

•	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

•	were made only as of the date of the TTS Merger Agreement or such other date or dates as may be specified in the TTS Merger Agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time.

The representations and warranties made by TTS to the Company relate to, among other things:

•	corporate organization, standing and similar corporate matters;

•	due authorization of the TTS Merger Agreement and the transactions contemplated by the TTS Merger Agreement, absence of any conflicts with third parties created by such transactions and the voting requirements for such transactions;

•	capital structure;

•	financial statements, books and records, assets, liabilities and accounts receivable;

•	required consents and approvals of governmental entities in connection with the transactions contemplated by the TTS Merger Agreement;

•	compliance with applicable laws and legal proceedings;

•	information supplied in connection with this Prospectus and the Registration Statement of which it is a part;

•	taxes and other tax matters;

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•	insurance;

•	relationships with affiliates;

•	brokers and other advisors; and

•	absence of changes or events since the date of TTS’s audited balance sheet as of December 31, 2024.

Additional representations and warranties made only by the Company to TTS relate to, among other things:

•	corporate organization, standing and similar corporate matters;

•	due authorization of the TTS Merger Agreement and the transactions contemplated by the TTS Merger Agreement and absence of any conflicts with third parties created by such transactions;

•	availability of funds and issuance of Company Class A Common Stock as merger consideration and royalty payment;

•	litigation;

•	ownership of Angel Tuttle Merger Sub; and

•	SEC filings and the filing of the Registration Statement of which this Prospectus forms a part.

Additional Agreements

The TTS Merger Agreement also contains covenants relating to cooperation in the preparation of this Prospectus, and execution of the TTS Support Agreement, which acknowledges such signatory’s agreement to be bound by the terms of the TTS Merger Agreement, and TTS Key Operator Stock Restriction Agreement, which subjects certain of Company Class A Common Stock received under the TTS Merger Agreement by such signatory to forfeiture based on failure to achieve certain performance metrics.

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MANAGEMENT

Directors and Executive Officers

The following table sets forth certain information concerning the directors and executive officers of the Company:

Directors

Name	Position	Age
Neal Harmon*	Chief Executive Officer, Chairman of the Board	48
Katie Liljenquist	Director	48
Steve Sarowitz	Director	60
Robert C. Gay	Director	74
Benton Crane	Director	43

Executive Officers

Name	Position	Age
Neal Harmon*	Chief Executive Officer, Chairman of the Board	48
Jeffrey Harmon*	Chief Content Officer	43
Jordan Harmon*	President	35
Elizabeth Ellis	Chief Operating Officer	49
Scott Klossner	Chief Financial Officer and Treasurer	69
Glen Nickle	Chief Legal Officer and Secretary	61

* Neal Harmon, Jeffrey Harmon and Jordan Harmon are brothers.

Biographical Information

Biographical information regarding the directors and executive officers of the Company is set forth below.

Directors

Neal Harmon, Chief Executive Officer and Chairman of the Board. Mr. Neal Harmon was appointed to serve as Chief Executive Officer and Chairman on the Business Combination Closing Date of the Company’s business combination pursuant to the Business Combination Merger Agreement. Mr. Harmon previously served as Chief Executive Officer and Chairman of the board of directors of Angel Legacy between 2013 and the Closing Date. Since 2013, he has also been a member of Harmon Ventures and a managing member of Harmon Brothers, LLC (“HB LLC”), a marketing agency he co-founded with his brothers Jeffrey and Jordan Harmon in 2013, which has created viral videos for its clients including Squatty Potty, Poo-Pourri and Purple Mattress. Prior to the Company, Mr. Neal Harmon worked for Orabrush, Inc. (“Orabrush”) from August 2009 to August 2013, a company he co-founded, where he served in such capacities as Chief Operating Officer and as a member of the board of directors. Since 2005, Mr. Neal Harmon has also worked for the Neal S Harmon Company, as a consultant, entrepreneur and investor, engaging in various activities such as designing and creating a trucking logistics dashboard, to connect shippers and private fleets. Mr. Neal Harmon received his master’s degree from Brigham Young University in Instructional Psychology and Technology in 2002, and his undergraduate degree from Brigham Young University in American Studies in 2001.

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Robert C. Gay, Director. Mr. Gay was appointed to the Board on the Business Combination Closing Date. He previously served on the board of directors of Angel Legacy from June 6, 2025 to the Business Combination Closing Date. Mr. Gay is the founder and Chairman of Kensington Capital Holdings, a private single-family office. He is co-founder and past CEO of the middle market private equity firm, Huntsman Gay Global Capital, a middle market private equity firm (“HGGC”). He currently serves as an Executive Director and member of HGGC’s investment committee. Mr. Gay is also an Executive Advisor and investment committee member of KSV Global, a growth stage investment firm. He previously worked as Managing Director and Chairman of the Management Committee of Bain Capital. He is a co-founder of Sorenson Capital, past co-manager of the Merchant Banking Group of Kidder Peabody, Executive Vice President of GE Capital Markets, international consultant for McKinsey & Co and an instructor in Economics at Harvard University. He has served on numerous private and public boards of directors. Mr. Gay served full-time as a General Authority Seventy for the Church of Jesus Christ of Latter-day Saints from 2012 to 2021, when he received emeritus status. Mr. Gay is currently a General Authority emeritus for the Church of Jesus Christ of Latter-day Saints and an Executive Director of Kensington Capital Philanthropies. He is actively engaged in and co-founder of the humanitarian groups: Engage Now Africa, Unitus Labs and Ending Modern Slavery. He is currently a Director of the Forever Young Foundation and co-founder of Ensign Global University in Ghana, the Ballard Center for Social Impact at BYU and the Center for Business, Health and Prosperity at the University of Utah. Mr. Gay received his Ph.D. in Business Economics from Harvard University and graduated as a Phi Beta Kappa with an A. B. from the University of Utah.

Steve Sarowitz, Director. Mr. Sarowitz was appointed to the Board on the Business Combination Closing Date. Mr. Sarowitz founded Paylocity (Nasdaq: PCTY), a leading U.S. provider of payroll and HR solutions, in 1997, where he currently serves on the board of directors. He previously served as chairman of the board of directors from Paylocity’s inception until stepping down in August 2024. Mr. Sarowitz was the Chief Executive Officer of Blue Marble Payroll, an international payroll aggregator, prior to its acquisition by Paylocity in August 2021. In addition, Mr. Sarowitz is a director of Payescape (since 2014), a UK payroll provider, and a partner in Wayfarer Studios (since 2019), Wayfarer Theaters (since 2023) and 4S Bay Partners (since 2016). He also serves on the boards of Julian Grace Foundation (since 2015), Wayfarer Foundation (since 2021), Chicago Center for Arts & Technology (since 2014) and Indiana University Women’s Philanthropy Institute (since 2022). Prior to founding Paylocity, Mr. Sarowitz worked at Robert F. White, a Chicago-based independent payroll service firm. He later was an executive at three privately-held payroll companies. Mr. Sarowitz formerly served as President of the Independent Payroll Providers Association. He has served as Executive Producer for The Gate: Dawn of the Bahai Faith, a groundbreaking documentary about the founding of the Baha’i Faith as well as other popular films like Clouds, the Garfield Movie, Ezra, It Ends with Us and Eleanor the Great. Mr. Sarowitz is a passionate Baha’i who has given presentations about the Baha’i Faith and its vision of world unity at the Parliament of the World’s Religions, leading universities and other venues around the world. He is also an international philanthropist dedicated to promoting unity through universal education and advocating for the elimination of racism, sexism, nationalism and religious prejudice. Mr. Sarowitz holds a B.A. in Economics from the University of Illinois at Urbana.

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Katie Liljenquist, Director. Ms. Liljenquist was appointed to the Board in October 2025. She previously served as a director of Angel Legacy from June 2022 to the Business Combination Closing Date. Ms. Liljenquist has served as Professor of Executive Education at the David Eccles School of Business at the University of Utah since 2014, leading executive education programs in Negotiations, Healthcare Leadership, Decision Making, the Psychology of Choice, and Women’s Influence and Advocacy. Previously, from September 2007 to December 2015, Ms. Liljenquist served as Assistant Professor at the Marriott School of Management at Brigham Young University. Ms. Liljenquist holds an BS in Psychology from Arizona State University (2000) and a MS (2004) and Ph.D. (2004) in Management & Operations from the Kellogg School of Management at Northwestern University.

Benton Crane, Director. Mr. Crane was appointed to the Board in October 2025. Mr. Crane has served as Co-Founder and CEO of 10 Ton Productions, a development house that treats entertainment properties like scalable startups, since November 2022. Mr. Crane has also served as executive producer of the Tuttle Twins television series since April 2020. Mr. Crane previously served as Managing Director from September 2013 to September 2017 and Chief Executive Officer from September 2017 to October 2022 of HB LLC. Mr. Crane was one of the original founders of Angel Legacy in 2014. Mr. Crane holds a BA in Economics from Brigham Young University (2008).Executive Officers

Neal Harmon, Chief Executive Officer and Chairman of the Board. For the biography of Mr. Neal Harmon, see “Directors” above.

Jeffrey Harmon, Chief Content Officer. Mr. Jeffrey Harmon was appointed to serve as the Company’s Chief Content Officer on the Business Combination Closing Date. Mr. Jeffrey Harmon co-founded Angel Legacy in 2013 and was the Angel Legacy’s Chief Content Officer between January 2021 and the Closing Date. Since 2013, he has been a member of Harmon Ventures and a managing member of HB LLC, a marketing agency he co-founded with his brothers Neal and Jordan Harmon in 2013. From August 2010 to August 2013, Mr. Jeffrey Harmon served as Chief Marketing Officer for Orabrush, a company he co-founded in 2009. He previously served as Orabrush’s Chief Executive Officer from October 2009 to August 2010. He is currently active with other start-up companies and concepts. He attended Brigham Young University from 2006 to 2008, where he studied business marketing, traditional marketing, internet marketing and business administration. He also attended Fundação Getulio Vargas in São Paulo in 2008, where he studied international business.

Jordan Harmon, President. Mr. Jordan Harmon was appointed to serve as the Company’s President on the Business Combination Closing Date. Mr. Jordan Harmon co-founded the Angel Legacy in 2013 and was Angel Legacy’s President between June 2022 and the Closing Date. Mr. Jordan Harmon previously served as Angel Legacy’s Head of Growth and Originals from June 2021 to July 2022 and he was also a fractional Chief Marketing Officer consultant at HB LLC, a marketing agency co-founded by his brothers Neal Harmon and Jeffrey Harmon in 2013, from October 2020 to July 2022. From September 2017 to January 2021, Mr. Jordan Harmon served as co-founder and Head of Marketing at Cove, a home security company. At Cove, he was directly responsible for the marketing initiatives that helped Cove grow into a $100.00 million business in four years. Mr. Jordan Harmon earned a B.S. in Web Development and Design from Brigham Young University–Idaho.

Elizabeth Ellis, Chief Operating Officer. Ms. Ellis was appointed to serve as the Company’s Chief Operating Officer on the Business Combination Closing Date. She previously served as the Chief of Operations of Angel Legacy from May 2015 to the Closing Date. Her duties include overseeing all operating, distribution, domestic and international operations, public relations and human resources. Prior to joining Angel Legacy, Ms. Ellis was the Director of Human Relations and Office Manager at Orabrush from September 2009 to May 2015, where she oversaw personnel and was responsible for various operational tasks. She is an ICF Professional Certified Coach and a Gallup-Certified Strengths Coach. Ms. Ellis holds an International Relations B.S. from Brigham Young University.

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Scott Klossner, Chief Financial Officer. Mr. Klossner was appointed to serve as the Company’s Chief Financial Officer and Treasurer on the Business Combination Closing Date. He previously served as the Chief Financial Officer of Angel Legacy from June 2025 to the Closing Date. He brings over 35 years of financial and operational experience to the Company. His experience spans public offerings, private placements, Sarbanes-Oxley Act compliance, mergers and acquisitions, institutional negotiations, strategic growth and planning, productivity enhancement and team building. Prior to joining the Company, Mr. Klossner served as the Chief Financial Officer of Field Nation, a marketplace for skilled technicians, since 2024. Prior to Field Nation, Mr. Klossner served as Chief Financial Officer and a member of the board of directors at Mercato Partners Acquisition Corporation (NASDAQ: MPRA), which merged with Nuvini Ltd. (NASDAQ: NVNI) in September 2023. Mr. Klossner continues to serve on the board of directors of Nuvini Ltd. Previous to that he served as the Chief Financial Officer of Kount Inc., an industry leading digital fraud protection software-as-a-service company, which was acquired by Equifax Inc. (NYSE: EFX) in February 2021. Prior to Kount, Mr. Klossner served as the Chief Financial Officer for several fast-growing companies, including online retailer Backcountry.com, which was acquired in 2007 by Liberty Media Corporation (NASDAQ: LSXMB). Mr. Klossner received his B.S. in finance from the University of Utah and an MBA from the University of Southern California.

Glen Nickle, Chief Legal Officer and Secretary. E. Glen Nickle has served as Chief Legal Officer and Secretary of Angel Studios, Inc. since April 2025. In this capacity, Mr. Nickle is responsible for overseeing the Company’s legal affairs, including corporate governance, securities compliance, litigation, regulatory matters, and risk management. Prior to joining Angel Studios, Mr. Nickle served as Chief Legal Officer and Corporate Secretary of Beyond, Inc. (formerly Overstock.com, Inc.) from May 2010 to January 2025, where he managed the legal affairs and advised the board and senior management on corporate, transactional, and regulatory matters. Before that, from August 2006 to May 2010, he held various senior legal positions at iFIT Health & Fitness Inc., where he supported the company’s legal operations and strategic initiatives. Mr. Nickle holds a Juris Doctor, a Master of Accountancy, and a Bachelor of Science from Brigham Young University.

Independence

The Board determined that each of the directors, other than Neal Harmon and Benton Crane, qualify as “independent” as defined under the applicable NYSE listing rules and SEC rules. The Board consists of a majority of “independent” directors as defined under such rules. The Company has also determined that all members of the Company’s Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are independent under the applicable NYSE listing rules and SEC rules.

Neal Harmon, Jeffrey Harmon, our Chief Content Officer and Jordan Harmon, our President, are brothers and Benton Crane, a member of the Board, is their cousin. There are no other family relationships among any of our director nominees or executive officers.

Compensation Committee Interlocks and Insider Participation

No member of the compensation committee has ever been an officer or employee of the Company. None of the executive officers of the Company serve, or have served during the last year, as a member of the Board, compensation committee, or other Board committee performing equivalent functions of any other entity that has one or more executive officers serving as one of the directors or on the compensation committee.

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DIRECTOR AND OFFICER COMPENSATION

As an emerging growth company, the Company has opted to comply with the executive compensation disclosure rules applicable to “smaller reporting companies,” as such term is defined in the rules promulgated under the Securities Act. The compensation provided to the Company’s named executive officers for the fiscal years ended December 31, 2025 and 2024 is detailed in the Summary Compensation Table below and accompanying footnotes and narrative that follow. The Company’s named executive officers for the fiscal year ended December 31, 2025 were:

•	Neal Harmon, Chief Executive Officer

•	Jordan Harmon, President

•	Jeffrey Harmon, Chief Content Officer

Executive Officer Compensation

Neal, Jordan and Jeffrey Harmon received compensation for acting in their capacities as the Company’s executive officers. The Company does not have employment agreements with its named executive officers, and there are no arrangements or plans pursuant to which the Company provides pension, retirement or similar benefits to the Company’s named executive officers. Following the Business Combination, the Company is evaluating its compensation values and philosophy and compensation plans and arrangements as circumstances require.

Summary Compensation Table

The table below summarizes the total compensation paid or earned by the Company’s named executive officers in the Company’s fiscal years ended December 31, 2025 and 2024.

Name & Principal Position	Year	Salary ($)(1)	Stock Awards ($)(2)	Option Awards ($)	Total Compensation ($)
Neal Harmon	2025	396,635	1,652,250	190,369	2,239,254
Chief Executive Officer	2024	304,128	—	776,830	1,080,958

Jordan Harmon	2025	291,798	1,241,315	4,945,497	6,478,610
President	2024	268,750	—	1,270,044	1,538,794

Jeffrey Harmon	2025	396,125	1,698,120	202,795	2,297,040
Chief Content Officer	2024	257,804	—	601,917	859,721

(1)             Salary amounts represent actual amounts earned during fiscal years 2025 and 2024. See “Principal Elements of Compensation—Base Salaries” below.

(2)             The amounts reported reflect the fair value of these awards on the grant date as determined under the principles used to calculate the value of equity awards for purposes of the Company’s financial statements, which is computed in accordance with FASB ASC Topic 718. The fair value of an option award is estimated on the date of grant using a closed-form option valuation model (Black-Scholes). The fair value of a stock award is determined based on the market value of the stock award on the date of grant. Under SEC rules, the entire grant date value of these awards is reported as compensation for the Named Executive Officer for the fiscal year in which the award was granted.

Principal Elements of Compensation

The compensation of the Company’s executive officers is comprised of (i) base salary and (ii) long-term equity incentives, consisting of stock options, restricted stock units, and performance stock units, granted under the Company’s 2025 Plan, and any other equity plan that may be approved by the Board from time to time. These principal elements of compensation are described below.

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Base Salaries

Base salary is provided as a fixed source of compensation for the Company’s executive officers. Adjustments to base salaries will be reviewed annually and as warranted throughout the year to reflect promotions or other changes in the scope of breadth of an executive officer’s role or responsibilities, as well as to maintain market competitiveness.

The actual salaries earned by each named executive officer for fiscal year 2025 and 2024 are set forth in the “Summary Compensation Table” above in the column titled “Salary.”

Long-Term Equity Incentives

The 2025 Plan provides continual motivation for our officers, employees, consultants and directors to achieve our business and financial objectives and align their interests with the long-term interests of our shareholders. The purpose of our 2025 Plan, which consists of grants of stock options, restricted stock units, and performance stock units, is to promote greater alignment of interests between employees and shareholders, and to support the achievement of our longer-term performance objectives, while providing a long term retention element. The material terms of the equity awards granted to our named executive officers prior to December 31, 2025 are set forth in the section titled “Outstanding Equity Awards at Fiscal Year-End.”

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information with respect to outstanding equity awards held by the Company’s named executive officers identified in the Summary Compensation Table as of December 31, 2025:

	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Neal Harmon	6/6/2018 (1)	190,235	—	—	0.06	6/6/2028	—	—	—	—
	6/17/2019 (2)	13,911	—	—	0.06	6/17/2029	—	—	—	—
	3/24/2020 (3)	18,726	—	—	0.06	10/25/2027	—	—	—	—
	3/16/2021 (4)	70,401	—	—	0.64	3/16/2031	—	—	—	—
	11/2/2021 (5)	37,453	—	—	1.67	11/2/2031	—	—	—	—
	10/20/2023 (6)	—	—	136,158	2.66	10/20/2033	—	—	—	—
	7/22/2024 (7)	—	—	24,157	2.66	7/22/2034	—	—	—	—
	9/10/2024 (8)	—	—	253,729	5.66	9/10/2034	—	—	—	—
	4/24/2025 (9)	—	—	41,300	6.13	4/24/2035	—	—	—	—
	7/17/2025 (10)	—	—	14,087	7.29	7/17/2035	—	—	—	—
	12/10/2025 (11)	—	—	—	—	—	245,916	1,148,428	—	—
	12/10/2025 (12)	—	—	—	—	—	—	—	129,176	603,252

Jordan Harmon	8/3/2021 (13)	535,046	—	—	1.62	8/3/2031	—	—	—	—
	4/20/2023 (14)	192,180	96,102	—	2.66	4/20/2033	—	—	—	—
	4/20/2023 (15)	—	—	1,070,092	2.66	4/20/2033	—	—	—	—
	10/20/2023 (16)	—	—	122,653	2.66	10/20/2033	—	—	—	—
	7/22/2024 (17)	—	—	28,212	2.66	7/22/2034	—	—	—	—
	9/10/2024 (18)	—	—	417,967	5.66	9/10/2034	—	—	—	—
	4/24/2025 (19)	—	—	48,025	6.13	4/24/2035	—	—	—	—
	4/24/2025 (20)	1,605,138	—	—	6.13	4/24/2035	—	—	—	—
	7/17/2025 (21)	—	—	18,603	7.29	7/17/2035	—	—	—	—
	11/18/2025 (22)	—	—	—	—	—	169,142	789,893	—	—
	11/18/2025 (23)	—	—	—	—	—	—	—	70,695	330,146

Jeffrey Harmon	6/6/2018 (24)	221,942	—	—	0.06	6/6/2028	—	—	—	—
	3/24/2020 (25)	18,726	—	—	0.06	10/24/2027	—	—	—	—
	3/16/2021 (26)	70,401	—	—	0.64	3/16/2031	—	—	—	—
	11/2/2021 (27)	37,453	—	—	1.67	11/2/2031	—	—	—	—
	10/20/2023 (28)	—	—	136,698	2.66	10/20/2033	—	—	—	—
	7/22/2024 (29)	—	—	32,429	2.66	7/22/2034	—	—	—	—
	9/10/2024 (30)	—	—	192,782	5.66	9/10/2034	—	—	—	—
	4/24/2025 (31)	—	—	40,695	6.13	4/24/2035	—	—	—	—
	7/17/2025 (32)	—	—	18,036	7.29	7/17/2035	—	—	—	—
	11/18/2025 (33)	—	—	—	—	—	245,916	1,148,428	—	—
	11/18/2025 (34)	—	—	—	—	—	—	—	70,695	330,146

(1)             Prior to the Business Combination, the fully-vested stock options represented the right to purchase 35,555 shares of Angel Legacy Class F Common Stock. Following the Company’s Business Combination, the fully-vested stock options converted into the right to purchase 190,235 shares of the Company Class B Common Stock.

(2)             Prior to the Business Combination, the fully-vested stock options represented the right to purchase 2,600 shares of Angel Legacy Class F Common Stock. Following the Company’s Business Combination, the fully-vested stock options converted into the right to purchase 13,911 shares of the Company Class B Common Stock.

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(3)             Prior to the Company’s Business Combination, the fully-vested stock options represented the right to purchase 3,500 shares of Angel Legacy Class F Common Stock. Following the Company’s Business Combination, the fully-vested stock options converted into the right to purchase 18,726 shares of the Company Class B Common Stock.

(4)             Prior to the Business Combination, the fully-vested stock options represented the right to purchase 13,158 shares of Angel Legacy Class F Common Stock. Following the Company’s Business Combination, the fully-vested stock options converted into the right to purchase 70,401 shares of the Company Class B Common Stock.

(5)             Prior to the Business Combination, the stock options represented the right to purchase 7,000 shares of Angel Legacy Class F Common Stock. Following the Company’s Business Combination, the stock options converted into the right to purchase 37,453 shares of the Company Class B Common Stock. Twenty-five percent (25%) of these options vested on November 2, 2022, with the remaining options vesting in equal monthly installments through November 2, 2025.

(6)             Prior to the Business Combination, the performance stock options (“PSOs”) were granted under Angel Legacy 2023 Performance Equity Plan and represented the right to purchase 25,448 shares of Angel Legacy Class C Common Stock. Following the Business Combination, the PSOs converted into the right to purchase 136,158 shares of the Company Class A Common Stock. These options will vest in 10 tranches, equally divided, with each tranche becoming vested based on a series of increasing stock price milestones.

(7)             Prior to the Business Combination, the PSOs were granted under Angel Legacy 2023 Performance Equity Plan and represented the right to purchase 4,515 shares of Angel Legacy Inc.’s Class C Common Stock. Following the Business Combination, the PSOs converted into the right to purchase 24,157 shares of the Company Class A Common Stock. These options will vest in 10 tranches, equally divided, with each tranche becoming vested based on a series of increasing stock price milestones.

(8)             Prior to the Business Combination, the PSOs were granted under Angel Legacy 2023 Performance Equity Plan and represented the right to purchase 47,422 shares of Angel Legacy Inc.’s Class C Common Stock. Following the Business Combination, the PSOs converted into the right to purchase 253,729 shares of the Company Class A Common Stock. These options will vest in 10 tranches, equally divided, with each tranche becoming vested based on a series of increasing stock price milestones.

(9)             Prior to the Business Combination, the PSOs were granted under Angel Legacy 2023 Performance Equity Plan and represented the right to purchase 7,719 shares of Angel Legacy Inc.’s Class C Common Stock. Following the Business Combination, the PSOs converted into the right to purchase 41,300 shares of the Company Class A Common Stock. These options will vest in 10 tranches, equally divided, with each tranche becoming vested based on a series of increasing stock price milestones.

(10)           Prior to the Business Combination, the PSOs were granted under Angel Legacy 2023 Performance Equity Plan and represented the right to purchase 2,633 shares of Angel Legacy Inc.’s Class C Common Stock. Following the Business Combination, the PSOs converted into the right to purchase 14,087 shares of the Company Class A Common Stock. These options will vest in 10 tranches, equally divided, with each tranche becoming vested based on a series of increasing stock price milestones.

(11)           Restricted Stock Units (“RSUs”) are awarded under the Company’s 2025 Long-Term Incentive Plan. The RSUs were effective on December 10, 2025, with such RSUs vesting one-third at the close of business on December 10, 2026, and the remaining two-thirds vesting in eight quarterly installments on the following dates: February 18, 2027, May 18, 2027, August 18, 2027, November 18, 2027, February 18, 2028, May 18, 2028, August 18, 2028, and November 18, 2028.

(12)           Performance Stock Units (“PSUs”) are awarded under the Company’s 2025 Long-Term Incentive Plan. These awards are considered “Full Value Awards” for purposes of the Company’s 2025 Long-Term Incentive Plan. The PSUs were effective on December 10, 2025 and will vest in 10 tranches, equally divided, with each tranche becoming vested based on a series of increasing stock price milestones.

(13)             Prior to the Company’s Business Combination, the fully-vested stock options represented the right to purchase 100,000 shares of Angel Legacy Class F Common Stock. Following the Company’s Business Combination, the fully-vested stock options converted into the right to purchase 535,046 shares of the Company Class B Common Stock.

(14)             Prior to the Business Combination, the fully-vested stock options represented the right to purchase 53,880 shares of Angel Legacy Class F Common Stock. Following the Company’s Business Combination, the fully-vested stock options converted into the right to purchase 288,282 shares of the Company Class B Common Stock. Twenty-five percent (25%) of these options vested on April 20, 2024, with the remaining options vesting in equal monthly installments through April 20, 2027.

(15)           Prior to the Business Combination, the PSOs represented the right to purchase 200,000 shares of Angel Legacy Class F Common Stock. Following the Company’s Business Combination, the PSOs converted into the right to purchase 1,070,092 shares of the Company Class B Common Stock. These options will vest in 10 tranches, equally divided, with each tranche becoming vested based on a series of increasing stock price milestones.

(16)           Prior to the Business Combination, the PSOs were granted under Angel Legacy 2023 Performance Equity Plan and represented the right to purchase 22,924 shares of Angel Legacy Inc.’s Class C Common Stock. Following the Business Combination, the PSOs converted into the right to purchase 122,653 shares of the Company Class A Common Stock. These options will vest in 10 tranches, equally divided, with each tranche becoming vested based on a series of increasing stock price milestones.

(17)           Prior to the Business Combination, the PSOs were granted under Angel Legacy 2023 Performance Equity Plan and represented the right to purchase 5,273 shares of Angel Legacy Class C Common Stock. Following the Business Combination, the PSOs converted into the right to purchase 28,212 shares of the Company Class A Common Stock. These options will vest in 10 tranches, equally divided, with each tranche becoming vested based on a series of increasing stock price milestones.

(18)           Prior to the Business Combination, the PSOs were granted under Angel Legacy 2023 Performance Equity Plan and represented the right to purchase 78,118 shares of Angel Legacy Class C Common Stock. Following the Business Combination, the PSOs converted into the right to purchase 417,967 shares of the Company Class A Common Stock. These options will vest in 10 tranches, equally divided, with each tranche becoming vested based on a series of increasing stock price milestones.

(19)           Prior to the Business Combination, the PSOs were granted under Angel Legacy 2023 Performance Equity Plan and represented the right to purchase 8,976 shares of Angel Legacy Class C Common Stock. Following the Business Combination, the PSOs converted into the right to purchase 48,025 shares of the Company Class A Common Stock. These options will vest in 10 tranches, equally divided, with each tranche becoming vested based on a series of increasing stock price milestones.

(20)           Prior to the Business Combination, the PSOs represented the right to purchase 300,000 shares of Angel Legacy Class F Common Stock. Following the Company’s Business Combination, the PSOs converted into the right to purchase 1,605,138 shares of the Company Class B Common Stock. These options will vest in 10 tranches, equally divided, with each tranche becoming vested based on a series of increasing stock price milestones.

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(21)           Prior to the Business Combination, the PSOs were granted under Angel Legacy 2023 Performance Equity Plan and represented the right to purchase 3,477 shares of Angel Legacy Class C Common Stock. Following the Business Combination, the PSOs converted into the right to purchase 18,603 shares of the Company Class A Common Stock. These options will vest in 10 tranches, equally divided, with each tranche becoming vested based on a series of increasing stock price milestones.

(22)           RSUs are awarded under the Company’s 2025 Long-Term Incentive Plan. The RSUs were effective on November 18, 2025, with such RSUs vesting one-third at the close of business on November 18, 2026, and the remaining two-thirds vesting in eight quarterly installments following such anniversary with settlement of such RSUs occurring on the second trading day following the Company’s public release of quarterly earnings during the applicable quarter.

(23)           PSUs are awarded under the Company’s 2025 Long-Term Incentive Plan. These awards are considered “Full Value Awards” for purposes of the Company’s 2025 Long-Term Incentive Plan. The PSUs were effective on November 18, 2025 and will vest in 10 tranches, equally divided, with each tranche becoming vested based on a series of increasing stock price milestones.

(24)           Prior to the Company’s Business Combination, the fully-vested stock options represented the right to purchase 41,481 shares of Angel Legacy Class F Common Stock. Following the Company’s Business Combination, the fully-vested stock options converted into the right to purchase 221,942 shares of the Company Class B Common Stock.

(25)           Prior to the Business Combination, the fully-vested stock options represented the right to purchase 3,500 shares of Angel Legacy Class F Common Stock. Following the Company’s Business Combination, the fully-vested stock options converted into the right to purchase 18,726 shares of the Company Class B Common Stock. These are held by an immediate family member of Mr. Harmon sharing the same household. Mr. Harmon is thus deemed to hold an indirect pecuniary interest in these stock options exercisable for shares of Class B Common Stock.

(26)           Prior to the Business Combination, the fully-vested stock options represented the right to purchase 13,158 shares of Angel Legacy Class F Common Stock. Following the Company’s Business Combination, the fully-vested stock options converted into the right to purchase 70,401 shares of the Company Class B Common Stock.

(27)           Prior to the Business Combination, the stock options represented the right to purchase 7,000 shares of Angel Legacy Class F Common Stock. Following the Company’s Business Combination, the stock options converted into the right to purchase 37,453 shares of the Company Class B Common Stock. Twenty-five percent (25%) of these options vested on November 2, 2022, with the remaining options vesting in equal monthly installments through November 2, 2025.

(28)           Prior to the Business Combination, the PSOs were granted under Angel Legacy 2023 Performance Equity Plan and represented the right to purchase 25,549 shares of Angel Legacy Class C Common Stock. Following the Business Combination, the PSOs converted into the right to purchase 136,698 shares of the Company Class A Common Stock. These options will vest in 10 tranches, equally divided, with each tranche becoming vested based on a series of increasing stock price milestones.

(29)           Prior to the Business Combination, the PSOs were granted under Angel Legacy 2023 Performance Equity Plan and represented the right to purchase 6,061 shares of Angel Legacy Class C Common Stock. Following the Business Combination, the PSOs converted into the right to purchase 32,429 shares of the Company Class A Common Stock. These options will vest in 10 tranches, equally divided, with each tranche becoming vested based on a series of increasing stock price milestones.

(30)           Prior to the Business Combination, the PSOs were granted under Angel Legacy 2023 Performance Equity Plan and represented the right to purchase 36,031 shares of Angel Legacy Class C Common Stock. Following the Business Combination, the PSOs converted into the right to purchase 192,782 shares of the Company Class A Common Stock. These options will vest in 10 tranches, equally divided, with each tranche becoming vested based on a series of increasing stock price milestones.

(31)           Prior to the Business Combination, the PSOs were granted under Angel Legacy 2023 Performance Equity Plan and represented the right to purchase 7,606 shares of Angel Legacy Class C Common Stock. Following the Business Combination, the PSOs converted into the right to purchase 40,695 shares of the Company Class A Common Stock. These options will vest in 10 tranches, equally divided, with each tranche becoming vested based on a series of increasing stock price milestones.

(32)           Prior to the Business Combination, the PSOs were granted under Angel Legacy 2023 Performance Equity Plan and represented the right to purchase 3,371 shares of Angel Legacy Class C Common Stock. Following the Business Combination, the PSOs converted into the right to purchase 18,036 shares of the Company Class A Common Stock. These options will vest in 10 tranches, equally divided, with each tranche becoming vested based on a series of increasing stock price milestones.

(33)           RSUs are awarded under the Company’s 2025 Long-Term Incentive Plan. The RSUs were effective on November 18, 2025, with such RSUs vesting one-third at the close of business on November 18, 2026, and the remaining two-thirds vesting in eight quarterly installments following such anniversary with settlement of such RSUs occurring on the second trading day following the Company’s public release of quarterly earnings during the applicable quarter.

(34)           PSUs are awarded under the Company’s 2025 Long-Term Incentive Plan. These awards are considered “Full Value Awards” for purposes of the Company’s 2025 Long-Term Incentive Plan. The PSUs were effective on November 18, 2025 and will vest in 10 tranches, equally divided, with each tranche becoming vested based on a series of increasing stock price milestones.

Director Compensation

The following table sets forth information regarding the total compensation awarded to, earned by or paid to our non-employee directors for their service on our board of directors, for the fiscal year ended December 31, 2025. See “Executive Compensation” for additional information regarding Mr. Harmon’s compensation.

Name	Fees Paid or Earned in Cash ($)	Stock Awards ($)(5)	Option Awards ($)(5)	Total Compensation ($)(6)
Mina Nguyen(1)	—	73,409	—	73,409
Paul Ahlstrom(2)	106,250	73,409	588,305	767,964
Robert C. Gay	—	73,409	—	73,409
Katie Liljenquist(3)	106,250	73,409	588,305	767,964
Benton Crane(4)	—	73,409	—	73,409
Steve Sarowitz	—	73,409	—	73,409

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(1)             Ms. Nguyen is not standing for re-election at the Company’s 2026 annual meeting of stockholders.

(2)             Mr. Ahlstrom is not standing for re-election at the Company’s 2026 annual meeting of stockholders.

(3)             Ms. Liljenquist was appointed to our Board on October 22, 2025.

(4)             Mr. Crane was appointed to our Board on October 22, 2025.

(5)             The amounts reported reflect the fair value of these awards on the grant date as determined under the principles used to calculate the value of equity awards for purposes of the Company’s financial statements, which is computed in accordance with FASB ASC Topic 718. The fair value of an option award is estimated on the date of grant using a closed-form option valuation model (Black-Scholes). The fair value of a stock award is determined based on the market value of the stock award on the date of grant. Under SEC rules, the entire grant date value of these awards is reported as compensation for the Named Executive Officer for the fiscal year in which the award was granted.

(6)             The aggregate number of Stock Awards outstanding and held by each non-employee director as of December 31, 2025 was 10,593 RSUs convertible into Class A Common Stock. The aggregate number of Option Awards outstanding and held by each non-employee director as of December 31, 2025 were as follows: Ms. Nguyen – 294,275 options to purchase Class B Common Stock; Mr. Ahlstrom – 320,957 options to purchase Class B Common Stock; Mr. Gay – 0; Ms. Liljenquist – 243,964 options to purchase Class B Common Stock; Mr. Crane – 0; Mr. Sarowitz – 0.

Narrative to Director Compensation Table

2025 Director Compensation Program

Each non-employee director received the following compensation for service on our Board in 2025:

•	10,593 Restricted Stock Units (“RSUs”). The RSUs were granted on October 23, 2025, with such RSUs vesting in substantially equal quarterly increments, over a one-year period beginning October 23, 2025. Upon each vesting date, each vested RSU shall automatically convert into one share of Class A Common Stock.

Mr. Ahlstrom and Ms. Liljenquist received the following additional compensation for service on our Board in 2025 due to their service on our Board prior to the Business Combination, pursuant to compensation arrangements approved by our Board prior to the Business Combination:

•	an annual cash retainer of $106,250; and

•	an initial option grant to purchase 197,720 of our Class B Common Stock, all fully vested as of December 31, 2025. The term of each option will be ten years.

2026 Director Compensation Program

On October 22, 2025, our Board approved a non-employee director compensation program (the “NECD Program”), with cash payments commencing on January 1, 2026, which is applicable to each member of our board of directors who is not also serving as an employee. Pursuant to this NECD Program, each non-employee director will receive the following compensation for service on our Board:

•	an annual cash retainer of $50,000 for eligible directors; and

•	an additional cash retainer of $15,000 for service as chair of the Audit Committee.

In connection with the NECD Program, each non-employee director received 10,593 RSUs on October 23, 2025, with such RSUs vesting one-fourth at the close of business on January 23, 2026, one-fourth vesting on April 23, 2026, one-fourth vesting on July 23, 2026, and one-fourth vesting on October 23, 2026 subject to the provisions of the Company’s 2025 Long-Term Incentive Plan (the “2025 Plan”) and the restricted stock unit agreements applicable to such grants.

We will also reimburse each non-employee director for ordinary, necessary, and reasonable out-of-pocket travel expenses to cover in-person attendance at and participation in Board and committee meetings.

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Emerging Growth Company Status

We are an “emerging growth company,” as defined in the JOBS Act. As an emerging growth company we will be exempt from certain requirements related to executive compensation, including the requirements to hold a nonbinding advisory vote on executive compensation and to provide information relating to the ratio of total compensation of our chief executive officer to the median of the annual total compensation of all of our employees, each as required by the Investor Protection and Securities Reform Act of 2010, which is part of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

Equity Benefit Plans

We believe that our ability to grant equity-based awards is a valuable and necessary compensation tool that aligns the long-term financial interests of our employees and directors with the financial interests of our stockholders. In addition, we believe that our ability to grant options and other equity-based awards helps us to attract, retain and motivate employees and directors, and encourages them to devote their best efforts to our business and financial success. The principal features of our equity incentive plan are summarized below. The summary is qualified in its entirety by reference to the actual text of the plan, which is filed as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2025.

The 2025 Plan

Stock Options. The 2025 Plan allows for the grant of (“ISOs”) and (“NQOs”) under option agreements adopted by Compensation Committee. The Compensation Committee determines the exercise price, which generally cannot be less than 100% of the fair market value of the common stock on the date of grant (or 110% for certain 10% stockholders). Options vest according to the schedule set forth in the option agreement as determined by the Compensation Committee.

Tax Limitations on ISOs. The aggregate fair market value (determined at the time of grant) of stock with respect to ISOs that become exercisable for the first time by a participant in any calendar year may not exceed $100.00 thousand. Any options exceeding this limit are treated as NQOs. ISOs granted to 10% stockholders must have an exercise price of at least 110% of fair market value and a maximum term of five years.

Full Value Awards. The 2025 Plan provides for the grant of Full Value Awards (as defined in the 2025 Plan), which may include restricted stock, restricted stock units, or other stock-based awards as determined by the Compensation Committee. These awards may be subject to vesting, forfeiture, and other conditions, including requirements based on continued service or the achievement of performance goals set by the Compensation Committee. Unless otherwise specified in the award agreement, unvested Full Value Awards are generally forfeited upon termination of service.

Other Stock Awards. The Compensation Committee may grant other types of stock-based awards, with terms and conditions determined at its discretion.

Adjustments for Changes in Capital Structure. If there is a change in the company’s capital structure (such as a stock split, recapitalization, corporate transaction involving the Company or similar event), the Compensation Committee will adjust Awards (as defined in the 2025 Plan) to reflect the transactions, which may include (i) adjustment of the number and kind of shares which may be delivered under the plan, (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the exercise price of outstanding options and (iv) any other adjustments that the Compensation Committee determines to be equitable.

Change in Control. Upon a change in control (as defined in the 2025 Plan), outstanding awards may be assumed, continued, or substituted by the acquiring or surviving entity. If not assumed or substituted, the Compensation Committee may provide for the cancellation of awards in exchange for cash or other consideration, or for awards to become fully vested or exercisable. The Plan defines a change in control to include certain acquisitions, mergers, asset sales, liquidations, or changes in board composition.

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Transferability. Awards under the 2025 Plan are generally not transferable except by will or the laws of descent and distribution, unless otherwise permitted by the Compensation Committee.

Administration. The Plan is administered by the Compensation Committee appointed by the Board, which has broad authority to determine eligibility, grant awards, set terms, and interpret the 2025 Plan.

Tax Withholding. All distributions under the 2025 Plan are subject to applicable tax withholding, which may be satisfied by cash payment or by surrendering shares as permitted by the Compensation Committee.

Amendment and Termination. The Board may amend or terminate the 2025 Plan at any time, subject to certain limitations, including participant consent for adverse changes and stockholder approval for material revisions.

Rule 10b5-1 Plans

Our directors, officers and key employees may adopt written plans, known as Rule 10b5-1 plans, in which they will contract with a broker to buy or sell shares of our common stock on a periodic basis. Under a Rule 10b5-1 plan, a broker executes trades under parameters established by the director or officer when entering into the plan, without further direction from them. The director or officer may amend a Rule 10b5-1 plan in some circumstances and may terminate a plan at any time. Our directors and executive officers may also buy or sell additional shares outside of a Rule 10b5-1 plan when they do not possess of material nonpublic information, subject to compliance with the terms of our Securities Trading Policy.

401(k) Plan

We maintain a tax-qualified retirement plan that provides eligible U.S. employees with an opportunity to save for retirement on a tax-advantaged basis (the “401(k) Plan”). 401(k) Plan participants are able to defer eligible compensation on a pre-tax or after tax (Roth) basis, subject to applicable annual Code limits. The 401(k) Plan is intended to be qualified under Section 401(a) of the Code with the 401(k) Plan’s related trust intended to be tax exempt under Section 501(a) of the Code. As a tax-qualified retirement plan, pre-tax contributions to the 401(k) Plan and earnings on those contributions are not taxable to the employees until distributed from the 401(k) Plan, and earnings on Roth contributions are not taxable when distributed from the 401(k) Plan.

Policies and Practices Related to the Grant of Certain Equity Awards

From time to time, the Company grants stock options to its employees, including the named executive officers, and to its non-employee directors. Historically, the Company has granted new-hire option awards on or soon after a new hire’s employment start date and refresh, promotion or retention option grants when and as determined by the Company’s Compensation Committee. The Company does not maintain any written policies on the timing of awards of stock options, stock appreciation rights or similar instruments with option-like features. The Compensation Committee considers whether there is any material nonpublic information (“MNPI”) about the Company when determining the timing of stock option grants and will not seek to time the award of stock options in relation to the Company’s public disclosure of MNPI, and the Company does not time the public release of MNPI for the purpose of affecting the value of executive compensation.

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CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

The following includes a summary of transactions that have occurred since the beginning of the Company’s last fiscal year and any currently proposed transactions to which we have been or are to be a party in which the amount involved exceeded or will exceed $120,000, and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our capital stock or any member of the immediate family of any of the foregoing persons, each of whom we refer to as a “related party,” had or will have a direct or indirect material interest.

Promotion and Marketing Services Agreement with HB LLC

On July 23, 2021, the Company entered into a Promotion and Marketing Services Agreement (the “HB Marketing Agreement”) with HB LLC, in which Neal Harmon, Jeffrey Harmon and Benton Crane own a majority interest. Fees payable to HB LLC are paid as promotion and marketing for services performed by HB LLC, are billed upon completion of the services and are calculated based on hourly rates agreed upon between HB LLC and the Company that are comparable to those charged by HB LLC to other non-related customers.

For the promotion and marketing services provided by HB LLC pursuant to the HB Marketing Agreement, during the fiscal year ended December 31, 2024, the Company paid HB LLC $0.5 million. During the fiscal year ended December 31, 2025, the Company paid HB LLC $0.6 million. In February 2025, the Company entered into a non-binding term sheet to acquire HB LLC for stock consideration based on a valuation of up to $6.3 million.

Black Autumn

Benton Crane, a member of the Board, is an executive producer and Chairman of the Black Autumn Show, Inc. (“Black Autumn”) board of directors and is also a part-owner in Black Autumn, both through direct ownership as well as his ownership in 10 Ton Productions, which owns a portion of Black Autumn. In April 2025, the Company entered into a non-binding term sheet to acquire Black Autumn, including its Homestead film, television series and related assets, for stock consideration based on a valuation of up to $28.2 million.

On November 14, 2025, the Company entered into an Agreement and Plan of Merger (“Homestead Merger Agreement”), by and among the Company, Angel Black Autumn Merger Sub, Inc., a Delaware Corporation and wholly-owned subsidiary of the Company, Black Autumn Show, Inc., a Delaware Corporation (“Homestead”) and the Stockholder Representative (as defined in the Black Autumn Merger Agreement), pursuant to which we will acquire directly or indirectly all of the equity interests of Black Autumn, which owns the rights to the Homestead movie and series. Under the terms of the Homestead Merger Agreement, if the merger is completed, at the effective time of the merger, the following consideration will be payable: at the effective time, each holder of issued and outstanding shares of Black Autumn Stock will be entitled to receive (a) that number of shares of our Class A Common Stock equal to (i)(A) the Homestead Per Share Merger Consideration multiplied by (B) the number of shares Homestead Stock held by such holder as of immediately prior to the Effective Time, divided by (ii) $6.13, plus (b) such holder’s Homestead Pro Rata Share of the Homestead Royalty Shares. All capitalized terms used in this paragraph are used as defined in the Homestead Merger Agreement, which is filed as Exhibit 10.16 to our Annual Report on Form 10-K for the year ended December 31, 2025, which was filed with the SEC on March 12, 2026.

In the ordinary course of business, Black Autumn and Angel Studios Licensing, LLC, a subsidiary of the Company, are party to that certain Content Distribution Agreement, dated May 2, 2023, pursuant to which the Company was granted the right to distribute content from Black Autumn’s Homestead television series, pursuant to which the Company paid Black Autumn $0.2 million during the year ended December 31, 2024 and $6.5 million during the year ended December 31, 2025.

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TTS

In July 2022, the Company purchased an 8% interest in TTS for $1.70 million. Daniel Harmon, brother of Neal, Jordan and Jeffrey Harmon, is the President and a manager of TTS, and Benton Crane is an executive producer and manager of TTS. Additionally, the Company’s CEO, Neal Harmon, President, Jordan Harmon, certain family members of the Company’s directors and officers, and certain affiliated entities of the Company, including Harmon Brothers, LLC and VAS Portal, LLC, own TTS Units. According to TTS latest SEC Filing on Form C-AR, Daniel Harmon owns 24.72% of the outstanding voting equity of TTS. TTS is a family show that teaches principles of freedom, economics and constitutional values, which the Company streams on its platform. In August 2023, the Company entered into negotiations to acquire TTS in full. While negotiations are ongoing, the Company committed to funding the operations of TTS through the entirety of season four, with a maximum commitment of $9.50 million. If the acquisition of TTS by the Company is not consummated, any amount of operational funding contributed by the Company to TTS after the consummation of the TTS Merger will be converted into TTS Preferred Units at $1.16 per share. The Company has provided $9.3 million to TTS as of December 31, 2025.

In the ordinary course of business, TTS and Angel Studios Licensing, LLC, a subsidiary of the Company, are party to that certain Content Distribution Agreement, dated July 2, 2022, pursuant to which the Company was granted the right to distribute content from TTS’ Tuttle Twins television series, pursuant to which the Company paid TTS $4.4 million during the year ended December 31, 2024 and $3.9 million during the year ended December 31, 2025. During the years ended December 31, 2024 and 2025, total payments, including royalties paid to TTS, were $4.4 million and $3.9 million, respectively. During the year ended December 31, 2024, total revenues recognized by the Company from TTS was $3.3 million and during the year ended December 31, 2025, total revenues recognized by the Company from TTS was $5.5 million.

On November 14, 2025, as amended on June 29, 2026, we entered into the TTS Merger Agreement pursuant to which we will acquire directly or indirectly all of the equity interests of TTS. Under the terms of the TTS Merger Agreement, if the merger is completed, at the Effective Time of the TTS Merger, all of the issued and outstanding TTS Units held by TTS Unitholders will be cancelled and extinguished and converted automatically into the right to receive the TTS Merger Consideration, consisting of, as applicable, (a) for TTS Investors, an amount in cash per TTS Investor Unit equal to the TTS Investor Per Unit Cash Consideration and a number of shares of Company Class A Common Stock per TTS Investor Unit equal to the TTS Investor Per Unit Stock Consideration, (b) for TTS Key Operators, a number of shares of Company Class A Common Stock per TTS Key Operator Unit equal to the TTS Key Operator Per Unit Stock Consideration.

Loan Agreement

On February 23, 2024, the Company entered into a revolving P&A loan agreement (the “P&A Loan Agreement,” as amended by the first amendment to the P&A Loan Agreement, dated as of December 1, 2024, the “P&A Loan Agreement Amendment,” together with the P&A Loan Agreement, the “Amended P&A Loan Agreement”) with Angel P&A, LLC, a Delaware limited liability company (“Angel P&A”). At the time of execution of the Amended P&A Loan Agreement, Angel P&A was 100% owned by Patrick Reilly, who served as the Company’s Chief Financial Officer at such time and currently serves as its Senior Vice President of Finance, along with two other current employees of the Company.

Angel P&A was set up for the specific purpose of raising up to $15.00 million in P&A funds for the Company to use for upcoming theatrical releases, in exchange for revenue participation rights of the films. The revenue participation rights allow Angel P&A the right to receive an amount not to exceed 115% (initial investment plus a 10%-15% return, which depends on the term of the loan) of their invested amount. Angel P&A has priority on the: (i) cash receipts to the Company of the particular film they invested in and shall be paid in full before any other claims, with the exception of P&A funds raised pursuant to Regulation A offerings under Section 3(b) of the Securities Act (if any) which would take first priority and (ii) proceeds from all other films, net of our contractual payment obligations associated with such license or other agreements.

An initial draw of $10.00 million took place in March 2024 and was paid back in June 2024 along with a 10% return. A draw of $2.00 million was made in July 2024 and paid back in September 2024 along with a 10% return. Draws totaling $8.00 million were made in December 2024, with payment of principal and related interest due in 2025. Once Angel P&A receives the repayment on these notes, the interest portion will be distributed to the institutional investors and the original investment can either remain at Angel P&A (up to $5.00 million) for additional P&A loans needed by the Company or be returned to the institutional investors until the Company has further need of the funds. The commitment period between Angel P&A and the Company, and between Angel P&A and the investors, lasts through February 2027. Angel P&A has no employees and is not anticipated to incur any operating expenses. As of December 31, 2025 and December 31, 2024, $53.5 million and $8.2 million, respectively, of notes payable and related interest was due to Angel P&A. No current employees of the Company receive any compensation or remuneration from Angel P&A.

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The foregoing description of the Amended P&A Loan Agreement is a summary of the P&A Loan Agreement and the P&A Loan Agreement Amendment, copies of which were filed with the Company’s Annual Report on Form 10-K on March 28, 2025, as Exhibit 10.11 and Exhibit 10.12, respectively, and the terms of which are incorporated by reference herein.

Director and Officer Indemnification

The Company’s certificate of incorporation provides that the Company, to the fullest extent permitted by applicable law, shall indemnify and hold harmless each person who is or was made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that he or she is or was a director or officer of the Company or, while a director or officer of the Company is or was serving at the request of the Company as a director, officer, employee or agent of another enterprise, including service with respect to an employee benefit plan (an “indemnitee”), the Company shall to the fullest extent, permitted by applicable law, pay the expenses (including attorneys’ fees) incurred by an indemnitee in defending or otherwise participating in any proceeding in advance of its final disposition.

The Company has adopted a policy of directors’ and officers’ liability insurance that insures its officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures the Company against its obligations to indemnify officers and directors.

These provisions may discourage stockholders from bringing a lawsuit against the Company’s directors and officers for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against officers and directors, even though such an action, if successful, might otherwise benefit the Company and its stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent the Company pays the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.

The Company believes that these provisions, the directors’ and officers’ liability insurance and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.

Registration Rights Agreement

The Business Combination Merger Agreement contemplated that, at the closing of the Business Combination, the Company, the Sponsor, certain former stockholders of the Company and certain third-party Southport investors would enter into that certain Registration Rights Agreement, pursuant to which the Company would agree to register for resale, pursuant to Rule 415 under the Securities Act, certain shares of Common Stock that are held by the parties thereto from time to time. The Registration Rights Agreement amends and restates the original registration rights agreement entered into by Southport and the Sponsor, which terminated at the Closing. Pursuant to the Registration Rights Agreement, the stockholder parties have customary registration rights, including shelf, demand and piggy-back rights, subject to cooperation and cut-back provisions, with respect to the shares of Common Stock held by such parties following the consummation of the Business Combination.

The foregoing description is qualified in its entirety to the full text of the Registration Rights Agreement, a form of which is filed as Exhibit 10.1 to our Registration Statement on Form S-1 filed with the SEC on September 16, 2025, and is incorporated herein by reference.

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Lock-Up Agreement

The Business Combination Merger Agreement contemplated that, at the closing of the Business Combination, the Company, the Sponsor and certain of the former stockholders of the Company would enter into a Lock-Up Agreement (the “Lock-Up Agreement”), pursuant to which the parties thereto will agree to restrictions on transfer for up to one year following the Business Combination Closing Date with respect to the Lock-Up Shares (as defined in the Lock-Up Agreement), which lock-up, subject to certain exceptions, will end on the earlier of (i) the date that is one year after the Business Combination Closing Date and (ii) (a) for 33% of the Lock-Up Shares held by each of the parties thereto (and their respective permitted transferees), the date which the last reported sale price of Common Stock equals or exceeds $12.50 per share (subject to adjustment) for any 20 trading days within any 30-trading day period commencing at least 30 days after the Business Combination Closing Date and (b) for an additional 50% of the Lock-Up Shares held by each of the parties thereto (and their respective permitted transferees), the date which the last reported sale price of the Common Stock equals or exceeds $15.00 per share (subject to adjustment) for any 20 trading days within any 30-trading day period commencing at least 30 days after the Business Combination Closing Date. The Lock-Up Agreement superseded the lock-up provisions set forth in (i) Section 7 of that certain letter agreement, dated as of December 9, 2021, by and among Southport, the Sponsor and the other signatories thereto and (ii) Section 5 of that certain letter agreement, dated as of January 6, 2022, by and among Southport and the other signatories thereto, which provisions are of no further force or effect as of the closing of the Business Combination.

Policies and Procedures for Related Party Transactions

The Company adopted a formal written related-party transactions policy that sets forth our policies and procedures regarding the identification, review, consideration and oversight of “related-party transactions.” For purposes of this policy only, a “related-party transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) involving an amount that exceeds $120,000 in which the Company is a participant and in which a “related-party” has a material interest. Transactions involving compensation for services provided to the Company as an employee, consultant or director are not considered related-party transactions under this policy. A related party is any executive officer, director, nominee to become a director or a beneficial owner of more than 5% of Common Stock, including any of their immediate family members and affiliates, including entities owned or controlled by such persons.

Under the policy, where a transaction has been identified as a related-party transaction, management must present information regarding the proposed related-party transaction to the Company’s Audit Committee (or, where review by the Company’s Audit Committee would be inappropriate, to another independent body of the Board) for review. The presentation must include a description of, among other things, all of the parties thereto, the direct and indirect interests of the related parties, the purpose of the transaction, the material facts, the benefits of the transaction to the Company and whether any alternative transactions are available, an assessment of whether the terms are comparable to the terms available from unrelated third parties and management’s recommendation. To identify related-party transactions in advance, the Company will rely on information supplied by its executive officers, directors and certain significant stockholders. In evaluating related-party transactions, the Company’s Audit Committee or another independent body of the Board will consider the relevant available facts and circumstances, including, but not limited to:

•	the risks, costs and benefits to the Company;

•	the impact on a director’s independence in the event the related party is a director, immediate family member of a director or an entity with which a director is affiliated;

•	the terms of the transaction;

•	the availability of other sources for comparable services or products; and

•	the terms available to or from, as the case may be, unrelated third parties.

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PRINCIPAL STOCKHOLDERS OF THE COMPANY

The following table sets forth information regarding beneficial ownership of our capital stock as of August 5, 2026 by:

•	each person, or group of affiliated persons, known by us to beneficially own more than 5% of Company stock;

•	each of our directors;

•	each of our named executive officers; and

•	all of our current executive officers and directors as a group.

We have determined beneficial ownership in accordance with the rules and regulations of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting of securities, or to dispose or direct the disposition of securities, or has the right to acquire such powers within 60 days. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole investment power with respect to all shares that they beneficially own, subject to applicable community property laws. The beneficial ownership percentages set forth in the table below are based on 130,096,882 shares of Class A Common Stock and 56,659,437 shares of Class B Common Stock issued and outstanding as of August 5, 2026.

Name and Address of Beneficial Owner Directors and Named Executive Officers(1)	Shares of Class A Common Stock(4)		% of Class A Common Stock(2)	Shares of Class B Common Stock		% of Class B Common Stock(2)	% of Voting Power(3)
Neal Harmon	54,344	(5)	*	17,290,409	(9)	30.34%	24.71%
Jeffrey Harmon	345,425	(6)	*	17,186,910	(10)	30.15%	24.60%
Jordan Harmon	8,673		*	1,996,835	(11)	3.44%	2.81%
Katie Liljenquist	60,945		*	272,498	(12)	*	*
Steve Sarowitz	1,036,106	(7)	*	—		*	*
Robert C. Gay	216,381	(8)	*	—		*	*
Benton Crane	210,592		*	367,202		*	*
All Company directors and named executive officers as a group (seven individuals)	1,932,466		1.49%	37,113,854		63.24%	52.03%
5% Holders of Combined Company Common Stock
Entities affiliated with Stephen Oskoui 555 E. 5th Street #3127 Austin, TX 78701	19,571,156	(13)	15.04%	—		*	2.81%
The Angel Mission Trust 300 Bellevue Parkway, Suite 300 Wilmington, DE 19809	—		*	10,146,000		17.91%	14.56%

*Less than 1%.

(1)	Unless otherwise noted, the business address of each of the named executive officers and directors of the Company is 295 W Center St., Provo, UT 84601.
(2)	Numbers and percentages in the table are based on 130,096,882 shares of Class A Common Stock outstanding and 56,659,437 shares of Class B Common Stock outstanding in each case as of August 5, 2026, for a total of 186,756,319 shares outstanding.
(3)	Voting power is calculated as a total of votes per share divided by the total number of votes available. Class A Common Stock has one vote per share and Class B Common Stock has ten votes per share. Based on the total number of shares outstanding, there are a total of 696,691,252 votes available to be cast
(4)	Includes shares that the above individuals have the right to acquire within sixty days of August 5, 2026, as follows: Mr. Neal Harmon – 0; Mr. Jeffrey Harmon – 0; Mr. Jordan Harmon – 0; Ms. Liljenquist – 2,648; Mr. Sarowitz – 2,648; Mr. Gay – 2,648; Mr. Crane – 2,648; and all directors and executive officers as a group – 10,592.
(5)	27,849 shares of Class A Common Stock are held by an immediate family member of Mr. Harmon sharing the same household. Mr. Harmon is thus deemed to hold an indirect pecuniary interest in these shares of Class A Common Stock.
(6)	319,101 shares of Class A Common Stock are held by an immediate family member of Mr. Harmon sharing the same household. Mr. Harmon is thus deemed to hold an indirect pecuniary interest in these shares of Class A Common Stock.
(7)	Includes 703,970 shares of Class A Common Stock held by 4S Unity Direct, LLC. Mr. Sarowitz disclaims beneficial ownership of these securities except to the extent of his pecuniary interest therein, and the inclusion of these shares in this report shall not be deemed an admission of beneficial ownership.
(8)	Includes 205,789 shares of Class A Common Stock held by KI 2025 Directs, LLC. Mr. Gay disclaims beneficial ownership of these securities except to the extent of his pecuniary interest therein, and the inclusion of these shares in this report shall not be deemed an admission of beneficial ownership.

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(9)	Includes (i) 330,726 shares of Class B Common Stock subject to stock options that are currently exercisable and (ii) 3,277,536 shares of Class B Common Stock held by an irrevocable trust established for the benefit of Mr. Harmon’s family members who are deemed to share the same household for estate planning purposes.
(10)	Includes (i) 348,522 shares of Class B Common Stock subject to stock options that are currently exercisable and (ii) 3,056,369 shares of Class B Common Stock held by an irrevocable trust established for the benefit of Mr. Harmon’s family members who are deemed to share the same household for estate planning purposes.
(11)	Includes (i) 1,231,422 shares of Class B Common Stock subject to stock options that are currently exercisable, and (ii) 118,334 shares of Class B Common Stock subject to stock options that will be exercisable within sixty days of August 5, 2026.
(12)	Includes 243,964 shares of Class B Common Stock subject to stock options that are currently exercisable.
(13)	Includes (i) 19,459,882 shares of Class A Common Stock by Gigafund 1, LP, and (ii) 111,274 shares of Class A Common Stock by Stephen Oskoui. Gigafund 1 GP, LP is the general partner of Gigafund 1, LP. Mr. Oskoui has shared control over all voting and investments decisions with respect to securities held by Gigafund 1, LP and Gigafund 1 GP, LP. Accordingly, Mr. Nosek and Mr. Oskoui may each be deemed to beneficially own Class A Common Stock directly held by Gigafund 1, LP. The principal address of Mr. Oskoui is 555 E. 5th Street #3127 Austin, TX 78701.

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PRINCIPAL UNITHOLDERS OF TCP

The following table sets forth information regarding beneficial ownership of TCP Units as of August 5, 2026 by:

•	each person, or group of affiliated persons, known by TCP to beneficially own more than 5% of voting TCP Units;

•	each of TCP’s managers;

•	each of TCP’s executive officers; and

•	all of TCP’s current executive officers and managers as a group.

TCP has determined beneficial ownership in accordance with the rules and regulations of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting of securities, or to dispose or direct the disposition of securities, or has the right to acquire such powers within 60 days. Except as indicated by the footnotes below, TCP believes, based on information furnished to TCP, that the persons and entities named in the table below have sole voting and sole investment power with respect to all shares that they beneficially own, subject to applicable community property laws. The beneficial ownership percentages set forth in the table below are based on 21,601,949 shares of TCP Common Units issued and outstanding as of August 5, 2026. TCP Class A Preferred Units and TCP Class B Preferred Units are non-voting securities, except for designation of a TCP Manager pursuant to the TCP Operating Agreement.

	TCP Common Units
Name and Address of Beneficial Owner(1)	Units	Percentage
Greater than 5% Holder
Shining Isle Productions, LLC	16,250,000	75.22%
Managers and Officers
Brock Starnes	1,765,849	8.17%
All managers and executive officers as a group (1 person)	1,765,849	8.17%

*Less than 1%.

(1) Unless otherwise noted, the business address of each of the executive officers, managers and 5% holders of TCP is c/o Toothy Cow Productions LLC, 230 Franklin Rd., Building 3, Suite 3A, Franklin, Tennessee 37064 and the telephone number is (615) 289-4438.

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PRINCIPAL UNITHOLDERS OF TTS

The following table sets forth information regarding beneficial ownership of TTS Units as of August 7, 2026 by:

•	each person, or group of affiliated persons, known by TTS to beneficially own more than 5% of voting TTS Units;

•	each TTS Manager;

•	each of TTS’s executive officers; and

•	all of TTS’s current executive officers and managers as a group.

TTS has determined beneficial ownership in accordance with the rules and regulations of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting of securities, or to dispose or direct the disposition of securities, or has the right to acquire such powers within 60 days. Except as indicated by the footnotes below, TTS believes, based on information furnished to TTS, that the persons and entities named in the table below have sole voting and sole investment power with respect to all shares that they beneficially own, subject to applicable community property laws. The beneficial ownership percentages set forth in the table below are based on 12,340,496 shares of TTS Common Units issued and outstanding as of August 7, 2026. TTS Preferred Units are non-voting securities.

	TTS Common Units
Name and Address of Beneficial Owner(1)	Shares	Percentage
Greater than 5% Holder
Harmon Brothers, LLC	1,877,750	15.2%
Libertas Institute(2)	1,260,000	10.2%
The Morningstar Company	896,000	7.3%
Annielle Harmon	700,000	5.7%
Tuttle Twins Holding Co., LLC(3)	623,852	5.1%
Managers and Officers
Daniel Harmon	3,028,005	24.6%
Jonny Vance	1,334,874	10.8%
Connor Boyack(4)	1,883,852	15.2%
All managers and executive officers as a group (3 persons)	6,246,731	50.7%

*Less than 1%.

(1)            Unless otherwise noted, the business address of each of the executive officers, managers and 5% holders of TTS is c/o Tuttle Twins Show LLC, 2601 North Canyon Road, Provo, Utah 84604.

(2)            Connor Boyack is deemed to have voting and dispositive power over such TTS Common Units of Libertas Institute.

(3)            Connor Boyack is deemed to have voting and dispositive power over such TTS Common Units of TTHC.

(4)            Includes (i) 1,260,000 TTS Common Units held by the Libertas Institute and (ii) 623,852 TTS Common Units held by TTHC, to which Connor Boyack has voting and dispositive power.

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MARKET PRICE AND DIVIDEND INFORMATION OF TARGETS

Market Information

There is no established public trading market for any class of common equity of the Targets.

Holders

TCP

As of August 5, 2026, there are 44 holders of record of TCP Common Units.

TTS

As of August 5, 2026, there are 33 holders of record of TTS Common Units.

Dividend Policy

None of the Targets have paid any cash dividends on their common equity to date and do not intend to pay cash dividends prior to the completion of the Mergers. Following the Mergers, the payment of cash dividends in the future will be dependent upon the Company’s revenues and earnings, if any, capital requirements and general financial condition. The payment of any cash dividends will be within the discretion of the Board. The Company’s ability to declare dividends will also be limited by restrictive covenants pursuant to any debt financing.

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MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a discussion of certain material U.S. federal income tax consequences of the Mergers to U.S. holders (as defined below) of (1) TCP Units or TTS Key Operator Units that exchange their TCP Units or TTS Key Operator Units, as applicable, for Company Class A Stock and (2) TTS Investor Units that exchange their TTS Investor Units for Company Class A Common Stock and cash. This discussion is based upon current provisions of the Code, existing and proposed U.S. Treasury regulations (the “Treasury Regulations”) promulgated under the Code and current administrative rulings and court decisions, all of which are subject to change, possibly with retroactive effect. Changes in these authorities may cause the tax consequences to vary substantially from the consequences described below. No ruling has been or is expected to be sought from the Internal Revenue Service (the “IRS”) with respect to any of the tax consequences discussed below. As a result, there can be no assurance that the IRS will not assert, or that a court would not sustain, a position contrary to any of the conclusions set forth below.

This discussion is limited to U.S. holders that hold their TCP Units and TTS Units as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address any tax consequences arising under the unearned income Medicare contribution tax on net investment income or the alternative minimum tax, nor does it address any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction, or under any U.S. federal laws other than those pertaining to income taxes. Furthermore, this discussion does not address all aspects of U.S. federal income taxation that may be applicable to U.S. holders in light of their particular circumstances or to U.S. holders subject to special treatment under U.S. federal income tax laws, including, without limitation:

•	a bank, insurance company or other financial institution;

•	a tax-exempt organization;

•	a real estate investment trust;

•	a partnership, S corporation or other pass-through entity (or an investor in a partnership, S corporation or other pass-through entity);

•	a regulated investment company or a mutual fund;

•	a “controlled foreign corporation” or a “passive foreign investment company”;

•	a dealer or broker in stocks and securities, or currencies;

•	a trader in securities that elects mark-to-market treatment;

•	a person that received TCP Units or TTS Units, as applicable, through the exercise of an employee option, pursuant to a retirement plan or otherwise as compensation;

•	holders of options, or holders of restricted units or bonus units, granted under any Target benefit plan;

•	a person whose functional currency is not the U.S. dollar;

•	a person that holds TCP Units or TTS Units as part of a hedge, straddle, conversion or other “synthetic security” or integrated transaction;

•	a person whose TCP Units or TTS Units may be considered “qualified small business stock” under Section 1202 of the Code;

•	a person that acquired their TCP Units or TTS Units in a transaction subject to the gain rollover provisions of Section 1045 of the Code;

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•	a person subject to special tax accounting rules as a result of any item of gross income with respect to TCP Units or TTS Units being taken into account in an “applicable financial statement” (as defined in the Code), or

•	subject to special tax accounting rules as a result of any item of gross income with respect to TCP Units and TTS Units to U.S. expatriate or former long-term resident of the United States.

If a partnership, or any entity treated as a partnership for U.S. federal income tax purposes, holds TCP Units or TTS Units, the tax treatment of a partner in such partnership generally will depend on the status of the partner and the activities of the partnership. A partner in a partnership holding TCP Units or TTS Units should consult its own tax advisor.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of TCP Units or TTS Units that is for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;

•	a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	a trust if (i) a U.S. court is able to exercise primary supervision over the trust’s administration and one or more United States persons (within the meaning of Section 7701(a)(30) of the Code) are authorized to control all substantial decisions of the trust or (ii) the trust has a valid election in effect under applicable Treasury Regulations to be treated as a United States person for U.S. federal income tax purposes; or

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source.

THIS DISCUSSION IS PROVIDED FOR GENERAL INFORMATION ONLY AND IS NOT A COMPLETE ANALYSIS OR DESCRIPTION OF ALL POTENTIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGERS. EACH HOLDER OF TCP Units or TTS Units IS STRONGLY URGED TO CONSULT WITH AND RELY UPON ITS OWN TAX ADVISOR AS TO THE SPECIFIC FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES TO SUCH HOLDER OF THE MERGERS TAKING INTO ACCOUNT ITS OWN PARTICULAR CIRCUMSTANCES.

Treatment of the Mergers

TCP and TTS have elected to be treated as corporations for U.S. federal income tax purposes. Each Merger is intended to qualify as a “reorganization” within the meaning of Section 368(a) of the Code for U.S. federal income tax purposes. However, it is not a closing condition to the completion of the Mergers that the Company or the Targets receive an opinion of counsel that the Mergers qualify as reorganizations. Moreover, the Company and the Targets have not sought and will not seek any ruling from the IRS regarding any matters relating to the Mergers and, as a result, there can be no assurance that the IRS would not assert that the Mergers do not qualify as “reorganizations” or that a court would not sustain such a position. If the IRS were to successfully challenge the “reorganization” status of the Mergers, the tax consequences would differ materially from those described in this Prospectus, as discussed below.

U.S. holders are urged to consult their tax advisors regarding the proper U.S. federal income tax treatment of the Mergers, including with respect to their qualifications as “reorganizations” within the meaning of Section 368(a) of the Code in light of the uncertainties discussed above.

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U.S. Holders that Exchange TCP Units or TTS Key Operator Units Solely for Company Class A Common Stock

Assuming that each Merger qualifies as a “reorganization” within the meaning of Section 368(a) of the Code for U.S. federal income tax purposes, generally, a U.S. holder that exchanges its TCP Units or TTS Key Operator Units solely for Company Class A Common Stock:

•	should not recognize any gain or loss upon the exchange of TCP Units or TTS Key Operator Units for Company Class A Common Stock;

•	should have a tax basis in Company Class A Common Stock received in the applicable Merger equal to the tax basis of the TCP Units or TTS Key Operator Units surrendered in the exchange therefor; and

•	should have a holding period for Company Class A Common Stock received in the applicable Merger that includes its holding period for its TCP Units or TTS Key Operator Units surrendered in the exchange therefor.

If U.S. holders acquired different blocks of TCP Units or TTS Key Operator Units, as applicable, at different times or at different prices, such holders’ basis and holding period in their shares of Company Class A Common Stock may be determined with reference to each block of TCP Units or TTS Key Operator Units, as applicable. Any such holders should consult their tax advisors regarding the manner in which Company Class A Common Stock received in the exchanges should be allocated among different blocks of TCP Units or TTS Key Operator Units and with respect to identifying the bases or holding periods of the particular shares of Company Class A Common Stock received in the Mergers.

If a Merger does not qualify as a “reorganization” within the meaning of Section 368(a) of the Code for U.S. federal income tax purposes, then a U.S. holder that exchanges such TCP Units or TTS Key Operator Units for Company Class A Common Stock should generally recognize gain or loss equal to the difference, if any, between (1) the fair market value, at the effective time of such Merger, of Company Class A Common Stock received in such Merger and (2) such holder’s adjusted tax basis in the TCP Units or TTS Key Operator Units surrendered in such Merger. Gain or loss must be calculated separately for each block of TCP Units or TTS Key Operator Units exchanged by such U.S. holder if such blocks were acquired as different times or for different prices. Any gain or loss recognized generally should be capital gain or loss, and generally should be long-term capital gain or loss if the U.S. holder’s holding period in a particular block of TCP Units or TTS Key Operator Units is more than one year at the effective time of the applicable Merger. Long-term capital gain for certain non-corporate taxpayers, including individuals, is generally taxed at reduced U.S. federal income tax rates. The deductibility of such losses is subject to limitations. A U.S. holder’s tax basis in the shares of Company Class A Common Stock received in the applicable Merger should be equal to the fair market value thereof as of the effective time of such Merger and such U.S. holder’s holding period in such shares would begin on the day following closing of such Merger.

U.S. Holders that Exchange TTS Investor Units for Company Class A Common Stock and Cash

Assuming that the TTS Merger qualifies as a “reorganization” within the meaning of Section 368(a) of the Code for U.S. federal income tax purposes, generally, a U.S. holder that exchanges its TTS Investor Units for Company Class A Common Stock and cash:

•	should recognize gain, but not loss, in an amount equal to the lesser of (1) the amount by which the sum of the fair market value of Company Class A Common Stock and cash received by a TTS Investor exceeds such holder’s tax basis in its TTS Investor Units, and (2) the amount of cash received by such TTS Investor;

•	should have a tax basis in Company Class A Common Stock received in the TTS Merger equal to the tax basis of the TTS Investor Units surrendered in the exchange therefor, decreased by the amount of cash received in the TTS Merger and increased by the amount of gain recognized on the exchange (regardless of whether such gain is classified as capital gain, or as ordinary dividend income, as discussed below); and

•	should have a holding period for Company Class A Common Stock received in the TTS Mergers that includes its holding period for its TTS Investor Units surrendered in the exchange therefor.

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If U.S. holders acquired different blocks of TTS Investor Units at different times or at different prices, any gain will be determined separately with respect to each block of TTS Investor Units and such holders’ basis and holding period in their shares of Company Class A Common Stock may be determined with reference to each block of TTS Investor Units. Any such holders should consult their tax advisors regarding the manner in which cash and Company Class A Common Stock received in the exchange should be allocated among different blocks of TTS Investor Units and with respect to identifying the bases or holding periods of the particular shares of Company Class A Common Stock received in the TTS Merger.

Gain that U.S. holders recognize in connection with the TTS Merger should constitute capital gain and should constitute long-term capital gain if such holders have held their TTS Investor Units for more than one year as of the date of the TTS Merger. The deductibility of capital losses is subject to limitations. In some cases, if a TTS Investor also actually or constructively owns Company Class A Common Stock (other than Company Class A Common Stock received pursuant to the TTS Merger) at the time of the TTS Merger, the recognized gain could be treated as having the effect of a distribution of a dividend under the tests set forth in Section 302 of the Code, in which case such gain would be treated as dividend income up to the amount of cash merger consideration received to the extent of such holder’s ratable share of the Company’s undistributed earnings and profits. Because the possibility of dividend treatment depends upon each holder’s particular circumstances, including the application of the constructive ownership rules, holders of TTS Investor Units should consult their tax advisors regarding the application of the foregoing rules to their particular circumstances. Holders of TTS Investor Units that are corporations should consult their tax advisors regarding the potential applicability of the “extraordinary dividend” provisions of the Code.

If the TTS Merger does not qualify as a “reorganization” within the meaning of Section 368(a) of the Code for U.S. federal income tax purposes, then a U.S. holder that exchanges such TTS Investor Units for Company Class A Common Stock should generally recognize gain or loss equal to the difference, if any, between (1) the sum of the cash and the fair market value, at the effective time of the TTS Merger, of Company Class A Common Stock received in the TTS Merger and (2) such TTS Investor’s adjusted tax basis in the TTS Investor Units surrendered in the TTS Merger. Gain or loss must be calculated separately for each block of TTS Investor Units exchanged by such U.S. holder if such blocks were acquired as different times or for different prices. Any gain or loss recognized generally should be capital gain or loss, and generally should be long-term capital gain or loss if the U.S. holder’s holding period in a particular block of TTS Investor Units is more than one year at the effective time of the TTS Merger. Long-term capital gain for certain non-corporate taxpayers, including individuals, is generally taxed at reduced U.S. federal income tax rates. The deductibility of such losses is subject to limitations. A U.S. holder’s tax basis in the shares of Company Class A Common Stock received in the TTS Merger would be equal to the fair market value thereof as of the effective time of the TTS Mergers and such U.S. holder’s holding period in such shares would begin on the day following closing of the TTS Merger.

Information Reporting and Backup Withholding

Information returns may be required to be filed with the IRS in connection with the Mergers. A U.S. holder may be subject to U.S. backup withholding unless such holder provides proof of an applicable exemption or a correct taxpayer identification number and otherwise complies with the applicable requirements of the backup withholding rules. Any amount withheld under the U.S. backup withholding rules is not an additional tax and will generally be allowed as a refund or credit against the U.S. holder’s U.S. federal income tax liability provided that the required information is timely furnished to the IRS.

Certain Reporting Requirements

U.S. holders of TCP Units or TTS Units who receive Company Class A Common Stock as a result of the Mergers are required to retain permanent records and make such records available to the IRS. The records should include the number of units of TCP Units and TTS Units exchanged, the number of Company Class A Common Stock received, the fair market value and tax basis of the TCP Units or TTS Units exchanged and the U.S. holder’s tax basis in such Company Class A Common Stock received.

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If a U.S. holder that receives Company Class A Common Stock in the merger is considered a “significant holder,” such U.S. holder may be required (1) to file a statement with its U.S. federal income tax return in accordance with Treasury Regulations Section 1.368-3 providing certain facts pertinent to the applicable Merger, including such U.S. holder’s tax basis, and the fair market value of the TCP Units and TTS Units surrendered by such U.S. holder in such Merger (as determined immediately before such Merger), the names and employer identification numbers of the Company and the applicable Target and the date of such Merger and (2) to retain the permanent records of these facts relating to the such Merger. A “significant holder” is any U.S. holder that, immediately before the applicable Merger, (1) owned at least 1% (by vote or value) of the outstanding TCP Units or TTS Units, as applicable, or (2) owned securities of a Target with a tax basis of $10 million or more.

THe discussion of material U.S. federal income tax consequences does not purport to be a complete analysis of all potential tax consequences of the mergers. It is for general information purposes only and it not intended to be, and does not constitute, tax advice. Holders of TCP Units and TTS Units are urgeD to consult their tax advisors as to the U.S. federal income tax consequences of the mergers in light of their particular circumstances, as well as any tax consequences arising under any other U.S. federal tax laws, or under the laws or any state, local or non-U.S. taxing jurisdiction or under any applicable tax treaty. Holders of TCP Units and TTS Units are also urged to consult their tax advisors with respect to the effect of possible changes in any of those laws after the date of this prospectus.

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DESCRIPTION OF THE COMPANY’S CAPITAL STOCK

The following description of our capital stock and certain provisions of our Charter and amended and restated bylaws are summaries and are qualified by reference to the Charter and the Bylaws. These descriptions are qualified in their entirety by reference to the Charter and Bylaws, copies of which are incorporated by reference as exhibits to the Registration Statement of which this Prospectus is a part, and applicable law.

General

The Charter authorizes the issuance of 701,000,000 shares of capital stock, consisting of (x) 700,000,000 shares of Common Stock, with a par value of $0.0001 per share, of which (i) 500,000,000 shares are designated as Company Class A Common Stock and (ii) 200,000,000 shares are designated Company Class B Common Stock and (y) 1,000,000 shares of preferred stock, with a par value of $0.0001 per share (the “Company Preferred Stock”).

As of August 5, 2026, there were 130,096,882 shares of Company Class A Common Stock outstanding and 56,659,437 shares of Company Class B Common Stock outstanding. There were no shares of preferred stock outstanding.

Preferred Stock

The Board is authorized to provide, out of the unissued shares of Preferred Stock, for one or more series of preferred stock and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the voting powers, if any, of the shares of such series, and the preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series, as shall be stated in the resolution or resolutions providing for the issuance of such series adopted by the Board.

Common Stock

Voting Rights

Except with respect to amending provisions of the Charter pertaining to voluntary and automatic conversion rights of Company Class B Common Stock into Company Class A Common Stock or as required by applicable law, the holders of each class of Company Common Stock vote together as a single class on each matter to be voted on by stockholders of the Company, including the election of directors. On each such matter, each outstanding share of Company Class A Common Stock is entitled to one vote and each outstanding share of Company Class B Common Stock is entitled to ten votes. The number of authorized shares of Company Class A Common Stock and Company Class B Common Stock may be increased or decreased (but not below the number of shares thereof then-outstanding) by the affirmative vote of the holders of a majority of the voting power of the outstanding shares of Company Class A Common Stock entitled to vote, voting together as a single class.

Dividend Rights

All shares of Company Class A Common Stock shall be entitled to share equally, identically and ratably, on a per-share basis, with respect to any distribution paid or distributed by the Company; provided, however, that in the event that a distribution is paid in the form of Company Class A Common Stock (or rights to acquire Company Class A Common Stock), then, holders of Company Class A Common Stock and Company Class B Common Stock shall receive Company Class A Common Stock of the same such class (or rights to acquire such stock, as the case may be). Notwithstanding the foregoing, the Company may pay or make a disparate distribution per share of Company Class A Common Stock or Company Class B Common Stock, provided, such different treatment is approved by the affirmative vote of the holders of a majority of the outstanding shares of Company Class A Common Stock and Company Class B Common Stock, each voting separately as a class.

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Rights and Preferences

Holders of Company Class A Common Stock shall have the same rights and privileges and shall rank equally and share ratably with, and have identical rights and privileges as, holders of all other shares of Company Class A Common Stock, except with regard to voting rights as described above. Other than the conversion rights described below, holders of Company Class A Common Stock have no exchange, sinking fund, redemption or other rights.

Voluntary and Automatic Conversion into Company Class A Common Stock

Each share of Company Class B Common Stock shall be convertible into one share of Company Class A Common Stock at the option of the holder at any time upon written notice to the Company’s transfer agent.

In addition, each share of Company Class B Common Stock shall automatically convert into one share of Company Class A Common Stock upon the earliest of (i) certain transfers of such shares and (ii) the date specified by a written notice and certification request by the Company to the holder of such share(s) requesting a certification verifying such holder’s ownership of such share(s) and confirming that a conversion to Company Class A Common Stock has not occurred, provided, that no automatic conversion shall occur where the holder furnishes a certification satisfactory to the Company prior to the specified date (in each case, as more fully set forth in the Charter).

Finally, each share of Company Class B Common Stock held of record by a natural person shall automatically convert into one share of Company Class A Common Stock upon the death or permanent incapacity of such holder (as more fully set forth in the Charter).

Registration Rights

Pursuant to the Business Combination Merger Agreement, at the closing of the business combination, the Company, the Sponsor, certain third-party Southport investors and certain of the former stockholders of the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”), pursuant to which the Company agreed to register for resale, pursuant to Rule 415 under the Securities Act, certain shares of Company Class A Common Stock that are held by the parties thereto from time to time.

Holders of registrable securities may make demand requests for underwritten shelf takedowns with a minimum total offering price that must be reasonably expected to exceed, in the aggregate, $20.00 million; provided, that the demanding stockholders may not demand more than (i) one such underwritten shelf takedown within any six-month period or (ii) two underwritten shelf takedowns in any 12-month period. The Registration Rights Agreement also provides customary “piggyback” registration rights and block trade registration rights. The Company will generally bear the expenses incurred in connection with any such registrations.

The Registration Rights Agreement will terminate on the earlier of (i) the fifth anniversary of the date of the Registration Rights Agreement and (ii) with respect to any party thereto, the date that such party no longer holds any registrable securities.

Anti-takeover Effects of the Charter and the Bylaws

The Charter and the Bylaws contain provisions that may delay, defer or discourage another party from acquiring control of the Company. The Company expects that these provisions, which are summarized below, will discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of the Company to first negotiate with the Board, which the Company believes may result in an improvement of the terms of any such acquisition in favor of the Company’s stockholders. However, they also give the Board the power to discourage mergers that some stockholders may favor.

Director Removal and Filling Vacancies

Subject to the rights of the holders of any series of Company Preferred Stock to elect directors under specific circumstances, the Charter provides that (i) each director, including a director elected to fill a vacancy, shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal; (ii) any director may resign at any time upon written notice to the attention of the President or Secretary at the principal office of the Company; and (iii) any director may be removed at any time only with cause by the affirmative vote of the holders of a majority in voting power of the shares of Company Class A Common Stock.

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Subject to the rights of the holders of any series of Company preferred stock, any newly created directorships resulting from an increase in the authorized number of directors and any vacancies occurring in the Board, may be filled by the affirmative votes of a majority of the remaining members of the Board, although less than a quorum, or by a sole remaining director. A director so elected shall be elected to hold office until the earlier of the expiration of the term of office of the director whom the director has replaced, a successor is duly elected and qualified, or the earlier of such director’s death, resignation, or removal.

Special Meetings of Stockholders

Subject to the rights of the holders of any series of Company Preferred Stock with respect to such series of Company Preferred Stock, special meetings of stockholders for any purpose or purposes shall be called only: (i) by the Board, the Chair of the Board, the Chief Executive Officer or president (in the absence of a Chief Executive Officer) or (ii) by the Secretary, upon the written request, made in accordance with, and subject to, the Bylaws, of one or more stockholders of record who own, and have continuously owned for at least one year prior to the date such request is delivered to the Secretary, in the aggregate, at least 25% of the voting power of the shares of capital stock of the Company then entitled to vote on the matter or matters to be brought before the proposed special meeting. Business transacted at a special meeting requested by stockholders shall be limited to the matters described in the special meeting request; provided, however, that nothing in the Charter or in the Bylaws shall prohibit the Board from submitting matters to the stockholders at any special meeting requested by stockholders.

Action by Written Consent

The Charter and the Bylaws do not prohibit the right under the DGCL of stockholders to act by written consent.

Advance Notice Requirements

The Bylaws establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of the Company’s stockholders. These procedures provide that notice of stockholder proposals must be timely given in writing to the corporate secretary of the Company prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at the principal executive offices of the Company not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year. The Bylaws specify the requirements as to form and content of all stockholders’ notices. These requirements may preclude stockholders from bringing matters before the stockholders at an annual or special meeting.

Amendment to Certificate of Incorporation and Bylaws

Except with respect to amending provisions of the Charter pertaining to voluntary and automatic conversion rights of Company Class B Common Stock into Company Class A Common Stock, which requires the affirmative vote (or written consent) of the holders of a majority of the then-outstanding shares of Company Class B Common Stock, voting as a separate class, in addition to any other vote required by applicable law, the Charter may be amended as provided in the DGCL. The Board is authorized to amend or repeal the Bylaws. The stockholders of the Company shall also have the power to adopt, amend or repeal the Bylaws.

The Bylaws may be adopted, amended, or repealed by the affirmative vote of 66% of the voting power of the stockholders entitled to vote.

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Delaware Anti-Takeover Statute

Section 203 of the DGCL (“Section 203”) provides that if a person acquires 15% or more of the voting stock of a Delaware corporation, such person becomes an “interested stockholder” and may not engage in certain “business combinations” with such corporation for a period of three years following the time such person acquired 15% or more of such corporation’s voting stock, unless: (i) prior to such time the board of directors of such corporation approved the business combination or the transaction that resulted in the person becoming an interested stockholder, (ii) the interested stockholder owns at least 85% of the voting stock of such corporation outstanding upon consummation of the transaction (excluding voting stock owned by directors who are also officers and certain employee stock plans), or (iii) at or subsequent to such time the business combination is approved by the board of directors and authorized at a meeting of stockholders, not by written consent, by the affirmative vote of 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder. A Delaware corporation may elect in its certificate of incorporation not to be governed by this particular Delaware law. In the Charter, the Company expressly elects to opt out of Section 203 and, therefore, Section 203 does not apply to the Company.

Exclusive Jurisdiction of Certain Actions

The Charter provides that, unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for: (i) any derivative action or proceeding brought on behalf of the Company; (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s stockholders; (iii) any action asserting a claim against the Company arising pursuant to any provision of the DGCL, the Charter or the Bylaws; or (iv) any action asserting a claim against the Company governed by the internal affairs doctrine; provided, that, if and only if the Court of Chancery of the State of Delaware dismisses any such action for lack of subject matter jurisdiction, such action or proceeding shall be brought in another state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal court for the District of Delaware). The foregoing sentence shall not apply to claims arising under the Securities Act, the Exchange Act, or other federal securities laws for which there is exclusive federal or concurrent federal and state jurisdiction.

Exchange Listing

Our common stock is currently listed on the NYSE under the symbol “ANGX.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Continental Stock Transfer and Trust Company. The transfer agent’s address is 1 State Street, 30th Floor, New York, NY 10004, and its telephone number is (917) 262-2373.

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COMPARISON OF RIGHTS OF COMPANY STOCKHOLDERS AND TARGET HOLDERS

The Company is a Delaware corporation, and TCP and TTS are Tennessee and Utah limited liability companies, respectively. Ownership interests in a Tennessee or Utah limited liability company are fundamentally different from ownership interests in a Delaware corporation. The rights of the Company stockholders are governed by the Company’s certificate of incorporation and bylaws and the DGCL. The rights of TCP Unitholders are governed by the TCP Operating Agreement and the Tennessee LLC Act. The rights of TTS Unitholders are governed by the TTS Operating Agreement and the Utah LLC Code. If the Mergers are completed, the rights of Target Holders as holders of Company Class A Common Stock will be governed by the Company’s Charter and Bylaws and the DGCL. There are many differences between the rights of Target Holders and the rights of the Company stockholders. Some of these, such as distribution/dividend and voting rights, are significant. The following description summarizes the material differences that may affect the rights of the Company stockholders and Target Holders but does not purport to be a complete statement of all those differences, or a complete description of the specific provisions referred to in this summary. The identification of specific differences is not intended to indicate that other equally significant or more significant differences do not exist. Target Holders should read carefully the relevant provisions of the Company Charter and Bylaws. Copies of the documents referred to in this summary may be obtained as described under “Where You Can Find More Information.”

The Company and TCP—Comparison of Rights

Purpose and Term of Existence

The Company	TCP

The Company’s stated purpose is to engage in any lawful act or activity for which a corporation may be organized under the DGCL. The Company is to have perpetual existence.

TCP is organized to create, promote, and distribute an animated television series based on the series of books known as “The Wingfeather Saga” and intellectual property, exploit a non-photorealistic rendering technique that mixes two-dimensional and three-dimensional in a blended-media style licensed to TCP, including related products and services, and any and all business associated thereto.

Authorized Capital

The Company	TCP

The Company’s authorized capital stock consists of:

•      500,000,000 shares of Company Class A Common Stock, $0.0001 par value per share, of which 130,096,882 shares were outstanding as of August 5, 2026; and

•      200,000,000 shares of Company Class B Common Stock, $0.0001 par value per share, of which 56,659,437 shares were outstanding as of August 5, 2026; and

•      1,000,000 shares of Preferred Stock, par value $0.0001 per share, of which no Preferred Stock is outstanding as of August 5, 2026.

TCP does not have a fixed amount of authorized capital stock. TCP’s Operating Agreement authorizes the issuance of:

•      TCP Common Units, of which 21,601,949 were outstanding as of August 5, 2026;

•      TCP Class A Preferred Units, of which 7,670,345 were outstanding as of August 5, 2026; and

•      TCP Class B Preferred Units, of which 1,930,952 were outstanding as of August 5, 2026.

The TCP Board may cause TCP to issue additional TCP Units and designate their terms in accordance with the TCP Operating Agreement. The TCP Operating Agreement does not provide for a separate maximum on the total number of TCP Units that may be issued.

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Dividends / Distributions

The Company	TCP

All shares of Common Stock shall be entitled to share equally, identically and ratably, on a per-share basis, with respect to any distribution paid or distributed by the Company; provided, however, that in the event that a distribution is paid in the form of Common Stock (or rights to acquire Common Stock), then, holders of Company Class A Common Stock and Company Class B Common Stock shall receive Common Stock of the same such class (or rights to acquire such stock, as the case may be). Notwithstanding the foregoing, the Company may pay or make a disparate distribution per share of Company Class A Common Stock or Company Class B Common Stock, provided, such different treatment is approved by the affirmative vote of the holders of a majority of the outstanding shares of Company Class A Common Stock and Company Class B Common Stock, each voting separately as a class.	After satisfying liabilities of the Company (including by creating reserves as may be required or deemed reasonably necessary), the remaining net assets of the Company are distributed to all TCP Unitholders pro rata in proportion to the total number of Units held by each TCP Unitholder; provided that, solely for purposes of such distributions, each TCP Preferred Unit is treated as 1.20 TCP Preferred Units. Upon a TCP Change of Control (as defined below), the aggregate consideration payable to the TCP Unitholders is allocated in the same manner.

Business Combinations

The Company	TCP

Under the DGCL, the consummation of a merger or consolidation requires the approval of the board of directors of a corporation that is a constituent corporation in the merger or consolidation and requires that the agreement of merger or consolidation be adopted by the affirmative vote of a majority of the stock of that corporation entitled to vote thereon at an annual or special meeting for the purpose of acting on the agreement. However, no such approval and vote are required if such constituent corporation is the surviving corporation and:

Under the TCP Operating Agreement, TCP may enter into sales or exclusive licenses of all or substantially all of its assets, mergers of TCP with or into any other Person (as defined in the TCP Operating Agreement) or a transaction in which 50% of TCP Units will be held by a Person who was not a holder of Units immediately prior to such consummation (each, a “TCP Change of Control”). Approval of a Change of Control requires the consent of (i) the TCP Board and (ii) the holders of a majority of TCP Common Units held by holders of TCP Common Units.

•      such corporation’s certificate of incorporation is not amended;

•      the stockholders of the surviving corporation whose shares were outstanding immediately before the effective date of the merger will hold the same number of shares, with identical designations, preferences, limitations, and rights, immediately after; and

•      either no shares of common stock of the surviving corporation and no shares, securities or obligations convertible into such stock are to be issued or delivered under the plan of merger, or the authorized unissued shares or the treasury shares of common stock of the surviving corporation to be issued or delivered under the plan of merger do not exceed 20% of the shares of common stock of such corporation outstanding immediately prior to the effective date of the merger.

TCP Unitholders do not have contractual appraisal or dissenters’ rights in Change of Control transactions under the TCP Operating Agreement or the Tennessee LLC Act.

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In the case of the TCP Merger, although Company Class A Common Stock is being issued in the TCP Merger, the Company will be the surviving entity and the stockholders will hold the same number of Company Class A Common Stock with the same rights following the TCP Merger and the Company will not amend its Charter as a result of the TCP Merger, nor will it issue shares of Company Class A Common Stock in excess of 20% of the outstanding Company Class A Common Stock immediately prior to the TCP Merger being consummated. Therefore, no stockholder vote is required.

The Company’s Charter contains an additional requirement for certain non-cash changes of control. In connection with any merger, consolidation, business combination or other similar transaction of the Company with or into any other entity, shares of Company Class A Common Stock and Company Class B Common Stock shall be treated equally, identically and ratably, on a per-share basis, with respect to any consideration into which such shares are converted or any consideration paid or otherwise distributed to stockholders of the Company.

Section 203 provides that if a person acquires 15% or more of the voting stock of a Delaware corporation, such person becomes an “interested stockholder” and may not engage in certain “business combinations” with such corporation for a period of three years following the time such person acquired 15% or more of such corporation’s voting stock, unless: (i) prior to such time the board of directors of such corporation approved the business combination or the transaction that resulted in the person becoming an interested stockholder, (ii) the interested stockholder owns at least 85% of the voting stock of such corporation outstanding upon consummation of the transaction (excluding voting stock owned by directors who are also officers and certain employee stock plans), or (iii) at or subsequent to such time the business combination is approved by the board of directors and authorized at a meeting of stockholders, not by written consent, by the affirmative vote of 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder. A Delaware corporation may elect in its certificate of incorporation not to be governed by Section 203. In the Charter, the Company expressly elects to opt out of Section 203 and, therefore, Section 203 does not apply to the Company.

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Management by Board of Directors / Managers

The Company	TCP

In accordance with the DGCL, the Company’s business and affairs are managed by its board of directors. The Company’s Charter provides that the number of directors will be fixed from time to time exclusively by the Board pursuant to a resolution adopted by a majority of the total number of authorized directors constituting the Board. As of the date of this Prospectus, the Board consists of seven members.

In accordance with the Tennessee LLC Act and the TCP Operating Agreement, TCP’s business and affairs are managed by the TCP Board. The TCP Operating Agreement provides that the TCP Board shall have five managers at all times.

Nomination and Election of Directors / Managers

The Company	TCP

Directors are elected by a majority of the votes cast with respect to a nominee at a meeting of the stockholders, at which a quorum is present, by the holders of Company Class A Common Stock entitled to vote in the election. A majority of the votes cast means that the number of shares voted “for” a nominee must exceed the votes cast “against” such nominee’s election.

At a meeting of the Company stockholders, only such nominations of persons for the election of directors and such other business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, nominations or such other business must comply with the procedures described under “—Stockholder Proposals and Director Nominations.”

The TCP Operating Agreement provides that the TCP Board shall be comprised of (i) four individuals designated by a majority of TCP Common Units held by holders of TCP Common Units and (ii) one individual designated by the majority of the TCP Class B Preferred Units held by holders of TCP Class B Preferred Units.

Subject to the rights of the holders of any series of Preferred Stock, each director shall be elected at the annual meeting of the stockholders and shall hold office until the next annual meeting of the stockholders and until their respective successors are elected and qualified or until their earlier death, resignation or removal.

Removal of Directors / Managers

The Company

The Company’s Charter provides that, any director may be removed at any time with or without cause only by the affirmative vote of the holders of a majority in voting power of the shares of the Common Stock, subject to the rights of the holders of any series of Preferred Stock.

TCP

The TCP Operating Agreement provides that holders of any class or classes of units entitled to elect one or more managers of the TCP Board by the provisions of the TCP Operating Agreement may remove such manager of the TCP Board at any time with or without cause, effective upon written notice to the other holders of such class or classes of units entitled to elect such manager of the TCP Board.

Filling Vacancies on the Board

The Company

Vacancies and newly created directorships on the Board, may be filled by the affirmative votes of a majority of the members of the Board at that time, including by less than a quorum, subject to the rights of the holders of any series of Preferred Stock.

TCP

The TCP Operating Agreement provides that, in the event that a vacancy is created on the TCP Board at any time due to the death, disability, retirement, resignation or removal of a manager of the TCP Board, holders of the class or classes of units entitled to elect such manager of the TCP Board by the provisions of the TCP Operating Agreement shall have the exclusive right to designate an individual to fill such vacancy on the TCP Board.

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Amendment of Governing Documents

The Company

The Company’s Charter may be amended with the affirmative vote of a majority of the outstanding Company Class A Common Stock.

The Company’s Charter and Bylaws provide that in furtherance and not limitation of the DGCL, and subject to the terms of any series of Preferred Stock, the bylaws may be adopted, amended or repealed by the Board or by the affirmative vote of stockholders of shares representing 66% of the voting power of the Company entitled to vote at such time at a meeting properly convened, expect as otherwise provided by law, provided however that Article V of the Charter, relating to the indemnification of directors, requires the affirmative vote of 66.7% of the voting power of all outstanding shares of capital stock of the Company and provided further, that the Board may confer such power upon the Board in the Charter. Any power to adopt, amend or repeal conferred on the Board in the Charter shall not divest the stockholders of such power.

TCP

The TCP Operating Agreement may be amended or modified only by a written instrument adopted, executed, and agreed to by the consent of TCP Unitholders holding over 60% of TCP Common Units.

The TCP Operating Agreement provides that the TCP Unitholders and TCP Board will execute and file any amendments to TCP’s Articles of Organization that are required by the Tennessee LLC Act.

The TCP Operating Agreement was amended on February 18, 2026. The amendment expanded the composition of the TCP Board from three members to five. The amendment also modified the terms of distributions that are to be made to TCP Unitholders upon a liquidation event, including the TCP Merger with the Company.

Voting Rights; Meetings; Action by Written Consent

The Company

Each holder of Company Class A Common Stock shall be have one vote for each such share and each holder of Company Class B Common Stock shall be entitled to ten votes for each such share on each matter properly brought before a meeting of stockholders. Holders of the Company’s capital stock do not have cumulative voting rights.

The Company’s Charter provides that special meetings of stockholders may be called only by the Board, the Chair of the Board, the Chief Executive Officer or president, in the absence of a Chief Executive Officer, or by the Secretary, upon the written request, made in accordance with, and subject to, the Bylaws of the Corporation, of one or more stockholders of record who own, and have continuously owned for at least one year prior to the date such request an the aggregate of at least 25% of the voting power of the shares of capital stock of the Company then entitled to vote on the matter or matters to be brought before the proposed special meeting, subject to the rights of the holders of any series of Preferred Stock.

TCP

Each holder of TCP Common Units is entitled to one vote per TCP Common Unit on all matters upon which TCP Unitholders have the right to vote under the TCP Operating Agreement.

The holders of TCP Class B Preferred Units are not entitled to vote on any matters required or permitted to be voted on by TCP Unitholders, other than to appoint and designate one manager to the TCP Board.

The holders of TCP Class A Preferred Units are not entitled to vote on any matters required or permitted to be voted on by TCP Unitholders.

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Stockholder Proposals and Director / Manager Nominations

The Company

The Company’s Bylaws establish advance notice procedures with respect to stockholder proposals for annual meetings and stockholder nomination of candidates for election as directors. In order for any matter to be “properly brought” before an annual meeting, a stockholder will have to comply with advance notice requirements and provide the Company with specified information. Generally, that notice must be given to the Secretary of the Company no later than the 90th day, and no earlier and the 120th day, in advance of the anniversary of the previous year’s annual meeting.

In addition, the Company’s bylaws establish advance notice procedures with respect to stockholder proposals for special meetings. In order for any matter to be “properly brought” before a special meeting, a stockholder will have to comply with advance notice requirements and provide the Company with specified information. Generally, that notice must be given to the Secretary of the Company no earlier than the 120th day and not later than the 90th day prior to such meeting or the 10th day following the date following the first public disclosure of the date of such special meeting.

TCP The TCP Operating Agreement contains no equivalent provision.

Indemnification and Limitation on Liability

The Company

The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties. The DGCL does not permit exculpation for liability:

•      for breach of duty of loyalty;

•      for acts or omissions not in good faith or involving intentional misconduct or knowing violation of law;

•      for transactions from which the director derived improper personal benefit; or

•      under Section 174 of the DGCL (unlawful payment of dividend or unlawful stock purchase or redemption).

The Company’s Charter eliminates the personal liability of directors for monetary damages for actions taken as a director to the fullest extent authorized by the DGCL.

The Company’s Charter and bylaws provide that it shall indemnify its directors and officers, and may indemnify its employees, agents and other persons, to the fullest extent permitted by law.

The Company also is expressly authorized to carry directors’ and officers’ insurance providing indemnification for its directors, officers, employees and certain agents for any liabilities incurred in any such capacity, whether or not it would have the power to indemnify such person against such liability.

TCP

The TCP Operating Agreement provides that TCP shall indemnify each TCP Unitholder, manager of the TCP Board or officer for all expenses, losses, liabilities and damages that such Person actually and reasonably incurs in connection with (a) the defense or settlement of any action arising out of or relating to the conduct of TCP’s activities, so long as such Person acted in good faith and in a manner in which he or she reasonably believed to be in the best interest of TCP, and, in the case of a criminal proceeding, had no reasonable cause to believe that his or her conduct was illegal or (b) the protection of TCP’s property.

TCP shall not indemnify any Person in any action in which such Person is adjudged to be liable for breach of a fiduciary duty owed to TCP or the TCP Unitholders under the Tennessee LLC Act or the TCP Operating Agreement, or for liabilities which arise from such Person’s gross negligence or willful misconduct.

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Conflicts of Interest; Fiduciary Duties

The Company

Under the DGCL, a transaction involving an interested officer or director is not void or voidable solely because of the officer’s or director’s interest if:

•      the material facts are disclosed or made known to the board of directors (or committee thereof) and a majority of the disinterested directors vote to authorize the transaction in good faith;

•      the material facts are disclosed or made known to the stockholders entitled to vote thereon and the transaction is specifically approved in good faith by vote of the stockholders; or

•      the transaction is fair to the corporation at the time it is authorized, approved or ratified by the board of directors (or committee thereof) or the stockholders.

TCP

The TCP Operating Agreement has eliminated the traditional fiduciary duty of loyalty and corporate opportunity doctrine to the maximum extent allowed by the Tennessee LLC Act. TCP Board and TCP Unitholder and their respective affiliates are generally free to engage in other business activities, are not obligated to present business opportunities to TCP and are not required to refrain from dealings between TCP and such persons, except as specifically provided in the TCP Operating Agreement. Managers of the TCP Board and TCP Unitholders must account to TCP and TCP Unitholders for profits derived from the use of TCP property, and hold such profits in trust for TCP and TCP Unitholders.

The Company and TTS—Comparison of Rights

Purpose and Term of Existence

The Company The Company’s stated purpose is to engage in any lawful act or activity for which a corporation may be organized under the DGCL. The Company is to have perpetual existence.

TTS

TTS is organized to create, promote and distribute a television series based on the Tuttle Twins concept and related intellectual property licensed to TTS from its creator, including related products and services, and any and all business associated thereto. TTS commenced upon the filing of its certificate of organization with the Utah Division of Corporations and Commercial Code and continues until such time as it is dissolved in accordance with the TTS Operating Agreement.

Authorized Capital

The Company

The Company’s authorized capital stock consists of:

•      500,000,000 shares of Company Class A Common Stock, $0.0001 par value per share, of which 130,096,882 shares were outstanding as of August 5, 2026; and

•      200,000,000 shares of Company Class B Common Stock, $0.0001 par value per share, of which 56,659,437 shares were outstanding as of August 5, 2026; and

TTS

TTS does not have a fixed amount of authorized capital stock. The TTS Operating Agreement authorizes the issuance of:

•      TTS Common Units, of which 12,340,496 were outstanding as of August 7, 2026; and

•      TTS Preferred Units, of which 7,961,424 were outstanding as of August 7, 2026.

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• 1,000,000 shares of Preferred Stock, par value $0.0001 per share, of which no Preferred Stock is outstanding as of the date of August 5, 2026.	The TTS Managers may cause TTS to issue additional TTS Units and designate their terms in accordance with the TTS Operating Agreement. The TTS Operating Agreement does not provide for a separate maximum on the total number of TTS Units that may be issued.

Dividends / Distributions

The Company

All shares of Common Stock shall be entitled to share equally, identically and ratably, on a per-share basis, with respect to any distribution paid or distributed by the Company; provided, however, that in the event that a distribution is paid in the form of Common Stock (or rights to acquire Common Stock), then, holders of Company Class A Common Stock and Company Class B Common Stock shall receive Common Stock of the same such class (or rights to acquire such stock, as the case may be). Notwithstanding the foregoing, the Company may pay or make a disparate distribution per share of Company Class A Common Stock or Company Class B Common Stock, provided, such different treatment is approved by the affirmative vote of the holders of a majority of the outstanding shares of Company Class A Common Stock and Company Class B Common Stock, each voting separately as a class.

TTS

Distributions are made from Available Funds (as defined in the TTS Operating Agreement) at such times and in such amounts as determined by the TTS Managers, subject to contractual priorities. Before any distributions are made to TTS Common Units, TTS must first distribute amounts to TTS Preferred Units holders until they have received 120% of their initial capital contributions, after which profits are distributed among all TTS Unitholders on a pro rata basis in proportion to TTS Unitholders’ membership interests.

Business Combinations

The Company

Under the DGCL, the consummation of a merger or consolidation requires the approval of the board of directors of a corporation that is a constituent corporation in the merger or consolidation and requires that the agreement of merger or consolidation be adopted by the affirmative vote of a majority of the stock of that corporation entitled to vote thereon at an annual or special meeting for the purpose of acting on the agreement. However, no such approval and vote are required if such constituent corporation is the surviving corporation and:

TTS

As provided in the TTS Operating Agreement and the Utah LLC Code, TTS may enter into sales or exclusive licenses of all or substantially all of its assets, mergers of TTS with or into any other Person (as defined in the TTS Operating Agreement) or a transaction in which 50% of TTS Units will be held by a Person who was not a holder of Units immediately prior to such consummation (each, a “Change of Control”). Approval of a Change of Control requires the written consent or affirmative vote of holders of TTS Common Units holding at least 60% of the then-outstanding TTS Common Units (a “Supermajority”).

•      such corporation’s certificate of incorporation is not amended;

•      the stockholders of the surviving corporation whose shares were outstanding immediately before the effective date of the merger will hold the same number of shares, with identical designations, preferences, limitations, and rights, immediately after; and

•      either no shares of common stock of the surviving corporation and no shares, securities or obligations convertible into such stock are to be issued or delivered under the plan of merger, or the authorized unissued shares or the treasury shares of common stock of the surviving corporation to be issued or delivered under the plan of merger do not exceed 20% of the shares of common stock of such corporation outstanding immediately prior to the effective date of the merger.

TTS Unitholders do not have contractual appraisal or dissenters’ rights in Change of Control transactions under the TTS Operating Agreement or the Utah LLC Code.

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In the case of the TTS Merger, although Company Class A Common Stock is being issued in the TTS Merger, the Company will be the surviving entity and the stockholders will hold the same number of Company Class A Common Stock with the same rights following the TTS Merger and the Company will not amend its Charter as a result of the TTS Merger, nor will it issue shares of Company Class A Common Stock in excess of 20% of the outstanding Company Class A Common Stock immediately prior to the TTS Merger being consummated. Therefore, no stockholder vote is required.

The Company’s Charter contains an additional requirement for certain non-cash changes of control. In connection with any merger, consolidation, business combination or other similar transaction of the Company with or into any other entity, shares of Company Class A Common Stock and Company Class B Common Stock shall be treated equally, identically and ratably, on a per-share basis, with respect to any consideration into which such shares are converted or any consideration paid or otherwise distributed to stockholders of the Company.

Section 203 provides that if a person acquires 15% or more of the voting stock of a Delaware corporation, such person becomes an “interested stockholder” and may not engage in certain “business combinations” with such corporation for a period of three years following the time such person acquired 15% or more of such corporation’s voting stock, unless: (i) prior to such time the board of directors of such corporation approved the business combination or the transaction that resulted in the person becoming an interested stockholder, (ii) the interested stockholder owns at least 85% of the voting stock of such corporation outstanding upon consummation of the transaction (excluding voting stock owned by directors who are also officers and certain employee stock plans), or (iii) at or subsequent to such time the business combination is approved by the board of directors and authorized at a meeting of stockholders, not by written consent, by the affirmative vote of 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder. A Delaware corporation may elect in its certificate of incorporation not to be governed by Section 203. In the Charter, the Company expressly elects to opt out of Section 203 and, therefore, Section 203 does not apply to the Company.

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Management by Board of Directors / Managers

The Company

In accordance with the DGCL, the Company’s business and affairs are managed by its board of directors. The Company’s Charter provides that the number of directors will be fixed from time to time exclusively by the Board pursuant to a resolution adopted by a majority of the total number of authorized directors constituting the Board. As of the date of this Prospectus, the Board consists of seven members.

TTS

TTS is a manager-managed Utah limited liability company, and one or more TTS Managers designated under the TTS Operating Agreement have broad authority to manage the business and affairs of TTS by majority consent of the TTS Managers. As of the date of this Prospectus, there are three TTS Managers.

Nomination and Election of Directors / Managers

The Company

Directors are elected by a majority of the votes cast with respect to a nominee at a meeting of the stockholders, at which a quorum is present, by the holders of Company Class A Common Stock entitled to vote in the election. A majority of the votes cast means that the number of shares voted “for” a nominee must exceed the votes cast “against” such nominee’s election.

At a meeting of the Company stockholders, only such nominations of persons for the election of directors and such other business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, nominations or such other business must comply with the procedures described under “—Stockholder Proposals and Director Nominations.”

TTS

Pursuant to the TTS Operating Agreement, TTS Managers shall be elected at a meeting of the TTS Unitholders, and each TTS Unitholder shall have the right to vote its TTS Units for the number of vacant TTS Manager positions being filled. The candidate receiving the highest number of votes shall fill the vacant position.

Subject to the rights of the holders of any series of Preferred Stock, each director shall be elected at the annual meeting of the stockholders and shall hold office until the next annual meeting of the stockholders and until their respective successors are elected and qualified or until their earlier death, resignation or removal.	TTS Managers shall serve for an indefinite period, except that: (a) a TTS Manager may resign at any time by giving written notice to the TTS Unitholders at least 30 days prior to the effective date of the resignation; (b) a TTS Manager who is a natural person shall cease to be a TTS Manager upon his or her death or at such time as he or she is adjudicated incompetent; (c) a TTS Manager who is a legal entity other than a natural person shall cease to be a TTS Manager upon its dissolution; and (d) a TTS Manager shall cease to be a TTS Manager at such time as he or she files, or fails to successfully contest, a petition seeking liquidation, reorganization, arrangement, readjustment, protection, relief or composition in any state or federal bankruptcy, insolvency, reorganization or receivership proceeding.

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Removal of Directors / Managers

The Company

The Company’s Charter provides that, any director may be removed at any time with or without cause only by the affirmative vote of the holders of a majority in voting power of the shares of the Common Stock, subject to the rights of the holders of any series of Preferred Stock.

TTS

Pursuant to the TTS Operating Agreement, a TTS Manager may be removed at any time with or without cause upon the consent of TTS Unitholders holding a Supermajority of the issued and outstanding TTS Common Units.

Filling Vacancies on the Board

The Company

Vacancies and newly created directorships on the Board, may be filled by the affirmative votes of a majority of the members of the Board at that time, including by less than a quorum, subject to the rights of the holders of any series of Preferred Stock.

TTS

Pursuant to the TTS Operating Agreement, a TTS Manager vacancy shall occur if a TTS Manager ceases to serve for any reason. Upon the occurrence of a TTS Manager vacancy, the TTS Unitholders who appointed such TTS Manager shall have the sole right to fill such vacancy, and, if the TTS Manager was not appointed by a particular TTS Unitholder, then the TTS Unitholders shall promptly elect a successor TTS Manager by the consent of TTS Unitholders holding Supermajority of the issued and outstanding TTS Common Units.

Amendment of Governing Documents

The Company

The Company’s Charter may be amended with the affirmative vote of a majority of the outstanding Company Class A Common Stock.

The Company’s Charter and Bylaws provide that in furtherance and not limitation of the DGCL, and subject to the terms of any series of Preferred Stock, the bylaws may be adopted, amended or repealed by the Board or by the affirmative vote of stockholders of shares representing 66% of the voting power of the Company entitled to vote at such time at a meeting properly convened, expect as otherwise provided by law, provided however that Article V of the Charter, relating to the indemnification of directors, requires the affirmative vote of 66.7% of the voting power of all outstanding shares of capital stock of the Company and provided further, that the Board may confer such power upon the Board in the Charter. Any power to adopt, amend or repeal conferred on the Board in the Charter shall not divest the stockholders of such power.

TTS

Pursuant to the TTS Operating Agreement, the TTS Operating Agreement may be amended or modified from time to time only by a written instrument adopted, executed and agreed to by the TTS Unitholders holding a Supermajority of the issued and outstanding TTS Common Units.

Voting Rights; Meetings; Action by Written Consent

The Company

Each holder of Company Class A Common Stock shall be have one vote for each such share and each holder of Company Class B Common Stock shall be entitled to ten votes for each such share on each matter properly brought before a meeting of stockholders. Holders of the Company’s capital stock do not have cumulative voting rights.

TTS

Each TTS Common Unit entitles its holder to one vote on matters submitted to holders of TTS Common Units. TTS Preferred Units are non-voting and do not participate in TTS Unitholder meetings, except as required by non-waivable law under the Utah LLC Code or the TTS Operating Agreement with respect to amendments adversely affecting the rights of the TTS Preferred Units or specified extraordinary transactions. A quorum for TTS Unitholder meetings exists when TTS Unitholders whose aggregate membership interests exceeds 50% of the outstanding TTS Units are present. Any action that could be taken at a meeting may be taken without a meeting if a written consent setting forth the action is signed by TTS Unitholders having at least the minimum number of votes that would be necessary to authorize the action at a meeting at which all TTS Unitholders entitled to vote were present and voted.

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The Company’s Charter provides that special meetings of stockholders may be called only by the Board, the Chair of the Board, the Chief Executive Officer or president, in the absence of a Chief Executive Officer, or by the Secretary, upon the written request, made in accordance with, and subject to, the Bylaws of the Corporation, of one or more stockholders of record who own, and have continuously owned for at least one year prior to the date such request an the aggregate of at least 25% of the voting power of the shares of capital stock of the Company then entitled to vote on the matter or matters to be brought before the proposed special meeting, subject to the rights of the holders of any series of Preferred Stock.

Stockholder Proposals and Director / Manager Nominations

The Company

The Company’s Bylaws establish advance notice procedures with respect to stockholder proposals for annual meetings and stockholder nomination of candidates for election as directors. In order for any matter to be “properly brought” before an annual meeting, a stockholder will have to comply with advance notice requirements and provide the Company with specified information. Generally, that notice must be given to the Secretary of the Company no later than the 90th day, and no earlier and the 120th day, in advance of the anniversary of the previous year’s annual meeting.

In addition, the Company’s bylaws establish advance notice procedures with respect to stockholder proposals for special meetings. In order for any matter to be “properly brought” before a special meeting, a stockholder will have to comply with advance notice requirements and provide the Company with specified information. Generally, that notice must be given to the Secretary of the Company no earlier than the 120th day and not later than the 90th day prior to such meeting or the 10th day following the date following the first public disclosure of the date of such special meeting.

TTS

A special meeting of the TTS Unitholders may be called at any time by any TTS Manager or any TTS Unitholders holding at least 25% of the issued and outstanding TTS Common Units. Notice of any meeting of the TTS Unitholders shall be given by TTS no fewer than 3 days and no more than 60 days prior to the date of the meeting.

Indemnification and Limitation on Liability

The Company

The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties. The DGCL does not permit exculpation for liability:

•      for breach of duty of loyalty;

•      for acts or omissions not in good faith or involving intentional misconduct or knowing violation of law;

TTS

The TTS Operating Agreement provides that TTS shall indemnify each TTS Unitholder, TTS Manager or officer for all expenses, losses, liabilities and damages that such Person actually and reasonably incurs in connection with (a) the defense or settlement of any action arising out of or relating to the conduct of TTS’s activities, so long as such Person acted in good faith and in a manner in which he or she reasonably believed to be in the best interest of TTS, and, in the case of a criminal proceeding, had no reasonable cause to believe that his or her conduct was illegal or (b) the protection of TTS’s property.

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•      for transactions from which the director derived improper personal benefit; or

•      under Section 174 of the DGCL (unlawful payment of dividend or unlawful stock purchase or redemption).

The Company’s Charter eliminates the personal liability of directors for monetary damages for actions taken as a director to the fullest extent authorized by the DGCL.

The Company’s Charter and bylaws provide that it shall indemnify its directors and officers, and may indemnify its employees, agents and other persons, to the fullest extent permitted by law.

The Company also is expressly authorized to carry directors’ and officers’ insurance providing indemnification for its directors, officers, employees and certain agents for any liabilities incurred in any such capacity, whether or not it would have the power to indemnify such person against such liability.

TTS shall not indemnify any Person in any action in which such Person is adjudged to be liable for breach of a fiduciary duty owed to TTS or the TTS Unitholders under the Utah LLC Code or the TTS Operating Agreement, or for liabilities which arise from such Person’s gross negligence or willful misconduct.

Conflicts of Interest; Fiduciary Duties

The Company

Under the DGCL, a transaction involving an interested officer or director is not void or voidable solely because of the officer’s or director’s interest if:

•      the material facts are disclosed or made known to the board of directors (or committee thereof) and a majority of the disinterested directors vote to authorize the transaction in good faith;

•      the material facts are disclosed or made known to the stockholders entitled to vote thereon and the transaction is specifically approved in good faith by vote of the stockholders; or

•      the transaction is fair to the corporation at the time it is authorized, approved or ratified by the board of directors (or committee thereof) or the stockholders.

TTS

The TTS Operating Agreement has eliminated the traditional fiduciary duty of loyalty and corporate opportunity doctrine to the maximum extent allowed by the Utah LLC Code. TTS Managers and TTS Unitholder and their respective affiliates are generally free to engage in other business activities, are not obligated to present business opportunities to TTS and are not required to refrain from dealings between TTS and such persons, except as specifically provided in the TTS Operating Agreement. TTS Managers and TTS Unitholders must account to TTS and TTS Unitholders for profits derived from the use of TTS property, and hold such profits in trust for TTS and TTS Unitholders.

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LEGAL MATTERS

The validity of the shares of Company Class A Common Stock to be issued in the Mergers will be passed upon for us by Mayer Brown LLP.

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EXPERTS

The audited financial statements of the Company as of and for the fiscal years ended December 31, 2025 and 2024 incorporated by reference in this Prospectus have been so incorporated by reference in reliance upon the reports of Tanner LLP, given on the authority of said firm as experts in accounting and auditing.

Financial statements of the Targets have not been included herein because the Company has determined that the Mergers are not significant pursuant to Rule 3-05 of Regulation S-X and, accordingly, no financial statements of the Targets or pro forma financial information are required.

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WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-4 under the Securities Act with respect to the securities offered by this Prospectus. This Prospectus, which forms a part of such registration statement, does not contain all of the information included in the Registration Statement. For further information pertaining to us and our securities, you should refer to the Registration Statement and the exhibits and schedules filed with the Registration Statement. Whenever we make reference in this Prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete. If a contract or document has been filed as an exhibit to the Registration Statement or a report we file under the Exchange Act, you should refer to the copy of the contract or document that has been filed. Each statement in this Prospectus relating to a contract or document filed as an exhibit to a registration statement or report is qualified in all respects by the filed exhibit.

We are subject to the information requirements of the Exchange Act and have filed annual, quarterly and current event reports, proxy statements and other information with the SEC. You can read our SEC filings, including the Registration Statement, over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facility at 100 F Street, N.E., Washington, D.C. 20549.

The SEC allows us to “incorporate by reference” into this Registration Statement information we file with the SEC in other documents. This means that we can disclose important information by referring to another document we have filed with the SEC. The information relating to us contained in this Registration Statement should be read together with the information in the documents incorporated by reference.

We incorporate by reference, as of their respective dates of filing, the documents listed below (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act:

•	the description of the Common Stock contained in the Registration Statement on Form 8-A (File No. 001-41150) filed with the SEC on September 10, 2025, pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description;

•	our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 12, 2026;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed with the SEC on April 30, 2026, and July 30, 2026, filed with the SEC on August 4, 2026;

•	our Definitive Proxy Statement on Schedule 14A for the 2026 Annual Meeting of Stockholders, filed with the SEC on April 8, 2026 (solely those portions that were incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2025);

•	our current reports on Form 8-K, filed with the SEC on February 23, 2026, April 10, 2026; April 13, 2026, May 22, 2026, June 18, 2026 and June 29, 2026; and

•	all documents subsequently filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the date on which the Mergers are consummated.

We also maintain a website at https://ir.angel.com/ which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. However, the information contained in or accessible through our website is not part of this Prospectus or the Registration Statement of which this Prospectus forms a part, and investors should not rely on such information in making a decision to purchase our common stock in this offering.

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Annex A

AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER

by and among

ANGEL STUDIOS, INC.,

ANGEL TCP MERGER SUB, LLC,

TOOTHY COW PRODUCTIONS, LLC

and

SHINING ISLE PRODUCTIONS, LLC, as Unitholder Representative

June 29, 2026

-i-

(continued)

-ii-

(continued)

-iii-

(continued)

-iv-

(continued)

Page

Exhibits and Schedules

Exhibit A      Managers and Officers

-v-

AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER

This Amended and Restated Agreement and Plan of Merger (this “Agreement”) is made as of June 29, 2026, by and among Angel Studios, Inc., a Delaware corporation (the “Buyer”), Angel TCP Merger Sub, LLC, a Delaware limited liability company and a wholly owned Subsidiary of the Buyer (the “Merger Sub”), Toothy Cow Productions, LLC, a Tennessee limited liability company (the “Company”), and Shining Isle Productions, LLC, a Tennessee limited liability company (the “Unitholder Representative”).

RECITALS

WHEREAS, the board of directors of the Buyer, the manager of Merger Sub and the managers of the Company have each determined that it would be advisable and in the best interests of their respective stockholders and members, as applicable, for the Buyer to acquire the Company upon the terms and subject to the conditions set forth in this Agreement;

WHEREAS, the Buyer, the Merger Sub, the Company and the Unitholder Representative entered into that certain Agreement and Plan of Merger (the “Original Agreement”) dated as of November 14, 2025 (the “Original Execution Date”);

WHEREAS, pursuant to Section 10.3 of the Original Agreement, the parties hereto desire to amend and restate the Original Agreement in its entirety on the terms and subject to the conditions set forth herein;

WHEREAS, the acquisition of the Company will be effected through a merger of the Company with and into the Merger Sub (the “Merger”) in accordance with the Delaware Limited Liability Company Act (the “Delaware Act”) and the Tennessee Revised Limited Liability Company Act (the “Tennessee Act”), with the Merger Sub continuing as the Surviving Company in the Merger as a wholly-owned Subsidiary of the Buyer;

WHEREAS, for federal income tax purposes (and any comparable provision of state or local Law), it is intended that the Merger shall qualify as a “reorganization” within the meaning of Section 368(a) of the Code (and any comparable provisions of state or local Law), and this Agreement is intended to be, and by executing this Agreement is adopted as, a plan of reorganization within the meaning of Treasury Regulations Sections 1.368-2(g) and 1.368-3(a) for purposes of Sections 354, 356 and 361 of the Code;

WHEREAS, in the Merger, upon the terms and subject to the conditions of this Agreement, each issued and outstanding Company Unit (as defined below) will be converted into the right to receive the Merger Consideration (as defined below);

WHEREAS, the managers of the Company have unanimously (i) approved this Agreement, the Merger and the other transactions contemplated hereby, (ii) determined that the terms and conditions of this Agreement, the Merger and the other transactions contemplated hereby are advisable, fair to and in the best interests of the Company and the Company Members, and (iii) recommended the approval by the Requisite Company Members of the principal terms of this Agreement and the Certificate of Merger (each as defined below);

WHEREAS, the parties desire to make certain representations, warranties, covenants and agreements in connection with the Merger and the transactions contemplated by this Agreement and also to prescribe certain conditions to the Merger; and

WHEREAS, as an inducement for the Buyer and the Merger Sub to enter into this Agreement and cause the Merger and the other transactions contemplated by this Agreement (i) promptly following the execution and delivery of this Agreement, the Key Operators executed and delivered a Support Agreement (the “Support Agreement”) acknowledging their agreement to be bound by the terms and conditions of this Agreement, (ii) concurrently with the Closing (as defined below), the Key Operators shall execute and deliver the Key Operator Restriction Agreements, and (iii) immediately following the execution and delivery of this Agreement, the Company shall seek to obtain and deliver to the Buyer a Written Consent (as defined below) executed by the Requisite Company Members evidencing the Company Member Approval, and the Company shall seek to obtain and deliver to the Buyer immediately after the delivery of such Written Consent.

NOW, THEREFORE, intending to be legally bound and in consideration of the mutual provisions of this Agreement and other consideration, the value, receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE 1
DEFINITIONS AND CONSTRUCTION

Section 1.1      Definitions. For the purposes of this Agreement and the Ancillary Agreements, the following terms have the meanings specified in this Section 1.1:

“2024 Balance Sheet” has the meaning set forth in Section 4.5(a).

“280G Member Approval” has the meaning set forth in Section 6.16.

“Accounting Firm” means Tanner LLP.

“Acquisition Proposal” means any proposal, whether or not in writing, made by a party to (i) acquire beneficial ownership (as defined under Rule 13(d) promulgated under the Exchange Act) of 10% or more of the assets of the Company (based on fair market value, as determined in good faith by the managers of the Company), (ii) acquire a 10% or greater equity interest in the Company pursuant to a merger, consolidation or other business combination, sale of equity, exchange offer or similar transaction, or (iii) enter into an exclusive intellectual property licensing transaction or similar transaction involving the Company, including any single or multi-step transaction or series of related transactions that is structured to permit such party to acquire beneficial ownership of such percentage of the assets of, or such a percentage of equity interest in, the Company.

“Adjusted Percentage Interest” means, with respect to each Unitholder, such Unitholder’s pro rata percentage of the total Company Units issued and outstanding as of immediately prior to the Closing, taking into account the deemed adjustment of the Company Preferred Units in the context of a Change of Control (as defined in the Company Operating Agreement) as set forth in the Company Operating Agreement, rounded to five decimal places.

“Affiliate” means, with respect a specified Person, a Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, the Person specified. In addition to the foregoing, if the specified Person is an individual, the term “Affiliate” also includes (a) the individual’s spouse, (b) the members of the immediate family (including parents, siblings and children) of the individual or of the individual’s spouse, and (c) any corporation, limited liability company, general or limited partnership, trust, association or other business or investment entity that directly or indirectly, through one or more intermediaries controls, or is controlled by, or is under common control with any of the foregoing individuals. For purposes of this definition, the term “control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by Contract or otherwise.

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“Aggregate Stock Consideration” means the number of shares of Buyer Common Stock equal to (i) the quotient of (a) the Merger Consideration divided by (b) the Buyer Stock Price (which number of shares is fractional for purposes of the calculations contemplated under this Agreement) minus (ii) the Incentive Shares.

“Agreement” has the meaning set forth in the Preamble.

“Amended and Restated License Agreement” means the Amended and Restated License Agreement, dated effective as of the Closing Date, between the Company and Andrew Peterson.

“Ancillary Agreements” means, collectively, the Transmittal Letters and all other agreements and certificates delivered by the parties hereto and the Unitholders in connection with the consummation of the transactions contemplated by this Agreement.

“Business Day” means any day other than Saturday, Sunday or any day on which banking institutions in the State of Utah are closed either under applicable Law or action of any Governmental Authority.

“Buyer” has the meaning set forth in the Preamble.

“Buyer Common Stock” means the Class A Common Stock of the Buyer.

“Buyer Incentive Plan” means the most recent applicable equity incentive plan adopted by the Buyer for purposes of granting equity and equity-related awards to service providers of the Surviving Company.

“Buyer SEC Documents” has the meaning set forth in Section 5.8.

“Buyer Stock Price” means $5.65 per share of Buyer Common Stock.

“Cancelled Units” has the meaning set forth in Section 2.8(e).

“CARES Act” shall mean the Coronavirus Aid, Relief, and Economic Security Act.

“Cash” means cash and cash equivalents within the meaning of GAAP.

“Certificate of Merger” has the meaning set forth in Section 2.2.

“Change in Control Payments” means any (a) severance, change in control bonuses, and other similar payments that are required to be made by the Company to its employees and Contractors in connection with the Closing, and (b) payments arising under any consents, waivers or approvals of any other third Person (including any Governmental Authority) under any Contract or permit as are required in connection with the Merger or for any such Contract or permit with such third Person to remain in full force or effect following the Closing Date.

“Claim Notice” has the meaning set forth in Section 9.3(a).

“Closing” has the meaning set forth in Section 3.1.

“Closing Consideration Schedule” has the meaning set forth in Section 6.12(a)(vi).

“Closing Date” has the meaning set forth in Section 3.1.

“Closing Date Balance Sheet” means the Company’s balance sheet as of the Closing Date prepared on a consistent basis with the Interim Balance Sheet.

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“Closing Statement” has the meaning set forth in Section 2.15.

“COBRA” has the meaning set forth in Section 4.15(c).

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” has the meaning set forth in the Preamble.

“Company Articles of Organization” means the Articles of Organization of the Company, as filed with the Secretary of State on March 9, 2021.

“Company Class A Preferred Units” means the preferred units of membership interests of the Company designated as Class A Preferred Units as described in the Company Operating Agreement.

“Company Class B Preferred Units” means the preferred units of membership interests of the Company designated as Class B Preferred Units as described in the Company Operating Agreement.

“Company Common Units” means the Common Units of membership interests of the Company as described in the Company Operating Agreement.

“Company Eligible Individuals” means any employees, consultants, officers, directors or other service providers of the Company.

“Company Enterprise Value” means $30,000,000.

“Company Intellectual Property” means all Intellectual Property used, held for use, or otherwise Exploited by the Company for use in the operation of the business of the Company as currently conducted and planned to be conducted.

“Company Member Approval” has the meaning set forth in Section 4.2.

“Company Members” means all members of the Company.

“Company Operating Agreement” means the Amended and Restated Operating Agreement of the Company dated February 1, 2023, as amended by that First Amendment to Amended and Restated Operating Agreement, dated February 18, 2026.

“Company Plan” means any employee benefit plan, program or arrangement, including any “employee benefit plan” (as defined in Section 3(3) of ERISA) and any other written or oral plan, policy, Contract, agreement or arrangement of any kind involving direct or indirect compensation or benefits, including employment agreements, severance or other termination pay or benefits, redundancy pay, change in control, retention, performance, holiday pay, sick pay, vacation pay, fringe benefits, educational assistance, housing assistance, moving expense reimbursement, hospitalization benefits, dental benefits, vision benefits, life insurance, death benefits, disability benefits, pension, superannuation, retirement plans, profit sharing, deferred compensation, bonuses, stock options, stock bonus, stock purchase, restricted stock or stock units, phantom stock, stock appreciation or other forms of incentive compensation or post-retirement compensation, that is maintained, sponsored, contributed to or required to be contributed to by the Company or any ERISA Affiliate (or that has been maintained or contributed to in the last six years by the Company or any ERISA Affiliate) for the benefit of any current or former manager, officer, employee or consultant of the Company or any ERISA Affiliate, or with respect to which the Company or any ERISA Affiliate has or may have any Liability.

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“Company Preferred Units” means, collectively, the Company Class A Preferred Units and Company Class B Preferred Units.

“Company Products” means all Toothy Cow Productions, LLC and The Wingfeather Saga animated series merchandise that has been or is currently being developed, manufactured, made commercially available, marketed, distributed, provided, supported, sold, offered for sale, imported or exported for resale, or licensed out by or on behalf of the Company.

“Company SEC Documents” has the meaning set forth in Section 4.27.

“Company Transaction Expenses” means the aggregate amount of all fees and expenses incurred by or required to be paid by the Company in connection with the negotiation, preparation, execution and performance of this Agreement, the Ancillary Agreements and the transactions contemplated hereby, including, without limitation, all legal, financial advisory, investment banking, accounting, consulting and other fees and expenses and any broker’s or finder’s fees, and including, without duplication, (i) any Transaction Payroll Taxes, and (ii) the amount of the premium for the Tail Policy.

“Company Units” means all issued and outstanding Company Common Units and Company Preferred Units.

“Company Works” means all Toothy Cow Productions, LLC and The Wingfeather Saga animated series-related works of authorship created or proposed to be created by or on behalf of the Company, including teasers, animations, original music (solely to the extent not already existing in the underlying series of books on which the animated series is based), voiceover recordings, characters (solely to the extent not already existing in the underlying series of books on which the animated series is based) and scripts in all media now known or hereafter devised and all forms of derivative works, including for example television/streaming series, video games, virtual reality, musical productions and similar creations.

“Confidentiality Agreement” has the meaning set forth in Section 6.7(a).

“Continuing Employees” means the employees of the Company who remain employees of, and continue after the Effective Time in the employment of, the Surviving Company or who become employees of Buyer or one of its Subsidiaries as of immediately after the Effective Time.

“Contract” means any contract, agreement, lease, license, commitment, understanding, franchise, warranty, guaranty, mortgage, note, bond, option, warrant, right or other instrument or consensual obligation, whether written or oral.

“Contractors” has the meaning set forth in Section 4.16(a).

“Copyright” means all U.S. and foreign common law and statutory copyrights, works of authorship, Moral Rights in copyrights, rights or interests in copyrights (including the right to make publication thereof for copyright purposes, to register claims under copyright, the right to renew and extend such copyrights and the right to sue for past, present and future Infringements of copyright) interests in copyrights, all applications for copyrights, Registrations of copyrights, all reversions, restorations, renewals and extensions of copyrights, domestic and foreign, and rights in any other copyrightable subject matter throughout the world and universe, whether vested, contingent or inchoate, and whether presently available or coming into existence as the result of future legislation or the interpretation thereof.

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“Data Security Requirements” means, collectively, all of the following to the extent relating to the access, collection, acquisition, processing, storage, destruction, disclosure, sharing, distribution, transfer, alternation, use or disposal of any Personal Information or otherwise relating to privacy, security, or security breach notification requirements and applicable to the business of the Company, or to any of the IT Assets or any Personal Information or confidential information or any other sensitive information relating to the business of the Company: (i) policies and procedures of the Company (including website privacy policies and internal information security procedures); (ii) applicable Laws; (iii) industry standards applicable to the industry in which the Company operates (including, if applicable, the PCI DSS); and (iv) Contracts into which the Company has entered or by which it is otherwise bound.

“Deductible” has the meaning set forth in Section 9.4(a).

“Delaware Act” has the meaning set forth in the Recitals.

“Disclosure Schedule” means the disclosure schedule delivered pursuant to ARTICLE 4 by the Company to the Buyer concurrently with the execution and delivery of this Agreement.

“DOL” has the meaning set forth in Section 4.16(h).

“Domain Names” means any and all URLs, internet domain names or other similar user interfaces.

“Effective Time” has the meaning set forth in Section 2.2.

“Encumbrance” means any charge, claim, mortgage, servitude, easement, right of way, covenant, equitable interest, license, lease or other possessory interest, lien, option, pledge, security interest, preference, priority, right of first refusal, restriction (other than any restriction on transferability imposed by federal or state securities Laws) or other encumbrance of any kind or nature whatsoever (whether absolute or contingent) other than Permitted Encumbrances.

“Environmental Law” means any Law relating to the environment, natural resources, pollutants, contaminants, wastes, chemicals or public health and safety, including any Law pertaining to (a) treatment, storage, disposal, generation and transportation of toxic or hazardous substances or solid or hazardous waste, (b) air, water and noise pollution, (c) groundwater and soil contamination, (d) the release or threatened release into the environment of toxic or hazardous substances, or solid or hazardous waste, including emissions, discharges, injections, spills, escapes or dumping of pollutants, contaminants or chemicals, (e) manufacture, processing, use, distribution, treatment, storage, disposal, transportation or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or oil or petroleum products or solid or hazardous waste, (f) underground and other storage tanks or vessels, abandoned, disposed or discarded barrels, containers and other closed receptacles, (g) public health and safety, and (h) the protection of wild life, marine sanctuaries and wetlands, including all endangered and threatened species. “ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any other Person that, together with the Company, would be treated as a single employer under Section 414 of the Code.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exploitation” (or any variant thereof) shall mean, regarding any asset or property (including any Intellectual Property), the exhibition, sale, distribution, publication, transmission, broadcast, telecast, streaming, performance, display, license, sublicense, use, reproduction, marketing, creating derivative works of, or otherwise commercially exploiting thereof, and all allied, ancillary, and subsidiary rights related thereto, by any means, methods, processes, media devices and delivery systems of every kind or character, whether now known or hereafter created. “Exploit” means to cause the Exploitation.

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“FCPA” has the meaning set forth in Section 4.18(d).

“Financial Statements” has the meaning set forth in Section 4.5.

“Fundamental Representations” has the meaning set forth in Section 9.1.

“GAAP” means generally accepted accounting principles for financial reporting in the United States, as in effect as of the date of this Agreement.

“Governmental Authority” means any (a) nation, region, state, county, city, town, village, district or other jurisdiction, (b) federal, state, local, municipal, foreign or other government, (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department or other entity and any court or other tribunal), (d) multinational organization or international body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature.

“Governmental Authorization” means any approval, consent, ratification, waiver, license, permit, registration or other authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Authority or pursuant to any Law.

“Hazardous Material” means any waste or other substance that is listed, defined, designated or classified as, or otherwise determined to be, hazardous, radioactive or toxic or a pollutant or a contaminant under any Environmental Law, including any admixture or solution thereof, and including petroleum and all derivatives thereof or synthetic substitutes therefor and asbestos or asbestos-containing materials.

“Healthcare Reform Laws” means the Patient Protection and Affordable Care Act, Pub. L. No. 111-148, the Health Care and Education Reconciliation Act of 2010, Pub. L. No. 111-152, and the regulations and guidance issued thereunder.

“Improvements” has the meaning set forth in Section 4.11(e).

“Incentive Shares” means 516,620 of the shares of Buyer Common Stock authorized for issuance under the Buyer Incentive Plan which the board of directors of the Buyer has reserved by resolution for issuance to Company Eligible Individuals following the Closing.

“Indebtedness” means, with respect to the Company, without duplication, (a) the unpaid principal amount of, and accrued interest on, all indebtedness for borrowed money of the Company (including with respect to any PPP Loans), (b) all obligations of the Company evidenced by bonds, debentures, notes or other similar instruments or debt securities, (c) all unreimbursed obligations in respect of letters of credit and bankers’ acceptances issued for the account of the Company that have been drawn, (d) any indebtedness arising under capitalized leases, (e) any obligations for the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of business and not past due for more than 61 days after the date on which each such trade payable or account payable was created), (f) any obligations to purchase, redeem, retire, defease or otherwise make any payment in respect of any equity interests in such Person or any other Person or any warrants, rights or options to acquire such equity interests, (g) all deferred revenue, (h) any employer payroll taxes or other Taxes for Pre-Closing Tax Periods that have been deferred pursuant to the CARES Act or any other corresponding or similar provision of other applicable Law enacted in connection with COVID-19, (i) all guaranties of the Company in connection with clauses (a), (b), (c), (d), (e), (f), (g) or (h) above, and (j) all prepayment or repayment premiums, penalties, interest rate breakage fees or similar payments or fees required to be paid in connection with the prepayment or repayment of any Indebtedness described in clauses (a), (b), (c), (d), (e), (f), (g), (h) or (i) above.

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“Indemnified Company Officers and Managers” has the meaning set forth in Section 6.19.

“Indemnified Parties” has the meaning set forth in Section 9.2(a).

“Indemnifying Parties” has the meaning set forth in Section 9.3(a).

“Infringement” or “Infringe” (or any variant thereof) means that a given item or activity, directly or indirectly (including secondarily, contributorily, vicariously or by inducement), infringes, misappropriates, constitutes unauthorized use, or otherwise violates the Intellectual Property rights of any Person.

“Intellectual Property” means, on a worldwide basis, any and all intellectual property (by whatever name or term known or designated) arising under Law or equity, whether or not filed, perfected, registered or recorded and whether now or later existing, filed, issued or acquired, including: (a) any and all United States and foreign patents and utility models and equivalent or similar rights anywhere in the world; (b) any and all United States and foreign Copyrights and neighboring rights; (c) any and all United States and foreign trademarks, service marks, brand names, certification marks, collective marks, trade names, trade dress, logos, designs, symbols, mottos, slogans, taglines, corporate names, d/b/a’s, product names, service names, character names, and all other indicia of commercial source or origin of a product or a service, and all goodwill associated therewith and symbolized thereby throughout the world; (d) any and all trade secrets and trade secret rights under applicable Law, and other rights in confidential information, including any and all confidential: (i) processing, marketing, business or customer information; (ii) inventions, processes, ideas, business methods, formulae, algorithms, licensee and licensor lists, specifications, designs and methods; and (iii) documentation relating thereto (including papers, drawings, reports, diaries, annotations and notebooks); (e) Domain Names and addresses, hashtags and Social Media Accounts; (f) rights of publicity and privacy and similar rights; (g) any and all other intellectual and proprietary rights of any kind or nature, including any and all tangible or intangible embodiments of any of the foregoing, in any form and in any media; (h) any and all registrations, applications, renewals, extensions, continuations, continuations-in-part, provisionals, divisions, reissues and re-examinations thereof now or hereafter in force throughout the universe relating to any of the foregoing, in each case with a Governmental Authority (collectively, “Registrations”); and (i) any and all assertions of claims or commencements of Proceedings (whether past, present or future) arising from or related to any of the foregoing, including the sole, exclusive and independent right to enforce any and all such claims or Proceedings.

“Interim Balance Sheet” has the meaning set forth in Section 4.5(a).

“IRS” means the Internal Revenue Service and, to the extent relevant, the Department of Treasury.

“IT Assets” means the software, hardware, electronic data processing, information, record keeping, communications, telecommunications, networks, websites, interfaces, platforms, servers, circuits, peripherals and other computer, telecommunications and information technology systems and processes owned or purported to be owned, or licensed, leased, outsourced, used, or held for use by the Company in connection with the conduct of the business of the Company or otherwise related thereto, together with all data and information stored in or transmitted by any of the foregoing.

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“Judgment” means any order, injunction, judgment, decree, ruling, assessment or arbitration award of any Governmental Authority or arbitrator.

“Key Operator Relative Share” means, for any Key Operator, the percentage equal to (a) such Key Operator’s Adjusted Percentage Interest divided by (b) the sum of all the Key Operators’ Adjusted Percentage Interests.

“Key Operator Restriction Agreements” means, collectively, the (a) Stock Restriction Agreement, dated as of the Closing Date, by and between the Buyer and Brock Starnes, (b) Stock Restriction Agreement, dated as of the Closing Date, by and between the Buyer and Garrett Taylor and (c) Stock Restriction Agreement, dated as of the Closing Date, by and between the Buyer and Unitholder Representative.

“Key Operators” means, collectively, Brock Starnes, Garrett Taylor and Shining Isle Productions, LLC.

“Knowledge” with respect to the Company, means with respect to any fact, circumstance, event or other matter in question, the actual knowledge of such fact, circumstance, event or other matter by J. Chris Wall, Keith Lango and Brock Starnes after due and diligent inquiry or, if exercising reasonable care each such individual would be expected to discover or become aware of that fact or matter in the course of carrying out his/her duties and responsibilities on behalf of the Company.

“Law” means any constitution, law, statute, treaty, rule, regulation, ordinance, code, binding case law, principle of common law or notice of any Governmental Authority.

“Leased Real Property” has the meaning set forth in Section 4.11(a).

“Liability” includes liabilities, debts or other obligations of any nature, whether known or unknown, absolute, accrued, contingent, liquidated, unliquidated or otherwise, due or to become due or otherwise, and whether or not required to be reflected on a balance sheet prepared in accordance with GAAP.

“Losses” means any loss, damage, fine, judgement, assessment, penalty, expense (including reasonable attorneys’ or other professional fees and expenses and court costs), injury, suits, claims, audits, investigations, Liability, Tax, Encumbrance or other cost, expense or adverse effect whatsoever, whether or not involving a third party claim.

“Material Adverse Effect” means any event, occurrence, fact, condition or change that is, or would reasonably be expected to become, individually or in the aggregate, materially adverse to (a) the business, results of operations, financial condition or assets of the Company, or (b) the ability of the Company to consummate the transactions contemplated hereby on a timely basis; provided, however, that “Material Adverse Effect” shall not include any event, occurrence, fact, condition or change, directly or indirectly, arising out of or attributable to: (i) general economic or political conditions; (ii) conditions generally affecting the industries in which the Company operates; (iii) any changes in financial or securities markets in general; (iv) acts of war (whether or not declared), armed hostilities or terrorism, or the escalation or worsening thereof; (v) any action required or permitted by this Agreement; (vi) any changes in applicable Laws or accounting rules, including GAAP; (vii) the public announcement, pendency or completion of the transactions contemplated by this Agreement; (viii) any epidemics, pandemics (including COVID-19), disease outbreaks, or other public health emergencies; or (ix) any failure by the Company to meet any internal or published projections, forecasts or revenue or earnings predictions (provided that the underlying causes of such failures (subject to the other provisions of this definition) shall not be excluded); provided further, however, that any event, occurrence, fact, condition or change referred to in clauses (i) through (iv) immediately above shall be taken into account in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur to the extent that such event, occurrence, fact, condition or change has a disproportionate effect on the Company compared to other participants in the industries in which the Company conducts its business (in which case, only the incremental disproportionate effect may be taken into account in determining whether a Material Adverse Effect has occurred).

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“Material Contracts” has the meaning set forth in Section 4.13(b).

“Merger” has the meaning set forth in the Preamble.

“Merger Consideration” means, when expressed as a dollar amount, an amount equal to the Company Enterprise Value minus the sum of (1) the outstanding Indebtedness of the Company as of the close of business on the Closing Date, (2) the amount of unpaid Company Transaction Expenses as of the close of business on the Closing Date and (3) Change in Control Payments as of the close of business on the Closing Date.

“Merger Sub” has the meaning set forth in the Preamble.

“Moral Right” means all rights of attribution, paternity, integrity, modification, disclosure and withdrawal, and any other rights throughout the world that may be known as or referred to as “moral rights,” “artist’s rights,” “droit moral,” or the like.

“NYSE” means New York Stock Exchange LLC.

“Objection Notice” has the meaning set forth in Section 9.3(a).

“Occupational Safety and Health Law” means any Law designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards, and any program, whether governmental or private (such as those promulgated or sponsored by industry associations and insurance companies), designed to provide safe and healthful working conditions other than an Environmental Law.

“Owned Intellectual Property” means the Company Intellectual Property owned or purported to be owned by the Company as of the Closing Date, related to, use, or held for use in connection with, the business of the Company or the commercialization of any portions or elements thereof.

“Payoff Indebtedness” has the meaning set forth in Section 3.2(a)(vii).

“Permitted Encumbrances” means any (a) statutory liens securing payments not yet due, (b) liens for Taxes and other similar governmental charges and assessments which are not yet due and payable or that are being contested in good faith, (c) non-exclusive end-user licenses of Intellectual Property entered into in the ordinary course of business, or (d) such other imperfections or irregularities of title or other liens that, individually or in the aggregate, do not and could not reasonably be expected to materially affect the use of the properties or assets of the Person subject thereto or otherwise materially impair business operations of the Person subject thereto as currently conducted.

“Person” means an individual or an entity, including a corporation, limited liability company, general or limited partnership, trust, association or other business or investment entity, or any Governmental Authority.

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“Personal Information” means any data or information that relates to privacy or security or identifies, relates to, describes, is reasonable capable of being associated with, or could reasonably be linked, directly or indirectly, with a particular individual, household or device, including any personal information, personally identifiable information, or personal or other data or information protected under any applicable Law, Contract or data privacy or security rule, policy or procedure.

“PPP Loan” means the aggregate principal amount and accrued interest for borrowed money pursuant to the Paycheck Protection Program established by the CARES Act.

“Pre-Closing Period” has the meaning set forth in Section 6.1.

“Pre-Closing Tax Period” means any taxable period or portion thereof ending on or prior to the Closing Date.

“Proceeding” means any complaint, charge, action, arbitration, audit, examination, investigation, hearing, litigation or suit (whether civil, criminal, administrative, judicial or investigative, whether formal or informal, and whether public or private) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Authority or arbitrator.

“Real Property Permits” has the meaning set forth in Section 4.11(f).

“Registered Intellectual Property” means Owned Intellectual Property that is subject to a Registration.

“Registration Statement” means the Registration Statement on Form S-4, or other appropriate form, including any pre-effective or post-effective amendments or supplements thereto, to be filed with the SEC by the Buyer under the Securities Act with respect to the Registration Statement Securities.

“Registration Statement Securities” has the meaning set forth in Section 6.17(a).

“Representatives” has the meaning set forth in Section 6.5(a).

“Requisite Company Members” means each of the Company Members holding Company Common Units, collectively.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.

“SEC” means Securities and Exchange Commission.

“Secretary of State” means the Secretary of State of the State of Tennessee.

“Section 280G Payments” has the meaning set forth in Section 6.16.

“Securities Act” has the meaning set forth in Section 4.4(b).

“Security Breach” means any actual, alleged or suspected (i) cyber or security breach or incident involving, or intrusion, denial of service, or unauthorized access or use of, any of the IT Assets, (ii) interference with operations or security safeguards of any of the IT Assets, including any phishing incident or ransomware attack, or (iii) loss, corruption, damage, or unauthorized access, collection, acquisition, processing, storage, destruction, disclosure, sharing, distribution, transfer, alteration, use or disposal of any Personal Information or confidential information or any other sensitive information relating to the business of the Company.

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“Shining Isle Owners” means, collectively, Chris Wall, Brock Starnes, Andrew Peterson and Keith Lango.

“Social Media Accounts” means any and all accounts, profiles, identifiers, handles, pages, feeds, registrations and other presences on or in connection with any: (a) social media or social networking website or online service; (b) blog or microblog; (c) mobile application; (d) photo, video or other content-sharing website; (e) virtual game world, virtual social world or the metaverse; (f) rating and review website; (g) wiki or similar collaborative content website; or (h) message board, bulletin board, or similar forum, or any successor to or future equivalent of the foregoing.

“Straddle Period” has the meaning set forth in Section 6.15(a).

“Subsidiary” means, with respect to a specified Person, any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation’s or other Person’s board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred) are held by the specified Person or one or more of its Subsidiaries. When used in this Agreement without reference to a particular Person, “Subsidiary” means a Subsidiary of the Company.

“Support Agreement” has the meaning set forth in the Recitals.

“Surviving Company” has the meaning set forth in Section 2.1.

“Surviving Company Charter” has the meaning set forth in Section 2.4.

“Tail Policy” has the meaning set forth in Section 6.19.

“Tax” means (a) any federal, state, local, foreign and other jurisdiction’s tax, charge, fee, duty (including customs duty), levy or assessment, including any taxes based upon, measured by or related to income, gross receipts, net proceeds, alternative or add-on minimum, ad valorem, turnover, real and personal property (tangible and intangible), sales, use, occupation, franchise, excise, value added, goods and service, stamp, transfer, excess profits, profits, occupational, premium, windfall profits, severance, license, registration, payroll, environmental, capital stock, capital duty, disability, estimated, gains, wealth, welfare, withholding, employment, unemployment and social security or other tax of whatever kind (including any fee, assessment and other charges in the nature of or in lieu of any tax) that is imposed by any Governmental Authority, (b) any interest, fines, penalties or additions resulting from, attributable to, or incurred in connection with any items described in this paragraph or any related contest or dispute, and (c) any items described in this paragraph that are attributable to another Person but that the Company is liable to pay by Law (including Treasury Regulations Section 1.1502-6), by Contract or otherwise, whether or not disputed.

“Tax Contest” has the meaning set forth in Section 6.15(c).

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“Tax Incentive” has the meaning set forth in Section 4.14(r).

“Tax Return” means any report, return, declaration, claim for refund, or information return or statement related to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Tennessee Act” has the meaning set forth in the Recitals.

“Tennessee Division” has the meaning set forth in Section 2.2.

“The Wingfeather Saga” means the animated television/streaming series titled The Wingfeather Saga based on the fantasy novels written by Andrew Peterson that the Company is producing as its primary business activity.

“Transaction Payroll Taxes” means the employer portion of any payroll or other employment taxes incurred with respect to any Change in Control Payments or other compensatory payments made pursuant to the Merger or any other transaction contemplated by this Agreement.

“Transfer Taxes” means any and all transfer, documentary, sales, use, stamp, registration, value added, recording, and other similar Taxes and fees arising in connection with the transactions contemplated by this Agreement (including any penalties and interest), together with any costs or expenses incurred in preparing and filing any related Tax Returns or documents.

“Transmittal Letter” has the meaning set forth in Section 2.9(a).

“United States” or “U.S.” means the United States of America.

“Unitholder Notice” has the meaning set forth in Section 6.11(a).

“Unitholder Representative” has the meaning set forth in the Preamble.

“Unitholders” means, as of immediately prior to the Effective Time, the Company Members and any holders of Company Units that have not been admitted to the Company as Company Members, collectively.

“Written Consent” has the meaning set forth in Section 6.11(a).

Section 1.2      Construction. Any reference in this Agreement to an “Article,” “Section,” “Exhibit” or “Schedule” refers to the corresponding Article, Section, Exhibit or Schedule of or to this Agreement, unless the context indicates otherwise. The table of contents and the headings of Articles and Sections are provided for convenience only and are not intended to affect the construction or interpretation of this Agreement. All words used in this Agreement should be construed to be of such gender or number as the circumstances require. The term “including” means “including without limitation” and is intended by way of example and not limitation. Any reference to a statute refers to the statute, any amendments or successor legislation, and all regulations promulgated under or implementing the statute, as in effect at the relevant time. Any reference to a Contract or other document as of a given date means the Contract or other document as amended, supplemented and modified from time to time through such date. Unless expressly indicated otherwise in this Agreement: (i) all references in this Agreement to “the date hereof” or “the date of this Agreement” shall refer to the Original Execution Date, and (ii) the date on which the representations and warranties set forth in ARTICLE 4 and ARTICLE 5 are made by the Company or the Buyer and the Merger Sub, as applicable, shall not change as a result of the execution of this Agreement and shall be made as of such dates as they were in the Original Agreement.

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ARTICLE 2
THE MERGER

Section 2.1      The Merger. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time the Company will be merged with and into the Merger Sub in accordance with the applicable provisions of the Delaware Act and the Tennessee Act. Following the Merger, the Merger Sub will continue as the Surviving Company (the “Surviving Company”) and the separate corporate existence of the Company will cease.

Section 2.2      Effective Time. The Merger will be consummated on the Closing Date, subject to the terms and conditions hereof, by filing the certificate of merger (the “Certificate of Merger”), with the Secretary of State of the State of Delaware in accordance with the provisions of the Delaware Act and the Division of Business Services of the State of Tennessee (the “Tennessee Division”) in accordance with the provisions of the Tennessee Act, respectively. When used in this Agreement, the term “Effective Time” means the date and time at which the Certificate of Merger has been accepted for filing by the Secretary of State of the State of Delaware and the Tennessee Division, or at such later time as is provided in the Certificate of Merger.

Section 2.3      Effects of the Merger. Without limiting the generality of the foregoing, as of the Effective Time, all properties, rights, privileges, powers and franchises of the Company and the Merger Sub will vest in the Surviving Company and all debts (other than the Payoff Indebtedness), Liabilities and duties of the Company and the Merger Sub will become debts, Liabilities and duties of the Surviving Company.

Section 2.4      Certificate of Formation and Limited Liability Company Agreement. From and after the Effective Time, (a) the articles of organization of the Company, as in effect immediately prior to the Effective Time, shall be the articles of organization of the Surviving Company (the “Surviving Company Charter”) until amended in accordance with the provisions thereof and applicable Law, and (b) the operating agreement of the Company shall be the operating agreement of the Surviving Company (the “Surviving Company Operating Agreement”) until amended in accordance with the provisions thereof and applicable Law.

Section 2.5      Managers. From and after the Effective Time, the managers of the Surviving Company at the Effective Time will be the individuals set forth on Exhibit A and will hold office from the Effective Time until his, her or its successors have been duly elected or appointed and qualified in the manner provided in the Surviving Company Charter and Surviving Company Operating Agreement or as otherwise provided by Law.

Section 2.6      Officers. From and after the Effective Time, the officers of the Surviving Company at the Effective Time will be the individuals set forth on Exhibit A and will hold the offices set forth opposite their respective names on Exhibit A from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the Surviving Company Charter and Surviving Company Operating Agreement or as otherwise provided by Law.

Section 2.7      Subsequent Actions. If at any time after the Effective Time the Surviving Company shall determine, in its sole discretion, or shall be advised, that any deeds, bills of sale, instruments of conveyance, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Company its right, title or interest in, to or under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Company as a result of, or in connection with, the Merger, or otherwise to carry out this Agreement, then the officers and manager of the Surviving Company shall be authorized to execute and deliver, in the name and on behalf of the Company, all such deeds, bills of sale, instruments of conveyance, assignments and assurances and to take and do, in the name and on behalf of the Company or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title or interest in, to and under such rights, properties or assets in the Surviving Company or otherwise to carry out this Agreement.

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Section 2.8      Treatment of Company Units and Merger Sub Units.

(a)            Effect on Company Units. At the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, the Company or the Unitholders, each Company Unit that is issued and outstanding immediately prior to the Effective Time shall be canceled and converted into the right to receive the applicable portion of the Merger Consideration as determined pursuant to this Section 2.8.

(b)            Company Common Units. At the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, the Company or the Unitholders, each holder of Company Common Units issued and outstanding immediately prior to the Effective Time shall, upon the terms and subject to the conditions set forth in this Agreement, be entitled to receive a portion of the Aggregate Stock Consideration equal to (1) the Aggregate Stock Consideration multiplied by (2) such Unitholder’s Adjusted Percentage Interest, as set forth in the Closing Consideration Schedule.

(c)            Company Class A Preferred Units. At the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, the Company or the Unitholders, each holder of Company Class A Preferred Units issued and outstanding immediately prior to the Effective Time shall, upon the terms and subject to the conditions set forth in this Agreement, be entitled to receive a portion of the Aggregate Stock Consideration equal to (1) the Aggreagte Stock Consideration multiplied by (2) such Unitholder’s Adjusted Percentage Interest, as set forth in the Closing Consideration Schedule.

(d)            Company Class B Preferred Units. At the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, the Company or the Unitholders, each holder of Company Class B Preferred Units issued and outstanding immediately prior to the Effective Time shall, upon the terms and subject to the conditions set forth in this Agreement, be entitled to receive a portion of the Aggregate Stock Consideration equal to (1) the Aggregate Stock Consideration multiplied by (2) such Unitholder’s Adjusted Percentage Interest, as set forth in the Closing Consideration Schedule.

(e)            Cancelled Units. At the Effective Time, any Company Units that are owned by any of the Buyer, the Merger Sub or the Company (the “Cancelled Units”), if any, shall automatically be cancelled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

(f)             Fractional Shares. No fractional shares of Buyer Common Stock will be issued by virtue of the Merger. The number of shares of Buyer Common Stock into which a Unitholder’s interests are converted pursuant to this ARTICLE 2 shall be rounded down to the nearest whole number of shares of Buyer Common Stock.

(g)            Effect on Merger Sub Common Units. Each of the Merger Sub’s common units issued and outstanding immediately prior to the Effective Time shall remain outstanding following the consummation of the Merger.

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Section 2.9      Surrender and Payment Procedures.

(a)            The Buyer shall select an exchange agent (the “Exchange Agent”) to act as the agent for the purpose of paying the Aggregate Stock Consideration pursuant to the terms of this Agreement.

(b)            No later than three Business Days after the Closing Date, the Exchange Agent shall mail or otherwise deliver to each Unitholder a letter of transmittal (the “Transmittal Letter”) and the other documents to be executed as part of such transmittal (including applicable Tax forms) (together with any other documents that the Buyer and the Exchange Agent may reasonably and customarily require in connection therewith, the “Exchange Documents”).

(c)            After receipt by the Exchange Agent from the Unitholders of a Transmittal Letter and the other Exchange Documents, duly completed and validly executed in accordance with the instructions thereto, the Exchange Agent shall promptly deliver to such Unitholder that portion of the Merger Consideration payable in respect of such Unitholder’s Company Units pursuant to Section 2.8. No portion of the Merger Consideration shall be paid or payable in respect of any Company Units to the holder of record of such Company Units until that holder has delivered validly executed Exchange Documents in respect of such Company Units to the Exchange Agent in accordance with the terms and conditions hereof.

(d)            At any time following the one-year anniversary of the Effective Time, any Person that was a holder of Company Units as of immediately prior to the Effective Time that has not exchanged such Company Units in accordance with this Section 2.9 prior to the date that is one (1) year after the Effective Time may transfer such Company Units to the Buyer and (subject to applicable abandoned property, escheat and similar Laws) receive in consideration therefor, and the Buyer shall promptly deliver, such applicable portion of the Merger Consideration without any interest thereupon.

Section 2.10    No Rights in Surviving Company. From and after the Effective Time, each holder of Company Units will cease to have any rights as an equityholder of the Surviving Company except as otherwise provided in this Agreement or by applicable Law, and the Buyer and the Surviving Company will be entitled to treat each Company Unit that has not yet been surrendered for exchange solely as evidence of the right to receive the Merger Consideration into which such Company Unit has been converted pursuant to the Merger.

Section 2.11    Withholding. Each of the Buyer, the Exchange Agent and the Surviving Company will be entitled to deduct and withhold from the Merger Consideration otherwise payable to any Unitholder all amounts the Buyer, the Exchange Agent or the Surviving Company, as applicable, determines in good faith are required by Law to be deducted or withheld therefrom, and to request from each Unitholder any appropriate Tax forms, including IRS Form W-9 or the appropriate series of Form W-8, as applicable, or any similar information. To the extent such amounts are so deducted or withheld and paid over to the appropriate Governmental Authority, such amounts shall be treated for all purposes under this Agreement as having been paid to the Unitholder to whom such amounts otherwise would have been paid. The Buyer, the Company and the Unitholder Representative acknowledge that, to the extent such amounts are not so deducted and withheld, such Unitholder shall indemnify the Buyer and its Affiliates (including the Surviving Company) for any Taxes imposed by a Governmental Authority, together with any related Losses in accordance with the indemnification provisions of ARTICLE 9.

Section 2.12    Tax Consequences. The parties hereto intend the Merger to qualify as a “reorganization” within the meaning of Section 368(a) of the Code, and this Agreement is intended to be, and by executing this Agreement is adopted as, a plan of reorganization within the meaning of Treasury Regulations Sections 1.368-2(g) and 1.368-3(a) for purposes of Sections 354, 356 and 361 of the Code (and any comparable provisions of state or local Law) for federal income Tax purposes (and any comparable provision of state or local Law). This Agreement shall be interpreted consistent with that intent, unless otherwise required by applicable Law. No party shall take or cause to be taken (or permit any of its Affiliates to take or cause to be taken) any action, or fail to take or cause to be taken (or permit any of its Affiliates to fail to take or cause to be taken) any action, in each case, which would reasonably be expected to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code (and any comparable provision of state or local Law). Each party shall cause all Tax Returns to be prepared and filed on the basis of treating the Merger as a “reorganization” within the meaning of Section 368(a) of the Code and shall not (or permit any of its Affiliates to) take any position inconsistent therewith in any Tax filing or Proceeding, except as otherwise required by a “determination” (within the meaning of Section 1313(a) of the Code). Buyer makes no representations or warranties to any of the Company or Unitholders regarding the Tax treatment of the Merger, or any of the Tax consequences to any of the Company or the Unitholders of this Agreement, the Merger or any of the other transactions contemplated by this Agreement. The Company acknowledges that the Company and the Unitholders are relying solely on their own Tax advisors in connection with this Agreement, the Merger and the other transactions.

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Section 2.13    Transfer Tax. Buyer shall be liable for, and shall hold the Unitholders and their Affiliates harmless against, any Transfer Taxes imposed in any Tax jurisdiction, including any state or local Tax jurisdiction, that become payable in connection with the Merger and transactions contemplated by this Agreement. The Buyer will, at its own expense, file, or cause to be filed, in a timely manner all required documents (including all Tax Returns) with respect to all such Transfer Taxes, and the Buyer shall provide the Unitholder Representative with evidence satisfactory to the Unitholder Representative that such Transfer Taxes have been paid.

Section 2.14    Escheat. Neither the Buyer nor the Surviving Company will be liable to any Unitholder for any portion of such Unitholder’s Merger Consideration delivered to any public official pursuant to any applicable abandoned property, escheat or similar Law. In the event any Company Unit has not been surrendered for exchange prior to the second anniversary of the Closing Date, or prior to such earlier date as of which such Company Unit or the Merger Consideration payable upon the surrender thereof would otherwise escheat to or become the property of any Governmental Authority, then the Merger Consideration otherwise payable upon the surrender of such Company Unit will, to the extent permitted by applicable Law, become the property of the Surviving Company, free and clear of all rights, interests and adverse claims of any Person.

Section 2.15    Closing Statement. At least three Business Days prior to the Closing Date, the Company shall prepare and deliver to the Buyer an estimated Closing Date Balance Sheet, together with a statement that is reasonably acceptable to the Buyer (the “Closing Statement”) setting forth in reasonable detail the Merger Consideration, which statement shall include a presentation of the Company’s calculations of the Merger Consideration, the Aggregate Stock Consideration, the calculations of the portion of the Aggregate Stock Consideration issuable to each holder of Company Common Units, Company Class A Preferred Units and Company Class B Preferred Units, Indebtedness, Change in Control Payments and the Company Transaction Expenses as of the Closing Date, in each case including all components thereof and accompanied by reasonably detailed back-up documentation for such calculations. The Company shall prepare the Closing Statement in accordance with GAAP and, solely to the extent consistent with GAAP, in accordance with the Company’s past practices (including the methodologies applied in the preparation of the Financial Statements). The Company shall make available to the Buyer and its Representatives the books and records used in preparing the Closing Statement and reasonable access (upon prior notice and during business hours) to employees of the Company as the Buyer may reasonably request in connection with its review of its books and records, and will otherwise cooperate in good faith with the Buyer’s and its Representatives’ review of the Closing Statement and shall take into consideration in good faith any comments of the Buyer on such Closing Statement, as applicable. Notwithstanding the foregoing, in no event will any of the Buyer’s rights be considered waived, impaired or otherwise limited as a result of the Buyer not making an objection prior to the Closing or making an objection that is not fully implemented in a revised Closing Statement, as applicable.

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ARTICLE 3
CLOSING

Section 3.1      Closing. Unless this Agreement is earlier terminated pursuant to ARTICLE 8, the consummation of the Merger and the other transactions contemplated by this Agreement (the “Closing”) will take place remotely by email exchange of executed documents in ..PDF format on the second (2nd) Business Day after all conditions precedent set forth in ARTICLE 7 have been satisfied or duly waived in writing (except for conditions which in accordance with their terms must be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions) or such other date as the Buyer and the Company may mutually agree upon in writing. The date upon which the Closing actually occurs is referred to in this Agreement as the “Closing Date.”

Section 3.2      Closing Deliveries.

(a)            At the Closing, the Company will deliver or cause to be delivered to the Buyer:

(i)            the Certificate of Merger executed by an officer of the Company in accordance with the Delaware Act and the Tennessee Act and in a form reasonably satisfactory to the Buyer;

(ii)           a certificate, dated as of the Closing Date, executed by an officer of the Company confirming the satisfaction of the conditions specified in Section 7.1(a), Section 7.1(b), and Section 7.1(c);

(iii)          at least three Business Days before the Closing Date, an estimated Closing Date Balance Sheet, the Closing Statement and the Closing Consideration Schedule, each in a form reasonably acceptable to the Buyer, accompanied by a certificate, dated as of the date of delivery of the Closing Consideration Schedule, executed by an officer of the Company confirming the completeness and accuracy of the Closing Consideration Schedule;

(iv)          evidence of receipt of all consents and waivers, and deliveries of all notices listed on Schedule 3.2(a)(iv);

(v)           a certificate of good standing or existence of the Company, dated no more than five (5) days prior to the Closing Date, issued by the Secretary of State and all other states in which the Company is qualified to do business;

(vi)          the Written Consent executed by the Requisite Company Members constituting the Company Member Approval;

(vii)         payoff letters or similar instruments in form and substance reasonably satisfactory to the Buyer with respect to all Indebtedness identified in Section 3.2(a)(vii) of the Disclosure Schedule (the “Payoff Indebtedness”), if any, which letters or instruments provide for the full payoff and discharge of all such Payoff Indebtedness outstanding as of immediately prior to the Closing;

(viii)        Amended and Restated License Agreement, executed by an officer of the Company and Andrew Peterson;

(ix)          written invoices or payment direction provided by the Company for all Company Transaction Expenses showing the total amount of Company Transaction Expenses payable to each Person (and/or the formula by which any additional Company Transaction Expenses that have not been quantified as of the Closing will be calculated), which invoices or payment direction shall include written acknowledgements pursuant to which any Person that is entitled to any Company Transaction Expenses acknowledges that, upon payment of such payable amount at the Closing (or when otherwise due), it shall be paid in full and shall not be owed any other amount by any of the Buyer, the Company, its Affiliates and/or the Surviving Company;

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(x)           executed confirmatory assignments of Intellectual Property from any of the Company’s current and former employees and independent contractors and consultants that have not executed such agreements, in each case in a form that is reasonably satisfactory to the Buyer;

(xi)          a certificate on behalf of the Company, prepared in a manner consistent and in accordance with the requirements of Treasury Regulations Sections 1.897-2(g), (h) and 1.1445-2(c)(3), certifying that no interest in the Company is, or has been during the relevant period specified in Section 897(c)(1)(A)(ii) of the Code, a “United States real property interest” within the meaning of Section 897(c) of the Code, and a form of notice to the IRS prepared in accordance with the provisions of Treasury Regulations Section 1.897-2(h)(2);

(xii)          resignations effective as of the Closing Date from the managers and officers of the Company (solely with respect to their office and manager designations but not from employment by the Company) except for any manager or officer that continues as such as contemplated on Exhibit A;

(xiii)         a certificate in customary form of the secretary of the Company dated as of the Closing Date and attaching (A) the Company Articles of Organization and all amendments thereto, (B) the Company Operating Agreement and all amendments thereto, (C) a certificate of good standing of the Company certified by the Secretary of State and issued not more than five (5) days prior to the Closing Date and (D) all resolutions of the managers of the Company relating to this Agreement and the transactions contemplated by this Agreement;

(xiv)        the Key Operator Restriction Agreements, each executed by the applicable Key Operator; and

(xv)         such other documents, instruments and certificates as the Buyer may reasonably request and which may be reasonably necessary to consummate the transactions contemplated by this Agreement.

(b)            At the Closing, the Buyer will deliver or cause to be delivered:

(i)            to the Company:

(A)            the Certificate of Merger executed by an officer of the Buyer and the Merger Sub in accordance with the Delaware Act and the Tennessee Act;

(B)            a certificate, dated as of the Closing Date, executed by an officer of the Buyer confirming the satisfaction of the conditions specified in Section 7.2(a) and Section 7.2(b); and

(C)            the Key Operator Restriction Agreements, executed by an officer of the Company.

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(i)            to the Exchange Agent:

(A)           certificates representing the shares of Buyer Common Stock to be issued as Aggregate Stock Consideration (or make appropriate alternative arrangements if uncertificated shares of Buyer Common Stock represented by book-entry shares will be issued).

Section 3.3      Closing Payments. As soon as reasonably practicable following the Closing, but in no event later than two Business Days following the Closing, Buyer shall transfer, by wire transfer of immediately available funds:

(a)            to each holder of Payoff Indebtedness, on behalf of the Company, in accordance with the applicable payoff letters thereto, in order to fully discharge the Payoff Indebtedness and terminate all appliable obligations and liabilities of the Company and its Affiliates related thereto;

(b)            to each Person who is owed any Change in Control Payment reflected on the Closing Consideration Schedule, payment on behalf of the Company and to the extent unpaid as of immediately prior to the Closing, the amount reflected on the Closing Consideration Schedule payable to such Person (other than the Change in Control Payments owed to employees of the Company which shall be paid through the Surviving Company’s payroll processing system net of applicable Tax withholding); and

(c)            to each Person who is owed a portion of the Company Transaction Expenses reflected on the Closing Consideration Schedule, payment on behalf of the Company and to the extent unpaid as of immediately prior to the Closing, an amount equal to the Company Transaction Expenses reflected on the Closing Consideration Schedule to each Person who is owed a portion thereof (other than the Company Transaction Expenses owed to employees of the Company which shall be paid through the Surviving Company’s payroll processing system net of applicable Tax withholding).

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Buyer and Merger Sub, as of the date hereof and as of the Closing Date (except for those representations and warranties which address matters only as of an earlier date, which shall have been true and correct as of such earlier date), that the statements in this ARTICLE 4 are true and correct, except as set forth in the schedules accompanying this Agreement (the “Disclosure Schedule”). The Disclosure Schedule has been arranged for purposes of convenience in separately titled sections corresponding to sections of this Agreement; provided however, each section of the Disclosure Schedule shall be deemed to incorporate by reference all information disclosed in any other section of the Disclosure Schedule where the applicability of the information set forth in such other section would be reasonably apparent. For purposes of these representations and warranties, the term “Company” shall include any Subsidiaries of the Company, unless otherwise noted herein.

Section 4.1      Organization and Good Standing. The Company is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of Tennessee and has all requisite limited liability company power and authority to own, lease and operate its properties and assets and to conduct its business as presently conducted. The Company is duly qualified or licensed to do business and is in good standing as a foreign limited liability company in each jurisdiction in which the character of the properties it owns, operates or leases or the nature of its activities makes such qualification or licensure necessary, except where the failure to be so qualified would not have, individually or in the aggregate, a Material Adverse Effect. Section 4.1 of the Disclosure Schedule sets forth an accurate and complete list of the Company’s jurisdiction of formation and the other jurisdictions in which it is authorized to do business and a complete and accurate list of the current managers and officers of the Company. The Company has made available to the Buyer accurate and complete copies of the Company Articles of Organization and the Company Operating Agreement currently in effect, including all amendments to each, and the Company is not in default under or in violation of any provision thereof. The Company has no Subsidiaries.

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Section 4.2      Authority and Enforceability; Required Vote. The Company has all requisite limited liability company power and authority to execute and deliver this Agreement and each of the Ancillary Agreements to which the Company is a party and to perform the Company’s obligations under this Agreement and each such Ancillary Agreement. The execution, delivery and performance of this Agreement and the Ancillary Agreements have been duly authorized by all necessary action on the part of the Company. Without limiting the foregoing, the managers of the Company, by the requisite majority at a meeting thereof duly called and held or by unanimous written consent, have duly adopted resolutions (i) approving this Agreement, the Merger and the other transactions contemplated hereby, (ii) determining that the terms and conditions of this Agreement, the Merger and the other transactions contemplated hereby are advisable, fair to and in the best interests of the Company and Unitholders, and (iii) recommending the approval of the principal terms of this Agreement and the Certificate of Merger by the Requisite Company Members. The affirmative vote of a majority of the holders of the outstanding Company Common Units is the only vote of the Company Members needed or required to approve and adopt this Agreement, the Merger and the other transactions contemplated hereby (the “Company Member Approval”).

Section 4.3      No Conflict. Neither the execution and delivery of this Agreement, nor the consummation or performance of the transactions contemplated by this Agreement, will:

(a)            directly or indirectly (with or without notice, lapse of time or both) conflict with, result in a breach or violation of, constitute a default (or give rise to any right of termination, cancellation, acceleration, suspension or modification of any obligation or loss of any benefit) under, constitute a change in control resulting in any right of termination or other adverse consequence under, result in any payment becoming due under, result in the imposition of any Encumbrances on any Company Units or any of the properties or assets of the Company under, or otherwise give rise to any right on the part of any Person to exercise any remedy or obtain any relief under (i) the Company Articles of Organization or Company Operating Agreement, or any resolution adopted by the Company Members or managers of the Company, (ii) any Governmental Authorization or Material Contract to which the Company is a party or by which the Company is bound or to which any of their respective properties or assets is subject or (iii) any Law or Judgment applicable to the Company or any of its respective properties or assets; or

(b)            except as set forth in Section 4.3 of the Disclosure Schedule, require the Company or any Company Member to obtain any consent, waiver, approval, ratification, permit, license, Governmental Authorization or other authorization of, give any notice to, or make any filing or registration with, any Governmental Authority or other Person (other than the filing and recordation of appropriate documents relating to the Merger as required by the Delaware Act and the Tennessee Act and other filings or consents contemplated herein).

Section 4.4      Capitalization and Ownership.

(a)            Section 4.4(a) of the Disclosure Schedule sets forth, as of the date hereof and as of immediately prior to the Closing, the Company’s issued and outstanding Company Units, which consist solely of (i) 21,070,378 Company Common Units, (ii) 7,670,345 Company Class A Preferred Units, and (iii) 1,266,667 Company Class B Preferred Units. The Company does not have any other equity interests issued or outstanding. The Company Units are held of record and beneficially by the Persons and in the amounts set forth on Section 4.4(a) of the Disclosure Schedule. Except as set forth on Section 4.4(a) of the Disclosure Schedule, no Company Units are subject to any right of repurchase by the Company.

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(b)            Except as set forth in Section 4.4(b) of the Disclosure Schedule, (i) there are no equity securities of any class of the Company, or any security exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding, and (ii) there are no options, warrants, equity securities, calls, rights or other Contracts to which the Company is a party or otherwise bound obligating the Company to issue, exchange, transfer, deliver or sell, or cause to be issued, exchanged, transferred, delivered or sold, additional equity interests of the Company or any security or rights convertible into or exchangeable or exercisable for any such equity interests, or obligating the Company to grant, extend, accelerate the vesting of, otherwise modify or amend or enter into any such option, warrant, equity security, call, right, or Contract. There are no outstanding or authorized equity appreciation, phantom equity, profit participation, or other similar rights with respect to the equity of the Company (whether payable in equity, Cash or otherwise). There are no Contracts to which the Company or any Unitholder or any Affiliate of the Company is a party or by which the Company or any Unitholder or any Affiliate of the Company is bound with respect to the voting (including voting trusts or proxies), registration under the Securities Act of 1933 (the “Securities Act”) or any foreign securities Law, or the sale or transfer (including Contracts imposing transfer restrictions) of any equity interests of the Company.

(c)            Section 4.4(c) of the Disclosure Schedule sets forth an accurate and complete list of all Indebtedness of the Company. Except as set forth in Section 4.4(c) of the Disclosure Schedule, no holder of Indebtedness of the Company has any right to convert or exchange such Indebtedness for any equity securities or other securities of the Company. No holders of outstanding Indebtedness of the Company has any rights to vote for the election of managers of the Company or to vote on any other matter. The Company was and remains in compliance with all Laws applicable to any PPP Loan of the Company.

(d)            There are no obligations, contingent or otherwise, of the Company to repurchase, redeem or otherwise acquire any equity interests of the Company. The Company is not subject to any obligation or requirement to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any Person.

(e)            No Company Member has any dissenters’ rights or appraisal rights under applicable Law or the Company Operating Agreement. As of the date hereof, no Company Member has taken any action to assert any such dissenters’ rights or appraisal rights in connection with the Merger.

Section 4.5      Financial Statements. Section 4.5 of the Disclosure Schedule sets forth true and correct copies of the following financial statements (collectively, the “Financial Statements”):

(a)            an unaudited balance sheet of the Company as of December 31, 2024 (the “2024 Balance Sheet”) and the related unaudited statements of income and cash flow for the fiscal year then ended; and

(b)            an unaudited balance sheet of the Company for the nine-month period ending September 30, 2025 (the “Interim Balance Sheet”) and the related unaudited consolidated statements of income and cash flow for such periods.

The Financial Statements (including any notes thereto) are correct and complete in all material respects, are consistent with the books and records of the Company and have been prepared in accordance with GAAP, consistently applied throughout the periods involved (subject in the case of unaudited financial statements to the lack of footnote disclosure and in the case of interim financial statements to normal year-end audit adjustments). The Financial Statements fairly present, in all material respects, the financial condition and the results of operations and cash flow of the Company as of the respective dates and for the periods indicated therein, all in accordance with GAAP (subject in the case of unaudited financial statements to the lack of footnote disclosure and in the case of interim financial statements to normal year-end audit adjustments). The Company has established adequate reserves in all material respects and made any appropriate disclosures in the Financial Statements in accordance with the requirements of ASC 740-10 (formerly Financial Interpretation No. 48 of FASB Statement No. 109, Accounting for Uncertain Tax Positions) with respect to all material uncertain Tax positions. No financial statements of any other Person are required by GAAP to be included in the Financial Statements of the Company.

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Section 4.6      Books and Records. The books of account, minute books, equity record books and other records of the Company, all of which have been made available to the Buyer, are accurate and complete in all material respects and have been maintained in accordance with sound business practices and an adequate system of internal controls. At the time of the Closing, all of such books and records will be in the possession of the Company. The minute books of the Company contain materially accurate and complete records of all meetings held, and action taken by, the Company Members, managers and managers’ committees, and no such meeting has been held for which minutes have not been prepared and are not contained in such minute books.

Section 4.7      Accounts Receivable. All notes and accounts receivable that are reflected on the Interim Balance Sheet or the accounting records of the Company as of the Closing Date represent or will represent valid obligations arising from sales actually made or services actually performed in the ordinary course of business. The reserves with respect to the collectability of notes and accounts receivable reflected on the Interim Balance Sheet and in the accounting records of the Company as of the Closing Date are and will be determined in accordance with GAAP, applied in the same manner as used in the preparation of the 2024 Balance Sheet. There is no contest, claim, defense or right of setoff relating to the amount or validity of such notes or accounts receivable. Section 4.7 of the Disclosure Schedule sets forth an accurate and complete list and the aging of all notes and accounts receivable as of the date of the Interim Balance Sheet.

Section 4.8      No Undisclosed Liabilities. The Company does not have any Liability except for (a) Liabilities accrued or expressly reserved for in line items on the Interim Balance Sheet, (b) Liabilities incurred in the ordinary course of business after the date of the Interim Balance Sheet, (c) Liabilities with respect to professional service fees and expenses incurred in connection with the negotiation or preparation of this Agreement and the transactions contemplated hereby which, as of the Closing, will be set forth on the Closing Consideration Schedule, and (d) obligations (not arising from negligence, breach, fraud or other nonfeasance, malfeasance or misfeasance of or by the Company) in connection with the Contracts set forth in Section 4.13(a) of the Disclosure Schedule.

Section 4.9      Absence of Certain Changes and Events. Since the date of the 2024 Balance Sheet, except as set forth in Section 4.9 of the Disclosure Schedule, the Company has conducted its business only in the ordinary course of business and there has not been any Material Adverse Effect. Without limiting the generality of the previous sentence, since the date of the 2024 Balance Sheet, there has not been with respect to the Company any:

(a)            amendment to the Company Articles of Organization or the Company Operating Agreement;

(b)            change in its authorized or issued equity interests, or issuance, sale, grant, repurchase, redemption, pledge or other disposition of or Encumbrance on any of its equity securities or any securities convertible, exchangeable or redeemable for, or any options, warrants or other rights to acquire, any such securities;

(c)            split, combination or reclassification of any of its equity interests;

(d)            declaration, setting aside or payment of any dividend or other distribution (whether in Cash, securities or other property) in respect of its equity interests;

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(e)            (i) incurrence of any Indebtedness for borrowed money or guarantee of any Indebtedness of another Person, (ii) issuance, sale or amendment of any of its debt securities or warrants or other rights to acquire any of its debt securities, any guarantee of any debt securities of another Person, or entry into any arrangement having the economic effect of any of the foregoing, (iii) loans, advances or capital contributions to, or investment in, any other Person;

(f)             sale, lease, license, pledge or other disposition of or Encumbrance on any of its properties or assets;

(g)            acquisition (i) by merger or consolidation with, or by purchase of all or a substantial portion of the assets or any equity of, or by any other manner, any business or Person or (ii) of any assets that are material to the Company individually or in the aggregate;

(h)            damage to, or destruction or loss of, any of its assets or properties with an aggregate value to the Company in excess of $10,000, whether or not covered by insurance;

(i)             entry into, modification, acceleration, cancellation or termination of or receipt of notice of termination of, any Contract (or series of related Contracts) which involves a total remaining commitment by or to the Company of at least $10,000 or otherwise outside the ordinary course of business;

(j)             (i) adoption, entry into, termination or amendment (whether written or oral) of any Company Plan, collective bargaining agreement, or Contract with any current or former employee, officer, manager, or Contractor of the Company, (ii) increase in the compensation or fringe benefits of, or payment of any bonus to, any current or former manager, officer, employee or Contractor, (iii) hiring or termination of any employee or Contractor of the Company, promotion, demotion or other change to the employment status or title of any officer of the Company or resignation or removal of any manager of the Company, (iv) grant by the Company of any severance, termination pay or bonus (in Cash or otherwise) to any current or former employee or Contractor, (v) amendment to or acceleration of the payment, right to payment or vesting of any compensation or benefits, (vi) payment of any benefit not provided for as of the date of this Agreement under any Company Plan, (vii) grant of any awards under any bonus, incentive, performance or other compensation plan or arrangement or benefit plan, including the grant of options, equity appreciation rights, equity-based or equity-related awards, performance units or restricted units, or the removal of existing restrictions in any Company Plans or Contracts or awards made thereunder or (viii) any action, other than in the ordinary course of business, to fund or in any other way secure the payment of compensation or benefits under any Company Plan;

(k)            cancellation, compromise, release or waiver of any claims or rights (or series of related claims or rights) with a value exceeding $10,000 or otherwise outside the ordinary course of business;

(l)             settlement or compromise in connection with any Proceeding;

(m)           capital expenditure or other expenditure with respect to property, plant or equipment in excess of $10,000 in the aggregate for the Company;

(n)            change in accounting principles, methods or practices or investment practices, including any changes as were necessary to conform with relevant GAAP;

(o)            change in payment or processing practices or policies regarding intercompany transactions;

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(p)            acceleration or delay, except in the ordinary course of business, in (i) the payment of accounts payable, accrued expenses or other Liabilities, or (ii) in the collection of notes or accounts receivable;

(q)            making of or change in any Tax election, adoption of or change in any Tax accounting method, entering into any closing agreement or Tax ruling, settlement or compromise of any Tax claim or assessment, consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment, surrender of any right to claim a Tax refund or filing of any amended Tax Return; and

(r)             authorization of or entry into any Contract by the Company to take any of the actions described in this Section 4.9.

Section 4.10           Assets. The Company has good and valid title to, or in the case of leased or licensed properties and assets, valid leasehold or license interests in, all of the tangible properties and tangible assets owned, leased, licensed or operated by it, including those shown on the Interim Balance Sheet or acquired after the date thereof, free and clear of any Encumbrances. Each item of tangible property is in good operating condition and repair, ordinary wear and tear excepted, and is suitable for the purposes for which it is being used. The tangible property owned, leased or licensed by the Company constitutes all such tangible property used in or necessary to conduct the businesses of the Company as conducted as of the date of this Agreement.

Section 4.11           Real Property.

(a)            The Company does not own, and has never owned, any real property.

(b)            Section 4.11(b) of the Disclosure Schedule sets forth an accurate and complete description (by street address of the subject leased real property, the date and term of the lease, sublease or other occupancy right, the name of the parties thereto, each amendment thereto and the aggregate annual rent payable thereunder) of all land, Improvements (as defined below) and other interests in real property leased or otherwise occupied by the Company (the “Leased Real Property”). The Company has made available to the Buyer accurate and complete copies of all leases relating to the Leased Real Property. With respect to each such lease, the Company has not exercised or given any notice of exercise, nor has any lessor or landlord exercised or given any notice of exercise by such party, of any option, right of first offer or right of first refusal contained in any such lease. The rent payment set forth in each lease of the Leased Real Property is the actual rent payment being paid, and there are no separate agreements or understandings with respect to the same. Each lease of the Leased Real Property grants the tenant under the lease the exclusive right to use and occupy the demised premises thereunder.

(c)            The Company has valid leasehold interests in the Leased Real Property, in each case free and clear of any Encumbrances.

(d)            The Company is in peaceful and undisturbed possession of the Leased Real Property, and there are no contractual or legal restrictions that preclude or restrict the ability of the Company to use such Leased Real Property for the purposes for which it is currently being used.

(e)            Except as set forth in Section 4.11(e) of the Disclosure Schedule, the Company has not subleased, licensed or otherwise granted to any Person the right to use or occupy any portion of the Leased Real Property, and the Company has not received notice, and the Company has no Knowledge, of any claim of any Person to the contrary. There are no Contracts outstanding for the sale, exchange, Encumbrance, lease or transfer of any of the Leased Real Property, or any portion thereof.

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(f)             Use of the Leased Real Property for the various purposes for which it is presently being used is permitted as of right under applicable urbanization, zoning and other land use Laws and is not subject to “permitted non-conforming” use or structure classifications. All buildings, structures, fixtures and other improvements, including the roof, foundation and floors and the heating, ventilation, air conditioning, mechanical, electrical and other building systems, included in the Leased Real Property (collectively, the “Improvements”) are in compliance with all applicable Laws, including those pertaining to health and safety, zoning, building and construction requirements. No part of any Improvement encroaches on, or otherwise conflicts with the property rights of, any real property not included in the Leased Real Property, and there are no buildings, structures, fixtures or other Improvements primarily situated on adjoining property which encroach on any part of the Leased Real Property, or otherwise conflict with the property rights and construction requirements of the Company. To the Knowledge of the Company, the Improvements are structurally sound, are in good operating condition and repair, ordinary wear and tear excepted, are free from latent and patent defects, are suitable for the purposes for which they are being used and currently planned to be used by the Company and have been maintained in accordance with normal industry practice. The Leased Real Property constitutes all such property used in or necessary to conduct the businesses of the Company as conducted and as currently planned to be conducted by the Company.

(g)            All certificates of occupancy, permits, licenses, franchises, approvals and authorizations (collectively, the “Real Property Permits”) of all Governmental Authorities, boards of fire underwriters, associations or any other Person having jurisdiction over the Leased Real Property that are required or appropriate to use or occupy the Leased Real Property or operate the Company’s business as currently conducted thereon, have been issued and are in full force and effect. The Company has not received any notice from any Governmental Authority or other Person having jurisdiction over the Leased Real Property threatening a suspension, revocation, modification or cancellation of any Real Property Permit and, to the Company’s Knowledge, no event has occurred or circumstance exists that could reasonably be expected to give rise to the issuance of any such notice or the taking of any such action.

(h)            There are no Taxes with respect to any Leased Real Property or portion thereof that are delinquent and there is, to the Company’s Knowledge, no pending or threatened increase or special assessment or reassessment of any such Taxes.

Section 4.12          Intellectual Property.

(a)            Section 4.12(a) of the Disclosure Schedule sets forth a true, accurate and complete list of all (i) Registrations and Domain Names owned, and Social Media Accounts registered, by or on behalf of the Company, indicating, as applicable, the application date, registration date, filing number, registration number, title, jurisdiction, and name(s) of all current applicant(s) and registered owner(s) and, for Domain Names, the registrant, registrar, and expiration date, and for Social Media Accounts, the service and registrant; and (ii) unregistered Owned Intellectual Property that is material to the conduct of the business of the Company as conducted, and as proposed to be conducted, as of the Closing Date, specifying as to each the owner thereof (including any other Person who possesses any ownership interest therein).

(b)            All Company Intellectual Property is either: (i) owned by the Company and was developed and created by Persons who have granted by way of a valid, enforceable, perpetual and irrevocable present assignment, or as a work-made-for-hire, all of their right, title and interest therein to the Company, to the extent such right, title and interest did not vest automatically in the Company by operation of Law; or (ii) duly and validly licensed, or otherwise authorized, for Exploitation by the Company in the manner currently used, and proposed to be used, by the Company in the conduct of its business, as used by the Company immediately prior to the Closing Date. The Company has taken all necessary actions to maintain and protect each item of Owned Intellectual Property and the Company Works.

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(c)            Except as disclosed in Section 4.12(c) of the Disclosure Schedule, each item of Company Intellectual Property is free and clear of any Encumbrances.

(d)            Except as disclosed in Section 4.12(d) of the Disclosure Schedule, the Company has not transferred ownership of, granted any exclusive license of or right to use, or authorized the retention of any exclusive rights to use or joint ownership of, any Company Intellectual Property to any other Person.

(e)            Section 4.12(e) of the Disclosure Schedule lists all Contracts and licenses pursuant to which the Company has obtained a license from a third party with respect to any Intellectual Property and all Contracts and licenses pursuant to which the Company has granted any Person a license to use any Company Intellectual Property. The Company is not in breach of, and has not been in breach of, any of the Contracts and licenses listed in Section 4.12(e) of the Disclosure Schedule, and to the Company’s Knowledge, no other party to any such Contract or license is or has been in breach thereof.

(f)            The Company has paid all Registration, maintenance, renewal and other fees and filed all documents due prior to the date hereof to the relevant Governmental Authority that are necessary to obtain, maintain or enforce any item of Registered Intellectual Property. The Registered Intellectual Property is subsisting, and excluding applications for Registration or issuance, valid, enforceable and in full force and effect. To the Knowledge of the Company, there are no facts, circumstances or information that (i) would render any Registered Intellectual Property invalid or unenforceable; or (ii) would adversely affect any pending application for any Registrations of the Registered Intellectual Property. All Copyright assignments regarding any one or more of the Company Works have been filed or recorded with the U.S. Copyright Office, solely or jointly, in the name of the Company.

(g)            No Owned Intellectual Property has expired or been cancelled, abandoned, passed into the public domain or otherwise terminated or lapsed, and payment of all renewal and maintenance fees, costs and expenses in respect thereof, and all filings related thereto, have been duly made. To the Knowledge of the Company, there are no facts, circumstances or information that: (i) would render any Company Intellectual Property or Company Works invalid or unenforceable; or (ii) would adversely affect any pending application for any Registrations of the Company Intellectual Property or Company Works.

(h)            The Company has not received any written notice reverting, extinguishing or otherwise terminating (or stating an intent to revert, extinguish or otherwise terminate) any rights of the Company in any Company Intellectual Property under 17 U.S.C. §203 or §304(c) and their foreign equivalents and there is no reasonable basis for a claim that any Person holds or may hold or may exercise any such right.

(i)             All use of the Social Media Accounts controlled by the Company and used by the Company in the conduct of its business immediately prior to the Closing Date complies in all material respects with all (i) terms and conditions, terms of use, terms of service and other Contracts applicable to such Social Media Accounts; and (ii) applicable Law.

(j)             The conduct by the Company of the businesses of the Company does not and has not: (i) Infringed any Intellectual Property of any other Person; (ii) violated any right of privacy or publicity of any other Person; or (iii) defamed any other Person.

(k)            Except as disclosed in Section 4.12(k) of the Disclosure Schedule, to the Company’s Knowledge, no other Person is materially Infringing or disclosing in an unauthorized manner any Owned Intellectual Property or Company Works. The Company is not party to any settlement, covenant not to sue or Judgment that restricts its ability to Exploit the Company Intellectual Property or any Company Works, and to the Knowledge of the Company, there has not been any unauthorized Exploitation or any Infringement of any Owned Intellectual Property by any third party (including any employees or other personnel of the Company).

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Section 4.13          Material Contracts.

(a)            Section 4.13(a) of the Disclosure Schedule sets forth an accurate and complete list of each Contract (or group of related Contracts) to which the Company is a party or otherwise bound, which:

(i)            provides for payments to or by the Company of $10,000 or more on an annual basis and which, in each case, cannot be cancelled without penalty or without more than ninety days’ notice;

(ii)           is for capital expenditures by the Company in excess of $10,000;

(iii)          is a mortgage, indenture, guarantee, loan or credit agreement, security agreement or other Contract relating to the borrowing of money or extension of credit, other than accounts receivable and payable in the ordinary course of business;

(iv)          is a lease or sublease of real or personal property, or that otherwise affects the ownership of, leasing of, title to, or use of, any real or personal property;

(v)           with an Affiliate of the Company;

(vi)          is for the employment of, or receipt of any services from, any employee or Contractor of the Company on a full-time, part-time, consulting or other basis;

(vii)         provides for severance, termination, change in control or similar payments or benefits to the Company’s current or former managers, officers, employees or Contractors;

(viii)        provides for a loan or advance of any amount to any manager or officer of the Company, other than advances for travel and other appropriate business expenses in the ordinary course of business;

(ix)           is an agreement or plan, including any option plan, equity appreciation rights plan or equity purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement (either alone or in connection with additional or subsequent events) or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

(x)            is a joint venture, partnership or other Contract involving any joint conduct or sharing of any business, venture or enterprise, or sharing of profits or Losses or pursuant to which the Company has any ownership interest in any other Person or business enterprise;

(xi)           contains a license or similar grant of rights from a third party to the Company with respect to any Intellectual Property (other than non-exclusive end user licenses of unmodified, commercially available off-the-shelf software provided in executable form only and used solely for internal use and with a total replacement cost of less than $10,000), or contains a license or similar grant of rights from the Company to any Person to use any Company Intellectual Property;

(xii)         contains any limitation of the right of the Company to engage in any line of business or to compete (geographically or otherwise) with any Person, grants any exclusive rights to make, sell or distribute any Company Products, grants any “most favored nation” or similar rights or otherwise prohibits or limits the right of the Company to make, sell or distribute any products or services, or grants any right of first refusal, right of first offer or similar rights;

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(xiii)        involves payments based, in whole or in part, on profits, revenues, fee income or other financial performance measures of the Company;

(xiv)        is a power of attorney granted by or on behalf of the Company;

(xv)         is a written warranty, guaranty or other similar undertaking with respect to contractual performance of a third party extended by the Company;

(xvi)        provides insurance with respect to the business, properties, assets or operations of the Company;

(xvii)       provides for the indemnification by the Company of any Person or the assumption of any Liability of any Person;

(xviii)      relates to the acquisition or disposition of any business or material asset or assets of the Company or any other Person outside the ordinary course of the Company’s business;

(xix)         is a settlement agreement with respect to any pending or threatened Proceeding entered into within three years prior to the date of this Agreement;

(xx)          is a Contract with any Governmental Authority or third party to provide products or services to any Governmental Authority; or

(xxi)         is otherwise material to the business, properties, assets or Liabilities of the Company.

(b)            The Company has made available to the Buyer an accurate and complete copy (in the case of each written Contract) or an accurate and complete written summary (in the case of each oral Contract) of each of the Contracts required to be listed in Section 4.13(a) of the Disclosure Schedule (the “Material Contracts”). With respect to each such Material Contract:

(i)            the Material Contract is a legal, valid, binding and enforceable obligation of the Company and the other party or parties thereto, and is in full force and effect except to the extent it has previously expired in accordance with its terms, subject to (1) Laws of general application relating to bankruptcy, insolvency and the relief of debtors and (2) rules of Law governing specific performance, injunctive relief and other equitable remedies;

(ii)           the Company and the other parties thereto have performed all of their respective material obligations required to be performed under the Material Contract;

(iii)          neither the Company nor any other party to the Material Contract is in breach or default thereunder and no event has occurred that (with or without notice, lapse of time or both) would constitute a breach or default by the Company or, to the Company’s Knowledge, by any such other party, or permit termination, cancellation, acceleration, suspension or modification of any obligation or loss of any material benefit under, result in any payment becoming due under, result in the imposition of any Encumbrances on any of the Company Units or any of the properties or assets of the Company under, or otherwise give rise to any right on the part of any Person to exercise any remedy or obtain any relief under, the Material Contract, nor has the Company given or received notice or other communication alleging the same; and

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(iv)          the Material Contract is not under renegotiation (nor has written demand for any renegotiation been made) and no party has repudiated any portion of the Material Contract.

(c)            No manager, agent, employee or Contractor of the Company is a party to, or is otherwise bound by, any Contract, including any confidentiality, noncompetition or proprietary rights agreement, with any other Person that in any material manner adversely affects or will affect (i) the performance of his or her duties for the Company, (ii) his or her ability to assign to the Company rights to any invention, improvement, discovery or information relating to the business of the Company or (iii) the ability of the Company to conduct its business.

(d)            Except as set forth in Section 4.13(d) of the Disclosure Schedule, the Company is not, and at any time within the past three years has not been, party to any Contract with any Governmental Authority or with a third party to provide products or services to any Governmental Authority.

Section 4.14          Tax Matters.

(a)            The Company has timely filed or will timely file all income Tax Returns and other material Tax Returns required to be filed on or before the Closing Date, and each such Tax Return is accurate and complete in all material respects. The Company has timely paid all Taxes of the Company due with respect to the taxable periods covered by such Tax Returns and has timely paid all other Taxes required to have been paid (whether or not shown as due and owing on any Tax Return). No claim has ever been made in writing to the Company by a Governmental Authority in a jurisdiction where the Company does not file a Tax Return that the Company is or may be subject to taxation by that jurisdiction. The Company has not requested an extension of time within which to file any Tax Return which Tax Return has not since been filed.

(b)            The Company currently has, and as of the Closing Date will have, no additional Liability for Taxes with respect to any Tax Return which was required by applicable Laws to be filed on or before the Closing Date, other than those unpaid Liabilities for Taxes reflected as Liabilities in line items on the Interim Balance Sheet. The amounts reflected as Liabilities in line items on the Interim Balance Sheet for all Taxes are adequate to cover all unpaid Liabilities for all Taxes of the Company, whether or not disputed, that have accrued with respect to, or are applicable to, taxable periods ended on or before September 30, 2025. Since September 30, 2025, the Company has not incurred any Liability for Taxes arising from extraordinary gains or losses, as that term is used in GAAP.

(c)            All Taxes that the Company is required by Law to withhold or collect, including sales and use Taxes and amounts required to be withheld or collected in connection with any amount paid or owing to any employee, Contractor, creditor, Unitholder, or other third party, have been duly withheld or collected. To the extent required by applicable Law, all such amounts have been or will be timely paid over to the proper Governmental Authority or, to the extent not yet due and payable, are held in separate bank accounts for such purpose.

(d)            No federal, state, local or foreign audits or other Proceedings are pending or being conducted, nor has the Company received within the past three years any written (i) notice from any Governmental Authority that any such audit or other Proceeding is pending, threatened or contemplated, (ii) request for information related to Tax matters or (iii) notice of deficiency or proposed adjustment for any material amount of Tax proposed, asserted or assessed by any Governmental Authority against the Company, with respect to any Taxes due from or with respect to the Company or any Tax Return filed by or with respect to the Company. The Company has not granted or been requested to grant any waiver of any statutes of limitations, which has continuing effect, applicable to any material claim for Taxes or with respect to a material Tax assessment or deficiency.

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(e)            All Tax deficiencies that have been claimed, proposed or asserted in writing against the Company have been fully paid or finally settled, and no issue has been raised in writing in any examination which, by application of similar principles, could reasonably be expected to result in the proposal or assertion of a Tax deficiency for any other year not so examined.

(f)            No position has been taken on any Tax Return with respect to the business or operations of the Company for a taxable period for which the statute of limitations for the assessment of any Taxes with respect thereto has not expired that is contrary to any publicly announced position of a taxing authority which has the jurisdiction or ability to exercise its rights or discretion to audit or review such Tax Return. The Company has disclosed on such U.S. federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of income Tax under Section 6662 of the Code.

(g)           The Company is not a party to or bound by any Tax sharing agreement, Tax indemnity obligation or similar Contract with respect to Taxes (including any advance pricing agreement, closing agreement or other Contract relating to Taxes with any Governmental Authority, and excluding commercial Contracts entered into in the ordinary course of business, such as leases and loan agreement, that are not primarily related to Taxes).

(h)           The Company is not nor has been a member of an affiliated group within the meaning of Section 1504(a) of the Code (or any similar group defined under a similar provision of foreign, state or local Law), other than a group of which the Company is the common parent, and the Company does not have any Liability for Taxes of any other Person under Treasury Regulations Section 1.1502-6 (or any similar provision of foreign, state or local Law), as a transferee or successor, by operation of Law, by Contract or otherwise.

(i)             The Company has properly been treated as a corporation for U.S. federal income tax purposes from September 14, 2021 through the date hereof. The Company is not nor has been a United States real property holding corporation (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

(j)             There are no Encumbrances upon any properties or assets of the Company arising from any failure or alleged failure to pay any Tax (other than Encumbrances relating to Taxes not yet due and payable).

(k)            The Company has delivered or made available to the Buyer correct and complete copies of all Tax Returns for any tax period ending on or before December 31, 2024.

(l)             The Company has not made any election or participated in any arrangement whereby any Tax Liability or any Tax asset of the Company was determined or taken into account for Tax purposes with reference to or in conjunction with any Tax Liability or any Tax asset of any other Person.

(m)           There are no outstanding rulings of, or requests for rulings with, any Tax authority expressly addressed to the Company that are, or if issued would be, binding upon the Buyer for any Tax period or portion thereof ending after the Closing Date.

(n)            The Company has not executed, become subject to or entered into any closing agreement pursuant to Section 7121 of the Code or any similar or predecessor provision thereof under the Code or other applicable Tax Laws that would be binding on the Buyer for any Tax period or portion thereof ending after the Closing Date.

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(o)           The Company has not received approval to make or agreed to a change in accounting method, or has any application pending with any Tax authority requesting permission for any such change.

(p)           The Company will not be required to include any item of income or gain in, or exclude any item of deduction or loss from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of (A) any installment sale or open transaction disposition made on or prior to the Closing Date, (B) any prepaid amount received on or prior to the Closing Date, (C) any “closing agreement” as described in Section 7121 of the Code (or any comparable provision of applicable Tax Law) executed on or prior to the Closing Date, (D) any deferred intercompany gain or excess loss account under Treasury Regulations promulgated under Section 1502 of the Code (or any comparable provision of applicable Tax Law), created as a result of any transactions or other events occurring on or prior to the Closing Date, (E) a change in the method of accounting made on or prior to the Closing Date. The Company uses the accrual method of accounting for income Tax purposes.

(q)           The Company has not entered into any transactions that require disclosure under Section 6011 of the Code.

(r)            The Company is in compliance in all material respects with all applicable transfer pricing Laws. The prices for any property or services (or for the use of property) provided by the Company to any related entity or Person or by any related entity or Person to the Company have been arm’s length prices, determined using a method permitted by the Treasury Regulations under Section 482 of the Code and, where applicable, a method permitted under the Tax Laws of any relevant foreign jurisdiction.

(s)            The Company is in compliance in all material respects with all terms and conditions of any Tax exemption, Tax holiday or other Tax reduction agreement or order (each, a “Tax Incentive”), and the consummation of the transactions contemplated by this Agreement will not have any adverse effect on the continued validity and effectiveness of any such Tax Incentive.

(t)            The Company has not deferred any Taxes pursuant to the CARES Act or any other corresponding or similar provision of other applicable Law enacted in connection with COVID-19. The Company is entitled to and has properly claimed any Tax credits the Company has affirmatively applied for, filed for or otherwise claimed pursuant to the CARES Act or any other corresponding or similar provision of other applicable Law enacted in connection with COVID-19. Section 4.14(t) of the Disclosure Schedule is an accurate and complete listing of any Tax deferrals or Tax credits the Company has affirmatively applied for, filed for or otherwise claimed pursuant to the CARES Act or any other corresponding or similar provision of other applicable Law enacted in connection with COVID-19.

(u)            The Company has delivered to Buyer true, correct and complete copies of all election statements under Section 83(b) of the Code, together with evidence of timely filing of such election statements with the appropriate IRS center with respect to any Company Common Units that was initially subject to a vesting arrangement or to other property issued by the Company to any of its employees, non-employee managers, consultants or other service providers. Except as set forth on Section 4.14(u) of the Disclosure Schedule, no payment to any Unitholder of any portion of the Merger Consideration payable pursuant to Section 2.8 will result in compensation or other income to any Unitholder with respect to which the Buyer or the Company would be required to deduct or withhold any Taxes.

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(v)           Section 4.14(v) of the Disclosure Schedule lists all “nonqualified deferred compensation plans” (within the meaning of Section 409A of the Code) to which the Company is a party. Each such nonqualified deferred compensation plan to which the Company is a party complies with the requirements of paragraphs (2), (3) and (4) of Section 409A(a) by its terms and has been operated in accordance with such requirements. No event has occurred that would be treated by Section 409A(b) as a transfer of property for purposes of Section 83 of the Code.

(w)           No Contractor was or will be considered as an employee of the Company by an applicable Tax authority.

(x)            Except as set forth on Section 4.14(x) of the Disclosure Schedule, there is no agreement, plan, arrangement or other Contract covering any current or former employee or other service provider of the Company or any ERISA Affiliate to which the Company is a party or by which the Company or its assets are bound that, considered individually or considered collectively with any other such agreements, plans, arrangements or other Contracts, will, or would reasonably be expected to, as a result of the transactions contemplated by this Agreement (whether alone or upon the occurrence of any additional or subsequent events), give rise directly or indirectly to the payment of any amount that would reasonably be expected to be non-deductible under Section 162 of the Code (or any corresponding or similar provision of state, local or foreign Tax Law) or be characterized as a “parachute payment” within the meaning of Section 280G of the Code (or any corresponding or similar provision of state, local or foreign Tax Law). Section 4.14(x) of the Disclosure Schedule lists each Person (whether United States or foreign) who as of the Closing will be, with respect to the Company, a “disqualified individual” (within the meaning of Section 280G of the Code and the regulations promulgated thereunder), as determined as of the date of this Agreement. No securities of the Company or any Unitholder is readily tradable on an established securities market or otherwise (within the meaning of Section 280G of the Code and the regulations promulgated thereunder) such that the Company is ineligible to seek shareholder approval in a manner that complies with Section 280G(b)(5) of the Code. The Company has never had any obligation to report, withhold or gross up any excise Taxes under Section 409A, 280G or Section 4999 of the Code.

Section 4.15          Employee Benefit Matters.

(a)            Section 4.15(a) of the Disclosure Schedule sets forth an accurate and complete list of all Company Plans.

(b)            The Company has made available to the Buyer correct and complete copies of: (i) all documents embodying each Company Plan and (ii) all communications material to any employee or employees relating to any Company Plan and any proposed Company Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any material Liability to the Company.

(c)            Neither the Company nor any ERISA Affiliate has ever established, maintained or contributed to, or had an obligation to maintain or contribute to, or had any Liability under or with respect to, any (i) multiemployer plan as defined in Section 3(37)(A) of ERISA, (ii) pension plan subject to Title IV of ERISA or subject to any similar non-United States Law relating to defined benefit pension plans, (iii) voluntary employees’ beneficiary association under Section 501(c)(9) of the Code, (iv) welfare benefit fund as defined in Section 419(e) of the Code, (v) self-insured plan (including any plan pursuant to which a stop-loss policy or Contract applies), (vi)  employee welfare plan described in Section 3(1) of ERISA that has two or more contributing sponsors at least two of which are not under common control within the meaning of Section 3(40) of ERISA, or (vii) health or welfare benefits for any retired or former employee, or their beneficiaries or dependents, nor is the Company obligated to provide health or welfare benefits to any active employee following such employee’s retirement or other termination of service.

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(d)            There have been no acts or omissions by the Company or any of its ERISA Affiliates which have given rise to or may reasonably be expected to give rise to interest, fines, penalties, Taxes or related charges under Section 502 of ERISA or Chapters 43, 47, 68 or 100 of the Code for which the Company or any of its ERISA Affiliates may be liable or under Section 409A of the Code for which the Company, any of its ERISA Affiliates or any current or former manager, officer, employee or consultant of the Company or any of its ERISA Affiliates that is a nonqualified deferred compensation plan (within the meaning of Section 409A of the Code) may be liable. No event has occurred, and no conditions or circumstance exists, that would reasonably be expected to subject the Company or any of its ERISA Affiliates to penalties or excise taxes under Sections 4980D, 4980H, or 4980I of the Code or any other provision of the Healthcare Reform Laws. Each Company Plan is and at all times has been maintained, funded, operated and administered, and the Company has performed all of its obligations under each Company Plan, in each case in accordance with the terms of such Company Plan in compliance with all applicable Laws, including ERISA and the Code. The Company has complied with the provisions of COBRA, the Health Insurance Portability and Accountability Act of 1996 and the Family Medical Leave Act 1993. All contributions required to be made to any Company Plan by applicable Law and the terms of such Company Plan, and all premiums due or payable with respect to insurance policies funding any Company Plan, for any period through the Closing Date, have been timely made or paid in full or, to the extent not required to be made or paid on or before the Closing Date, have been fully reflected in line items on the Interim Balance Sheet or the accounting records of the Company as of the Closing Date, as the case may be. All returns, reports and filings required by any Governmental Authority or which must be furnished to any Person with respect to each Company Plan have been duly and timely filed or furnished.

(e)            No claim against, or Proceeding involving, any Company Plan or, to the Company’s Knowledge, any fiduciary thereof is pending or is threatened, which could reasonably be expected to result in any Liability, direct or indirect (by indemnification or otherwise) of the Company to any Governmental Authority or any Person, and no event has occurred or circumstance exists that may give rise to any such Liability.

(f)            The Company has the right to modify and terminate each Company Plan, and each Company Plan permits assumption thereof by the Buyer or the Buyer’s Subsidiaries upon the Closing without the consent of the participants or any other Person.

(g)            Neither consummation of the transactions contemplated by this Agreement nor this Agreement (whether separately or together with any other action) will accelerate the time of vesting or the time of payment, or increase the amount, of compensation due to any current or former manager, officer, employee or consultant of the Company or any of its ERISA Affiliates, under any Company Plan or otherwise. None of the Company or any of its ERISA Affiliates is a nonqualified entity within the meaning of section 457A of the Code.

Section 4.16          Employment and Labor Matters.

(a)            Section 4.16(a) of the Disclosure Schedule sets forth an accurate and complete list of (i) all employees currently performing services for the Company, including each employee on leave of absence or furlough status, along with each such employee’s position, date of hire, status as exempt or non-exempt, total annual base compensation or hourly rate of pay (as applicable), bonus and commission information (as applicable), scheduled increases in compensation, accrued but unused sick leave, accrued but unused vacation leave, and service credited for purposes of vesting and eligibility to participate under any Company Plan and (ii) all employees whose services for the Company have ended within the two-year period preceding the date of this Agreement and the date of termination for each such employee. To the Company’s Knowledge, no officer, Shining Isle Owner or Key Operator of the Company intends to terminate his, her or their employment with the Company within the 12-month period following the date hereof.

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(b)            Section 4.16(b) of the Disclosure Schedule sets forth an accurate and complete list of all individuals currently performing services (on an independent basis or through a separate entity) for the Company who are classified as independent contractors, temporary employees or consultants and not as employees (collectively, “Contractors”), the date of engagement and the rate of compensation of each such individual, the total compensation paid to each such individual in the current and prior calendar years, and whether the Company is party to a written agreement with such individual. The Company has timely paid all amounts due to Contractors and is not liable for any arrears of compensation due to a Contractor. All individuals currently and formerly classified as Contractors are and have been properly classified as Contractors under applicable Laws. There are no Proceedings against the Company pending, or to the Company’s Knowledge, threatened to be brought or filed with any Governmental Authority, alleging misclassification of a current or former Contractor. Except as set forth in Section 4.16(b) of the Disclosure Schedule, neither the Company nor any Contractor has given notice of intent to terminate an agreement between the Company and any Contractor. Furthermore, except as set forth in Section 4.16(b) of the Disclosure Schedule, all agreements with Contractors are terminable by the Company without monetary penalty and upon providing notice of 30 days or less.

(c)            Neither the Company nor any ERISA Affiliate is, or has been, a party to or bound by any collective bargaining, works council or other Contract with any labor union, works council or representative of any employee group, nor is any such Contract being negotiated by the Company or ERISA Affiliate. The Company has no Knowledge of any union organizing, election or other similar activities made or threatened at any time within the past three years by or on behalf of any union, works council or other labor organization or group of employees with respect to any employees of the Company. There is no union, works council, or other labor organization, which, pursuant to applicable Law, must be notified, consulted or with which negotiations need to be conducted in connection with the transactions contemplated by this Agreement.

(d)            The Company has not experienced any labor strike, picketing, slowdown, lockout, employee grievance process or other work stoppage or labor dispute, nor to the Company’s Knowledge is any such action threatened. To the Company’s Knowledge, no event has occurred or circumstance exists that may provide the basis for any such action, nor does the Company contemplate a lockout of any employees.

(e)            The Company is, and for the past three years has been, in material compliance with all applicable Laws respecting employment, employment practices, and terms and conditions of employment, including Laws relating to worker classification, prohibited discrimination, harassment, retaliation, equal employment, fair employment practices, meal and rest periods, immigration (including Form I-9 and any applicable E-Verify requirements), employee safety and health, workers compensation, employee privacy, wages (including overtime wages), and hours of work. With respect to employees, the Company: (i) has withheld and reported all amounts required by Law or by agreement to be withheld and reported with respect to wages, salaries and other payments to employees, (ii) is not liable for any arrears of wages, severance pay or any penalty for failure to comply with any of the foregoing, and (iii) is not liable for any payment to any trust or other fund governed by or maintained by or on behalf of any Governmental Authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for employees (other than routine payments to be made in the normal course of business and consistent with past practice). The Company does not have any material Liability with respect to any misclassification of: (a) any Person as Contractor rather than as an employee, (b) any employee leased from another employer, or (c) any employee currently or formerly classified as exempt from overtime wages.

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(f)             There is no Proceeding pending or, to the Company’s Knowledge, threatened against or affecting the Company relating to the alleged violation by the Company (or its managers or officers) of any Law pertaining to labor relations, immigration or employment matters. The Company has not committed any unfair labor practice, nor has there been any charge or complaint of unfair labor practice filed or, to the Company’s Knowledge, threatened against the Company before the National Labor Relations Board or any other Governmental Authority. There has been no complaint or charge of discrimination or harassment filed or, to the Company’s Knowledge, threatened against the Company with the Equal Employment Opportunity Commission or any other Governmental Authority. No Proceeding or allegations have been made against the Company or any manager, officer, employee, consultant or independent contractor thereof, in each case, in connection with the Company, for discrimination, sexual or other harassment, or retaliation, nor are any such Proceedings threatened or pending, nor is there any reasonable basis for such a claim.

(g)            The Company has not implemented any plant closing or layoff of employees that could implicate the Worker Adjustment and Retraining Notification Act of 1988, or any similar foreign, state or local Law, and no such action will be implemented without advance notification to the Buyer. No terminations prior to the Closing would trigger any notice or other obligations under the Worker Adjustment and Retraining Notification Act of 1988 or similar foreign, state or local Law.

(h)            The Company is complying with the Immigration Reform and Control Act of 1986, as amended, and related promulgating regulations, and has properly completed Forms I-9 to verify the identity and work authorization status of each of its employees. To the Company’s Knowledge, all of the Company’s Contractors physically present in the United States are authorized to work in the United States. The Company has retained a Form I-9 for each applicable employee and former employee and all other records, documents, or other papers that are required to be retained with Form I-9 by the Company, including any E-Verify reports.

(i)             The Company has not been fined or threatened with a fine, been cited by or involved in legal Proceedings with, or been audited by the U.S. Citizenship and Immigration Services, the United States Department of Labor (the “DOL”), the U.S. Immigration and Customs Enforcement, or any other similar Governmental Authority.

(j)             No employee of the Company is employed under an employer-petitioned or employer-sponsored nonimmigrant visa or work authorization. There are no employees for whom the Company has petitioned for employment-based lawful permanent residence status.

(k)            The Company has not received a “No-Match/Mismatch” letter from the Social Security Administration.

Section 4.17          Environmental, Health and Safety Matters.

(a)            The Company is, and for the last three years has been, in compliance with all, and not subject to any Liability under any, Environmental Laws and Occupational Safety and Health Laws. Without limiting the generality of the foregoing, the Company has obtained and complied with all Governmental Authorizations that are required pursuant to Environmental Laws and Occupational Safety and Health Laws for the occupation of its facilities and the operation of its businesses.

(b)            The Company has not received any notice, report or other written communication or information regarding (i) any actual, alleged or potential violation of, or failure to comply with, any Environmental Law or Occupational Safety and Health Law or (ii) any Liability or potential Liability, including any investigatory, remedial or corrective obligation, relating to the Company or any Leased Real Property or other property or facility currently or previously owned, leased, operated or controlled by the Company arising under any Environmental Law or Occupational Safety and Health Law.

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(c)            To the Company’s Knowledge, no Hazardous Material contamination, landfill, surface impoundment, disposal area or underground storage tank is present or has ever been present at any Leased Real Property or other property or facility currently or previously owned, leased, operated or controlled by the Company.

(d)            The Company has not, either expressly or by operation of Law, assumed or undertaken any Liability, including any obligation for corrective or remedial action, of any other Person relating to any Environmental Law.

(e)            No event or circumstance relating to the operations of, or the properties or facilities currently or previously owned, leased, operated or controlled by, the Company is reasonably likely (i) to prevent, hinder or limit continued compliance with any Environmental Law or Occupational Safety and Health Law, (ii) to give rise to any investigatory, remedial or corrective obligations pursuant to any Environmental Law or Occupational Safety and Health Law, or (iii) to give rise to any other Liability pursuant to any Environmental Law or Occupational Safety and Health Law.

Section 4.18          Compliance with Laws, Judgments and Governmental Authorizations.

(a)            The Company has complied in all material respects with all, and the Company has not materially violated any, Laws, Judgments and Governmental Authorizations applicable to it or to the conduct of its business or the ownership or use of any of its properties or assets. The Company has not received at any time any notice or other communication (whether oral or written) from any Governmental Authority or any other Person regarding any actual, alleged or potential violation of, or failure to comply with, any Law, Judgment or Governmental Authorization, or any actual, alleged or potential obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

(b)            Each Governmental Authorization that is held by the Company or that otherwise relates to the business of, or any of the assets owned or used by, the Company, is valid and in full force and effect and will not be terminated or breached as a result of the Merger. The Company possesses, and has made available to the Buyer, all of the Governmental Authorizations necessary to permit the Company to conduct its business lawfully in the manner in which it currently conducts such business and to permit the Company to own and use its assets in the manner in which they own and use such assets currently.

(c)            Section 4.18(c) of the Disclosure Schedule sets forth an accurate and complete list of each Judgment to which the Company, or any of the assets owned or used by the Company, is or has been subject. No manager, officer, employee or agent of the Company is subject to any Judgment that prohibits such manager, officer, employee or agent from engaging in or continuing any conduct, activity or practice relating to the business of the Company.

(d)            Neither the Company, nor to the Company’s Knowledge, any of its managers, officers, employees, consultants, representatives, agents or Affiliates (nor any Person acting on behalf of any of the foregoing) has directly, or indirectly through a third-party intermediary, paid, offered, given, promised to pay, or authorized the payment of any money or anything of value (including any gift, sample, travel, meal and lodging expense, entertainment, service, equipment, debt forgiveness, donation, grant or other thing of value, however characterized) to any officer or employee of a Governmental Authority, any Person acting for or on behalf of any Governmental Authority, any political party or official thereof, any candidate for political office or any other Person at the suggestion, request, direction or for the benefit of any of the above-described Persons.

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(e)            Neither the Company nor, to the Company’s Knowledge, any of its managers, officers, employees, consultants, representatives, agents or Affiliates has violated or is in violation of the Foreign Corrupt Practices Act of 1977 (the “FCPA”), or any other applicable Law of similar effect, including Laws implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions.

(f)            During the last three years, (i) the Company has not conducted an internal investigation or made a voluntary disclosure to any Governmental Authority with respect to any alleged act or omission arising under any applicable Laws and (ii) no Governmental Authority has initiated, or, to the Company’s Knowledge, threatened to initiate, a Proceeding against the Company or any of its managers, officers, employees, consultants, representatives, agents or Affiliates asserting that the Company is not in compliance with any export or import Laws or the FCPA or any other applicable Law.

Section 4.19          Legal Proceedings. Section 4.19 of the Disclosure Schedule sets forth an accurate and complete list of all pending Proceedings (a) by or against any the Company that relate to or may affect the business of the Company, or any of the properties or assets owned, leased or operated by the Company, (b) by or against any of the managers or officers of the Company in their capacities as such or (c) that challenge, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the transactions contemplated by this Agreement. To the Company’s Knowledge, no other such Proceeding has been threatened, and no event has occurred or circumstances exist that is reasonably likely to give rise to or serve as a basis for the commencement of any such Proceeding. The Company has made available to the Buyer accurate and complete copies of all pleadings or other filings with a court or other Governmental Authority, material correspondence, audit response letters and other documents relating to such Proceedings. Such Proceedings will not, in the aggregate, have a Material Adverse Effect.

Section 4.20          Customers and Suppliers. Section 4.20 of the Disclosure Schedule lists the names of the Company’s top ten (10) customers with respect to dollar amount of sales and top ten (10) suppliers with respect to dollar amount of purchases, and the dollar amount of purchases or sales which each listed customer and supplier represented during the last completed fiscal year, and for the nine months ended September 30, 2025. No customer or supplier so listed has indicated within the past 12 months that it will stop or materially decrease the rate of its transactions or otherwise materially change its business relationship with the Company.

Section 4.21          Product and Service Warranty. Section 4.21 of the Disclosure Schedule includes accurate and complete copies of the standard terms and conditions of sale for the Company Products (containing applicable guaranty, warranty and indemnity provisions) and a list of those Contracts for the sale of Company Products by the Company that are not in the form of such standard terms. Except as with respect to the guaranty, warranty and indemnity provisions contained in the Contracts set forth in Section 4.13 of the Disclosure Schedule, the Company is not subject to any Liability or potential Liability under any guaranty, warranty or indemnity provisions entered into by the Company in connection with sale of Company Products that is materially different from the standard terms and conditions set forth in Section 4.21 of the Disclosure Schedule. To the Company’s Knowledge, each Company Product sold, leased or delivered by the Company has been in conformity with all applicable contractual commitments and all express and implied warranties (and, to the Knowledge of the Company, no facts or circumstances exist that could reasonably be expected to give rise to any Proceeding, claim or demand against the Company giving rise to any Liability) for replacement or repair thereof or other damages or remedies in connection therewith.

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Section 4.22          Product Liability. No facts or circumstances exist that could reasonably be expected to give rise to any Proceeding, claim or demand against the Company giving rise to any Liability arising out of any injury to individuals or property as a result of the ownership, possession or use of any Company Product sold, leased or delivered by the Company.

Section 4.23          Insurance. Section 4.23 of the Disclosure Schedule sets forth an accurate and complete list of all insurance policies maintained by the Company. Section 4.23 of the Disclosure Schedule further sets forth an accurate and complete list of all claims asserted by the Company or with respect to which the Company has provided notice to the applicable insurer pursuant to any such policy and describes the status of the claims. The Company has not failed to give in a timely manner any notice of any claim that may be insured under any policy required to be listed in Section 4.23 of the Disclosure Schedule and there are no outstanding claims which have been denied or disputed by the insurer. All insurance policies (taken together) maintained by the Company are of such types and in such amounts and for such risks, casualties and contingencies as is reasonably adequate to fully insure the Company against insurable Losses, damages and claims to its business, properties, assets and operations. The Company has never maintained, established, sponsored, participated in or contributed to any self-insurance program, retrospective premium program or captive insurance program. All such insurance policies are in full force and effect, no notice of cancellation or premium increase with respect to any such insurance policies has been received, and there is no existing default or event which, with the giving of notice or lapse of time or both, would constitute a default, by any insured thereunder.

Section 4.24          Data Security Requirements. The Company, in connection with the operation of its business, is in compliance with, and has been in compliance with, all Data Security Requirements in all material respects. The Company has implemented and maintains adequate policies and procedures to comply with its obligation under the Data Security Requirements in all material respects. To Company’s Knowledge, there has been no Security Breach in the past three (3) years. There has not been (in the past three (3) years) and there is no Proceeding or claim pending, or, to the Company’s Knowledge, threatened in writing against the Company, and the Company has not received in the past three (3) years written notice from any Person regarding any Security Breach or any non-compliance with any Data Security Requirements. The transactions contemplated by this Agreement will not result in any Liabilities in connection with any Data Security Requirements.

Section 4.25          Relationships with Affiliates. No Unitholder, nor any Affiliate of any Unitholder or the Company, has or has had, any interest in any property (whether real, personal or mixed and whether tangible or intangible) used in or pertaining to the Company’s business. To the Company’s Knowledge, no Unitholder nor any Affiliate of any Unitholder or the Company owns or has owned (of record or as a beneficial owner) an equity interest or any other financial or profit interest in a Person that has (a) had business dealings or a financial interest in any transaction with the Company or (b) engaged in competition with the Company with respect to any line of the products or services of the Company in any market presently served by the Company, except for less than 1% of the outstanding capital stock of any competing business that is publicly traded on any recognized exchange or in the over-the-counter market. The representation set forth in clause (b) of the preceding sentence will not be deemed to apply with respect to the activities of any portfolio company of any Unitholder that is an investment fund or other institutional investor. Other than the Contracts relating to the ownership of Company Units by the Unitholders, employment agreements, indemnification agreements and similar agreements relating to an employment, consulting, officer or manager relationship or position with the Company, copies of which have been made available to the Buyer, no Unitholder, nor any Affiliate of any Unitholder or the Company, is a party to any Contract with, or has any claim or right against, the Company.

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Section 4.26          Brokers or Finders. Neither the Company nor any Person acting on behalf of the Company has incurred any Liability for brokerage or finders’ fees or agents’ commissions or other similar payment in connection with any of the transactions contemplated by this Agreement.

Section 4.27          SEC Filings. The Company has timely filed with or furnished to the SEC all reports, schedules, forms, statements, and other documents (including exhibits and other information incorporated therein) required to be filed or furnished by it (all such documents, collectively, the “Company SEC Documents”). As of its filing (or furnishing) date or, if amended prior to the date of this Agreement, as of the date of the last such amendment, each Company SEC Document complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act and the applicable rulings and regulations promulgated thereunder.

Section 4.28          Disclosure. None of the information supplied or to be supplied by or on behalf of the Company for inclusion in the Registration Statement will, at the time the Registration Statement is filed with the SEC, at each time at which it is amended and at each time it becomes effective under the Securities Act, contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading. No notice given pursuant to Section 6.4 and Section 6.11 will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. No representation or warranty of the Company in this Agreement, nor any document, exhibit, statement, certificate or schedule heretofore or hereinafter furnished to the Buyer or the Merger Sub pursuant hereto, or in connection with the transactions contemplated hereby, including, without limitation, the Disclosure Schedule, contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements herein or therein not misleading. The Company represents that any projections or forecasts regarding future results or activities of the Company have been made in good faith based on reasonable assumptions, but makes no representations or warranties to the Buyer regarding the actual outcome of any projection or forecast regarding future results or activities or the probable success or profitability of the Company.

ARTICLE 5
REPRESENTATIONS AND WARRANTIES OF THE BUYER and MERGER SUB

The Buyer and Merger Sub represent and warrant to the Company that the statements in this ARTICLE 5 are true and correct as of the date hereof and as of the Closing Date (except for those representations and warranties which address matters only as of an earlier date, which shall have been true and correct as of such earlier date).

Section 5.1            Organization and Good Standing. Each of the Buyer and the Merger Sub is duly formed, validly existing and in good standing under the Laws of its jurisdiction of formation or incorporation, and each has all requisite power and authority to own, lease and operate its properties and assets and to conduct its business as presently conducted.

Section 5.2            Authority and Enforceability. Each of the Buyer and the Merger Sub has all requisite power, authority and capacity to execute and deliver this Agreement and each of the Ancillary Agreements to which it is a party and to perform its obligations under this Agreement and each such Ancillary Agreement. The execution, delivery and performance of this Agreement and the Ancillary Agreements have been duly authorized by all necessary action on the part of the Buyer and the Merger Sub and no other actions on the part of either the Buyer or the Merger Sub are necessary to authorize this Agreement and the Ancillary Agreements or to consummate the transactions contemplated hereby and thereby (other than the filing and recordation of appropriate documents relating to the Merger as required by the Delaware Act and the Tennessee Act). This Agreement has been duly executed and delivered by each of the Buyer and the Merger Sub and constitutes the legal, valid and binding obligation of the Buyer and the Merger Sub, enforceable against the Buyer and the Merger Sub in accordance with its terms, subject to (i) Laws of general application relating to bankruptcy, insolvency and the relief of debtors and (ii) rules of Law governing specific performance, injunctive relief and other equitable remedies. Upon the execution and delivery by the Buyer and the Merger Sub of the Ancillary Agreements to which they are a party, such Ancillary Agreements will constitute the legal, valid and binding obligations of the Buyer and the Merger Sub, enforceable against the Buyer and the Merger Sub in accordance with their terms, subject to (i) Laws of general application relating to bankruptcy, insolvency and the relief of debtors and (ii) rules of Law governing specific performance, injunctive relief and other equitable remedies.

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Section 5.3            Issuance of Shares.

(a)            The shares of Buyer Common Stock issuable in the Merger, when issued by Buyer in accordance with this Agreement, assuming the accuracy of the representations and warranties made by the Company, will be duly issued, fully paid and non-assessable.

Section 5.4            Availability of Funds. The Buyer has, and will have available to it at the times required by this Agreement, sufficient funds to satisfy its monetary obligations when due and to consummate the Merger.

Section 5.5            No Conflict. Neither the execution and delivery of this Agreement, nor the consummation or performance of the transactions contemplated by this Agreement, will:

(a)            directly or indirectly (with or without notice, lapse of time or both), conflict with, result in a breach or violation of, constitute a default (or give rise to any right of termination, cancellation, acceleration, suspension or modification of any obligation or loss of any benefit) under, constitute a change in control under, result in any payment becoming due under, or result in the imposition of any Encumbrance on any of the properties or assets of the Buyer or the Merger Sub under the certificate of incorporation or bylaws of the Buyer or the certificate of formation or limited liability company agreement of the Merger Sub, or any resolution adopted by the stockholders or board of directors of the Buyer or the manager or member of Merger Sub; or

(b)            require the Buyer or the Merger Sub to obtain any consent, waiver, approval, ratification, permit, license, Governmental Authorization or other authorization of, give any notice to, or make any filing or registration with, any Governmental Authority (other than the filing and recordation of appropriate documents relating to the Merger as required by the Delaware Act and the Tennessee Act, the filing with the SEC of the Registration Statement (and the declaration of the effectiveness thereof by the SEC) and other filings or consents contemplated herein).

Section 5.6            Litigation. As of the date hereof, there is no Proceeding pending, or to the knowledge of the Buyer, threatened against the Buyer or Merger Sub that seeks to enjoin any of the transactions contemplated by this Agreement other than any such Proceeding that has not and would reasonably not be expected to prohibit or materially delay or impair the consummation of the transactions contemplated by this Agreement.

Section 5.7            Ownership and Operation of Merger Sub. All of the issued and outstanding equity interests of the Merger Sub are, and at and immediately prior to the Effective Time will be, owned by the Buyer. The Merger Sub has been formed solely for the purpose of engaging in the transactions contemplated by this Agreement and prior to the Effective Time will have engaged in no business activities and will have no assets, Liabilities or obligations of any kind other than those relating to its formation and its entry into this Agreement and the consummation of the transactions contemplated herein.

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Section 5.8            SEC Filings. The Buyer has timely filed or furnished all statements, prospectuses, registration statements, forms, reports and documents required to be filed by it with the SEC pursuant to the Exchange Act or the Securities Act (collectively, as they have been amended or supplemented since the time of their filing through the date hereof, the “Buyer SEC Documents”). Each of the Buyer SEC Documents, as of the respective date of its filing, or as of the date of any amendment, complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act, the Sarbanes-Oxley Act and any rules and regulations promulgated thereunder applicable to the Buyer SEC Documents. As of the respective date of its filing (or if amended or superseded by a filing prior to the date of this Agreement or the Closing Date, then on the date of such filing), the Buyer SEC Documents did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. As of the date hereof, there are no outstanding or unresolved comments in comment letters received from the SEC with respect to the Buyer SEC Documents. To the knowledge of the Buyer, none of the Buyer SEC Documents filed on or prior to the date hereof is subject to ongoing SEC review or investigation as of the date hereof.

Section 5.10          Registration Statement. On the effective date of the Registration Statement, the Registration Statement, and when first filed in accordance with Rule 424(b) (or any amendment or supplement thereto), shall comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act. The Registration Statement will not, at the time the Registration Statement is filed with the SEC, at each time at which it is amended and at each time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that Buyer makes no representations or warranties as to the information contained in or omitted from the Registration Statement in reliance upon and in conformity with information furnished to Buyer by or on behalf of the Company for inclusion in the Registration Statement.

ARTICLE 6
COVENANTS

Section 6.1            Access and Investigation. Between the date of this Agreement and the earlier of the Closing Date and the date this Agreement is terminated pursuant to Section 8.1 (the “Pre-Closing Period”) and upon reasonable advance notice from the Buyer, the Company will (a) afford the Buyer and its directors, officers, employees, agents, consultants and other advisors and representatives reasonable access during normal business hours to all of its properties, books, Contracts, personnel and records as the Buyer may reasonably request, and (b) at the Buyer’s expense, furnish promptly to the Buyer and its directors, officers, employees, agents, consultants and other advisors and representatives all other information concerning its business, properties, assets and personnel as the Buyer may reasonably request.

Section 6.2            Operation of the Business of the Company.

(a)            During the Pre-Closing Period, the Company will (i) use is reasonable best efforts to continue to produce The Wingfeather Saga in a manner consistent with past practice, (ii) use its reasonable best efforts to maintain and preserve its business organization, keep available the services of its current officers, employees, Contractors, agents and advisors, and preserve its business relationships with customers, strategic partners, suppliers, distributors, landlords, creditors and others having business dealings with it, (iii) maintain the Leased Real Property and all of its other properties and assets in good operating condition and repair, subject only to ordinary wear and tear, and (iv) to the extent requested by the Buyer, report periodically to the Buyer concerning the status of its business, operations and finances.

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(b)            Without limiting the generality of Section 6.2(a) and except as otherwise expressly permitted by this Agreement, the Company will not, except with the prior written consent of the Buyer:

(i)            materially change its business purpose of producing The Wingfeather Saga;

(ii)           declare, set aside or pay any dividend or other distribution (whether in Cash, securities or other property) in respect of any of its equity interests;

(iii)          split, combine or reclassify any of its equity interests or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any of its equity interests or any of its other securities;

(iv)          purchase, redeem or otherwise acquire any of its equity interests or any other of its securities or any options, warrants or other rights to acquire any such equity interests or securities; or

(v)          engage in any practice, take any action, or enter into any transaction of the type described in Section 4.9.

Section 6.3            Consents and Filings; Reasonable Efforts. The Company will use its reasonable best efforts to (a) take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement, and (b) as promptly as practicable after the date of this Agreement, obtain all Governmental Authorizations from, give all notices to, and make all filings with, all Governmental Authorities, and to obtain all other consents and approvals from, and give all other notices to, all other Persons, that are necessary or advisable in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement, including those listed in Section 4.3 of the Disclosure Schedule.

Section 6.4            Notification; Disclosure Schedule Delivery. (a)

(a)            During the Pre-Closing Period, each of the parties will give prompt notice to the other parties of any failure to comply with or satisfy in any material respect any covenant of such party under this Agreement

(b)            At least five (5) Business Days prior to the Closing, the Company shall deliver to the Buyer the Disclosure Schedule and/or a supplement to the Disclosure Schedule for informational purposes only; provided, however, no delivery of or update to the Disclosure Schedule or other notification delivered after the date of this Agreement pursuant to this Section 6.4(b) will be deemed to amend or supplement the Disclosure Schedule, if any, delivered concurrently with the execution and delivery of this Agreement, prevent or cure any misrepresentation, breach of warranty or breach of covenant, or limit or otherwise affect any rights or remedies available to the party receiving notice, including pursuant to ARTICLE 9, other than with respect to any matter or action to which the Buyer consented in writing pursuant to Section 6.2 or otherwise, unless otherwise provided in such consent by the Buyer.

Section 6.5            No Negotiation.

(a)            The Company shall, and shall cause each of its Unitholders, managers, officers, employees, financial advisors, attorneys, accountants, consultants or other authorized agents, advisors and representatives (collectively, “Representatives”), to immediately cease any discussions or negotiations with any party presently being conducted with respect to any Acquisition Proposal, discontinue access to any non-public information regarding the Company being provided to any party in connection with any Acquisition Proposal and request the return or destruction of any such non-public information provided to any party in connection with any Acquisition Proposal prior to the date of this Agreement, in each case, other than the Buyer and the Merger Sub and their respective Representatives.

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(b)            The Company shall not, and shall cause its respective Representatives not to, directly or indirectly (i) initiate, solicit, respond to, or take any action to facilitate or encourage any inquiries with respect to, or the making of, any Acquisition Proposal or (ii) engage in any negotiations or discussions with, furnish any information or data to, or enter into any letter of intent, agreement in principle, acquisition agreement or similar agreement with any party relating to any Acquisition Proposal. The Company will be responsible for any act or omission by any Representative of the Company if such act or omission would constitute a breach of the provisions of this Agreement if taken or omitted by the Company.

(c)            The Company shall, within 24 hours after its receipt of any Acquisition Proposal, provide the Buyer with a copy of such Acquisition Proposal or, in connection with any non-written Acquisition Proposal, a written statement, (i) setting forth in reasonable detail the terms and conditions of such Acquisition Proposal, and (ii) reaffirming the Company’s compliance with this (a).

Section 6.6            Expenses. Except as otherwise expressly provided in this Agreement, each party will bear its respective direct and indirect expenses incurred in connection with the preparation and negotiation of this Agreement and the consummation of the transactions contemplated by this Agreement, including all fees and expenses of its advisors and representatives, whether or not the Merger is consummated.

Section 6.7            Confidentiality.

(a)            Between the date of this Agreement and the Closing Date, the parties to this Agreement agree to be bound by and comply with the provisions set forth in the Confidentiality Agreement between the Company and the Buyer (the “Confidentiality Agreement”).

(b)            From and after the Closing, the confidentiality obligations of the Buyer under the Confidentiality Agreement will terminate.

(c)            If a party to this Agreement or any of its respective directors, managers, officers or employees become legally compelled to make any disclosure that is prohibited or otherwise restricted by this Agreement or the Confidentiality Agreement, then such party will comply with the provisions of Section 3 of the Confidentiality Agreement with respect to such disclosure.

Section 6.8            Public Announcements. Any public announcement or similar publicity with respect to this Agreement or the transactions contemplated by this Agreement will be issued at such time and in such manner as the Buyer and the Company mutually determine. The Company and the Buyer will not, and will not cause or permit any of their respective Representatives to, make any disclosure relating to the transactions contemplated by this Agreement to any Person, except with the prior written consent of the other. The Buyer and the Unitholder Representative will consult with each other concerning the means by which the employees, customers, suppliers and other Persons having dealings with the Company will be informed of the transactions contemplated by this Agreement, and the Buyer shall have the right to be present for any such communication.

Section 6.9            Financial Statements. After the date of this Agreement and until the Closing, on or before the 15th day of each month, the Company will deliver to the Buyer unaudited financial statements of the Company as of and for the monthly period ending on the last day of the preceding month, which will include a balance sheet and statement of income. At the time that such financial statements are delivered to the Buyer, the Company will by such delivery be deemed to have made the representations and warranties to the Buyer with respect to such financial statements as set forth in Section 4.5.

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Section 6.10          Privileges. The Company is not waiving, and will not be deemed to have waived or diminished, any of its attorney work-product protections, attorney-client privileges or similar protections or privileges as a result of the disclosure of information to the Buyer and its Representatives in connection with this Agreement and the transactions contemplated by this Agreement. The Company and the Buyer (a) share a common legal and commercial interest in all of the information and communications that may subject to such protections and privileges, (b) are or may become joint defendants in Proceedings to which such protections and privileges may relate and (c) intend that such protections and privileges remain intact should either party become subject to any actual or threatened Proceeding to which such information or communications relate. The Company acknowledges and agrees that its Unitholders and the officers and employees of the Company will have no right or power after the Effective Time to assert or waive any such protection or privilege except with the prior written approval of the Buyer.

Section 6.11          Company Member Approval; Notification; and Representations.

(a)            Prior to the Closing, the Company shall deliver to the Buyer certified resolutions adopted by written consent of the Requisite Company Members (the “Written Consent”), evidencing the Company Member Approval by written consent in accordance with the Tennessee Act, the Company Articles of Organization and the Company Operating Agreement. Any materials to be submitted to the Requisite Company Members in connection with the solicitation of their approval of the Merger and this Agreement shall be subject to review and approval by the Buyer (which approval shall not be unreasonably withheld or delayed).

(b)            Promptly (and in any case within three days) after the Company obtains the Company Member Approval, the Company shall prepare, with the cooperation of the Buyer, and mail to each Unitholder, a notice (as it may be amended or supplemented from time to time, the “Unitholder Notice”) comprising (i) a statement to the effect that the managers of the Company unanimously recommended that the Company Members having a right to vote under the Company Operating Agreement vote in favor of the adoption of this Agreement and the approval of the principal terms of the Merger and (ii) such other information as the Buyer and the Company may agree is required or advisable under the Tennessee Act to be included therein. Prior to its mailing, the Unitholder Notice shall have been approved by the Buyer, and, following its mailing, no amendment or supplement to the Unitholder Notice shall be made by the Company without the approval of the Buyer. Each of the Buyer and the Company agrees to provide promptly to the other such information concerning its business, financial statements and affairs as, in the reasonable judgment of the Buyer or its counsel, may be required or advisable to be included under the Tennessee Act in the Unitholder Notice or in any amendment or supplement thereto, and the Buyer and the Company agree to cause their respective Representatives to cooperate in the preparation of the Unitholder Notice and any amendment or supplement thereto.

Section 6.12          Closing Consideration Schedule.

(a)            In connection with the delivery of the Closing Statement and the estimated Closing Date Balance Sheet, the Company shall deliver to the Buyer three Business Days prior to the Closing Date, a schedule in a form reasonably acceptable to the Buyer, which shall be certified as complete and correct by the Company’s chief financial officer and which shall accurately set forth as of the Closing Date, based on the estimates described in the Closing Statement and the estimated Closing Date Balance Sheet, the following:

(i)            the names and addresses of all Unitholders and the class and number of Company Units held by such Unitholders;

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(ii)           calculations, in reasonable detail, of each Unitholder’s Adjusted Percentage Interest;

(iii)          each Unitholder’s aggregate share of the Merger Consideration;

(iv)          that number of shares of Buyer Common Stock issuable to each Unitholder with respect to the Company Units held by such Unitholder in accordance with this Agreement;

(v)           the amounts of all Company Transaction Expenses, Payoff Indebtedness and Change in Control Payments to be paid as of the Closing (such amounts set forth next to the name of each recipient together with applicable dollar amounts);

(vi)          wire instructions for each Closing payment to be made by Buyer (the information referred to in items (i) through (vi) of this Section 6.12(a) being collectively referred to as the “Closing Consideration Schedule”).

(b)            The Company and the Buyer shall work cooperatively and in good faith to prepare and agree upon the calculations set forth by the Company in the Closing Consideration Schedule. In connection therewith, the Company shall provide access to all documentary evidence reasonably requested by the Buyer to substantiate all calculations contained therein. The Buyer shall have the right to fully investigate and substantiate all such calculations, and the Company agrees to promptly and fully cooperate in any such process as reasonably requested by the Buyer.

(c)            The parties agree that the Buyer and the Merger Sub shall be entitled to rely on the Closing Consideration Schedule in making payments under this Agreement without verifying any calculations or the determinations regarding such calculations in such Closing Consideration Schedule.

Section 6.13          Employee Matters.

(a)            Prior to the Closing, the Company shall cooperate with the Buyer to (i) provide certain information to employees regarding the Buyer’s (or any of its Subsidiaries’) employee benefit plans (to the extent such plans will be made available to employees) and employee orientation sessions (with such sessions to be held during scheduled work hours at times reasonably agreed to by the Company and the Buyer) and (ii) allow the Buyer to meet with the Company’s employees (either individually or in groups) during breaks, outside of scheduled work hours or as otherwise agreed to by the Company and the Buyer.

(b)            The provisions of this Section 6.13 are solely for the benefit of the parties to this Agreement, and no provision of this Section 6.13 is intended to, or will, constitute the establishment or adoption of or an amendment to any employee benefit plan for purposes of ERISA or otherwise and no current or former employee or any other individual associated therewith will be regarded for any purpose as a third party beneficiary of this Agreement or have the right to enforce the provisions hereof.  Nothing in this Section 6.13 or elsewhere in this Agreement will be construed to create a right in any employee to employment with the Buyer, the Company or any Affiliate of the Company and the employment of each Continuing Employee who is based within the United States will be “at will” employment.  Nothing in this Agreement will be deemed to limit the right of the Buyer to amend or terminate any employee benefit plan of the Buyer at any time.

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Section 6.14          Company Transaction Expenses; Company Change in Control Obligations. If the Buyer or the Surviving Company or any of their Subsidiaries has any Liability for any Company Transaction Expenses, Payoff Indebtedness or Change in Control Payments that are not identified in the Closing Consideration Schedule, then Buyer shall be entitled to indemnification in accordance with ARTICLE 9 of any amounts necessary to satisfy such Liability, including any related Losses.

Section 6.15          Tax Matters.

(a)            The Company shall prepare, or cause to be prepared, and shall file or cause to be filed, all Tax Returns for the Company or its operations or assets required to be filed on or prior to the Closing Date. Such Tax Returns shall be prepared in accordance with applicable Law and consistent with past practices of the Company. Any such income or material Tax Return shall be provided to the Buyer for its review and comment a reasonable time period prior to the due date for filing, and the Company shall consider in good faith the Buyer’s reasonable comments (such review and comment not to reduce or prejudice the Buyer’s rights to indemnity pursuant to ARTICLE 9).

(b)            For purposes of this Agreement, in the case of any Taxes that are payable for a taxable period that begins on or before and ends after the Closing Date (a “Straddle Period”), the portion of such Taxes that relate to the Pre-Closing Tax Period (i) in the case of any property or ad valorem Taxes, will be deemed to be the amount of such Tax for the entire Tax period multiplied by a fraction the numerator of which is the number of days in the Tax period ending on the Closing Date and the denominator of which is the number of days in the entire Straddle Period, and (ii) in the case of all other Taxes, will be deemed equal to the amount which would be payable as computed on a “closing of the books” basis if the relevant Tax period ended on the Closing Date, provided that exemptions, allowances or deductions that are calculated on an annual basis (including depreciation and amortization deductions computed as if the relevant Tax period ended on the Closing Date), other than with respect to property placed in service after the Closing Date, shall be allocated between the portion of the Tax period ending on the Closing Date and the portion of the Tax period after such date in proportion to the number of days in each such Tax period.

(c)            The Buyer shall prepare or cause to be prepared, and file or cause to be filed, all Tax Returns of the Company or the Surviving Company, as the case may be, required to be filed after the Closing Date. All such Tax Returns of the Company which relate to a Pre-Closing Tax Period shall be prepared in a manner that is consistent with the past practices of the Company, unless otherwise required by applicable Law. The Buyer shall provide each such material Tax Return for which the Buyer will make an indemnification claim and which relates to a Pre-Closing Tax Period to the Unitholder Representative, for the Unitholder Representative’s review and comment, at least fifteen (15) Business Days prior to the date on which such Tax Return is to be filed, the Buyer shall consider in good faith the reasonable comments of the Unitholder Representative to each such Tax Return, and the Buyer shall cause such Tax Return to be timely signed by the appropriate officer(s) of the Buyer or the Company, as the case may be.

(d)            The Buyer and the Unitholder Representative shall cooperate, as and to the extent reasonably requested by the other party, in connection with the filing of any Tax Returns with respect to the Company, and any audit, examination, or other administrative or judicial Proceeding, contest, assessment, notice of deficiency, or other adjustment or proposed adjustment with respect to Taxes of or attributable to the Company or its operations (a “Tax Contest”). Such cooperation shall include taking all commercially reasonable and legally permissible actions to minimize the amount of any applicable Tax, including by obtaining and providing appropriate forms, retaining and providing records and information that are reasonably relevant to any such Tax Return or Tax Contest, and making employees available on a mutually convenient basis to provide additional information and explanation of any materials provided hereunder. The Buyer shall promptly notify the Unitholder Representative in writing upon receipt by the Buyer or the Company of any written notice of a Tax Contest that could give rise to a claim for indemnification under ARTICLE 9. Notwithstanding anything to the contrary herein, the Buyer shall determine and control the conduct of any Tax Contest. To the extent such Tax Contest relates to the Pre-Closing Tax Period, the Unitholder Representative shall be entitled, at its expense, to participate in, but not to determine or control the conduct of, such Tax Contest, and the Buyer shall not settle such Tax Contest in a manner that would be adverse to the Unitholders without the prior written consent of the Unitholder Representative, which shall not be unreasonably withheld, conditioned or delayed. To the extent of any conflict between this Section 6.15(d) and any other provision of this Agreement, this Section 6.15(d) shall govern with respect to Tax Contests.

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Section 6.16          280G Payments. Promptly following the execution of this Agreement, the Company shall obtain and deliver to the Buyer a Parachute Payment Waiver from each “disqualified individual” (within the meaning of Section 280G of the Code). Promptly following the delivery of the Parachute Payment Waivers to the Buyer (but in no event less than three (3) Business Days prior to the Closing), the Company shall submit to the Company Members for approval (in a manner reasonably satisfactory to the Buyer), by such number of Company Members as is required by the terms of Section 280G(b)(5)(B) of the Code, any payments and/or benefits that may separately or in the aggregate, constitute “parachute payments,” within the meaning of Section 280G(b)(2) of the Code (“Section 280G Payments”) (which determination shall be made by the Company and shall be subject to review and approval by the Buyer, such approval not to be unreasonably withheld, conditioned or delayed), such that such Section 280G Payments shall not be deemed to be Section 280G Payments, and prior to the Effective Time the Company shall deliver to the Buyer certification that (a) a Company Member vote was solicited in conformance with Section 280G of the Code and the regulations promulgated thereunder and the requisite Company Member approval was obtained with respect to any Section 280G Payments that were subject to the Company Member vote (the “280G Member Approval”) or (b) that the 280G Member Approval was not obtained and as a consequence, that such payments and/or benefits shall not be made or provided to the extent they would cause any amounts to constitute Section 280G Payments, pursuant to the Parachute Payment Waivers and/or benefits duly executed by the affected individuals prior to the solicitation of the Company Member vote pursuant to this Section 6.16.

Section 6.17          Preparation of Registration Statement.

(a)            As promptly as practicable after the execution of this Agreement, Buyer shall prepare (with the Company’s reasonable cooperation (including causing its Subsidiaries and representatives to cooperate)) and file with the SEC the Registration Statement, in connection with the registration under the Securities Act of shares of Buyer Common Stock that are included in the Aggregate Stock Consideration (collectively, the “Registration Statement Securities”). Each of the Buyer and the Company shall use its reasonable best efforts to cause the Registration Statement to comply with the rules and regulations promulgated by the SEC, to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing and to keep the Registration Statement effective as long as is necessary to consummate the transactions contemplated hereby. Buyer also agrees to use its reasonable best efforts to obtain all necessary state securities law or “Blue Sky” permits and approvals required to carry out the transactions contemplated hereby, and the Company shall furnish all information concerning the Company, its Subsidiaries and any of their respective members or stockholders as may be reasonably requested in connection with any such action. Each of the Buyer and the Company agrees to furnish to the other party all information concerning itself, its Subsidiaries, officers, directors, managers, stockholders, and other equityholders and information regarding such other matters as may be reasonably necessary or advisable or as may be reasonably requested in connection with the Registration Statement, a Current Report on Form 8-K pursuant to the Exchange Act in connection with the transactions contemplated by this Agreement, or any other statement, filing, notice or application made by or on behalf of the Buyer, the Company or their respective Subsidiaries to any regulatory authority (including the NYSE) in connection with the Merger and the other transactions contemplated hereby (the “Offer Documents”).

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(b)            To the extent not prohibited by Law, the Buyer will advise the Company, reasonably promptly after the Buyer receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of the Buyer Common Stock for offering or sale in any jurisdiction, of the initiation or written threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information. To the extent not prohibited by Law, the Company and their counsel shall be given a reasonable opportunity to review and comment on the Registration Statement and any Offer Document each time before any such document is filed with the SEC, and the Buyer shall give reasonable and good faith consideration to any comments made by the Company and its counsel. To the extent not prohibited by Law, the Buyer shall provide the Company and their counsel with (A) any comments or other communications, whether written or oral, that the Buyer or its counsel may receive from time to time from the SEC or its staff with respect to the Registration Statement or Offer Documents promptly after receipt of those comments or other communications and (B) a reasonable opportunity to participate in the response of the Buyer to those comments and to provide comments on that response (to which reasonable and good faith consideration shall be given), including by participating with the Company or its counsel in any discussions or meetings with the SEC (to the extent permitted by the SEC).

(c)            Each of the Buyer and the Company shall ensure that none of the information supplied by or on its behalf for inclusion or incorporation by reference in the Registration Statement will, at the time the Registration Statement is filed with the SEC, at each time at which it is amended and at each time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, not misleading.

(d)            If at any time prior to the Effective Time any information relating to the Company, the Buyer or any of their respective Subsidiaries, Affiliates, directors, managers or officers is discovered by the Company or the Buyer, which is required to be set forth in an amendment or supplement to the Registration Statement, so that neither of such documents would include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC.

Section 6.18          Further Actions. Upon the request of any party to this Agreement, the other parties will execute and deliver such instruments and other documents and will take any other actions as the requesting party may reasonably request for the purposes of carrying out the intent of this Agreement and the transactions contemplated by this Agreement.

Section 6.19          Indemnification of Officers and Managers. The Surviving Company Charter and the Surviving Company Operating Agreement shall contain provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of former or present managers and officers (the “Indemnified Company Officers and Managers”) than are set forth in the Company Articles of Organization and the Company Operating Agreement as in effect on the date hereof, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of any such Indemnified Company Officers and Managers. On or before the Closing Date, the Company shall obtain, at the Company’s expense, a non-cancelable runoff insurance policy for a period of not less than six years after the Closing Date to provide insurance coverage (which coverage shall be at least as favorable to the insureds as the coverage now in effect) for events, acts or omissions occurring on or prior to the Closing Date for all Persons who were managers or officers of the Company on or prior to the Closing Date (the “Tail Policy”).

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ARTICLE 7
CONDITIONS PRECEDENT TO OBLIGATION TO CLOSE

Section 7.1            Conditions to the Buyer’s Obligation. The Buyer’s obligation to consummate the Merger and the other transactions contemplated by this Agreement is subject to the satisfaction, on or before the Closing Date, of each of the following conditions (any of which may, to the extent permitted by applicable Law, be waived by the Buyer in writing, in whole or in part):

(a)            the Company’s Fundamental Representations set forth in this Agreement must have been true and correct in all respects as of the date of this Agreement and must be true and correct in all respects as of the Closing Date as though made on the Closing Date, except to the extent any such Fundamental Representations are specifically made as of a particular date, in which case such Fundamental Representations must be true and correct as of the specified date. Each of the other representations and warranties of the Company set forth in ARTICLE 4 (disregarding all qualification as to materiality or Material Adverse Effect set forth therein) must have been true and correct in all respects as of the date of this Agreement and must be true and correct in all respects as of the Closing Date as though made on the Closing Date, except to the extent any such representations and warranties are specifically made as of a particular date, in which case those representations and warranties must be true and correct as of the specified date;

(b)            all of the covenants and obligations that the Company is required to perform or to comply with under this Agreement on or before the Closing Date must have been duly performed and complied with in all material respects (with materiality being measured individually and on an aggregate basis with respect to all breaches of covenants and obligations);

(c)            each of the Governmental Authorizations and third party consents identified in Section 4.3 of the Disclosure Schedule as a Governmental Authorization or third-party consent that is required to be obtained as a condition to Closing must have been obtained and must be in full force and effect;

(d)            there must not be in effect, published, introduced or otherwise formally proposed any Law or Judgment, and there must not have been commenced or threatened any Proceeding, that in any case could (i) prohibit, prevent, make illegal, delay or otherwise interfere with the consummation of any of the transactions contemplated by this Agreement or any of the Ancillary Agreements, (ii) cause any of the transactions contemplated by this Agreement or any of the Ancillary Agreements to be rescinded following consummation, (iii) affect adversely the right of the Buyer to control the Surviving Company and the Company or (iv) affect adversely the right of the Buyer or any of its Affiliates to own their respective assets and to operate their respective businesses;

(e)            since the date of this Agreement, there has not been a Material Adverse Effect nor is a Material Adverse Effect reasonably likely to occur;

(f)             the Company shall have delivered each of the Closing deliverables pursuant to Section 3.2(a);

(g)            all of the Key Operators, Shining Isle Owners and their respective Affiliates providing services to the Company shall have executed Buyer’s customary confidential information invention assignment agreements with the Buyer or one of its Subsidiaries, which shall remain effective as of the Closing;

(h)            the Company shall have delivered to the Buyer documentation, notification and evidence with respect to the Section 280G Payments required by Section 6.16;

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(i)             the Company shall have received the Company Member Approval from the Requisite Company Members;

(j)             all outstanding loans made by the Company to employees of the Company, if any, shall be paid in full with evidence of such payment delivered to the Buyer in a form reasonable satisfactory to the Buyer;

(k)            the Company shall have delivered documentation satisfactory to the Buyer evidencing the Company’s ownership of and/or right to use all Company Intellectual Property and Company Works, including all Owned Intellectual Property; and

(l)            the Company shall have purchased the Tail Policy.

Section 7.2            Conditions to the Company’s Obligation. The Company’s obligation to consummate the Merger and the other transactions contemplated by this Agreement is subject to the satisfaction, on or before the Closing Date, of each of the following conditions (any of which may, to the extent permitted by applicable Law, be waived by the Company in writing, in whole or in part):

(a)            the Buyer’s and the Merger Sub’s representations and warranties set forth in ARTICLE 5 (disregarding all qualifications and limitations as to materiality as set forth therein) must have been true and correct in all respects as of the date of this Agreement and must be true and correct in all respects as of the Closing Date as though made on the Closing Date, except to the extent any such representations and warranties are specifically made as of a particular date, in which case those representations and warranties must be true and correct as of the specified date;

(b)            all of the covenants and obligations that the Buyer is required to perform or to comply with under this Agreement on or before the Closing Date must have been duly performed and complied with in all material respects (with materiality being measured individually and on an aggregate basis with respect to all breaches of covenants and obligations);

(c)            there must not be in effect any Law or Judgment that would prohibit or make illegal the consummation of any of the transactions contemplated by this Agreement;

(d)            the board of directors of the Buyer shall have adopted resolutions reserving the Incentive Shares from the shares of Buyer Common Stock authorized for issuance under the Buyer Incentive Plan for purposes of granting equity-related awards to Company Eligible Individuals following the Closing; and

(e)            the Buyer shall have delivered each of the Closing deliverables pursuant to Section 3.2(b).

Section 7.3            Condition to Each Party’s Obligation. Each party’s obligation to consummate the Merger and the other transactions contemplated by this Agreement is subject to the satisfaction, on or before the Closing Date, of each of the following conditions (any of which may, to the extent permitted by applicable Law, be waived by both parties in writing, in whole or in part):

(a)            Buyer shall have filed Registration Statement with the SEC in accordance with Section 6.17; and

(b)            the Registration Statement shall have become effective, and shall not be the subject of any stop order suspending the effectiveness of the Registration Statement nor shall Proceedings for that purposes have been threatened.

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ARTICLE 8
TERMINATION AND AMENDMENT

Section 8.1            Termination Events. This Agreement may, by written notice given before or at the Closing, be terminated:

(a)            by mutual consent of the Buyer and the Company;

(b)            by the Buyer if there has been a breach of any of the Company’s representations, warranties or covenants contained in this Agreement resulting in the failure of a condition set forth in Section 7.1(a) or Section 7.1(b), and which breach has not been cured or cannot be cured within thirty (30) days after the notice of the breach from the Buyer;

(c)            by the Company if there has been a breach of any of the Buyer’s representations, warranties or covenants contained in this Agreement resulting in the failure of a condition set forth in Section 7.2(a) or Section 7.2(b), and which breach has not been cured or cannot be cured within thirty (30) days after the notice of breach from the Company;

(d)            by either the Buyer or the Company if any Governmental Authority of competent jurisdiction has issued a nonappealable final Judgment or taken any other nonappealable final action or enacted, issued or promulgated any applicable Law, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting or making illegal the transactions contemplated by this Agreement; or

(e)            by either party if the Closing has not occurred (other than through the failure of such party to comply fully with its obligations under this Agreement) on or before October 31, 2026 (the “Outside Date”); provided, however, that this provision shall not be available (i) to the Buyer if the Buyer’s failure to fulfill any obligation under this Agreement shall have been the cause of the failure of the Closing to occur on or prior to the Outside Date, or (ii) to the Company if the Company’s failure to fulfill any obligation under this Agreement shall have been the cause of the failure of the Closing to occur on or prior to the Outside Date.

Section 8.2            Effect of Termination. Each party’s rights of termination under Section 8.1 are in addition to any other rights it may have under this Agreement or otherwise, and the exercise of such rights of termination is not an election of remedies. If this Agreement is terminated pursuant to Section 8.1, all obligations of the parties under this Agreement terminate, and there shall be no Liability to any party hereunder in connection with the Agreement or the Merger, except that (a) the provisions of Section 6.6, Section 6.7, Section 6.8, this Section 8.2 and ARTICLE 10 will remain in full force and survive any termination of this Agreement and (b) if this Agreement is terminated by a party because of the material breach of this Agreement by another party or because one or more of the conditions to the terminating party’s obligations under this Agreement is not satisfied as a result of the other party’s failure to comply with its obligations under this Agreement, then the terminating party’s right to pursue all legal remedies will survive such termination unimpaired.

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ARTICLE 9
INDEMNIFICATION

Section 9.1            Survival. All representations and warranties contained in this Agreement and any certificate delivered pursuant to this Agreement will survive the Closing, irrespective of any facts known to the Buyer or any of its Affiliates on or prior to the Closing Date or any investigation at any time made by or on behalf of the Buyer or any of its Affiliates, until 18 months following the Closing Date; provided, however the representations and warranties set forth in Section 4.1 (Organization and Good Standing), Section 4.2 (Authority and Enforceability; Required Vote), Section 4.3 (No Conflict), Section 4.4 (Capitalization and Ownership), Section 4.12 (Intellectual Property), Section 4.14 (Tax Matters) and Section 4.26 (Brokers and Finders) (the “Fundamental Representations”) will survive from the Closing Date until the longer of the third anniversary of the Closing Date or thirty (30) days after the expiration of the statute of limitations applicable to the underlying subject matter of each such Fundamental Representation. All of the covenants, agreements and obligations of the parties contained in this Agreement will survive (x) until fully performed or fulfilled, unless non-compliance with such covenants, agreements or obligations is waived in writing by the party or parties entitled to such performance or (y) if not fully performed or fulfilled, until the expiration of the relevant statute of limitations for such matters. Any claims related to fraud shall survive up to the applicable statute of limitations, subject to any applicable tolling.

Section 9.2            Indemnification.

(a)            Subject to the limitations expressly set forth in this ARTICLE 9, from and after the Closing Date, the Key Operators, severally and not jointly (in accordance with their Key Operator Relative Shares) shall indemnify and hold harmless the Buyer and its Affiliates, including for this purpose the Surviving Company and its respective managers, officers, employees, agents, consultants, advisors, Representatives and Affiliates (collectively, the “Indemnified Parties”) from and against any and all Losses incurred or suffered by the Indemnified Parties directly or indirectly arising out of, relating to or resulting from any of the following:

(i)            any inaccuracy in or breach of any representation or warranty of the Company contained in this Agreement or in any certificate delivered by the Company in connection with this Agreement (in each case, other than with respect to any Fundamental Representations);

(ii)           any inaccuracy in or breach of any Fundamental Representations;

(iii)          any breach of any covenant of the Company contained in this Agreement;

(iv)          any breach of any covenant or agreement applicable to a Unitholder in or pursuant to this Agreement or any Ancillary Agreement or any breach of any representation or warranty of any Unitholder in any Ancillary Agreement;

(v)           indemnification, advancement of expenses and exculpation of former or present managers and officers of the Company for events, acts or omissions occurring on or prior to the Closing Date;

(vi)          except as already addressed in Section 9.2(a)(vi) above, any inaccuracies in the Closing Consideration Schedule;

(vii)         except to the extent taken into account in the calculation of the Merger Consideration, (A) any Taxes of the Company with respect to any Pre-Closing Tax Period, including any Transaction Payroll Taxes, (B) any Taxes of the Company with respect to the pre-Closing portion of any Straddle Period, as allocated and determined pursuant to Section 6.15(b), (C) any Taxes for which the Company is liable relating to any member of an affiliated group to the extent attributable to the Company having filed a Tax Return on a consolidated, combined or unitary basis, and (D) any Taxes of any Person imposed on the Company or the Surviving Company arising under the principles of transferee or successor liability or by Contract, which Taxes relate to an event or transaction occurring before the Closing Date;

(viii)        any fraud on the part of the Company or the Unitholders;

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(ix)          any Proceedings, demands or assessments incidental to any of the matters set forth in Section 9.2(a)(i) through Section 9.2(a)(viii) above; and

(x)           any legal Proceedings by any then-current or former holders or alleged then-current or former holders of any equity interests of the Company (including any predecessors), arising out of, resulting from or in connection with any alleged breach of fiduciary duty or the allocation of the Merger Consideration.

(b)            Notwithstanding anything to the contrary in this Agreement or any of the Ancillary Agreements, all of the representations and warranties, covenants, and agreements set forth in this Agreement or any certificate or schedule that are so qualified as to “material”, “materiality”, “material respects”, “Material Adverse Effect” or words of similar import or effect shall be deemed to have been made without such qualification for purposes of determining (i) whether a misrepresentation or breach of any such representation or warranty has occurred and (ii) the amount of Losses resulting from, arising out of or relating to any such misrepresentation or breach of such representation or warranty. The Indemnifying Parties (including any officer or manager of the Company prior to the Closing) shall not have any right of contribution, indemnification or right of advancement from the Buyer, the Surviving Company, or any Indemnified Party with respect to any Losses claimed by an Indemnified Party, whether by virtue of any contractual or statutory right of indemnity or otherwise, and all claims to the contrary are hereby waived and released. Notwithstanding anything to the contrary herein, the parties hereto agree and acknowledge that any Indemnified Party may bring a claim for indemnification for any Losses under this ARTICLE 9 notwithstanding the fact that such Indemnified Party had knowledge of the breach, event or circumstance giving rise to such Losses prior to the Closing or waived any condition to the Closing related thereto.

(c)            Subject to the other applicable provisions regarding indemnification contained in this ARTICLE 9, if it is finally determined pursuant to Section 9.3 that the Key Operators are obligated to reimburse or compensate the Indemnified Parties for any Losses in connection with a claim by any of the Indemnified Parties under Section 9.2(a), then indemnification for such Losses shall, subject to the applicable limitations, if any, set forth in this ARTICLE 9, be satisfied within 15 Business Days of such final determination first by surrendering shares of Buyer Common Stock based on a valuation reasonably determined by the Buyer acting in good faith and, to the extent the value of such surrendered shares is insufficient to satisfy the applicable Losses, the remaining amount shall be paid by payment from the Key Operators, severally and not jointly (in accordance with their Key Operator Relative Shares), in Cash by wire transfer of immediately available funds.

Section 9.3            Claims for Indemnification.

(a)            An Indemnified Party that seeks indemnity under this ARTICLE 9 will give written notice (a “Claim Notice”) to the party from whom indemnification is sought (an “Indemnifying Party”) containing (i) a description and, if known, the estimated amount of any Losses incurred or reasonably expected to be incurred by the Indemnified Party, (ii) a reasonably detailed explanation of the basis for the Claim Notice to the extent of the facts then known by the Indemnified Party and (iii) a demand for payment of those Losses, provided, that in order to be valid any such Claim Notice must be delivered to the Unitholder Representative on or prior to the expiration of any applicable representations, warranties, covenants, agreements and obligations as set forth in Section 9.1. Within 20 days after delivery of a Claim Notice, the Indemnifying Party may deliver to the Indemnified Party a written response in which the Indemnifying Party will either (i) agree that the Indemnified Party is entitled to receive payment of all of the Losses at issue in the Claim Notice or (ii) dispute the Indemnified Party’s entitlement to indemnification by delivering an notice of objection (the “Objection Notice”) setting forth in reasonable detail each disputed item, the basis for each such disputed item and certifying that all such disputed items are being disputed in good faith. If the Indemnifying Party fails to take either of the foregoing actions within 20 days after delivery of the Claim Notice, then the Indemnifying Party will be deemed to have irrevocably accepted the Claim Notice. If the Indemnifying Party delivers an Objection Notice to the Indemnified Party, then the Buyer and the Unitholder Representative will attempt in good faith, for a period of 20 days from the Buyer’s receipt of the Objection Notice, to agree to the amount of the Losses at issue in the Claim Notice. Any resolution by the Buyer and the Unitholder Representative during such 20 day period as to any or all of the Losses at issue in the Claim Notice will be final and binding with respect to such Losses. With respect to Losses at issue in the Claim Notice which are not resolved by the end of 20 day period, the amount of such Losses at issue in the Claim Notice (less the amount, if any, acknowledged in the Objection Notice by the Indemnifying Party as due the Indemnified Party), will be treated as a disputed claim to be settled pursuant to Section 10.12.

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(b)            In the event the Buyer becomes aware of a third-party claim which it believes may result in a demand against the Company, the Buyer shall have the right in its sole discretion to conduct the defense of and to settle or resolve such third-party claim and the costs and expenses incurred by the Buyer in connection with such defense, settlement or resolution (including reasonable attorneys’ fees, other professionals’ and experts’ fees and court or arbitration costs) shall be included in the Losses for which the Buyer shall be entitled to receive indemnification pursuant to a claim made hereunder. The Unitholder Representative shall have the right to receive copies of all pleadings, notices and communications with respect to such third-party claim to the extent that receipt of such documents does not affect any privilege relating to any Indemnified Parties, subject to execution by the Unitholder Representative of the Buyer’s (and, if required, such third party’s) standard non-disclosure agreement to the extent that such materials contain confidential or propriety information.

(c)            An Indemnified Party shall have the right in its sole discretion to settle any such third-party claim; provided, however, that in order to be indemnified for any Losses related to such third-party claim, such Indemnified Party must have filed a Claim Notice pursuant to Section 9.3(a), and the Unitholder Representative shall have the opportunity to object to such Claim Notice pursuant to Section 9.3(a). In the event that the Unitholder Representative has consented to any such settlement, the Unitholder Representative shall have no power or authority to object to the amount of any claim by such Indemnified Party against the Company for indemnity with respect to such settlement, unless such claim is in an amount in excess of any amount consented to by the Unitholder Representative. However, in the event that the Unitholder Representative has not consented to any such settlement, then such settlement shall not be conclusive evidence of the amount of Losses incurred by the Indemnified Party in connection with such claim or Proceeding.

(d)            For purposes of this Section 9.3, any references to the Indemnifying Party (except provisions relating to an obligation to make or a right to receive any payments) will be deemed to refer to the Unitholder Representative acting on behalf of the Indemnifying Party.

Section 9.4            Limitations on Liability.

(a)            The indemnification provisions set forth in this ARTICLE 9 shall be the sole and exclusive source of recovery for the Indemnified Parties for all claims directly or indirectly arising out of , relating to or resulting from this Agreement or the transactions contemplated by this Agreement except with respect to claims for Losses related to fraud or specific enforcement as described in Section 10.11.

(b)            No Indemnified Party will be entitled to indemnification pursuant to Section 9.2(a)(i), unless and until the aggregate Losses suffered or incurred by the Indemnified Parties that are subject to indemnification hereunder exceeds $300,000 (the “Deductible”), at which point the Indemnified Parties may recover the full extent of the Losses. Notwithstanding the foregoing, such limitations shall not apply to damages resulting from a breach of Fundamental Representations, fraud or intentional misrepresentation.

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(c)            The aggregate maximum amount payable by Key Operators to the Indemnified Parties with respect to any and all Losses arising under Section 9.2(a)(i) (other than from fraud or intentional misrepresentation) shall not exceed an amount equal to $6,000,000 (the “General Cap”).

(d)            Notwithstanding anything to the contrary in this Agreement, the Deductible and the General Cap limitations set forth in and above shall not apply with respect to any Loss arising from or related to fraud or intentional misrepresentation or with respect to indemnification claims under Section 9.2(a)(iii), (iv), (v), (vii), (viii), and (ix).

(e)            The aggregate maximum indemnification obligation of the Key Operators for all Losses under this Agreement shall not exceed, in the aggregate, the total amount of Merger Consideration received by each such Key Operator, collectively, except for actual fraud committed by a Unitholder, which shall not be so limited with respect to such Unitholder.

(f)            Notwithstanding anything to the contrary contained in this Agreement, and without limiting the effect of any other limitation contained in this ARTICLE 9, for purposes of computing the amount of any Losses incurred by any Indemnified Party under this ARTICLE 9 the amount of any Losses recoverable hereunder shall be reduced by an amount equal to the amount of any insurance proceeds that have been actually received by any Indemnified Party in connection with such Losses less any increase to the premiums of the applicable insurance policies. Any Indemnified Party shall use its commercially reasonable efforts to recover under any reasonably applicable insurance policies or indemnity, contribution or other similar agreements for any Losses prior to seeking indemnification under this Agreement.

Section 9.5            Adjustment to Merger Consideration. Each of the parties agrees to treat any payments under this ARTICLE 9 as an adjustment to the Merger Consideration for all Tax purposes unless otherwise prohibited by applicable Law.

ARTICLE 10
GENERAL PROVISIONS

Section 10.1          Unitholder Representative.

(a)            By virtue of their approval and adoption of this Agreement and/or their execution and delivery to the Buyer of the Transmittal Letter, each Unitholder designates and appoints the Unitholder Representative, as such Unitholder’s agent and attorney-in-fact with full power and authority to act for and on behalf of such Unitholder. No bond shall be required of the Unitholder Representative. The Unitholder Representative undertakes to perform only the ministerial duties as are expressly set forth herein and no other duties and obligations (fiduciary or otherwise) shall be implied. Without limiting the generality of the foregoing, the Unitholder Representative shall have full power, authority and discretion to (i) give and receive notices and communications, (ii) accept service of process on behalf of the Unitholders, (iii) accept, object to and negotiate adjustments to the Merger Consideration pursuant to ARTICLE 9 and other applicable provisions of this Agreement, (iv) agree to, negotiate, and enter into settlements and compromises of, and to comply with Judgments of courts or other Governmental Authorities and awards of arbitrators, with respect to, any claims by any Indemnified Party against any Unitholder or by any Unitholder against any Indemnified Party, or any other dispute between any Indemnified Party and any Unitholder, in each case relating to this Agreement or the transactions contemplated by this Agreement, and (v) take all actions that are either necessary or appropriate in the judgment of the Unitholder Representative for the accomplishment of the foregoing, or specifically mandated by the terms of this Agreement; provided, however, that the Unitholder Representative shall have no obligation to act on behalf of any Unitholder, except as expressly provided herein, and for purposes of clarity, there are no obligations of the Unitholder Representative in any Ancillary Agreement or the Disclosure Schedule. The Unitholder Representative shall be permitted to communicate with the Unitholders, including in electronic form. Notices or communications to or from the Unitholder Representative constitute notice to or from each of the Unitholders for all purposes under this Agreement.

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(b)            The Unitholder Representative may delegate its authority as Unitholder Representative to any one (but not more than one) of the Unitholders for a fixed or indeterminate period of time upon not less than ten (10) Business Days’ prior written notice to the Buyer in accordance with Section 10.2. In the event of the (i) resignation, death or incapacity of the Unitholder Representative or (ii) the removal of the Unitholder Representative by the Unitholders whose interests in the aggregate equal not less than a majority of the Merger Consideration, a successor Unitholder Representative will be elected promptly by such Unitholders, and the Unitholders will so notify the Buyer. Each successor Unitholder Representative has all of the power, authority, rights and privileges conferred by this Agreement upon the original Unitholder Representative, and the term “Unitholder Representative” as used in this Agreement includes any successor Unitholder Representative.

(c)            A decision, act, consent or instruction of the Unitholder Representative constitutes a decision of all the Unitholders and is final, binding and conclusive upon the Unitholders, and the Buyer and any Indemnified Party may rely upon any such decision, act, consent or instruction of the Unitholder Representative as being the decision, act, consent or instruction of the Unitholders. The Buyer is hereby relieved from any Liability to any Person for any acts done or omissions by the Buyer in accordance with such decision, act, consent or instruction of the Unitholder Representative. Without limiting the generality of the foregoing, the Buyer is entitled to rely, without inquiry, upon any document delivered by the Unitholder Representative as being genuine and correct and having been duly signed or sent by the Unitholder Representative.

(d)            The Unitholder Representative (and its members, managers, directors, officers, agents and employees) will have no Liability to any Person for any act done or omitted under this Agreement as the Unitholder Representative while acting in good faith and not in a manner constituting gross negligence or willful misconduct, and any act done or omitted pursuant to the advice of counsel, accountants or other Persons retained by the Unitholder Representative will be conclusive evidence of such good faith. The Unitholder Representative may act in reliance upon any signature believed by it to be genuine and may reasonably assume that such Person has proper authorization to sign on behalf of the applicable Person. No provision of this Agreement or any of the transactions contemplated hereby shall require the Unitholder Representative to expend or risk its own funds or otherwise incur any financial Liability in the exercise or performance of any of its powers, rights, duties or privileges under this Agreement or any of the transactions contemplated hereby.

(e)            The Key Operators will severally indemnify and hold harmless the Unitholder Representative and its members, managers, directors, officers, agents and employees from and against any Losses the Unitholder Representative or its members, managers, directors, officers, agents and employees may suffer arising out of or in connection with the Unitholder Representative’s execution and performance of this Agreement, or otherwise in connection with acting as the Unitholder Representative, in each case as such Losses are incurred.

(f)             The Key Operators will reimburse, based on their respective Adjusted Percentage Interests, the Unitholder Representative for Losses, professional fees and expenses of any attorney, accountant or other advisors retained by the Unitholder Representative and other reasonable out-of-pocket expenses incurred by the Unitholder Representative in connection with the performance of the Unitholder Representative’s duties under this Agreement. Any such Losses, fees and expenses shall be recovered directly from the Unitholders, severally and not jointly, based on their respective Adjusted Percentage Interests.

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(g)            The grant of immunities and rights to indemnification by the Unitholders to the Unitholder Representative pursuant to this Section 10.1 is coupled with an interest, is in consideration of the mutual covenants made in this Agreement, is irrevocable, and may not be terminated by the act of any Unitholder or by operation of Law, whether upon the death, illness, dissolution, disability, incapacity or other inability to act of the Unitholder Representative, or by the occurrence of any other event and shall survive the resignation or removal of the Unitholder Representative and the Closing and/or any termination of this Agreement.

(h)            To the extent the Unitholder Representative receives documents, spreadsheets or other forms of information from any party and the Unitholder Representative is required to deliver any such document, spreadsheet or other form of information to another party, the Unitholder Representative shall not be responsible for the content of such materials, nor shall the Unitholder Representative be responsible for confirming the accuracy of any information contained in such materials or reconciling the content of any such materials with any other documents, spreadsheets or other information.

Section 10.2          Notices. All notices and other communications under this Agreement must be in writing and are deemed duly delivered when (a) delivered if delivered personally or by nationally recognized overnight courier service (costs prepaid), (b) sent by electronic mail (if provided below) or (c) received or rejected by the addressee, if sent by certified mail, return receipt requested; in each case to the following addresses and marked to the attention of the individual (by name or title) designated below (or to such other address or individual as a party may designate by notice to the other parties):

If to the Company:

Toothy Cow Productions, LLC

230 Franklin Road, Building 3, Suite 3A

Franklin, TN 37068

Attn: J. Chris Wall, CEO Manager

Email: [***]

with a copy (which will not constitute notice) to:

Loeb & Loeb LLP

345 Park Avenue, New York, NY 10154

Attn: Steve Byrd; Christopher Kelly

Email: [***]; [***]

If to the Unitholder Representative:

Shining Isle Productions, LLC

230 Franklin Road, Building 3, Suite 3A

Franklin, TN 37068

Attn: J. Chris Wall

Email: [***]

with a copy (which will not constitute notice) to:

Loeb & Loeb LLP

345 Park Avenue, New York, NY 10154

Attn: Steve Byrd; Christopher Kelly

Email: [***]; [***]

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If to the Buyer:

Angel Studios, Inc.

295 West Center St.

Provo, Utah 84601

Attn: Scott Klossner, Chief Financial Officer; Glen Nickle, Chief Legal Officer

Email: [***]; [***]

with a copy (which will not constitute notice) to:

Mayer Brown LLP

201 South Main Street, Suite 1100

Salt Lake City, Utah 84111

Attn: Mark Bonham; Sam Gardiner

Email: [***]; [***]

Section 10.3          Amendment. This Agreement may not be amended, supplemented or otherwise modified except in a written document signed by each party hereto. Any amendment of this Agreement signed by the Unitholder Representative is binding upon and effective against each Unitholder regardless of whether or not such Unitholder has in fact signed such amendment.

Section 10.4          Waiver. The parties may (a) extend the time for performance of any of the obligations or other acts of any other party to this Agreement, (b) waive any inaccuracies in the representations and warranties of any other party to this Agreement contained in this Agreement or in any document delivered pursuant to this Agreement or (c) waive compliance with any of the covenants, agreements or conditions for the benefit of such party contained in this Agreement. Any such extension or waiver by any party to this Agreement will be valid only if set forth in a written document signed on behalf of the party or parties against whom the waiver or extension is to be effective. Any such extension or waiver signed by the Unitholder Representative is binding upon and effective against each Unitholder regardless of whether such Unitholder has in fact signed the extension or waiver. No extension or waiver will apply to any time for performance, inaccuracy in any representation or warranty, or noncompliance with any covenant, agreement or condition, as the case may be, other than that which is specified in the written extension or waiver. No failure or delay by any party in exercising any right or remedy under this Agreement or any of the documents delivered pursuant to this Agreement, and no course of dealing between the parties, operates as a waiver of such right or remedy, and no single or partial exercise of any such right or remedy precludes any other or further exercise of such right or remedy or the exercise of any other right or remedy.

Section 10.5          Entire Agreement. This Agreement (including the Schedules and Exhibits hereto and the documents and instruments referred to in this Agreement that are to be delivered at the Closing) amends and restates the Original Agreement in its entirety, constitutes the entire agreement among the parties and supersedes any prior understandings, agreements or representations by or among the parties, or any of them, written or oral, with respect to the subject matter of this Agreement. Notwithstanding the foregoing, the Confidentiality Agreement will remain in effect in accordance with its terms as provided in Section 6.7(a).

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Section 10.6          Assignment and Successors. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and assigns, except that no party may assign this Agreement or any rights hereunder without the prior written consent of the other parties; provided, however, the Buyer may at any time assign its rights or obligations under this Agreement to any Affiliate of the Buyer so long as the Buyer remains fully responsible for the performance of the assigned obligation. Except to the extent expressly provided in this Agreement, no provision of this Agreement is intended or will be construed to confer upon any Person other than the parties to this Agreement and their respective heirs, successors and permitted assigns any right, remedy or claim under or by reason of this Agreement.

Section 10.7          Severability. If any provision of this Agreement is held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement shall not be affected or impaired in any way and the parties agree to negotiate in good faith to replace such invalid, illegal and unenforceable provision with a valid, legal and enforceable provision that achieves, to the greatest lawful extent under this Agreement, the economic, business and other purposes of such invalid, illegal or unenforceable provision.

Section 10.8          Exhibits and Schedules. The Exhibits and Schedules to this Agreement are incorporated herein by reference and made a part of this Agreement. The Disclosure Schedule is arranged in sections and paragraphs corresponding to the numbered and lettered sections and paragraphs of ARTICLE 4, as applicable. The disclosure in any section or paragraph of the Disclosure Schedule qualifies other sections and paragraphs in this Agreement only to the extent it is reasonably apparent in the description of such disclosure that it is applicable to such other sections and paragraphs.

Section 10.9          Interpretation. The language used in this Agreement is the language chosen by the parties to express their mutual intent, and no provision of this Agreement will be interpreted for or against any party because that party or its attorney drafted the provision.

Section 10.10        Governing Law. All issues and questions concerning the construction, validity, interpretation and enforceability of this Agreement, the Exhibits and the Disclosure Schedule shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

Section 10.11        Remedies and Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. The parties accordingly agree that, in addition to any other remedy to which they are entitled, the parties are entitled to seek injunctive relief to prevent breaches of this Agreement and otherwise to enforce specifically the provisions of this Agreement. Each party expressly waives any requirement that any other party obtain any bond or provide any indemnity in connection with any action seeking injunctive relief or specific enforcement of the provisions of this Agreement.

Section 10.12        Jurisdiction. Any action or Proceeding arising out of or relating to this Agreement or the transactions contemplated by this Agreement must be brought in the Court of Chancery of the State of Delaware, or, in the event (but only in the event) that such court does not have subject matter jurisdiction over such action or Proceeding, in the federal courts of the United States of America located in New Castle County, Delaware. Each of the parties knowingly, voluntarily and irrevocably submits to the exclusive jurisdiction of any such court in any such action or Proceeding and waives any objection it may now or hereafter have to venue or to convenience of forum.

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Section 10.13        Waiver of Jury Trial. EACH OF THE PARTIES KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR THE ACTIONS OF ANY PARTY TO THIS AGREEMENT IN NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT OF THIS AGREEMENT.

Section 10.14        Counterparts. The parties may execute this Agreement in multiple counterparts, each of which constitutes an original as against the party that signed it, and all of which together constitute one agreement. This Agreement is effective upon delivery of one executed counterpart from each party to the other parties. The signatures of all parties need not appear on the same counterpart. The delivery of signed counterparts by facsimile or email transmission that includes a copy of the sending party’s signature is as effective as signing and delivering the counterpart in person.

[Signature Page Follows]

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IN WITNESS WHEREOF, The parties have executed and delivered this Agreement as of the date indicated in the first sentence of this Agreement.

BUYER:

ANGEL STUDIOS, INC.

By:	/s/ Scott Klossner
Name:	Scott Klossner
Title:	Chief Financial Officer

MERGER SUB:

ANGEL TCP MERGER SUB, LLC

By:	/s/ Patrick Reilly
Name:	Patrick Reilly
Title:	Authorized Person

Signature Page to Agreement and Plan of Merger

IN WITNESS WHEREOF, The parties have executed and delivered this Agreement as of the date indicated in the first sentence of this Agreement.

COMPANY:

TOOTHY COW PRODUCTIONS, LLC

By:	/s/ J. Chris Wall
Name:	J. Chris Wall
Title:	CEO Manager

Signature Page to Agreement and Plan of Merger

ACCEPTANCE AND AGREEMENT OF UNITHOLDER REPRESENTATIVE

The undersigned, being the Unitholder Representative appointed in Section 10.1 of the foregoing Agreement, agrees to serve as the Unitholder Representative and to be bound by the terms of the Agreement pertaining to that role as of the date indicated in the first sentence of this Agreement.

SHINING ISLE PRODUCTIONS, LLC,
acting solely in its capacity as Unitholder Representative

By:	/s/ J. Chris Wall
Name:	J. Chris Wall, an individual

Signature Page to Agreement and Plan of Merger

EXHIBIT A

Managers and Officers

[Intentionally omitted pursuant to Item 601(a)(5) of Regulation S-K]

Annex B

AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER

by and among

ANGEL STUDIOS, INC.,

ANGEL TUTTLE MERGER SUB, LLC,

TUTTLE TWINS SHOW, LLC

and

DANIEL HARMON, as Unitholder Representative

June 29, 2026

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AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER

This Amended and Restated Agreement and Plan of Merger (this “Agreement”) is made as of June 29, 2026, by and among Angel Studios, Inc., a Delaware corporation (the “Buyer”), Angel Tuttle Merger Sub, LLC, a Delaware limited liability company and a wholly owned Subsidiary of the Buyer (the “Merger Sub”), Tuttle Twins Show, LLC, a Utah limited liability company (the “Company”), and Daniel Harmon, an individual (the “Unitholder Representative”).

RECITALS

WHEREAS, the board of directors of the Buyer, the manager of Merger Sub and the managers of the Company have each determined that it would be advisable and in the best interests of their respective stockholders and members, as applicable, for the Buyer to acquire the Company upon the terms and subject to the conditions set forth in this Agreement;

WHEREAS, the Buyer, the Merger Sub, the Company and the Unitholder Representative entered into that certain Agreement and Plan of Merger (the “Original Agreement”) dated as of November 14, 2025 (the “Original Execution Date”);

WHEREAS, pursuant to Section 10.3 of the Original Agreement, the parties hereto desire to amend and restate the Original Agreement in its entirety on the terms and subject to the conditions set forth herein;

WHEREAS, the acquisition of the Company will be effected through a merger of the Merger Sub with and into the Company (the “Merger”) in accordance with the Delaware Limited Liability Company Act (the “Delaware Act”) and the Utah Revised Uniform Limited Liability Company Act (the “Utah Act”), with the Merger Sub continuing as the Surviving Company in the Merger as a wholly-owned Subsidiary of the Buyer;

WHEREAS, for federal income tax purposes (and any comparable provision of state or local Law), it is intended that the Merger shall qualify as a “reorganization” within the meaning of Section 368(a) of the Code (and any comparable provisions of state or local Law), and this Agreement is intended to be, and by executing this Agreement is adopted as, a plan of reorganization within the meaning of Treasury Regulations Sections 1.368-2(g) and 1.368-3(a) for purposes of Sections 354, 356 and 361 of the Code;

WHEREAS, in the Merger, upon the terms and subject to the conditions of this Agreement, each issued and outstanding Company Unit (as defined below) will be converted into the right to receive the Closing Merger Consideration (as defined below);

WHEREAS, the managers of the Company have unanimously (i) approved this Agreement, the Merger and the other transactions contemplated hereby, (ii) determined that the terms and conditions of this Agreement, the Merger and the other transactions contemplated hereby are advisable, fair to and in the best interests of the Company and the Company Members, and (iii) recommended the approval by the Requisite Company Members of the principal terms of this Agreement, the Certificate of Merger and the Statement of Merger (each as defined below);

WHEREAS, the parties desire to make certain representations, warranties, covenants and agreements in connection with the Merger and the transactions contemplated by this Agreement and also to prescribe certain conditions to the Merger; and

WHEREAS, as an inducement for the Buyer and the Merger Sub to enter into this Agreement and cause the Merger and the other transactions contemplated by this Agreement (i) concurrently with the execution and delivery of the Original Agreement, the Key Operators executed and delivered a Support Agreement (the “Support Agreement”) acknowledging their agreement to be bound by the terms and conditions of this Agreement, and (ii) immediately following the execution and delivery of this Agreement, the Company shall seek to obtain and deliver to the Buyer a Written Consent (as defined below) executed by the Requisite Company Members evidencing the Company Member Approval.

NOW, THEREFORE, intending to be legally bound and in consideration of the mutual provisions of this Agreement and other consideration, the value, receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE 1
DEFINITIONS AND CONSTRUCTION

Section 1.1           Definitions. For the purposes of this Agreement and the Ancillary Agreements, the following terms have the meanings specified in this Section 1.1:

“280G Member Approval” has the meaning set forth in Section 6.16.

“Accounting Firm” means Tanner LLC.

“Acquisition Proposal” means any proposal, whether or not in writing, made by a party to (i) acquire beneficial ownership (as defined under Rule 13(d) promulgated under the Exchange Act) of 10% or more of the assets of the Company (based on fair market value, as determined in good faith by the managers of the Company), (ii) acquire a 10% or greater equity interest in the Company pursuant to a merger, consolidation or other business combination, sale of equity, exchange offer or similar transaction, or (iii) enter into an exclusive intellectual property licensing transaction or similar transaction involving the Company, including any single or multi-step transaction or series of related transactions that is structured to permit such party to acquire beneficial ownership of such percentage of the assets of, or such a percentage of equity interest in, the Company.

“Adjusted Percentage Interest” means, with respect to each Unitholder, a percentage rounded to five decimal places resulting from the fraction for which the numerator is (a) the sum of (i) the total number of Company Common Units held by such Unitholder (if any) multiplied by the Common Adjustment Factor, plus (ii) the total number of Company Preferred Units held by such Unitholder (if any), multiplied by the Preferred Adjustment Factor, and the denominator is (b) the sum of (i) the total number of Company Common Units held by all Unitholders, multiplied by the Common Adjustment Factor, plus (ii) the total number of Company Preferred Units held by all Unitholders, multiplied by the Preferred Adjustment Factor.

“Affiliate” means, with respect a specified Person, a Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, the Person specified. In addition to the foregoing, if the specified Person is an individual, the term “Affiliate” also includes (a) the individual’s spouse, (b) the members of the immediate family (including parents, siblings and children) of the individual or of the individual’s spouse, and (c) any corporation, limited liability company, general or limited partnership, trust, association or other business or investment entity that directly or indirectly, through one or more intermediaries controls, or is controlled by, or is under common control with any of the foregoing individuals. For purposes of this definition, the term “control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by Contract or otherwise.

“Aggregate Investor Adjusted Percentage Interests” means the sum of all Investors’ Adjusted Percentage Interests.

“Aggregate Key Operator Adjusted Percentage Interests” means the sum of all Key Operators’ Adjusted Percentage Interests.

“Agreement” has the meaning set forth in the Preamble.

“Ancillary Agreements” means, collectively, the Transmittal Letters and all other agreements and certificates delivered by the parties hereto and the Unitholders in connection with the consummation of the transactions contemplated by this Agreement.

“Business Day” means any day other than Saturday, Sunday or any day on which banking institutions in the State of Utah are closed either under applicable Law or action of any Governmental Authority.

“Buyer” has the meaning set forth in the Preamble.

“Buyer Common Stock” means the Class A Common Stock of the Buyer.

“Buyer Loans” means, without duplication, all loans, borrowed money and other indebtedness evidenced by notes or similar instruments between the Buyer or its Affiliates, as lender, and the Company or its Affiliates, as borrower, including all interest and other amounts accrued and/or owing in respect of the foregoing.

“Buyer SEC Documents” has the meaning set forth in Section 5.8.

“Buyer Stock Price” means $2.65 per share of Buyer Common Stock.

“Cancelled Units” has the meaning set forth in Section 2.8(b).

“CARES Act” shall mean the Coronavirus Aid, Relief, and Economic Security Act.

“Cash” means cash and cash equivalents within the meaning of GAAP.

“Cash Consideration” means (a) the product of (1) 50% of the Aggregate Investor Adjusted Percentage Interests multiplied by (2) the Company Enterprise Value, minus (b) the sum of (1) the outstanding Indebtedness of the Company as of the close of business on the Closing Date, (2) the amount of unpaid Company Transaction Expenses as of the close of business on the Closing Date and (3) Change in Control Payments as of the close of business on the Closing Date.

“Certificate of Merger” has the meaning set forth in Section 2.2.

“Change in Control Payments” means any (a) severance, change in control bonuses, and other similar payments that are required to be made by the Company to its employees and Contractors in connection with the Closing, and (b) payments arising under any consents, waivers or approvals of any other third Person (including any Governmental Authority) under any Contract or permit as are required in connection with the Merger or for any such Contract or permit with such third Person to remain in full force or effect following the Closing Date.

“Claim Notice” has the meaning set forth in Section 9.3(a).

“Closing” has the meaning set forth in Section 3.1.

“Closing Consideration Schedule” has the meaning set forth in Section 6.12(a)(viii).

“Closing Date” has the meaning set forth in Section 3.1.

“Closing Date Balance Sheet” means the Company’s balance sheet as of the Closing Date prepared on a consistent basis with the Interim Balance Sheet.

“Closing Merger Consideration” means (a) the Cash Consideration, plus (b) the Stock Consideration.

“Closing Statement” has the meaning set forth in Section 2.15.

“COBRA” has the meaning set forth in Section 4.15(c).

“Code” means the Internal Revenue Code of 1986.

“Common Adjustment Factor” means 0.89.

“Company” has the meaning set forth in the Preamble.

“Company Cash” means all Cash that is unrestricted and exclusively held, controlled and owned by the Company.

“Company Certificate of Organization” means the Certificate of Organization of the Company, as filed with the Utah Division on April 3, 2020.

“Company Common Units” means the common units of membership interests of the Company as described in the Company Operating Agreement.

“Company Enterprise Value” means $19,001,709.37.

“Company Intellectual Property” means all Intellectual Property used, held for use, or otherwise Exploited by the Company for use in the operation of the business of the Company as currently conducted and planned to be conducted.

“Company Member Approval” has the meaning set forth in Section 4.2.

“Company Members” means all members of the Company.

“Company Operating Agreement” means the Amended and Restated Operating Agreement of the Company dated November 13, 2025.

“Company Plan” means any employee benefit plan, program or arrangement, including any “employee benefit plan” (as defined in Section 3(3) of ERISA) and any other written or oral plan, policy, Contract, agreement or arrangement of any kind involving direct or indirect compensation or benefits, including employment agreements, severance or other termination pay or benefits, redundancy pay, change in control, retention, performance, holiday pay, sick pay, vacation pay, fringe benefits, educational assistance, housing assistance, moving expense reimbursement, hospitalization benefits, dental benefits, vision benefits, life insurance, death benefits, disability benefits, pension, superannuation, retirement plans, profit sharing, deferred compensation, bonuses, stock options, stock bonus, stock purchase, restricted stock or stock units, phantom stock, stock appreciation or other forms of incentive compensation or post-retirement compensation, that is maintained, sponsored, contributed to or required to be contributed to by the Company or any ERISA Affiliate (or that has been maintained or contributed to in the last six years by the Company or any ERISA Affiliate) for the benefit of any current or former manager, officer, employee or consultant of the Company or any ERISA Affiliate, or with respect to which the Company or any ERISA Affiliate has or may have any Liability.

“Company Preferred Units” means the preferred units of membership interests of the Company as described in the Company Operating Agreement.

“Company Products” means all Tuttle Twins merchandise that has been or is currently being developed, manufactured, made commercially available, marketed, distributed, provided, supported, sold, offered for sale, imported or exported for resale, or licensed out by or on behalf of the Company.

“Company SEC Documents” has the meaning set forth in Section 4.27.

“Company Transaction Expenses” means the aggregate amount of all fees and expenses incurred by or required to be paid by the Company in connection with the negotiation, preparation, execution and performance of this Agreement, the Ancillary Agreements and the transactions contemplated hereby, including, without limitation, all legal, financial advisory, investment banking, accounting, consulting and other fees and expenses and any broker’s or finder’s fees, and including, without duplication, (i) any Transaction Payroll Taxes, and (ii) the amount of the premium for the Tail Policy.

“Company Units” means all issued and outstanding Company Common Units and Company Preferred Units.

“Company Works” means all episodes of the television/streaming series titled Tuttle Twins created by the Company, including teasers, animations, original music, voiceover recordings, characters and scripts.

“Confidentiality Agreement” has the meaning set forth in Section 6.7(a).

“Continuing Employees” means the employees of the Company who remain employees of, and continue after the Effective Time in the employment of, the Surviving Company or who become employees of Buyer or one of its Subsidiaries as of immediately after the Effective Time.

“Contract” means any contract, agreement, lease, license, commitment, understanding, franchise, warranty, guaranty, mortgage, note, bond, option, warrant, right or other instrument or consensual obligation, whether written or oral.

“Contractors” has the meaning set forth in Section 4.16(a).

“Copyright” means all U.S. and foreign common law and statutory copyrights, works of authorship, Moral Rights in copyrights, rights or interests in copyrights (including the right to make publication thereof for copyright purposes, to register claims under copyright, the right to renew and extend such copyrights and the right to sue for past, present and future Infringements of copyright) interests in copyrights, all applications for copyrights, Registrations of copyrights, all reversions, restorations, renewals and extensions of copyrights, domestic and foreign, and rights in any other copyrightable subject matter throughout the world and universe, whether vested, contingent or inchoate, and whether presently available or coming into existence as the result of future legislation or the interpretation thereof.

“Data Security Requirements” means, collectively, all of the following to the extent relating to the access, collection, acquisition, processing, storage, destruction, disclosure, sharing, distribution, transfer, alternation, use or disposal of any Personal Information or otherwise relating to privacy, security, or security breach notification requirements and applicable to the business of the Company, or to any of the IT Assets or any Personal Information or confidential information or any other sensitive information relating to the business of the Company: (i) policies and procedures of the Company (including website privacy policies and internal information security procedures); (ii) applicable Laws; (iii) industry standards applicable to the industry in which the Company operates (including, if applicable, the PCI DSS); and (iv) Contracts into which the Company has entered or by which it is otherwise bound.

“Deductible” has the meaning set forth in Section 9.4(a).

“Delaware Act” has the meaning set forth in the Recitals.

“Disclosure Schedule” means the disclosure schedule delivered pursuant to ARTICLE 4 by the Company to the Buyer concurrently with the execution and delivery of this Agreement.

“DOL” has the meaning set forth in Section 4.16(h).

“Domain Names” means any and all URLs, internet domain names or other similar user interfaces.

“Effective Time” has the meaning set forth in Section 2.2.

“Encumbrance” means any charge, claim, mortgage, servitude, easement, right of way, covenant, equitable interest, license, lease or other possessory interest, lien, option, pledge, security interest, preference, priority, right of first refusal, restriction (other than any restriction on transferability imposed by federal or state securities Laws) or other encumbrance of any kind or nature whatsoever (whether absolute or contingent) other than Permitted Encumbrances.

“Environmental Law” means any Law relating to the environment, natural resources, pollutants, contaminants, wastes, chemicals or public health and safety, including any Law pertaining to (a) treatment, storage, disposal, generation and transportation of toxic or hazardous substances or solid or hazardous waste, (b) air, water and noise pollution, (c) groundwater and soil contamination, (d) the release or threatened release into the environment of toxic or hazardous substances, or solid or hazardous waste, including emissions, discharges, injections, spills, escapes or dumping of pollutants, contaminants or chemicals, (e) manufacture, processing, use, distribution, treatment, storage, disposal, transportation or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or oil or petroleum products or solid or hazardous waste, (f) underground and other storage tanks or vessels, abandoned, disposed or discarded barrels, containers and other closed receptacles, (g) public health and safety, and (h) the protection of wild life, marine sanctuaries and wetlands, including all endangered and threatened species.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any other Person that, together with the Company, would be treated as a single employer under Section 414 of the Code.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exploitation” (or any variant thereof) shall mean, regarding any asset or property (including any Intellectual Property), the exhibition, sale, distribution, publication, transmission, broadcast, telecast, streaming, performance, display, license, sublicense, use, reproduction, marketing, creating derivative works of, or otherwise commercially exploiting thereof, and all allied, ancillary, and subsidiary rights related thereto, by any means, methods, processes, media devices and delivery systems of every kind or character, whether now known or hereafter created. “Exploit” means to cause the Exploitation.

“FCPA” has the meaning set forth in Section 4.18(d).

“Financial Statements” has the meaning set forth in Section 4.5.

“Fundamental Representations” has the meaning set forth in Section 9.1.

“GAAP” means generally accepted accounting principles for financial reporting in the United States, as in effect as of the date of this Agreement.

“Governmental Authority” means any (a) nation, region, state, county, city, town, village, district or other jurisdiction, (b) federal, state, local, municipal, foreign or other government, (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department or other entity and any court or other tribunal), (d) multinational organization or international body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature.

“Governmental Authorization” means any approval, consent, ratification, waiver, license, permit, registration or other authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Authority or pursuant to any Law.

“Hazardous Material” means any waste or other substance that is listed, defined, designated or classified as, or otherwise determined to be, hazardous, radioactive or toxic or a pollutant or a contaminant under any Environmental Law, including any admixture or solution thereof, and including petroleum and all derivatives thereof or synthetic substitutes therefor and asbestos or asbestos-containing materials.

“Healthcare Reform Laws” means the Patient Protection and Affordable Care Act, Pub. L. No. 111-148, the Health Care and Education Reconciliation Act of 2010, Pub. L. No. 111-152, and the regulations and guidance issued thereunder.

“Improvements” has the meaning set forth in Section 4.11(e).

“Indebtedness” means, with respect to the Company, without duplication, but excluding the Buyer Loans, (a) the unpaid principal amount of, and accrued interest on, all indebtedness for borrowed money of the Company (including with respect to any PPP Loans), (b) all obligations of the Company evidenced by bonds, debentures, notes or other similar instruments or debt securities, (c) all unreimbursed obligations in respect of letters of credit and bankers’ acceptances issued for the account of the Company that have been drawn, (d) any indebtedness arising under capitalized leases, (e) any obligations for the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of business and not past due for more than 61 days after the date on which each such trade payable or account payable was created, (f) any obligations to purchase, redeem, retire, defease or otherwise make any payment in respect of any equity interests in such Person or any other Person or any warrants, rights or options to acquire such equity interests, (g) all deferred revenue, (h) any employer payroll taxes or other Taxes for Pre-Closing Tax Periods that have been deferred pursuant to the CARES Act or any other corresponding or similar provision of other applicable Law enacted in connection with COVID-19, (i) all guaranties of the Company in connection with clauses (a), (b), (c), (d), (e), (f), (g) or (h) above, and (j) all prepayment or repayment premiums, penalties, interest rate breakage fees or similar payments or fees required to be paid in connection with the prepayment or repayment of any Indebtedness described in clauses (a), (b), (c), (d), (e), (f), (g), (h) or (i) above.

“Indemnified Company Officers and Managers” has the meaning set forth in Section 6.19.

“Indemnified Parties” has the meaning set forth in Section 9.2(a).

“Indemnifying Parties” has the meaning set forth in Section 9.3(a).

“Infringement” or “Infringe” (or any variant thereof) means that a given item or activity, directly or indirectly (including secondarily, contributorily, vicariously or by inducement), infringes, misappropriates, constitutes unauthorized use, or otherwise violates the Intellectual Property rights of any Person.

“Intellectual Property” means, on a worldwide basis, any and all intellectual property (by whatever name or term known or designated) arising under Law or equity, whether or not filed, perfected, registered or recorded and whether now or later existing, filed, issued or acquired, including: (a) any and all United States and foreign patents and utility models and equivalent or similar rights anywhere in the world; (b) any and all United States and foreign Copyrights and neighboring rights; (c) any and all United States and foreign trademarks, service marks, brand names, certification marks, collective marks, trade names, trade dress, logos, designs, symbols, mottos, slogans, taglines, corporate names, d/b/a’s, product names, service names, character names, and all other indicia of commercial source or origin of a product or a service, and all goodwill associated therewith and symbolized thereby throughout the world; (d) any and all trade secrets and trade secret rights under applicable Law, and other rights in confidential information, including any and all confidential: (i) processing, marketing, business or customer information; (ii) inventions, processes, ideas, business methods, formulae, algorithms, licensee and licensor lists, specifications, designs and methods; and (iii) documentation relating thereto (including papers, drawings, reports, diaries, annotations and notebooks); (e) Domain Names and addresses, hashtags and Social Media Accounts; (f) rights of publicity and privacy and similar rights; (g) any and all other intellectual and proprietary rights of any kind or nature, including any and all tangible or intangible embodiments of any of the foregoing, in any form and in any media; (h) any and all registrations, applications, renewals, extensions, continuations, continuations-in-part, provisionals, divisions, reissues and re-examinations thereof now or hereafter in force throughout the universe relating to any of the foregoing, in each case with a Governmental Authority (collectively, “Registrations”); and (i) any and all assertions of claims or commencements of Proceedings (whether past, present or future) arising from or related to any of the foregoing, including the sole, exclusive and independent right to enforce any and all such claims or Proceedings.

“Interim Balance Sheet” has the meaning set forth in Section 4.5(a).

“Investor” means a Unitholder that is not a Key Operator and that is not listed on Section 1.1 of the Disclosure Schedule.

“Investor Per Unit Cash Consideration” means, for any Investor, (a) the Cash Consideration multiplied by (b) such Investor’s Investor Relative Share.

“Investor Per Unit Stock Consideration” means, for any Investor, (a) the Investor Stock Consideration multiplied by (b) such Investor’s Investor Relative Share.

“Investor Relative Share” means, for any Investor, the percentage equal to (a) such Investor’s Adjusted Percentage Interest divided by (b) the Aggregate Investor Adjusted Percentage Interests.

“Investor Stock Consideration” means the number of shares of Buyer Common Stock equal to the difference of (a) the Stock Consideration minus (b) the Key Operator Stock Consideration.

“Investor Unit” means a Company Unit held by an Investor.

“IRS” means the Internal Revenue Service and, to the extent relevant, the Department of Treasury.

“IT Assets” means the software, hardware, electronic data processing, information, record keeping, communications, telecommunications, networks, websites, interfaces, platforms, servers, circuits, peripherals and other computer, telecommunications and information technology systems and processes owned or purported to be owned, or licensed, leased, outsourced, used, or held for use by the Company in connection with the conduct of the business of the Company or otherwise related thereto, together with all data and information stored in or transmitted by any of the foregoing.

“Judgment” means any order, injunction, judgment, decree, ruling, assessment or arbitration award of any Governmental Authority or arbitrator.

“Key Operator Per Unit Stock Consideration” means, for any Key Operator, (a) the Key Operator Stock Consideration, multiplied by (b) such Key Operator’s Key Operator Relative Share.

“Key Operator Relative Share” means, for any Key Operator, the percentage equal to (a) such Key Operator’s Adjusted Percentage Interest divided by (b) the Aggregate Key Operator Adjusted Percentage Interests.

“Key Operator Stock Consideration” means the number of shares of Buyer Common Stock equal to (y) the quotient of (a) the product of (1) Company Enterprise Value multiplied by (2) the Aggregate Key Operator Adjusted Percentage Interests, divided by (b) the Buyer Stock Price, plus (z) the total number of shares of Buyer Common Stock allocated the Unitholders listed on Section 1.1 of the Disclosure Schedule.

“Key Operator Stock Restriction Agreements” means, collectively, the (a) Stock Restriction Agreement, dated as of the Closing Date, by and between the Buyer and Neal Harmon, (b) Stock Restriction Agreement, dated as of the Closing Date, by and between the Buyer and Jeffrey Harmon, (c) Stock Restriction Agreement, dated as of the Closing Date, by and between the Buyer and Jordan Harmon, (d) Stock Restriction Agreement, dated as of the Closing Date, by and between the Buyer and Daniel Harmon, (e) Stock Restriction Agreement, dated as of the Closing Date, by and between the Buyer and Jonny Vance, and (f) Stock Restriction Agreement, dated as of the Closing Date, by and between the Buyer and Jordyn Curley.

“Key Operator Unit” means a Company Unit held by a Key Operator.

“Key Operators” means, collectively, Neal Harmon, Jeffrey Harmon, Jordan Harmon, Daniel Harmon, Jonny Vance, and Jordyn Curley.

“Knowledge” with respect to the Company, means with respect to any fact, circumstance, event or other matter in question, the actual knowledge of such fact, circumstance, event or other matter by the Key Operators after due and diligent inquiry or, if exercising reasonable care each such individual would be expected to discover or become aware of that fact or matter in the course of carrying out his/her duties and responsibilities on behalf of the Company.

“Law” means any constitution, law, statute, treaty, rule, regulation, ordinance, code, binding case law, principle of common law or notice of any Governmental Authority.

“Leased Real Property” has the meaning set forth in Section 4.11(a).

“Liability” includes liabilities, debts or other obligations of any nature, whether known or unknown, absolute, accrued, contingent, liquidated, unliquidated or otherwise, due or to become due or otherwise, and whether or not required to be reflected on a balance sheet prepared in accordance with GAAP.

“Libertas Letter Agreement” means the Letter Agreement, dated as of the Closing Date, by and between the Buyer and Libertas Institute.

“Losses” means any loss, damage, fine, judgement, assessment, penalty, expense (including reasonable attorneys’ or other professional fees and expenses and court costs), injury, suits, claims, audits, investigations, Liability, Tax, Encumbrance or other cost, expense or adverse effect whatsoever, whether or not involving a third party claim.

“Material Adverse Effect” means any event, occurrence, fact, condition or change that is, or would reasonably be expected to become, individually or in the aggregate, materially adverse to (a) the business, results of operations, financial condition or assets of the Company, or (b) the ability of the Company to consummate the transactions contemplated hereby on a timely basis; provided, however, that “Material Adverse Effect” shall not include any event, occurrence, fact, condition or change, directly or indirectly, arising out of or attributable to: (i) general economic or political conditions; (ii) conditions generally affecting the industries in which the Company operates; (iii) any changes in financial or securities markets in general; (iv) acts of war (whether or not declared), armed hostilities or terrorism, or the escalation or worsening thereof; (v) any action required or permitted by this Agreement; (vi) any changes in applicable Laws or accounting rules, including GAAP; (vii) the public announcement, pendency or completion of the transactions contemplated by this Agreement; (viii) any epidemics, pandemics (including COVID-19), disease outbreaks, or other public health emergencies; or (ix) any failure by the Company to meet any internal or published projections, forecasts or revenue or earnings predictions (provided that the underlying causes of such failures (subject to the other provisions of this definition) shall not be excluded); provided further, however, that any event, occurrence, fact, condition or change referred to in clauses (i) through (iv) immediately above shall be taken into account in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur to the extent that such event, occurrence, fact, condition or change has a disproportionate effect on the Company compared to other participants in the industries in which the Company conducts its business (in which case, only the incremental disproportionate effect may be taken into account in determining whether a Material Adverse Effect has occurred).

“Material Contracts” has the meaning set forth in Section 4.13(b).

“Merger” has the meaning set forth in the Preamble.

“Merger Sub” has the meaning set forth in the Preamble.

“Moral Right” means all rights of attribution, paternity, integrity, modification, disclosure and withdrawal, and any other rights throughout the world that may be known as or referred to as “moral rights,” “artist’s rights,” “droit moral,” or the like.

“Most Recent Balance Sheet” has the meaning set forth in Section 4.5(a).

“New Director Agreements” means, collectively, the (a) Director Agreement, dated as of the Closing Date, by and between the Buyer and Kellen Erskine, (b) Director Agreement, dated as of the Closing Date, by and between the Buyer and Kelly Vrooman, (c) Director Agreement, dated as of the Closing Date, by and between the Buyer and Tyler Stevens, and (d) Director Agreement, dated as of the Closing Date, by and between the Buyer and Jonny Vance.

“NYSE” means New York Stock Exchange LLC.

“Objection Notice” has the meaning set forth in Section 9.3(a).

“Occupational Safety and Health Law” means any Law designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards, and any program, whether governmental or private (such as those promulgated or sponsored by industry associations and insurance companies), designed to provide safe and healthful working conditions other than an Environmental Law.

“Owned Intellectual Property” means the Company Intellectual Property owned or purported to be owned by the Company as of the Closing Date, related to, or utilized in connection with, the business of the Company or the commercialization of any portions or elements thereof.

“Permitted Encumbrances” means any (a) statutory liens securing payments not yet due, (b) liens for Taxes and other similar governmental charges and assessments which are not yet due and payable, (c) non-exclusive end-user licenses of Intellectual Property entered into in the ordinary course of business, or (d) such other imperfections or irregularities of title or other liens that, individually or in the aggregate, do not and could not reasonably be expected to materially affect the use of the properties or assets of the Person subject thereto or otherwise materially impair business operations of the Person subject thereto as currently conducted.

“Person” means an individual or an entity, including a corporation, limited liability company, general or limited partnership, trust, association or other business or investment entity, or any Governmental Authority.

“Personal Information” means any data or information that relates to privacy or security or identifies, relates to, describes, is reasonable capable of being associated with, or could reasonably be linked, directly or indirectly, with a particular individual, household or device, including any personal information, personally-identifiable information, or personal or other data or information protected under any applicable Law, Contract or data privacy or security rule, policy or procedure.

“PPP Loan” means the aggregate principal amount and accrued interest for borrowed money pursuant to the Paycheck Protection Program established by the CARES Act.

“Pre-Closing Period” has the meaning set forth in Section 6.1.

“Pre-Closing Tax Period” means any taxable period or portion thereof ending on or prior to the Closing Date.

“Preferred Adjustment Factor” means 1.16.

“Proceeding” means any complaint, charge, action, arbitration, audit, examination, investigation, hearing, litigation or suit (whether civil, criminal, administrative, judicial or investigative, whether formal or informal, and whether public or private) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Authority or arbitrator.

“Real Property Permits” has the meaning set forth in Section 4.11(f).

“Registered Intellectual Property” means Owned Intellectual Property that is subject to a Registration.

“Registration Statement” means the Registration Statement on Form S-4, or other appropriate form, including any pre-effective or post-effective amendments or supplements thereto, to be filed with the SEC by the Buyer under the Securities Act with respect to the Registration Statement Securities.

“Representatives” has the meaning set forth in Section 6.5(a).

“Requisite Company Members” means the Company Members holding at least 60% of the Company Common Units, collectively.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.

“SEC” means the U.S. Securities and Exchange Commission.

“Section 280G Payments” has the meaning set forth in Section 6.16.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Breach” means any actual, alleged or suspected (i) cyber or security breach or incident involving, or intrusion, denial of service, or unauthorized access or use of, any of the IT Assets, (ii) interference with operations or security safeguards of any of the IT Assets, including any phishing incident or ransomware attack, or (iii) loss, corruption, damage, or unauthorized access, collection, acquisition, processing, storage, destruction, disclosure, sharing, distribution, transfer, alteration, use or disposal of any Personal Information or confidential information or any other sensitive information relating to the business of the Company.

“Social Media Accounts” means any and all accounts, profiles, identifiers, handles, pages, feeds, registrations and other presences on or in connection with any: (a) social media or social networking website or online service; (b) blog or microblog; (c) mobile application; (d) photo, video or other content-sharing website; (e) virtual game world, virtual social world or the metaverse; (f) rating and review website; (g) wiki or similar collaborative content website; or (h) message board, bulletin board, or similar forum, or any successor to or future equivalent of the foregoing.

“Statement of Merger” has the meaning set forth in Section 2.2.

“Stock Consideration” means:

(a)            when expressed as a dollar amount, an amount equal to the sum of (i) the product of (1) the Aggregate Key Operator Adjusted Percentage Interests multiplied by (2) the Company Enterprise Value, plus (ii) the product of (1) 50% of the Aggregate Investor Adjusted Percentage Interests multiplied by (2) the Company Enterprise Value; and

(b)            when expressed as a number of shares of Buyer Common Stock, the number of shares of Buyer Common Stock equal to the quotient of (i) the product of (1) the Aggregate Key Operator Adjusted Percentage Interests multiplied by (2) the Company Enterprise Value, plus (ii) the product of (1) 50% of the Aggregate Investor Adjusted Percentage Interests multiplied by (2) the Company Enterprise Value, divided by (iii) the Buyer Stock Price (which number of shares is fractional for purposes of the calculations contemplated under this Agreement).

“Straddle Period” has the meaning set forth in Section 6.15(a).

“Subsidiary” means, with respect to a specified Person, any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation’s or other Person’s board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred) are held by the specified Person or one or more of its Subsidiaries. When used in this Agreement without reference to a particular Person, “Subsidiary” means a Subsidiary of the Company.

“Support Agreement” has the meaning set forth in the Recitals.

“Surviving Company” has the meaning set forth in Section 2.1.

“Surviving Company Charter” has the meaning set forth in Section 2.4.

“Tail Policy” has the meaning set forth in Section 6.19.

“Tax” means (a) any federal, state, local, foreign and other jurisdiction’s tax, charge, fee, duty (including customs duty), levy or assessment, including any taxes based upon, measured by or related to income, gross receipts, net proceeds, alternative or add-on minimum, ad valorem, turnover, real and personal property (tangible and intangible), sales, use, occupation, franchise, excise, escheat, value added, goods and service, stamp, transfer, excess profits, profits, occupational, premium, windfall profits, severance, license, registration, payroll, environmental, capital stock, capital duty, disability, estimated, gains, wealth, welfare, withholding, employment, unemployment and social security or other tax of whatever kind (including any fee, assessment and other charges in the nature of or in lieu of any tax) that is imposed by any Governmental Authority, (b) any interest, fines, penalties or additions resulting from, attributable to, or incurred in connection with any items described in this paragraph or any related contest or dispute, and (c) any items described in this paragraph that are attributable to another Person but that the Company is liable to pay by Law (including Treasury Regulations §1.1502-6), by Contract or otherwise, whether or not disputed.

“Tax Contest” has the meaning set forth in Section 6.15(c).

“Tax Incentive” has the meaning set forth in Section 4.14(u).

“Tax Return” means any report, return, declaration, claim for refund, or information return or statement related to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Transaction Payroll Taxes” means the employer portion of any payroll or other employment taxes incurred with respect to any Change in Control Payments or other compensatory payments made pursuant to the Merger or any other transaction contemplated by this Agreement.

“Transfer Taxes” means any and all transfer, documentary, sales, use, stamp, registration, value added, recording, and other similar Taxes and fees arising in connection with the transactions contemplated by this Agreement (including any penalties and interest), together with any costs or expenses incurred in preparing and filing any related Tax Returns or documents.

“Transmittal Letter” has the meaning set forth in Section 2.9(a).

“Tuttle Twins License” means the Intellectual Property License Agreement, dated as of November 13, 2025, by and between the Company and The Tuttle Twins Holding Co., LLC.

“United States” or “U.S.” means the United States of America.

“Unitholder Notice” has the meaning set forth in Section 6.11(a).

“Unitholder Representative” has the meaning set forth in the Preamble.

“Unitholders” means, as of immediately prior to the Effective Time, the Company Members and any holders of Company Units that have not been admitted to the Company as Company Members, collectively.

“Written Consent” has the meaning set forth in Section 6.11(a).

Section 1.2           Construction. Any reference in this Agreement to an “Article,” “Section,” “Exhibit” or “Schedule” refers to the corresponding Article, Section, Exhibit or Schedule of or to this Agreement, unless the context indicates otherwise. The table of contents and the headings of Articles and Sections are provided for convenience only and are not intended to affect the construction or interpretation of this Agreement. All words used in this Agreement should be construed to be of such gender or number as the circumstances require. The term “including” means “including without limitation” and is intended by way of example and not limitation. Any reference to a statute refers to the statute, any amendments or successor legislation, and all regulations promulgated under or implementing the statute, as in effect at the relevant time. Any reference to a Contract or other document as of a given date means the Contract or other document as amended, supplemented and modified from time to time through such date. Unless expressly indicated otherwise in this Agreement: (i) all references in this Agreement to “the date hereof” or “the date of this Agreement” shall refer to the Original Execution Date, and (ii) the date on which the representations and warranties set forth in ARTICLE 4 and ARTICLE 5 are made by the Company or the Buyer and the Merger Sub, as applicable, shall not change as a result of the execution of this Agreement and shall be made as of such dates as they were in the Original Agreement.

ARTICLE 2
THE MERGER

Section 2.1           The Merger. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time the Company will be merged with and into the Merger Sub in accordance with the applicable provisions of the Delaware Act and the Utah Act. Following the Merger, the Merger Sub will continue as the Surviving Company (the “Surviving Company”) and the separate corporate existence of the Company will cease.

Section 2.2           Effective Time. The Merger will be consummated on the Closing Date, subject to the terms and conditions hereof, by filing the certificate of merger (the “Certificate of Merger”), and the statement of merger with the Secretary of State of the State of Delaware in accordance with the provisions of the Delaware Act and the Division of Corporations and Commercial Code of the State of Utah (the “Utah Division”) in accordance with the Utah Act, respectively. When used in this Agreement, the term “Effective Time” means the date and time at which the Certificate of Merger has been accepted for filing by the Secretary of State of the State of Delaware and the Statement of Merger has been accepted for filing by the Utah Division, or at such later time as is provided in the Certificate of Merger and Statement of Merger.

Section 2.3           Effects of the Merger. Without limiting the generality of the foregoing, as of the Effective Time, all properties, rights, privileges, powers and franchises of the Company and the Merger Sub will vest in the Surviving Company and all debts (other than the Payoff Indebtedness), Liabilities and duties of the Company and the Merger Sub will become debts, Liabilities and duties of the Surviving Company.

Section 2.4           Certificate of Formation and Limited Liability Company Agreement. From and after the Effective Time, (a) the certificate of formation of the Merger Sub, as in effect immediately prior to the Effective Time, shall be the certificate of formation of the Surviving Company (the “Surviving Company Charter”) until amended in accordance with the provisions thereof and applicable Law, and (b) the limited liability company agreement of the Merger Sub shall be the limited liability company agreement of the Surviving Company (the “Surviving Company LLC Agreement”) until amended in accordance with the provisions thereof and applicable Law.

Section 2.5           Manager. From and after the Effective Time, the manager of the Merger Sub at the Effective Time will be the initial manager of the Surviving Company and will hold office from the Effective Time until his, her or its successor has been duly elected or appointed and qualified in the manner provided in the Surviving Company Charter and Surviving Company LLC Agreement or as otherwise provided by Law.

Section 2.6           Officers. From and after the Effective Time, the officers of the Merger Sub at the Effective Time will be the initial officers of the Surviving Company and will hold office from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the Surviving Company Charter and Surviving Company LLC Agreement or as otherwise provided by Law.

Section 2.7           Subsequent Actions. If at any time after the Effective Time the Surviving Company shall determine, in its sole discretion, or shall be advised, that any deeds, bills of sale, instruments of conveyance, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Company its right, title or interest in, to or under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Company as a result of, or in connection with, the Merger, or otherwise to carry out this Agreement, then the officers and manager of the Surviving Company shall be authorized to execute and deliver, in the name and on behalf of the Company, all such deeds, bills of sale, instruments of conveyance, assignments and assurances and to take and do, in the name and on behalf of the Company or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title or interest in, to and under such rights, properties or assets in the Surviving Company or otherwise to carry out this Agreement.

Section 2.8           Treatment of Company Units and Merger Sub Membership Interests.

(a)            Effect on Investor Units. At the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, the Company or the Unitholders, each Investor Unit issued and outstanding immediately prior to the Effective Time shall, upon the terms and subject to the conditions set forth in this Agreement, be cancelled and extinguished and will be converted automatically into the right to receive (i) an amount in Cash, without interest thereon, equal to the Investor Per Unit Cash Consideration and (ii) a number of shares of Buyer Common Stock equal to the Investor Per Unit Stock Consideration. The amount of Cash each Investor is entitled to receive for such Investor Units shall be rounded to the nearest cent and computed after aggregating Cash amounts for all Investor Units held by such Investor.

(b)            Effect on Key Operator Units. At the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, the Company or the Unitholders, each Key Operator Unit issued and outstanding immediately prior to the Effective Time shall, upon the terms and subject to the conditions set forth in this Agreement, be cancelled and extinguished and will be converted automatically into the right to receive that number of shares of Buyer Common Stock equal to the Key Operator Per Unit Stock Consideration.

(c)            Cancelled Units. At the Effective Time, any Company Units that are owned by the Buyer, the Merger Sub or the Company (the “Cancelled Units”), if any, shall automatically be cancelled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

(d)            Fractional Shares. No fractional shares of Buyer Common Stock will be issued by virtue of the Merger. The number of shares of Buyer Common Stock into which a Unitholder’s interests are converted pursuant to this ARTICLE 2 shall be rounded down to the nearest whole number of shares of Buyer Common Stock.

(e)            Effect on Merger Sub Membership Interests. The membership interests of Merger Sub issued and outstanding immediately prior to the Effective Time shall remain outstanding following the consummation of the Merger.

Section 2.9           Surrender and Payment Procedures.

(a)            The Buyer shall select an exchange agent (the “Exchange Agent”) to act as the agent for the purpose of paying the Stock Consideration pursuant to the terms of this Agreement. The Buyer is hereby appointed to act as payment agent with respect to the Cash Consideration.

(b)            No later than three Business Days after the Closing Date, the Exchange Agent shall mail or otherwise deliver to each Unitholder a letter of transmittal (the “Transmittal Letter”) and the other documents to be executed as part of such transmittal (including applicable Tax forms) (together with any other documents that the Buyer and the Exchange Agent may reasonably and customarily require in connection therewith, the “Exchange Documents”).

(c)            After receipt by the Buyer and Exchange Agent from the Unitholders of a Transmittal Letter and the other Exchange Documents, duly completed and validly executed in accordance with the instructions thereto, (i) the Buyer shall promptly pay to such Unitholder that portion of the Cash Consideration payable in respect of such Unitholder’s Company Units and (ii) the Exchange Agent shall deliver to such Unitholder the aggregate number of shares of Buyer Common Stock issuable to such Unitholder, each pursuant to Section 2.8. No portion of the Cash Consideration shall be paid or payable, and no portion of the Stock Consideration shall be issuable, in respect of any Company Units to the holder of record of such Company Units until that holder has delivered validly executed Exchange Documents in respect of such Company Units to the Buyer and Exchange Agent in accordance with the terms and conditions hereof.

(d)            At any time following the one-year anniversary of the Effective Time, the Buyer or its designated successor or assign shall be entitled to all Cash amounts and any and all interest thereon or other income or proceeds thereof, not disbursed to the Unitholders pursuant to this Section 2.9, and thereafter the Unitholders shall be entitled to look only to the Buyer only as general creditors thereof with respect to any and all Cash amounts that may be payable to such Unitholders upon delivery of the duly executed Exchange Documents in the manner set forth herein. No interest shall be payable for the Cash amounts delivered to the Buyer pursuant to the provisions of this Section 2.9(d) and which are subsequently delivered to the Unitholders.

Section 2.10         No Rights in Surviving Company. From and after the Effective Time, each holder of Company Units will cease to have any rights as an equityholder of the Surviving Company except as otherwise provided in this Agreement or by applicable Law, and the Buyer and the Surviving Company will be entitled to treat each Company Unit that has not yet been surrendered for exchange solely as evidence of the right to receive the Closing Merger Consideration into which such Company Unit has been converted pursuant to the Merger.

Section 2.11         Withholding. Each of the Exchange Agent, the Buyer and the Surviving Company will be entitled to deduct and withhold from the Closing Merger Consideration otherwise payable to any Unitholder all amounts the Exchange Agent, the Buyer or the Surviving Company, as applicable, determines in good faith are required by Law to be deducted or withheld therefrom, and to request from each Unitholder any appropriate Tax forms, including IRS Form W-9 or the appropriate series of Form W-8, as applicable, or any similar information. To the extent such amounts are so deducted or withheld and paid over to the appropriate Governmental Authority, such amounts shall be treated for all purposes under this Agreement as having been paid to the Unitholder to whom such amounts otherwise would have been paid. The Buyer, the Company and the Unitholder Representative acknowledge that, to the extent such amounts are not so deducted and withheld, such Unitholder shall indemnify the Buyer and its Affiliates (including the Surviving Company) for any Taxes imposed by a Governmental Authority, together with any related Losses in accordance with the indemnification provisions of ARTICLE 9.

Section 2.12         Tax Consequences. The parties hereto intend the Merger to qualify as a “reorganization” within the meaning of Section 368(a) of the Code, and this Agreement is intended to be, and by executing this Agreement is adopted as, a plan of reorganization within the meaning of Treasury Regulations Sections 1.368-2(g) and 1.368-3(a) for purposes of Sections 354, 356 and 361 of the Code (and any comparable provisions of state or local Law) for federal income Tax purposes (and any comparable provision of state or local Law). This Agreement shall be interpreted consistent with that intent, unless otherwise required by applicable Law. No party shall take or cause to be taken (or permit any of its Affiliates to take or cause to be taken) any action, or fail to take or cause to be taken (or permit any of its Affiliates to fail to take or cause to be taken) any action, in each case, which would reasonably be expected to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code (and any comparable provision of state or local Law). Each party shall cause all Tax Returns to be prepared and filed on the basis of treating the Merger as a “reorganization” within the meaning of Section 368(a) of the Code and shall not (or permit any of its Affiliates to) take any position inconsistent therewith in any Tax filing or Proceeding, except as otherwise required by a “determination” (within the meaning of Section 1313(a) of the Code). Buyer makes no representations or warranties to any of the Company or Unitholders regarding the Tax treatment of the Merger, or any of the Tax consequences to any of the Company or the Unitholders of this Agreement, the Merger or any of the other transactions contemplated by this Agreement. The Company acknowledges that the Company and the Unitholders are relying solely on their own Tax advisors in connection with this Agreement, the Merger and the other transactions.

Section 2.13         Transfer Tax. The Unitholders shall be liable for, and shall hold the Buyer and its Affiliates harmless against, any Transfer Taxes imposed in any Tax jurisdiction, including any state or local Tax jurisdiction, that become payable in connection with the Merger and transactions contemplated by this Agreement. The Unitholder Representative will, at its own expense, file, or cause to be filed, in a timely manner all required documents (including all Tax Returns) with respect to all such Transfer Taxes, and the Unitholder Representative shall provide the Buyer with evidence satisfactory to the Buyer that such Transfer Taxes have been paid.

Section 2.14         Escheat. Neither the Buyer nor the Surviving Company will be liable to any Unitholder for any portion of such Unitholder’s Closing Merger Consideration delivered to any public official pursuant to any applicable abandoned property, escheat or similar Law. In the event any Company Unit has not been surrendered for exchange prior to the second anniversary of the Closing Date, or prior to such earlier date as of which such Company Unit or the Closing Merger Consideration payable upon the surrender thereof would otherwise escheat to or become the property of any Governmental Authority, then the Closing Merger Consideration otherwise payable upon the surrender of such Company Unit will, to the extent permitted by applicable Law, become the property of the Surviving Company, free and clear of all rights, interests and adverse claims of any Person.

Section 2.15         Closing Statement. At least three Business Days prior to the Closing Date, the Company shall prepare and deliver to the Buyer an estimated Closing Date Balance Sheet, together with a statement that is reasonably acceptable to the Buyer (the “Closing Statement”) setting forth in reasonable detail the Closing Merger Consideration (the “Closing Merger Consideration”), which statement shall include a presentation of the Company’s calculations of the Stock Consideration, the Cash Consideration, Indebtedness, the Company Cash and the Company Transaction Expenses as of the Closing Date, in each case including all components thereof and accompanied by reasonably detailed back-up documentation for such calculations. The Company shall prepare the Closing Statement in accordance with GAAP and, solely to the extent consistent with GAAP, in accordance with the Company’s past practices (including the methodologies applied in the preparation of the Financial Statements). The Company shall make available to the Buyer and its Representatives the books and records used in preparing the Closing Statement and reasonable access (upon prior notice and during business hours) to employees of the Company as the Buyer may reasonably request in connection with its review of its books and records, and will otherwise cooperate in good faith with the Buyer’s and its Representatives’ review of the Closing Statement and shall take into consideration in good faith any comments of the Buyer on such Closing Statement, as applicable. Notwithstanding the foregoing, in no event will any of the Buyer’s rights be considered waived, impaired or otherwise limited as a result of the Buyer not making an objection prior to the Closing or making an objection that is not fully implemented in a revised Closing Statement, as applicable.

ARTICLE 3
CLOSING

Section 3.1           Closing. Unless this Agreement is earlier terminated pursuant to ARTICLE 8, the consummation of the Merger and the other transactions contemplated by this Agreement (the “Closing”) will take place remotely by email exchange of executed documents in ..PDF format on the second (2nd) Business Day after all conditions precedent set forth in ARTICLE 7 have been satisfied or duly waived in writing (except for conditions which in accordance with their terms must be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions) or such other date as the Buyer and the Company may mutually agree upon in writing. The date upon which the Closing actually occurs is referred to in this Agreement as the “Closing Date.”

Section 3.2           Closing Deliveries.

(a)            At the Closing, the Company will deliver or cause to be delivered to the Buyer:

(i)           the Certificate of Merger executed by an officer of the Company, in accordance with the Delaware Act and in a form reasonably satisfactory to the Buyer;

(ii)          the Statement of Merger executed by an officer of the Company, in accordance with the Utah Act and in a form reasonably satisfactory to the Buyer;

(iii)         a certificate, dated as of the Closing Date, executed by an officer of the Company confirming the satisfaction of the conditions specified in Section 7.1(a), Section 7.1(b), and Section 7.1(c);

(iv)        at least three Business Days before the Closing Date, an estimated Closing Date Balance Sheet, the Closing Statement and the Closing Consideration Schedule, each in a form reasonably acceptable to the Buyer, accompanied by a certificate, dated as of the date of delivery of the Closing Consideration Schedule, executed by an officer of the Company confirming the completeness and accuracy of the Closing Consideration Schedule;

(v)         evidence of receipt of all consents and waivers, and deliveries of all notices listed on Schedule 3.2(a)(v);

(vi)        a certificate of good standing or existence of the Company, dated no more than five (5) days prior to the Closing Date, issued by the Utah Division and all other states in which the Company is qualified to do business;

(vii)       the Written Consent executed by the Requisite Company Members constituting the Company Member Approval;

(viii)      the Support Agreement, in a form reasonably satisfactory to the Buyer and duly executed by each of the Key Operators;

(ix)         payoff letters or similar instruments in form and substance reasonably satisfactory to the Buyer with respect to all Indebtedness identified in Section 3.2(a)(viii) of the Disclosure Schedule (the “Payoff Indebtedness”), if any, which letters or instruments provide for the full payoff and discharge of all such Payoff Indebtedness outstanding as of immediately prior to the Closing;

(x)          written invoices or payment direction provided by the Company for all Company Transaction Expenses showing the total amount of Company Transaction Expenses payable to each Person (and/or the formula by which any additional Company Transaction Expenses that have not been quantified as of the Closing will be calculated), which invoices or payment direction shall include written acknowledgements pursuant to which any Person that is entitled to any Company Transaction Expenses acknowledges that, upon payment of such payable amount at the Closing (or when otherwise due), it shall be paid in full and shall not be owed any other amount by any of the Buyer, the Company, its Affiliates and/or the Surviving Company;

(xi)         executed confirmatory assignments of Intellectual Property from any of the Company’s current and former employees and independent contractors and consultants that have not executed such agreements, in each case in a form that is reasonably satisfactory to the Buyer;

(xii)        a certification by the Company, complying in all respects with the requirements of Section 1.1445-2(c) of the U.S. Treasury Regulations that, at the Effective Time, none of the Company Units constitute a U.S. real property interest as defined in Section 897 of the Code;

(xiii)       resignations effective as of the Closing Date from those managers and officers of the Company (solely with respect to their officer and manager designations but not from employment by the Company);

(xiv)       the Key Operator Stock Restriction Agreements, each duly executed by the applicable Key Operator;

(xv)        the New Director Agreements, each duly executed by the applicable director;

(xvi)       the Libertas Letter Agreement, duly executed by Libertas Institute;

(xvii)      the Tuttle Twins License, duly executed by The Tuttle Twins Holding Co., LLC;

(xviii)       a certificate in customary form of the secretary of the Company dated as of the Closing Date and attaching (A) the Company Certificate of Organization and all amendments thereto, (B) the Company Operating Agreement and all amendments thereto, (C) a certificate of existence of the Company certified by the Utah Division and issued not more than five (5) days prior to the Closing Date and (D) all resolutions of the managers of the Company relating to this Agreement and the transactions contemplated by this Agreement; and

(xix)         such other documents, instruments and certificates as the Buyer may reasonably request and which may be reasonably necessary to consummate the transactions contemplated by this Agreement.

(b)            At the Closing, the Buyer will deliver or cause to be delivered:

(i)            to the Company:

(A)           the Certificate of Merger executed by an officer of the Buyer and the Merger Sub in accordance with the Delaware Act

(B)            the Statement of Merger executed by an officer of the Buyer and the Merger Sub in accordance with the Utah Act; and

(C)            a certificate, dated as of the Closing Date, executed by an officer of the Buyer confirming the satisfaction of the conditions specified in Section 7.2(a) and Section 7.2(b);

(ii)           to the Exchange Agent:

(A)            certificates representing the shares of Buyer Common Stock to be issued as Stock Consideration (or make appropriate alternative arrangements if uncertificated shares of Buyer Common Stock represented by book-entry shares will be issued).

Section 3.3           Closing Payments. As soon as reasonably practicable following the Closing, but in no event later than two Business Days following the Closing, Buyer shall transfer, by wire transfer of immediately available funds:

(a)            to each holder of Payoff Indebtedness, on behalf of the Company, in accordance with the applicable payoff letters thereto, in order to fully discharge the Payoff Indebtedness and terminate all appliable obligations and liabilities of the Company and its Affiliates related thereto; and

(b)            to each Person who is owed a portion of the Company Transaction Expenses reflected on the Closing Consideration Schedule, payment on behalf of the Company and to the extent unpaid as of immediately prior to the Closing, an amount equal to the Company Transaction Expenses reflected on the Closing Consideration Schedule to each Person who is owed a portion thereof (other than the Company Transaction Expenses owed to employees of the Company which shall be paid through the Surviving Company’s payroll processing system net of applicable Tax withholding).

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Buyer and Merger Sub, as of the date hereof and as of the Closing Date (except for those representations and warranties which address matters only as of an earlier date, which shall have been true and correct as of such earlier date), that the statements in this ARTICLE 4 are true and correct, except as set forth in the schedules accompanying this Agreement (the “Disclosure Schedule”). The Disclosure Schedule has been arranged for purposes of convenience in separately titled sections corresponding to sections of this Agreement; provided however, each section of the Disclosure Schedule shall be deemed to incorporate by reference all information disclosed in any other section of the Disclosure Schedule where the applicability of the information set forth in such other section would be reasonably apparent. For purposes of these representations and warranties, the term “Company” shall include any Subsidiaries of the Company, unless otherwise noted herein.

Section 4.1           Organization and Good Standing. The Company is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of Utah and has all requisite limited liability company power and authority to own, lease and operate its properties and assets and to conduct its business as presently conducted. The Company is duly qualified or licensed to do business and is in good standing as a foreign limited liability company in each jurisdiction in which the character of the properties it owns, operates or leases or the nature of its activities makes such qualification or licensure necessary, except where the failure to be so qualified would not have, individually or in the aggregate, a Material Adverse Effect. Section 4.1 of the Disclosure Schedule sets forth an accurate and complete list of the Company’s jurisdiction of formation and the other jurisdictions in which it is authorized to do business and a complete and accurate list of the current managers and officers of the Company. The Company has made available to the Buyer accurate and complete copies of the Company Certificate of Organization and the Company Operating Agreement currently in effect, including all amendments to each, and the Company is not in default under or in violation of any provision thereof. The Company has no Subsidiaries.

Section 4.2           Authority and Enforceability; Required Vote. The Company has all requisite limited liability company power and authority to execute and deliver this Agreement and each of the Ancillary Agreements to which the Company is a party and to perform the Company’s obligations under this Agreement and each such Ancillary Agreement. The execution, delivery and performance of this Agreement and the Ancillary Agreements have been duly authorized by all necessary action on the part of the Company. Without limiting the foregoing, the managers of the Company, by the requisite majority at a meeting thereof duly called and held or by unanimous written consent, have duly adopted resolutions (i) approving this Agreement, the Merger and the other transactions contemplated hereby, (ii) determining that the terms and conditions of this Agreement, the Merger and the other transactions contemplated hereby are advisable, fair to and in the best interests of the Company and Unitholders, and (iii) recommending the approval of the principal terms of this Agreement, the Certificate of Merger and the Statement of Merger by the Requisite Company Members. The affirmative vote of the Requisite Company Members is the only vote of the Company Members needed or required to approve and adopt this Agreement, the Merger and the other transactions contemplated hereby (the “Company Member Approval”).

Section 4.3           No Conflict. Neither the execution and delivery of this Agreement, nor the consummation or performance of the transactions contemplated by this Agreement, will:

(a)            directly or indirectly (with or without notice, lapse of time or both) conflict with, result in a breach or violation of, constitute a default (or give rise to any right of termination, cancellation, acceleration, suspension or modification of any obligation or loss of any benefit) under, constitute a change in control resulting in any right of termination or other adverse consequence under, result in any payment becoming due under, result in the imposition of any Encumbrances on any Company Units or any of the properties or assets of the Company under, or otherwise give rise to any right on the part of any Person to exercise any remedy or obtain any relief under (i) the Company Certificate of Organization or Company Operating Agreement, or any resolution adopted by the Company Members or managers of the Company, (ii) any Governmental Authorization or Material Contract to which the Company is a party or by which the Company is bound or to which any of their respective properties or assets is subject or (iii) any Law or Judgment applicable to the Company or any of its respective properties or assets; or

(b)            except as set forth in Section 4.3 of the Disclosure Schedule, require the Company or any Company Member to obtain any consent, waiver, approval, ratification, permit, license, Governmental Authorization or other authorization of, give any notice to, or make any filing or registration with, any Governmental Authority or other Person (other than the filing and recordation of appropriate documents relating to the Merger as required by the Delaware Act and Utah Act and other filings or consents contemplated herein).

Section 4.4             Capitalization and Ownership.

(a)            Section 4.4(a) of the Disclosure Schedule sets forth, as of the date hereof and as of immediately prior to the Closing, the Company’s issued and outstanding Company Units. The Company does not have any other equity interests issued or outstanding. The Company Units are held of record and beneficially by the Persons and in the amounts set forth on Section 4.4(a) of the Disclosure Schedule. No Company Units are subject to any right of repurchase by the Company.

(b)            Except as set forth in this Section 4.4, (i) there are no equity securities of any class of the Company, or any security exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding, and (ii) there are no options, warrants, equity securities, calls, rights or other Contracts to which the Company is a party or otherwise bound obligating the Company to issue, exchange, transfer, deliver or sell, or cause to be issued, exchanged, transferred, delivered or sold, additional equity interests of the Company or any security or rights convertible into or exchangeable or exercisable for any such equity interests, or obligating the Company to grant, extend, accelerate the vesting of, otherwise modify or amend or enter into any such option, warrant, equity security, call, right, or Contract. There are no outstanding or authorized equity appreciation, phantom equity, profit participation, or other similar rights with respect to the equity of the Company (whether payable in equity, Cash or otherwise). There are no Contracts to which the Company or any Unitholder or any Affiliate of the Company is a party or by which the Company or any Unitholder or any Affiliate of the Company is bound with respect to the voting (including voting trusts or proxies), registration under the Securities Act or any foreign securities Law, or the sale or transfer (including Contracts imposing transfer restrictions) of any equity interests of the Company.

(c)            Section 4.4(c) of the Disclosure Schedule sets forth an accurate and complete list of all Indebtedness of the Company. Except as set forth in Section 4.4(c) of the Disclosure Schedule, no holder of Indebtedness of the Company has any right to convert or exchange such Indebtedness for any equity securities or other securities of the Company. No holders of outstanding Indebtedness of the Company has any rights to vote for the election of managers of the Company or to vote on any other matter. The Company was and remains in compliance with all Laws applicable to any PPP Loan of the Company.

(d)            There are no obligations, contingent or otherwise, of the Company to repurchase, redeem or otherwise acquire any equity interests of the Company. The Company is not subject to any obligation or requirement to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any Person.

(e)            No Company Member has any dissenters’ rights or appraisal rights under applicable Law or the Company Operating Agreement. As of the date hereof, no Company Member has taken any action to assert any such dissenters’ rights or appraisal rights in connection with the Merger.

Section 4.5             Financial Statements. Section 4.5 of the Disclosure Schedule sets forth true and correct copies of the following financial statements (collectively, the “Financial Statements”):

(a)            an audited balance sheet of the Company as of December 31, 2024 (the “Most Recent Balance Sheet”) and the related unaudited statements of income and cash flow for the fiscal year then ended; and

(b)            an unaudited balance sheet of the Company for the ten-month period ending October 31, 2025 (the “Interim Balance Sheet”) and the related unaudited consolidated statements of income and cash flow for such periods.

The Financial Statements (including any notes thereto) are correct and complete, are consistent with the books and records of the Company and have been prepared in accordance with GAAP, consistently applied throughout the periods involved (subject in the case of unaudited financial statements to the lack of footnote disclosure and in the case of interim financial statements to normal year-end audit adjustments). The Financial Statements fairly present, in all material respects, the financial condition and the results of operations and cash flow of the Company as of the respective dates and for the periods indicated therein, all in accordance with GAAP (subject in the case of unaudited financial statements to the lack of footnote disclosure and in the case of interim financial statements to normal year-end audit adjustments). The Company has established adequate reserves in all material respects and made any appropriate disclosures in the Financial Statements in accordance with the requirements of ASC 740-10 (formerly Financial Interpretation No. 48 of FASB Statement No. 109, Accounting for Uncertain Tax Positions) with respect to all material uncertain Tax positions. No financial statements of any other Person are required by GAAP to be included in the Financial Statements of the Company.

Section 4.6             Books and Records. The books of account, minute books, equity record books and other records of the Company, all of which have been made available to the Buyer, are accurate and complete in all material respects and have been maintained in accordance with sound business practices and an adequate system of internal controls. At the time of the Closing, all of such books and records will be in the possession of the Company. The minute books of the Company contain materially accurate and complete records of all meetings held, and action taken by, the Company Members, managers and managers’ committees, and no such meeting has been held for which minutes have not been prepared and are not contained in such minute books.

Section 4.7            Accounts Receivable. All notes and accounts receivable that are reflected on the Interim Balance Sheet or the accounting records of the Company as of the Closing Date represent or will represent valid obligations arising from sales actually made or services actually performed in the ordinary course of business. The reserves with respect to the collectability of notes and accounts receivable reflected on the Interim Balance Sheet and in the accounting records of the Company as of the Closing Date are and will be determined in accordance with GAAP, applied in the same manner as used in the preparation of the Most Recent Balance Sheet. There is no contest, claim, defense or right of setoff relating to the amount or validity of such notes or accounts receivable. Section 4.7 of the Disclosure Schedule sets forth an accurate and complete list and the aging of all notes and accounts receivable as of October 31, 2025.

Section 4.8            No Undisclosed Liabilities. The Company does not have any Liability except for (a) Liabilities accrued or expressly reserved for in line items on the Interim Balance Sheet, (b) Liabilities incurred in the ordinary course of business after the date of the Interim Balance Sheet, (c) Liabilities with respect to professional service fees and expenses incurred in connection with the negotiation or preparation of this Agreement and the transactions contemplated hereby which, as of the Closing, will be set forth on the Closing Consideration Schedule, and (d) obligations (not arising from negligence, breach, fraud or other nonfeasance, malfeasance or misfeasance of or by the Company) in connection with the Contracts set forth in Section 4.13(a) of the Disclosure Schedule.

Section 4.9            Absence of Certain Changes and Events. Since the date of the Most Recent Balance Sheet, the Company has conducted its business only in the ordinary course of business and there has not been any Material Adverse Effect. Without limiting the generality of the previous sentence, since the date of the Most Recent Balance Sheet, there has not been with respect to the Company any:

(a)            amendment to the Company Certificate of Organization or the Company Operating Agreement;

(b)            change in its authorized or issued equity interests, or issuance, sale, grant, repurchase, redemption, pledge or other disposition of or Encumbrance on any of its equity securities or any securities convertible, exchangeable or redeemable for, or any options, warrants or other rights to acquire, any such securities;

(c)            split, combination or reclassification of any of its equity interests;

(d)            declaration, setting aside or payment of any dividend or other distribution (whether in Cash, securities or other property) in respect of its equity interests;

(e)            (i) incurrence of any Indebtedness for borrowed money or guarantee of any Indebtedness of another Person, (ii) issuance, sale or amendment of any of its debt securities or warrants or other rights to acquire any of its debt securities, any guarantee of any debt securities of another Person, or entry into any arrangement having the economic effect of any of the foregoing, (iii) loans, advances or capital contributions to, or investment in, any other Person;

(f)             sale, lease, license, pledge or other disposition of or Encumbrance on any of its properties or assets;

(g)            acquisition (i) by merger or consolidation with, or by purchase of all or a substantial portion of the assets or any equity of, or by any other manner, any business or Person or (ii) of any assets that are material to the Company individually or in the aggregate;

(h)            damage to, or destruction or loss of, any of its assets or properties with an aggregate value to the Company in excess of $10,000, whether or not covered by insurance;

(i)             entry into, modification, acceleration, cancellation or termination of or receipt of notice of termination of, any Contract (or series of related Contracts) which involves a total remaining commitment by or to the Company of at least $10,000 or otherwise outside the ordinary course of business;

(j)             (i) adoption, entry into, termination or amendment (whether written or oral) of any Company Plan, collective bargaining agreement, or Contract with any current or former employee, officer, manager, or Contractor of the Company, (ii) increase in the compensation or fringe benefits of, or payment of any bonus to, any current or former manager, officer, employee or Contractor, (iii) hiring or termination of any employee or Contractor of the Company, promotion, demotion or other change to the employment status or title of any officer of the Company or resignation or removal of any manager of the Company, (iv) grant by the Company of any severance, termination pay or bonus (in Cash or otherwise) to any current or former employee or Contractor, (v) amendment to or acceleration of the payment, right to payment or vesting of any compensation or benefits, (vi) payment of any benefit not provided for as of the date of this Agreement under any Company Plan, (vii) grant of any awards under any bonus, incentive, performance or other compensation plan or arrangement or benefit plan, including the grant of options, equity appreciation rights, equity-based or equity-related awards, performance units or restricted units, or the removal of existing restrictions in any Company Plans or Contracts or awards made thereunder or (viii) any action, other than in the ordinary course of business, to fund or in any other way secure the payment of compensation or benefits under any Company Plan;

(k)            cancellation, compromise, release or waiver of any claims or rights (or series of related claims or rights) with a value exceeding $10,000 or otherwise outside the ordinary course of business;

(l)             settlement or compromise in connection with any Proceeding;

(m)           capital expenditure or other expenditure with respect to property, plant or equipment in excess of $10,000 in the aggregate for the Company;

(n)            change in accounting principles, methods or practices or investment practices, including any changes as were necessary to conform with relevant GAAP;

(o)            change in payment or processing practices or policies regarding intercompany transactions;

(p)            acceleration or delay, except in the ordinary course of business, in (i) the payment of accounts payable, accrued expenses or other Liabilities, or (ii) in the collection of notes or accounts receivable;

(q)            making of or change in any Tax election, adoption of or change in any Tax accounting method, entering into any closing agreement or Tax ruling, settlement or compromise of any Tax claim or assessment, consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment, surrender of any right to claim a Tax refund or filing of any amended Tax Return, registration of the Company to pay Tax in a jurisdiction in which the Company was not previously registered; and

(r)             authorization of or entry into any Contract by the Company to take any of the actions described in this Section 4.9.

Section 4.10          Assets. The Company has good and valid title to, or in the case of leased or licensed properties and assets, valid leasehold or license interests in, all of the tangible properties and tangible assets owned, leased, licensed or operated by it, including those shown on the Interim Balance Sheet or acquired after the date thereof, free and clear of any Encumbrances. Each item of tangible property is in good operating condition and repair, ordinary wear and tear excepted, and is suitable for the purposes for which it is being used. The tangible property owned, leased or licensed by the Company constitutes all such tangible property used in or necessary to conduct the businesses of the Company as conducted as of the date of this Agreement.

Section 4.11          Real Property.

(a)            The Company does not own, and has never owned, any real property.

(b)            Section 4.11(b) of the Disclosure Schedule sets forth an accurate and complete description (by street address of the subject leased real property, the date and term of the lease, sublease or other occupancy right, the name of the parties thereto, each amendment thereto and the aggregate annual rent payable thereunder) of all land, Improvements (as defined below) and other interests in real property leased or otherwise occupied by the Company (the “Leased Real Property”). The Company has made available to the Buyer accurate and complete copies of all leases relating to the Leased Real Property. With respect to each such lease, the Company has not exercised or given any notice of exercise, nor has any lessor or landlord exercised or given any notice of exercise by such party, of any option, right of first offer or right of first refusal contained in any such lease. The rent payment set forth in each lease of the Leased Real Property is the actual rent payment being paid, and there are no separate agreements or understandings with respect to the same. Each lease of the Leased Real Property grants the tenant under the lease the exclusive right to use and occupy the demised premises thereunder.

(c)            The Company has valid leasehold interests in the Leased Real Property, in each case free and clear of any Encumbrances.

(d)            The Company is in peaceful and undisturbed possession of the Leased Real Property, and there are no contractual or legal restrictions that preclude or restrict the ability of the Company to use such Leased Real Property for the purposes for which it is currently being used.

(e)            Except as set forth in Section 4.11(e) of the Disclosure Schedule, the Company has not subleased, licensed or otherwise granted to any Person the right to use or occupy any portion of the Leased Real Property, and the Company has not received notice, and the Company has no Knowledge, of any claim of any Person to the contrary. There are no Contracts outstanding for the sale, exchange, Encumbrance, lease or transfer of any of the Leased Real Property, or any portion thereof.

(f)             Use of the Leased Real Property for the various purposes for which it is presently being used is permitted as of right under applicable urbanization, zoning and other land use Laws and is not subject to “permitted non-conforming” use or structure classifications. All buildings, structures, fixtures and other improvements, including the roof, foundation and floors and the heating, ventilation, air conditioning, mechanical, electrical and other building systems, included in the Leased Real Property (collectively, the “Improvements”) are in compliance with all applicable Laws, including those pertaining to health and safety, zoning, building and construction requirements. No part of any Improvement encroaches on, or otherwise conflicts with the property rights of, any real property not included in the Leased Real Property, and there are no buildings, structures, fixtures or other Improvements primarily situated on adjoining property which encroach on any part of the Leased Real Property, or otherwise conflict with the property rights and construction requirements of the Company. To the Knowledge of the Company, the Improvements are structurally sound, are in good operating condition and repair, ordinary wear and tear excepted, are free from latent and patent defects, are suitable for the purposes for which they are being used and currently planned to be used by the Company and have been maintained in accordance with normal industry practice. The Leased Real Property constitutes all such property used in or necessary to conduct the businesses of the Company as conducted and as currently planned to be conducted by the Company.

(g)            All certificates of occupancy, permits, licenses, franchises, approvals and authorizations (collectively, the “Real Property Permits”) of all Governmental Authorities, boards of fire underwriters, associations or any other Person having jurisdiction over the Leased Real Property that are required or appropriate to use or occupy the Leased Real Property or operate the Company’s business as currently conducted thereon, have been issued and are in full force and effect. The Company has not received any notice from any Governmental Authority or other Person having jurisdiction over the Leased Real Property threatening a suspension, revocation, modification or cancellation of any Real Property Permit and, to the Company’s Knowledge, no event has occurred or circumstance exists that could reasonably be expected to give rise to the issuance of any such notice or the taking of any such action.

(h)            There are no Taxes with respect to any Leased Real Property or portion thereof that are delinquent and there is, to the Company’s Knowledge, no pending or threatened increase or special assessment or reassessment of any such Taxes.

Section 4.12           Intellectual Property.

(a)            Section 4.12(a) of the Disclosure Schedule sets forth a true, accurate and complete list of all (i) Registrations and Domain Names owned, and Social Media Accounts registered, by or on behalf of the Company, indicating, as applicable, the application date, registration date, filing number, registration number, title, jurisdiction, and name(s) of all current applicant(s) and registered owner(s) and, for Domain Names, the registrant, registrar, and expiration date, and for Social Media Accounts, the service and registrant; and (ii) unregistered Owned Intellectual Property that is material to the conduct of the business of the Company as conducted as of the Closing Date, specifying as to each the owner thereof (including any other Person who possesses any ownership interest therein).

(b)            All Company Intellectual Property is either: (i) owned by the Company and was developed and created by Persons who have granted by way of a valid, enforceable, perpetual and irrevocable present assignment, or as a work-made-for-hire, all of their right, title and interest therein to the Company, to the extent such right, title and interest did not vest automatically in the Company by operation of Law; or (ii) duly and validly licensed, or otherwise authorized, for Exploitation by the Company in the manner currently used by the Company in the conduct of its business, as used by the Company immediately prior to the Closing Date. The Company has taken all necessary actions to maintain and protect each item of Owned Intellectual Property.

(c)            Except as disclosed in Section 4.12(c) of the Disclosure Schedule, each item of Company Intellectual Property is free and clear of any Encumbrances.

(d)            Except as disclosed in Section 4.12(d) of the Disclosure Schedule, the Company has not transferred ownership of, granted any exclusive license of or right to use, or authorized the retention of any exclusive rights to use or joint ownership of, any Company Intellectual Property to any other Person.

(e)            Section 4.12(e) of the Disclosure Schedule lists all Contracts and licenses pursuant to which the Company has obtained a license from a third party with respect to any Intellectual Property and all Contracts and licenses pursuant to which the Company has granted any Person a license to use any Company Intellectual Property. The Company is not in breach of, and has not been in breach of, any of the Contracts and licenses listed in Section 4.12(e) of the Disclosure Schedule, and to the Company’s Knowledge, no other party to any such Contract or license is or has been in breach thereof.

(f)             The Company has paid all Registration, maintenance, renewal and other fees and filed all documents due prior to the date hereof to the relevant Governmental Authority that are necessary to obtain, maintain or enforce any item of Registered Intellectual Property. The Registered Intellectual Property is subsisting, and, to the Knowledge of the Company and excluding applications for Registration or issuance, valid, enforceable and in full force and effect. To the Knowledge of the Company, there are no facts, circumstances or information that (i) would render any Registered Intellectual Property invalid or unenforceable; or (ii) would adversely affect any pending application for any Registrations of the Registered Intellectual Property. All Copyright assignments regarding any one or more of the Company Works have been filed or recorded with the U.S. Copyright Office, solely or jointly, in the name of the Company.

(g)            No Owned Intellectual Property has expired or been cancelled, abandoned, passed into the public domain or otherwise terminated or lapsed, and payment of all renewal and maintenance fees, costs and expenses in respect thereof, and all filings related thereto, have been duly made. To the Knowledge of the Company, there are no facts, circumstances or information that: (i) would render any Company Intellectual Property or Company Works invalid or unenforceable; or (ii) would adversely affect any pending application for any Registrations of the Company Intellectual Property or Company Works.

(h)            The Company has not received any written notice reverting, extinguishing or otherwise terminating (or stating an intent to revert, extinguish or otherwise terminate) any rights of the Company in any Company Intellectual Property under 17 U.S.C. §203 or §304(c) and their foreign equivalents and there is no reasonable basis for a claim that any Person holds or may hold or may exercise any such right.

(i)             To the Company’s Knowledge, all use of the Social Media Accounts controlled by the Company and used by the Company in the conduct of its business immediately prior to the Closing Date complies in all material respects with all (i) terms and conditions, terms of use, terms of service and other Contracts applicable to such Social Media Accounts; and (ii) applicable Law.

(j)             The conduct by the Company of the businesses of the Company does not and has not: (i) Infringed any Intellectual Property of any other Person; (ii) violated any right of privacy or publicity of any other Person; or (iii) defamed any other Person.

(k)            To the Company’s Knowledge, no other Person is materially Infringing or disclosing in an unauthorized manner any Owned Intellectual Property or Company Works. The Company is not party to any settlement, covenant not to sue or Judgment that restricts its ability to Exploit the Company Intellectual Property or any Company Works, and to the Knowledge of the Company, there has not been any unauthorized Exploitation or any Infringement of any Owned Intellectual Property by any third party (including any employees or other personnel of the Company).

Section 4.13           Material Contracts.

(a)            Section 4.13(a) of the Disclosure Schedule sets forth an accurate and complete list of each Contract (or group of related Contracts) to which the Company is a party or otherwise bound, which:

(i)            provides for payments to or by the Company of $10,000 or more on an annual basis and which, in each case, cannot be cancelled without penalty or without more than ninety days’ notice;

(ii)           is for capital expenditures by the Company in excess of $10,000;

(iii)          is a mortgage, indenture, guarantee, loan or credit agreement, security agreement or other Contract relating to the borrowing of money or extension of credit, other than accounts receivable and payable in the ordinary course of business;

(iv)          is a lease or sublease of real or personal property, or that otherwise affects the ownership of, leasing of, title to, or use of, any real or personal property;

(v)           with an Affiliate of the Company;

(vi)          is for the employment of, or receipt of any services from, any employee or Contractor of the Company on a full-time, part-time, consulting or other basis;

(vii)         provides for severance, termination, change in control or similar payments or benefits to the Company’s current or former managers, officers, employees or Contractors;

(viii)        provides for a loan or advance of any amount to any manager or officer of the Company, other than advances for travel and other appropriate business expenses in the ordinary course of business;

(ix)          is an agreement or plan, including any option plan, equity appreciation rights plan or equity purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement (either alone or in connection with additional or subsequent events) or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

(x)           is a joint venture, partnership or other Contract involving any joint conduct or sharing of any business, venture or enterprise, or sharing of profits or Losses or pursuant to which the Company has any ownership interest in any other Person or business enterprise;

(xi)          contains a license or similar grant of rights from a third party to the Company with respect to any Intellectual Property (other than non-exclusive end user licenses of unmodified, commercially available off-the-shelf software provided in executable form only and used solely for internal use and with a total replacement cost of less than 10,000), or contains a license or similar grant of rights from the Company to any Person to use any Company Intellectual Property;

(xii)         contains any limitation of the right of the Company to engage in any line of business or to compete (geographically or otherwise) with any Person, grants any exclusive rights to make, sell or distribute any Company Products, grants any “most favored nation” or similar rights or otherwise prohibits or limits the right of the Company to make, sell or distribute any products or services, or grants any right of first refusal, right of first offer or similar rights;

(xiii)        involves payments based, in whole or in part, on profits, revenues, fee income or other financial performance measures of the Company;

(xiv)        is a power of attorney granted by or on behalf of the Company;

(xv)         is a written warranty, guaranty or other similar undertaking with respect to contractual performance of a third party extended by the Company;

(xvi)         provides insurance with respect to the business, properties, assets or operations of the Company;

(xvii)       provides for the indemnification by the Company of any Person or the assumption of any Liability of any Person;

(xviii)      relates to the acquisition or disposition of any business or material asset or assets of the Company or any other Person outside the ordinary course of the Company’s business;

(xix)         is a settlement agreement with respect to any pending or threatened Proceeding entered into within three years prior to the date of this Agreement;

(xx)          is a Contract with any Governmental Authority or third party to provide products or services to any Governmental Authority; or

(xxi)         is otherwise material to the business, properties, assets or Liabilities of the Company.

(b)            The Company has made available to the Buyer an accurate and complete copy (in the case of each written Contract) or an accurate and complete written summary (in the case of each oral Contract) of each of the Contracts required to be listed in Section 4.13(a) of the Disclosure Schedule (the “Material Contracts”). With respect to each such Material Contract:

(i)            the Material Contract is a legal, valid, binding and enforceable obligation of the Company and the other party or parties thereto, and is in full force and effect except to the extent it has previously expired in accordance with its terms, subject to (i) Laws of general application relating to bankruptcy, insolvency and the relief of debtors and (ii) rules of Law governing specific performance, injunctive relief and other equitable remedies;

(ii)           the Company and the other parties thereto have performed all of their respective material obligations required to be performed under the Material Contract;

(iii)          neither the Company nor any other party to the Material Contract is in breach or default thereunder and no event has occurred that (with or without notice, lapse of time or both) would constitute a breach or default by the Company or, to the Company’s Knowledge, by any such other party, or permit termination, cancellation, acceleration, suspension or modification of any obligation or loss of any material benefit under, result in any payment becoming due under, result in the imposition of any Encumbrances on any of the Company Units or any of the properties or assets of the Company under, or otherwise give rise to any right on the part of any Person to exercise any remedy or obtain any relief under, the Material Contract, nor has the Company given or received notice or other communication alleging the same; and

(iv)          the Material Contract is not under renegotiation (nor has written demand for any renegotiation been made) and no party has repudiated any portion of the Material Contract.

(c)            No manager, agent, employee or Contractor of the Company is a party to, or is otherwise bound by, any Contract, including any confidentiality, noncompetition or proprietary rights agreement, with any other Person that in any material manner adversely affects or will affect (i) the performance of his or her duties for the Company, (ii) his or her ability to assign to the Company rights to any invention, improvement, discovery or information relating to the business of the Company or (iii) the ability of the Company to conduct its business.

(d)            Except as set forth in Section 4.13(a)(xix) of the Disclosure Schedule, the Company is not, and at any time within the past three years has not been, party to any Contract with any Governmental Authority or with a third party to provide products or services to any Governmental Authority.

Section 4.14           Tax Matters.

(a)            The Company has timely filed or will timely file all income Tax Returns and other material Tax Returns required to be filed on or before the Closing Date, and each such Tax Return is accurate and complete in all material respects. The Company has timely paid all Taxes of the Company due with respect to the taxable periods covered by such Tax Returns and has timely paid all other Taxes required to have been paid (whether or not shown as due and owing on any Tax Return). No claim has ever been made in writing to the Company by a Governmental Authority in a jurisdiction where the Company does not file a Tax Return that the Company is or may be subject to taxation by that jurisdiction. The Company has not requested an extension of time within which to file any Tax Return which Tax Return has not since been filed.

(b)            The Company currently has, and as of the Closing Date will have, no additional Liability for Taxes with respect to any Tax Return which was required by applicable Laws to be filed on or before the Closing Date, other than those unpaid Liabilities for Taxes reflected as Liabilities in line items on the Interim Balance Sheet. The amounts reflected as Liabilities in line items on the Interim Balance Sheet for all Taxes are adequate to cover all unpaid Liabilities for all Taxes of the Company, whether or not disputed, that have accrued with respect to, or are applicable to, taxable periods ended on or before October 31, 2025. Since October 31, 2025, the Company has not incurred any Liability for Taxes arising from extraordinary gains or losses, as that term is used in GAAP.

(c)            All Taxes that the Company is required by Law to withhold or collect, including sales and use Taxes and amounts required to be withheld or collected in connection with any amount paid or owing to any employee, Contractor, creditor, Unitholder, or other third party, have been duly withheld or collected. To the extent required by applicable Law, all such amounts have been or will be timely paid over to the proper Governmental Authority or, to the extent not yet due and payable, are held in separate bank accounts for such purpose.

(d)            No federal, state, local or foreign audits or other Proceedings are pending or being conducted, nor has the Company received within the past three years any written (i) notice from any Governmental Authority that any such audit or other Proceeding is pending, threatened or contemplated, (ii) request for information related to Tax matters or (iii) notice of deficiency or proposed adjustment for any material amount of Tax proposed, asserted or assessed by any Governmental Authority against the Company, with respect to any Taxes due from or with respect to the Company or any Tax Return filed by or with respect to the Company. The Company has not granted or been requested to grant any waiver of any statutes of limitations, which has continuing effect, applicable to any material claim for Taxes or with respect to a material Tax assessment or deficiency.

(e)            All Tax deficiencies that have been claimed, proposed or asserted in writing against the Company have been fully paid or finally settled, and no issue has been raised in writing in any examination which, by application of similar principles, could reasonably be expected to result in the proposal or assertion of a Tax deficiency for any other year not so examined.

(f)            No position has been taken on any Tax Return with respect to the business or operations of the Company for a taxable period for which the statute of limitations for the assessment of any Taxes with respect thereto has not expired that is contrary to any publicly announced position of a taxing authority which has the jurisdiction or ability to exercise its rights or discretion to audit or review such Tax Return. The Company has disclosed on such U.S. federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of income Tax under Section 6662 of the Code.

(g)           The Company is not a party to or bound by any Tax sharing agreement, Tax indemnity obligation or similar Contract with respect to Taxes (including any advance pricing agreement, closing agreement or other Contract relating to Taxes with any Governmental Authority, and excluding commercial Contracts entered into in the ordinary course of business, such as leases and loan agreement, that are not primarily related to Taxes).

(h)           The Company is not nor has been a member of an affiliated group within the meaning of Section 1504(a) of the Code (or any similar group defined under a similar provision of foreign, state or local Law), other than a group of which the Company is the common parent, and the Company does not have any Liability for Taxes of any other Person under Section 1.1502-6 of the Treasury Regulations (or any similar provision of foreign, state or local Law), as a transferee or successor, by operation of Law, by Contract or otherwise.

(i)            The Company has properly been treated as a corporation for U.S. federal income tax purposes from February 24, 2023 through the date hereof. The Company is not nor has been a United States real property holding corporation (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

(j)            There are no Encumbrances upon any properties or assets of the Company arising from any failure or alleged failure to pay any Tax (other than Encumbrances relating to Taxes not yet due and payable).

(k)            The Company has delivered or made available to the Buyer correct and complete copies of all Tax Returns for any tax period ending on or before December 31, 2024.

(l)            The Company has not made any election or participated in any arrangement whereby any Tax Liability or any Tax asset of the Company was determined or taken into account for Tax purposes with reference to or in conjunction with any Tax Liability or any Tax asset of any other Person.

(m)          There are no outstanding rulings of, or requests for rulings with, any Tax authority expressly addressed to the Company that are, or if issued would be, binding upon the Buyer for any Tax period or portion thereof ending after the Closing Date.

(n)           The Company has not executed, become subject to or entered into any closing agreement pursuant to Section 7121 of the Code or any similar or predecessor provision thereof under the Code or other applicable Tax Laws that would be binding on the Buyer for any Tax period or portion thereof ending after the Closing Date.

(o)           The Company has not received approval to make or agreed to a change in accounting method or have any application pending with any Tax authority requesting permission for any such change.

(p)           The Company will not be required to include any item of income or gain in, or exclude any item of deduction or loss from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of (A) any installment sale or open transaction disposition made on or prior to the Closing Date, (B) any prepaid amount received on or prior to the Closing Date, (C) any “closing agreement” as described in Section 7121 of the Code (or any comparable provision of applicable Tax Law) executed on or prior to the Closing Date, (D) any deferred intercompany gain or excess loss account under Treasury Regulations promulgated under Section 1502 of the Code (or any comparable provision of applicable Tax Law), created as a result of any transactions or other events occurring on or prior to the Closing Date, (E) a change in the method of accounting made on or prior to the Closing Date or (F) election under Section 108(i) of the Code (or any comparable provision of applicable Tax Law). The Company uses the accrual method of accounting for income Tax purposes.

(q)           The Company has not distributed stock of another Person, or had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 or Section 361 of the Code.

(r)            The Company (i) has no and has never had a permanent establishment in any country other than the country in which it is organized and resident, (ii) has never engaged in a trade or business in any country (other than the country in which it is organized and resident) that subjected it to Tax in such country, or (iii) has not and has never been subject to Tax in a jurisdiction outside the country in which it is organized or resident.

(s)           The Company has not, nor has it ever participated in (within the meaning of Treasury Regulations Section 1.6011-4(c)(3)) any “reportable transaction” as defined in Section 6707A(c)(1) of the Code and Treasury Regulation Section 1.6011-4(b).

(t)            The Company is in compliance in all material respects with all applicable transfer pricing Laws. The prices for any property or services (or for the use of property) provided by the Company to any related entity or Person or by any related entity or Person to the Company have been arm’s length prices, determined using a method permitted by the Treasury Regulations under Section 482 of the Code and, where applicable, a method permitted under the Tax Laws of any relevant foreign jurisdiction.

(u)           The Company is in compliance in all material respects with all terms and conditions of any Tax exemption, Tax holiday or other Tax reduction agreement or order (each, a “Tax Incentive”), and the consummation of the transactions contemplated by this Agreement will not have any adverse effect on the continued validity and effectiveness of any such Tax Incentive.

(v)           The Company has not deferred any Taxes pursuant to the CARES Act or any other corresponding or similar provision of other applicable Law enacted in connection with COVID-19. The Company is entitled to and has properly claimed any Tax credits the Company has affirmatively applied for, filed for or otherwise claimed pursuant to the CARES Act or any other corresponding or similar provision of other applicable Law enacted in connection with COVID-19. Section 4.14(v) of the Disclosure Schedule is an accurate and complete listing of any Tax deferrals or Tax credits the Company has affirmatively applied for, filed for or otherwise claimed pursuant to the CARES Act or any other corresponding or similar provision of other applicable Law enacted in connection with COVID-19.

(w)          The Company has delivered to Buyer true, correct and complete copies of all election statements under Section 83(b) of the Code, together with evidence of timely filing of such election statements with the appropriate IRS center with respect to any Company Common Units that was initially subject to a vesting arrangement or to other property issued by the Company to any of its employees, non-employee managers, consultants or other service providers. Except as set forth on Section 4.14(w) of the Disclosure Schedule, no payment to any Unitholder of any portion of the Closing Merger Consideration payable pursuant to Section 2.8 will result in compensation or other income to any Unitholder with respect to which the Buyer or the Company would be required to deduct or withhold any Taxes.

(x)            Section 4.14(x) of the Disclosure Schedule lists all “nonqualified deferred compensation plans” (within the meaning of Section 409A of the Code) to which the Company is a party. Each such nonqualified deferred compensation plan to which the Company is a party complies with the requirements of paragraphs (2), (3) and (4) of Section 409A(a) by its terms and has been operated in accordance with such requirements. No event has occurred that would be treated by Section 409A(b) as a transfer of property for purposes of Section 83 of the Code.

(y)           No Contractor was or will be considered as an employee of the Company by an applicable Tax authority.

(z)            Except as set forth on Section 4.14(z) of the Disclosure Schedule, there is no agreement, plan, arrangement or other Contract covering any current or former employee or other service provider of the Company or any ERISA Affiliate to which the Company is a party or by which the Company or its assets are bound that, considered individually or considered collectively with any other such agreements, plans, arrangements or other Contracts, will, or would reasonably be expected to, as a result of the transactions contemplated by this Agreement (whether alone or upon the occurrence of any additional or subsequent events), give rise directly or indirectly to the payment of any amount that would reasonably be expected to be non-deductible under Section 162 of the Code (or any corresponding or similar provision of state, local or foreign Tax Law) or be characterized as a “parachute payment” within the meaning of Section 280G of the Code (or any corresponding or similar provision of state, local or foreign Tax Law). Section 4.14(z) of the Disclosure Schedule lists each Person (whether United States or foreign) who as of the Closing will be, with respect to the Company, a “disqualified individual” (within the meaning of Section 280G of the Code and the regulations promulgated thereunder), as determined as of the date of this Agreement. No securities of the Company or any Unitholder is readily tradable on an established securities market or otherwise (within the meaning of Section 280G of the Code and the regulations promulgated thereunder) such that the Company is ineligible to seek shareholder approval in a manner that complies with Section 280G(b)(5) of the Code. The Company has never had any obligation to report, withhold or gross up any excise Taxes under Section 409A, 280G or Section 4999 of the Code.

Section 4.15           Employee Benefit Matters.

(a)            Section 4.15(a) of the Disclosure Schedule sets forth an accurate and complete list of all Company Plans.

(b)            The Company has made available to the Buyer correct and complete copies of: (i) all documents embodying each Company Plan and (ii) all communications material to any employee or employees relating to any Company Plan and any proposed Company Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any material Liability to the Company.

(c)            Neither the Company nor any ERISA Affiliate has ever established, maintained or contributed to, or had an obligation to maintain or contribute to, or had any Liability under or with respect to, any (i) multiemployer plan as defined in Section 3(37)(A) of ERISA, (ii) pension plan subject to Title IV of ERISA or subject to any similar non-United States Law relating to defined benefit pension plans, (iii) voluntary employees’ beneficiary association under Section 501(c)(9) of the Code, (iv) welfare benefit fund as defined in Section 419(e) of the Code, (v) self-insured plan (including any plan pursuant to which a stop-loss policy or Contract applies), (vi)  employee welfare plan described in Section 3(1) of ERISA that has two or more contributing sponsors at least two of which are not under common control within the meaning of Section 3(40) of ERISA, or (vii) health or welfare benefits for any retired or former employee, or their beneficiaries or dependents, nor is the Company obligated to provide health or welfare benefits to any active employee following such employee’s retirement or other termination of service.

(d)            There have been no acts or omissions by the Company or any of its ERISA Affiliates which have given rise to or may reasonably be expected to give rise to interest, fines, penalties, Taxes or related charges under Section 502 of ERISA or Chapters 43, 47, 68 or 100 of the Code for which the Company or any of its ERISA Affiliates may be liable or under Section 409A of the Code for which the Company, any of its ERISA Affiliates or any current or former manager, officer, employee or consultant of the Company or any of its ERISA Affiliates that is a nonqualified deferred compensation plan (within the meaning of Section 409A of the Code) may be liable. No event has occurred, and no conditions or circumstance exists, that would reasonably be expected to subject the Company or any of its ERISA Affiliates to penalties or excise taxes under Sections 4980D, 4980H, or 4980I of the Code or any other provision of the Healthcare Reform Laws. Each Company Plan is and at all times has been maintained, funded, operated and administered, and the Company has performed all of its obligations under each Company Plan, in each case in accordance with the terms of such Company Plan in compliance with all applicable Laws, including ERISA and the Code. The Company has complied with the provisions of COBRA, the Health Insurance Portability and Accountability Act of 1996 and the Family Medical Leave Act 1993. All contributions required to be made to any Company Plan by applicable Law and the terms of such Company Plan, and all premiums due or payable with respect to insurance policies funding any Company Plan, for any period through the Closing Date, have been timely made or paid in full or, to the extent not required to be made or paid on or before the Closing Date, have been fully reflected in line items on the Interim Balance Sheet or the accounting records of the Company as of the Closing Date, as the case may be. All returns, reports and filings required by any Governmental Authority or which must be furnished to any Person with respect to each Company Plan have been duly and timely filed or furnished.

(e)            No claim against, or Proceeding involving, any Company Plan or, to the Company’s Knowledge, any fiduciary thereof is pending or is threatened, which could reasonably be expected to result in any Liability, direct or indirect (by indemnification or otherwise) of the Company to any Governmental Authority or any Person, and no event has occurred or circumstance exists that may give rise to any such Liability.

(f)            The Company has the right to modify and terminate each Company Plan, and each Company Plan permits assumption thereof by the Buyer or the Buyer’s Subsidiaries upon the Closing without the consent of the participants or any other Person.

(g)           Neither consummation of the transactions contemplated by this Agreement nor this Agreement (whether separately or together with any other action) will accelerate the time of vesting or the time of payment, or increase the amount, of compensation due to any current or former manager, officer, employee or consultant of the Company or any of its ERISA Affiliates, under any Company Plan or otherwise. None of the Company or any of its ERISA Affiliates is a nonqualified entity within the meaning of section 457A of the Code.

Section 4.16           Employment and Labor Matters.

(a)            Section 4.16(a) of the Disclosure Schedule sets forth an accurate and complete list of (i) all employees currently performing services for the Company, including each employee on leave of absence or furlough status, along with each such employee’s position, date of hire, status as exempt or non-exempt, total annual base compensation or hourly rate of pay (as applicable), bonus and commission information (as applicable), scheduled increases in compensation, accrued but unused sick leave, accrued but unused vacation leave, and service credited for purposes of vesting and eligibility to participate under any Company Plan and (ii) all employees whose services for the Company have ended within the two-year period preceding the date of this Agreement and the date of termination for each such employee. To the Company’s Knowledge, no officer Key Operator of the Company intends to terminate his, her or their employment with the Company within the 12-month period following the date hereof.

(b)            Section 4.16(b) of the Disclosure Schedule sets forth an accurate and complete list of all individuals currently performing services (on an independent basis or through a separate entity) for the Company who are classified as independent contractors, temporary employees or consultants and not as employees (collectively, “Contractors”), the date of engagement and the rate of compensation of each such individual, the total compensation paid to each such individual in the current and prior calendar years, and whether the Company is party to a written agreement with such individual. The Company has timely paid all amounts due to Contractors and is not liable for any arrears of compensation due to a Contractor. All individuals currently and formerly classified as Contractors are and have been properly classified as Contractors under applicable Laws. There are no Proceedings against the Company pending, or to the Company’s Knowledge, threatened to be brought or filed with any Governmental Authority, alleging misclassification of a current or former Contractor. Except as set forth in Section 4.16(b) of the Disclosure Schedule, neither the Company nor any Contractor has given notice of intent to terminate an agreement between the Company and any Contractor. Furthermore, except as set forth in Section 4.16(b) of the Disclosure Schedule, all agreements with Contractors are terminable by the Company without monetary penalty and upon providing notice of 30 days or less.

(c)            Neither the Company nor any ERISA Affiliate is, or has been, a party to or bound by any collective bargaining, works council or other Contract with any labor union, works council or representative of any employee group, nor is any such Contract being negotiated by the Company or ERISA Affiliate. The Company has no Knowledge of any union organizing, election or other similar activities made or threatened at any time within the past three years by or on behalf of any union, works council or other labor organization or group of employees with respect to any employees of the Company. There is no union, works council, or other labor organization, which, pursuant to applicable Law, must be notified, consulted or with which negotiations need to be conducted in connection with the transactions contemplated by this Agreement.

(d)            The Company has not experienced any labor strike, picketing, slowdown, lockout, employee grievance process or other work stoppage or labor dispute, nor to the Company’s Knowledge is any such action threatened. To the Company’s Knowledge, no event has occurred or circumstance exists that may provide the basis for any such action, nor does the Company contemplate a lockout of any employees.

(e)            The Company is, and for the past three years has been, in material compliance with all applicable Laws respecting employment, employment practices, and terms and conditions of employment, including Laws relating to worker classification, prohibited discrimination, harassment, retaliation, equal employment, fair employment practices, meal and rest periods, immigration (including Form I-9 and any applicable E-Verify requirements), employee safety and health, workers compensation, employee privacy, wages (including overtime wages), and hours of work. With respect to employees, the Company: (i) has withheld and reported all amounts required by Law or by agreement to be withheld and reported with respect to wages, salaries and other payments to employees, (ii) is not liable for any arrears of wages, severance pay or any penalty for failure to comply with any of the foregoing, and (iii) is not liable for any payment to any trust or other fund governed by or maintained by or on behalf of any Governmental Authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for employees (other than routine payments to be made in the normal course of business and consistent with past practice). The Company does not have any material Liability with respect to any misclassification of: (a) any Person as Contractor rather than as an employee, (b) any employee leased from another employer, or (c) any employee currently or formerly classified as exempt from overtime wages.

(f)            There is no Proceeding pending or, to the Company’s Knowledge, threatened against or affecting the Company relating to the alleged violation by the Company (or its managers or officers) of any Law pertaining to labor relations, immigration or employment matters. The Company has not committed any unfair labor practice, nor has there been any charge or complaint of unfair labor practice filed or, to the Company’s Knowledge, threatened against the Company before the National Labor Relations Board or any other Governmental Authority. There has been no complaint or charge of discrimination or harassment filed or, to the Company’s Knowledge, threatened against the Company with the Equal Employment Opportunity Commission or any other Governmental Authority. No Proceeding or allegations have been made against the Company or any manager, officer, employee, consultant or independent contractor thereof, in each case, in connection with the Company, for discrimination, sexual or other harassment, or retaliation, nor are any such Proceedings threatened or pending, nor is there any reasonable basis for such a claim.

(g)           The Company has not implemented any plant closing or layoff of employees that could implicate the Worker Adjustment and Retraining Notification Act of 1988, or any similar foreign, state or local Law, and no such action will be implemented without advance notification to the Buyer. No terminations prior to the Closing would trigger any notice or other obligations under the Worker Adjustment and Retraining Notification Act of 1988 or similar foreign, state or local Law.

(h)           The Company is complying with the Immigration Reform and Control Act of 1986, as amended, and related promulgating regulations, and has properly completed Forms I-9 to verify the identity and work authorization status of each of its employees. To the Company’s Knowledge, all of the Company’s Contractors physically present in the United States are authorized to work in the United States. The Company has retained a Form I-9 for each applicable employee and former employee and all other records, documents, or other papers that are required to be retained with Form I-9 by the Company, including any E-Verify reports.

(i)             The Company has not been fined or threatened with a fine, been cited by or involved in legal Proceedings with, or been audited by the U.S. Citizenship and Immigration Services, the United States Department of Labor (the “DOL”), the U.S. Immigration and Customs Enforcement, or any other similar Governmental Authority.

(j)             No employee of the Company is employed under an employer-petitioned or employer-sponsored nonimmigrant visa or work authorization. There are no employees for whom the Company has petitioned for employment-based lawful permanent residence status.

(k)            The Company has not received a “No-Match/Mismatch” letter from the Social Security Administration.

Section 4.17           Environmental, Health and Safety Matters.

(a)            The Company is, and for the last three years has been, in compliance with all, and not subject to any Liability under any, Environmental Laws and Occupational Safety and Health Laws. Without limiting the generality of the foregoing, the Company has obtained and complied with all Governmental Authorizations that are required pursuant to Environmental Laws and Occupational Safety and Health Laws for the occupation of its facilities and the operation of its businesses.

(b)            The Company has not received any notice, report or other written communication or information regarding (i) any actual, alleged or potential violation of, or failure to comply with, any Environmental Law or Occupational Safety and Health Law or (ii) any Liability or potential Liability, including any investigatory, remedial or corrective obligation, relating to the Company or any Leased Real Property or other property or facility currently or previously owned, leased, operated or controlled by the Company arising under any Environmental Law or Occupational Safety and Health Law.

(c)            To the Company’s Knowledge, no Hazardous Material contamination, landfill, surface impoundment, disposal area or underground storage tank is present or has ever been present at any Leased Real Property or other property or facility currently or previously owned, leased, operated or controlled by the Company.

(d)            The Company has not, either expressly or by operation of Law, assumed or undertaken any Liability, including any obligation for corrective or remedial action, of any other Person relating to any Environmental Law.

(e)            No event or circumstance relating to the operations of, or the properties or facilities currently or previously owned, leased, operated or controlled by, the Company is reasonably likely (i) to prevent, hinder or limit continued compliance with any Environmental Law or Occupational Safety and Health Law, (ii) to give rise to any investigatory, remedial or corrective obligations pursuant to any Environmental Law or Occupational Safety and Health Law, or (iii) to give rise to any other Liability pursuant to any Environmental Law or Occupational Safety and Health Law.

Section 4.18           Compliance with Laws, Judgments and Governmental Authorizations.

(a)            The Company has complied in all material respects with all, and the Company has not materially violated any, Laws, Judgments and Governmental Authorizations applicable to it or to the conduct of its business or the ownership or use of any of its properties or assets. The Company has not received at any time any notice or other communication (whether oral or written) from any Governmental Authority or any other Person regarding any actual, alleged or potential violation of, or failure to comply with, any Law, Judgment or Governmental Authorization, or any actual, alleged or potential obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

(b)            Each Governmental Authorization that is held by the Company or that otherwise relates to the business of, or any of the assets owned or used by, the Company, is valid and in full force and effect and will not be terminated or breached as a result of the Merger. The Company possesses, and has made available to the Buyer, all of the Governmental Authorizations necessary to permit the Company to conduct its business lawfully in the manner in which it currently conducts such business and to permit the Company to own and use its assets in the manner in which they own and use such assets currently.

(c)            Section 4.18(c) of the Disclosure Schedule sets forth an accurate and complete list of each Judgment to which the Company, or any of the assets owned or used by the Company, is or has been subject. No manager, officer, employee or agent of the Company is subject to any Judgment that prohibits such manager, officer, employee or agent from engaging in or continuing any conduct, activity or practice relating to the business of the Company.

(d)            Neither the Company, nor to the Company’s Knowledge, any of its managers, officers, employees, consultants, representatives, agents or Affiliates (nor any Person acting on behalf of any of the foregoing) has directly, or indirectly through a third-party intermediary, paid, offered, given, promised to pay, or authorized the payment of any money or anything of value (including any gift, sample, travel, meal and lodging expense, entertainment, service, equipment, debt forgiveness, donation, grant or other thing of value, however characterized) to any officer or employee of a Governmental Authority, any Person acting for or on behalf of any Governmental Authority, any political party or official thereof, any candidate for political office or any other Person at the suggestion, request, direction or for the benefit of any of the above-described Persons.

(e)            Neither the Company nor, to the Company’s Knowledge, any of its managers, officers, employees, consultants, representatives, agents or Affiliates has violated or is in violation of the Foreign Corrupt Practices Act of 1977 (the “FCPA”), or any other applicable Law of similar effect, including Laws implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions.

(f)            During the last three years, (i) the Company has not conducted an internal investigation or made a voluntary disclosure to any Governmental Authority with respect to any alleged act or omission arising under any applicable Laws and (ii) no Governmental Authority has initiated, or, to the Company’s Knowledge, threatened to initiate, a Proceeding against the Company or any of its managers, officers, employees, consultants, representatives, agents or Affiliates asserting that the Company is not in compliance with any export or import Laws or the FCPA or any other applicable Law.

Section 4.19           Legal Proceedings. Section 4.19 of the Disclosure Schedule sets forth an accurate and complete list of all pending Proceedings (a) by or against any the Company that relate to or may affect the business of the Company, or any of the properties or assets owned, leased or operated by the Company, (b) by or against any of the managers or officers of the Company in their capacities as such or (c) that challenge, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the transactions contemplated by this Agreement. To the Company’s Knowledge, no other such Proceeding has been threatened, and no event has occurred or circumstances exist that is reasonably likely to give rise to or serve as a basis for the commencement of any such Proceeding. The Company has made available to the Buyer accurate and complete copies of all pleadings or other filings with a court or other Governmental Authority, material correspondence, audit response letters and other documents relating to such Proceedings. Such Proceedings will not, in the aggregate, have a Material Adverse Effect.

Section 4.20           Customers and Suppliers. Section 4.20 of the Disclosure Schedule lists the names of the Company’s top ten (10) customers with respect to dollar amount of sales and top ten (10) suppliers with respect to dollar amount of purchases, and the dollar amount of purchases or sales which each listed customer and supplier represented during the last completed fiscal year, and for the ten months ended October 31, 2025. No customer or supplier so listed has indicated within the past 12 months that it will stop or decrease the rate of its transactions or otherwise change its business relationship with the Company.

Section 4.21           Product and Service Warranty. Section 4.21 of the Disclosure Schedule includes accurate and complete copies of the standard terms and conditions of sale for the Company Products (containing applicable guaranty, warranty and indemnity provisions) and a list of those Contracts for the sale of Company Products by the Company that are not in the form of such standard terms. Except as with respect to the guaranty, warranty and indemnity provisions contained in the Contracts set forth in Section 4.13 of the Disclosure Schedule, the Company is not subject to any Liability or potential Liability under any guaranty, warranty or indemnity provisions entered into by the Company in connection with sale of Company Products that is materially different from the standard terms and conditions set forth in Section 4.21 of the Disclosure Schedule. To the Company’s Knowledge, each Company Product sold, leased or delivered by the Company has been in conformity with all applicable contractual commitments and all express and implied warranties (and, to the Knowledge of the Company, no facts or circumstances exist that could reasonably be expected to give rise to any Proceeding, claim or demand against the Company giving rise to any Liability) for replacement or repair thereof or other damages or remedies in connection therewith.

Section 4.22           Product Liability. No facts or circumstances exist that could reasonably be expected to give rise to any Proceeding, claim or demand against the Company giving rise to any Liability arising out of any injury to individuals or property as a result of the ownership, possession or use of any Company Product sold, leased or delivered by the Company.

Section 4.23           Insurance. Section 4.23 of the Disclosure Schedule sets forth an accurate and complete list of all insurance policies maintained by the Company. Section 4.23 of the Disclosure Schedule further sets forth an accurate and complete list of all claims asserted by the Company or with respect to which the Company has provided notice to the applicable insurer pursuant to any such policy and describes the status of the claims. The Company has not failed to give in a timely manner any notice of any claim that may be insured under any policy required to be listed in Section 4.23 of the Disclosure Schedule and there are no outstanding claims which have been denied or disputed by the insurer. All insurance policies (taken together) maintained by the Company are of such types and in such amounts and for such risks, casualties and contingencies as is reasonably adequate to fully insure the Company against insurable Losses, damages and claims to its business, properties, assets and operations. The Company has never maintained, established, sponsored, participated in or contributed to any self-insurance program, retrospective premium program or captive insurance program. All such insurance policies are in full force and effect, no notice of cancellation or premium increase with respect to any such insurance policies has been received, and there is no existing default or event which, with the giving of notice or lapse of time or both, would constitute a default, by any insured thereunder.

Section 4.24           Data Security Requirements. To the Company’s Knowledge, the Company, in connection with the operation of its business, is in compliance with, and has been in compliance with, all Data Security Requirements in all material respects. The Company has implemented and maintains adequate policies and procedures to comply with its obligation under the Data Security Requirements in all material respects. There has been no Security Breach in the past three (3) years. There has not been (in the past three (3) years) and there is no Proceeding or claim pending, or, to the Company’s Knowledge, threatened in writing against the Company, and the Company has not received in the past three (3) years written notice from any Person regarding any Security Breach or any non-compliance with any Data Security Requirements. The transactions contemplated by this Agreement will not result in any Liabilities in connection with any Data Security Requirements.

Section 4.25           Relationships with Affiliates. No Unitholder, nor any Affiliate of any Unitholder or the Company, has or has had, any interest in any property (whether real, personal or mixed and whether tangible or intangible) used in or pertaining to the Company’s business. To the Company’s Knowledge, no Unitholder nor any Affiliate of any Unitholder or the Company owns or has owned (of record or as a beneficial owner) an equity interest or any other financial or profit interest in a Person that has (a) had business dealings or a financial interest in any transaction with the Company or (b) engaged in competition with the Company with respect to any line of the products or services of the Company in any market presently served by the Company, except for less than 1% of the outstanding capital stock of any competing business that is publicly traded on any recognized exchange or in the over-the-counter market. The representation set forth in clause (b) of the preceding sentence will not be deemed to apply with respect to the activities of any portfolio company of any Unitholder that is an investment fund or other institutional investor. Other than the Contracts relating to the ownership of Company Units by the Unitholders, employment agreements, indemnification agreements and similar agreements relating to an employment, consulting, officer or manager relationship or position with the Company, copies of which have been made available to the Buyer, no Unitholder, nor any Affiliate of any Unitholder or the Company, is a party to any Contract with, or has any claim or right against, the Company.

Section 4.26           Brokers or Finders. Neither the Company nor any Person acting on behalf of the Company has incurred any Liability for brokerage or finders’ fees or agents’ commissions or other similar payment in connection with any of the transactions contemplated by this Agreement.

Section 4.27           SEC Filings. The Company has timely filed with or furnished to the SEC all reports, schedules, forms, statements, and other documents (including exhibits and other information incorporated therein) required to be filed or furnished by it since January 1, 2021 (all such documents, collectively, the “Company SEC Documents”). As of its filing (or furnishing) date or, if amended prior to the date of this Agreement, as of the date of the last such amendment, each Company SEC Document complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act and the applicable rulings and regulations promulgated thereunder.

Section 4.28           Disclosure. None of the information supplied or to be supplied by or on behalf of the Company for inclusion in the Registration Statement will, at the time the Registration Statement is filed with the SEC, at each time at which it is amended and at each time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. To the Company’s Knowledge, no representation or warranty of the Company in this Agreement, nor any document, exhibit, statement, certificate or schedule heretofore or hereinafter furnished to the Buyer or the Merger Sub pursuant hereto, or in connection with the transactions contemplated hereby, including, without limitation, the Disclosure Schedule, contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading. No notice given pursuant to Section 6.4 and Section 6.11 will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Company represents that any projections or forecasts regarding future results or activities of the Company have been made in good faith based on reasonable assumptions, but makes no representations or warranties to the Buyer regarding the actual outcome of any projection or forecast regarding future results or activities or the probable success or profitability of the Company.

ARTICLE 5
REPRESENTATIONS AND WARRANTIES OF THE BUYER and MERGER SUB

Except as set forth in any Buyer SEC Documents filed or submitted on or prior to the date hereof, the Buyer and Merger Sub represent and warrant to the Company that the statements in this ARTICLE 5 are true and correct as of the date hereof and as of the Closing Date (except for those representations and warranties which address matters only as of an earlier date, which shall have been true and correct as of such earlier date).

Section 5.1             Organization and Good Standing. Each of the Buyer and the Merger Sub is duly formed, validly existing and in good standing under the Laws of its jurisdiction of formation or incorporation, and each has all requisite power and authority to own, lease and operate its properties and assets and to conduct its business as presently conducted.

Section 5.2            Authority and Enforceability. Each of the Buyer and the Merger Sub has all requisite power, authority and capacity to execute and deliver this Agreement and each of the Ancillary Agreements to which it is a party and to perform its obligations under this Agreement and each such Ancillary Agreement. The execution, delivery and performance of this Agreement and the Ancillary Agreements have been duly authorized by all necessary action on the part of the Buyer and the Merger Sub and no other actions on the part of either the Buyer or the Merger Sub are necessary to authorize this Agreement and the Ancillary Agreements or to consummate the transactions contemplated hereby and thereby (other than the filing and recordation of appropriate documents relating to the Merger as required by the Delaware Act and the Utah Act). This Agreement has been duly executed and delivered by each of the Buyer and the Merger Sub and constitutes the legal, valid and binding obligation of the Buyer and the Merger Sub, enforceable against the Buyer and the Merger Sub in accordance with its terms, subject to (i) Laws of general application relating to bankruptcy, insolvency and the relief of debtors and (ii) rules of Law governing specific performance, injunctive relief and other equitable remedies. Upon the execution and delivery by the Buyer and the Merger Sub of the Ancillary Agreements to which they are a party, such Ancillary Agreements will constitute the legal, valid and binding obligations of the Buyer and the Merger Sub, enforceable against the Buyer and the Merger Sub in accordance with their terms, subject to (i) Laws of general application relating to bankruptcy, insolvency and the relief of debtors and (ii) rules of Law governing specific performance, injunctive relief and other equitable remedies.

Section 5.3             Issuance of Shares. The shares of Buyer Common Stock issuable in the Merger, when issued by Buyer in accordance with this Agreement, assuming the accuracy of the representations and warranties made by the Company, will be duly issued, fully paid and non-assessable.

Section 5.4             Availability of Funds. The Buyer has, and will have available to it at the times required by this Agreement, sufficient funds to satisfy its monetary obligations (including payment of the Cash Consideration) when due and to consummate the Merger.

Section 5.5             No Conflict. Neither the execution and delivery of this Agreement, nor the consummation or performance of the transactions contemplated by this Agreement, will:

(a)            directly or indirectly (with or without notice, lapse of time or both), conflict with, result in a breach or violation of, constitute a default (or give rise to any right of termination, cancellation, acceleration, suspension or modification of any obligation or loss of any benefit) under, constitute a change in control under, result in any payment becoming due under, or result in the imposition of any Encumbrance on any of the properties or assets of the Buyer or the Merger Sub under the certificate of incorporation or bylaws of the Buyer or the certificate of formation or limited liability company agreement of the Merger Sub, or any resolution adopted by the stockholders or board of directors of the Buyer or the manager or member of Merger Sub; or

(b)            require the Buyer or the Merger Sub to obtain any consent, waiver, approval, ratification, permit, license, Governmental Authorization or other authorization of, give any notice to, or make any filing or registration with, any Governmental Authority (other than the filing and recordation of appropriate documents relating to the Merger as required by the Delaware Act and the Utah Act, the filing with the SEC of the Registration Statement (and the declaration of the effectiveness thereof by the SEC) and other filings or consents contemplated herein).

Section 5.6             Litigation. As of the date hereof, there is no Proceeding pending, or to the knowledge of the Buyer, threatened against the Buyer or the Merger Sub that seeks to enjoin any of the transactions contemplated by this Agreement, other than any such Proceeding that has not and would reasonably not be expected to prohibit or materially delay or impair the consummation of the transactions contemplated by this Agreement.

Section 5.7             Ownership and Operation of Merger Sub. All of the issued and outstanding equity interests of the Merger Sub are, and at and immediately prior to the Effective Time will be, owned by the Buyer. The Merger Sub has been formed solely for the purpose of engaging in the transactions contemplated by this Agreement and prior to the Effective Time will have engaged in no business activities and will have no assets, Liabilities or obligations of any kind other than those relating to its formation and its entry into this Agreement and the consummation of the transactions contemplated herein.

Section 5.8             SEC Filings. The Buyer has timely filed or furnished all statements, prospectuses, registration statements, forms, reports and documents required to be filed by it with the SEC pursuant to the Exchange Act or the Securities Act (collectively, all such documents as they have been amended or supplemented since the time of their filing through the date hereof, the “Buyer SEC Documents”). Each of the Buyer SEC Documents, as of the respective date of its filing, or as of the date of any amendment, complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act, the Sarbanes-Oxley Act and any rules and regulations promulgated thereunder applicable to the Buyer SEC Documents. As of the respective date of its filing (or if amended or superseded by a filing prior to the date of this Agreement or the Closing Date, then on the date of such filing), the Buyer SEC Documents did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. As of the date hereof, there are no outstanding or unresolved comments in comment letters received from the SEC with respect to the Buyer SEC Documents. To the knowledge of the Buyer, none of the Buyer SEC Documents filed on or prior to the date hereof is subject to ongoing SEC review or investigation as of the date hereof.

Section 5.9             Registration Statement. On the effective date of the Registration Statement, the Registration Statement, and when first filed in accordance with Rule 424(b) (or any amendment or supplement thereto), shall comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act. The Registration Statement will not, at the time the Registration Statement is filed with the SEC, at each time at which it is amended and at each time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that Buyer makes no representations or warranties as to the information contained in or omitted from the Registration Statement in reliance upon and in conformity with information furnished to Buyer by or on behalf of the Company for inclusion in the Registration Statement.

ARTICLE 6
COVENANTS

Section 6.1             Access and Investigation. Between the date of this Agreement and the earlier of the Closing Date and the date this Agreement is terminated pursuant to Section 8.1 (the “Pre-Closing Period”) and upon reasonable advance notice from the Buyer, the Company will (a) afford the Buyer and its directors, officers, employees, agents, consultants and other advisors and representatives reasonable access during normal business hours to all of its properties, books, Contracts, personnel and records as the Buyer may reasonably request, and (b) at the Buyer’s expense, furnish promptly to the Buyer and its directors, officers, employees, agents, consultants and other advisors and representatives all other information concerning its business, properties, assets and personnel as the Buyer may reasonably request.

Section 6.2             Operation of the Business of the Company.

(a)            During the Pre-Closing Period, the Company will (i) conduct its business only in the ordinary course of business consistent with past practice, (ii) use its reasonable best efforts to maintain and preserve its business organization, keep available the services of its current officers, employees, Contractors, agents and advisors, and preserve its business relationships with customers, strategic partners, suppliers, distributors, landlords, creditors and others having business dealings with it, (iii) maintain the Leased Real Property and all of its other properties and assets in good operating condition and repair, subject only to ordinary wear and tear, and (iv) to the extent requested by the Buyer, report periodically to the Buyer concerning the status of its business, operations and finances.

(b)            Without limiting the generality of Section 6.2(a) and except as otherwise expressly permitted by this Agreement, the Company will not, except with the prior written consent of the Buyer:

(i)            declare, set aside or pay any dividend or other distribution (whether in Cash, securities or other property) in respect of any of its equity interests;

(ii)           split, combine or reclassify any of its equity interests or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any of its equity interests or any of its other securities;

(iii)          purchase, redeem or otherwise acquire any of its equity interests or any other of its securities or any options, warrants or other rights to acquire any such equity interests or securities; or

(iv)          engage in any practice, take any action, or enter into any transaction of the type described in Section 4.9.

Section 6.3             Consents and Filings; Reasonable Efforts. The Company will use its reasonable best efforts to (a) take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement, and (b) as promptly as practicable after the date of this Agreement, obtain all Governmental Authorizations from, give all notices to, and make all filings with, all Governmental Authorities, and to obtain all other consents and approvals from, and give all other notices to, all other Persons, that are necessary or advisable in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement, including those listed in Section 4.3 of the Disclosure Schedule.

Section 6.4             Notification; Disclosure Schedule Delivery.

(a)            During the Pre-Closing Period, each of the parties will give prompt notice to the other parties of any failure to comply with or satisfy in any material respect any covenant of such party under this Agreement.

(b)            At least five (5) Business Days prior to the Closing, the Company shall deliver to the Buyer the Disclosure Schedule and/or a supplement to the Disclosure Schedule for informational purposes only; provided, however, no delivery of or update to the Disclosure Schedule or other notification delivered after the date of this Agreement pursuant to this Section 6.4(b) will be deemed to amend or supplement the Disclosure Schedule, if any, delivered concurrently with the execution and delivery of this Agreement, prevent or cure any misrepresentation, breach of warranty or breach of covenant, or limit or otherwise affect any rights or remedies available to the party receiving notice, including pursuant to ARTICLE 9, other than with respect to any matter or action to which the Buyer consented in writing pursuant to Section 6.2 or otherwise, unless otherwise provided in such consent by the Buyer.

Section 6.5             No Negotiation.

(a)            The Company shall, and shall cause each of its Unitholders, managers, officers, employees, financial advisors, attorneys, accountants, consultants or other authorized agents, advisors and representatives (collectively, “Representatives”), to immediately cease any discussions or negotiations with any party presently being conducted with respect to any Acquisition Proposal, discontinue access to any non-public information regarding the Company being provided to any party in connection with any Acquisition Proposal and request the return or destruction of any such non-public information provided to any party in connection with any Acquisition Proposal prior to the date of this Agreement, in each case, other than the Buyer and the Merger Sub and their respective Representatives.

(b)            The Company shall not, and shall cause its respective Representatives not to, directly or indirectly (i) initiate, solicit, respond to, or take any action to facilitate or encourage any inquiries with respect to, or the making of, any Acquisition Proposal or (ii) engage in any negotiations or discussions with, furnish any information or data to, or enter into any letter of intent, agreement in principle, acquisition agreement or similar agreement with any party relating to any Acquisition Proposal. The Company will be responsible for any act or omission by any Representative of the Company if such act or omission would constitute a breach of the provisions of this Agreement if taken or omitted by the Company.

(c)            The Company shall, within 24 hours after its receipt of any Acquisition Proposal, provide the Buyer with a copy of such Acquisition Proposal or, in connection with any non-written Acquisition Proposal, a written statement, (i) setting forth in reasonable detail the terms and conditions of such Acquisition Proposal, and (ii) reaffirming the Company’s compliance with this (a).

Section 6.6             Expenses. Except as otherwise expressly provided in this Agreement, each party will bear its respective direct and indirect expenses incurred in connection with the preparation and negotiation of this Agreement and the consummation of the transactions contemplated by this Agreement, including all fees and expenses of its advisors and representatives, whether or not the Merger is consummated.

Section 6.7             Confidentiality.

(a)            Between the date of this Agreement and the Closing Date, the parties to this Agreement agree to be bound by and comply with the provisions set forth in the Confidentiality Agreement dated as of August 10, 2023, between the Company and the Buyer (the “Confidentiality Agreement”).

(b)            From and after the Closing, the confidentiality obligations of the Buyer under the Confidentiality Agreement will terminate.

(c)            If a party to this Agreement or any of its respective directors, managers, officers or employees become legally compelled to make any disclosure that is prohibited or otherwise restricted by this Agreement or the Confidentiality Agreement, then such party will comply with the provisions of Section 3 of the Confidentiality Agreement with respect to such disclosure.

Section 6.8             Public Announcements. Any public announcement or similar publicity with respect to this Agreement or the transactions contemplated by this Agreement will be issued at such time and in such manner as the Buyer and the Company mutually determine. The Company and the Buyer will not, and will not cause or permit any of their respective Representatives to, make any disclosure relating to the transactions contemplated by this Agreement to any Person, except with the prior written consent of the other. The Buyer and the Unitholder Representative will consult with each other concerning the means by which the employees, customers, suppliers and other Persons having dealings with the Company will be informed of the transactions contemplated by this Agreement, and the Buyer shall have the right to be present for any such communication.

Section 6.9             Financial Statements. After the date of this Agreement and until the Closing, on or before the 15th day of each month, the Company will deliver to the Buyer unaudited financial statements of the Company as of and for the monthly period ending on the last day of the preceding month, which will include a balance sheet and statement of income. At the time that such financial statements are delivered to the Buyer, the Company will by such delivery be deemed to have made the representations and warranties to the Buyer with respect to such financial statements as set forth in Section 4.5.

Section 6.10           Privileges. The Company is not waiving, and will not be deemed to have waived or diminished, any of its attorney work-product protections, attorney-client privileges or similar protections or privileges as a result of the disclosure of information to the Buyer and its Representatives in connection with this Agreement and the transactions contemplated by this Agreement. The Company and the Buyer (a) share a common legal and commercial interest in all of the information and communications that may subject to such protections and privileges, (b) are or may become joint defendants in Proceedings to which such protections and privileges may relate and (c) intend that such protections and privileges remain intact should either party become subject to any actual or threatened Proceeding to which such information or communications relate. The Company acknowledges and agrees that its Unitholders and the officers and employees of the Company will have no right or power after the Effective Time to assert or waive any such protection or privilege except with the prior written approval of the Buyer.

Section 6.11           Company Member Approval; Notification; and Representations.

(a)            Prior to the Closing, the Company shall deliver to the Buyer certified resolutions adopted by written consent of the Requisite Company Members (the “Written Consent”), evidencing the Company Member Approval by written consent in accordance with the Utah Act, the Company Certificate of Organization and the Company Operating Agreement. Any materials to be submitted to the Requisite Company Members in connection with the solicitation of their approval of the Merger and this Agreement shall be subject to review and approval by the Buyer (which approval shall not be unreasonably withheld or delayed).

(b)            Promptly (and in any case within three days) after the Company obtains the Company Member Approval, the Company shall prepare, with the cooperation of the Buyer, and mail to each Unitholder, a notice (as it may be amended or supplemented from time to time, the “Unitholder Notice”) comprising (i) a statement to the effect that the managers of the Company unanimously recommended that the Company Members having a right to vote under the Company Operating Agreement vote in favor of the adoption of this Agreement and the approval of the principal terms of the Merger and (ii) such other information as the Buyer and the Company may agree is required or advisable under the Utah Act to be included therein. Prior to its mailing, the Unitholder Notice shall have been approved by the Buyer, and, following its mailing, no amendment or supplement to the Unitholder Notice shall be made by the Company without the approval of the Buyer. Each of the Buyer and the Company agrees to provide promptly to the other such information concerning its business, financial statements and affairs as, in the reasonable judgment of the Buyer or its counsel, may be required or advisable to be included under the Utah Act in the Unitholder Notice or in any amendment or supplement thereto, and the Buyer and the Company agree to cause their respective Representatives to cooperate in the preparation of the Unitholder Notice and any amendment or supplement thereto.

Section 6.12           Closing Consideration Schedule.

(a)            In connection with the delivery of the Closing Statement and the estimated Closing Date Balance Sheet, the Company shall deliver to the Buyer three Business Days prior to the Closing Date, a schedule in a form reasonably acceptable to the Buyer, which shall be certified as complete and correct by the Company’s chief financial officer and which shall accurately set forth as of the Closing Date, based on the estimates described in the Closing Statement and the estimated Closing Date Balance Sheet, the following:

(i)            the names and addresses of all Unitholders and the class and number of Company Units held by such Unitholders;

(ii)           calculations, in reasonable detail, of each Unitholder’s Adjusted Percentage Interest;

(iii)          calculations, in reasonable detail, of the Closing Merger Consideration, the Cash Consideration, the Stock Consideration, the Key Operator Stock Consideration, the Investor Stock Consideration, the Key Operator Per Unit Stock Consideration, the Investor Per Unit Stock Consideration and the Investor Per Unit Cash Consideration;

(iv)          each Unitholder’s aggregate share (based on such Unitholder’s Adjusted Percentage Interest) of the Closing Merger Consideration;

(v)           the amount of Cash payable at Closing to each Investor with respect to the Company Units held by such Investor, in accordance with this Agreement;

(vi)          that number of shares of Buyer Common Stock issuable to each Unitholder with respect to the Company Units held by such Unitholder in accordance with this Agreement;

(vii)         the amounts of all Company Transaction Expenses, Payoff Indebtedness and Change in Control Payments to be paid as of the Closing (such amounts set forth next to the name of each recipient together with applicable dollar amounts);

(viii)        wire instructions for each Closing payment to be made by Buyer (the information referred to in items (i) through (viii) of this Section 6.12(a) being collectively referred to as the “Closing Consideration Schedule”).

(b)            The Company and the Buyer shall work cooperatively and in good faith to prepare and agree upon the calculations set forth by the Company in the Closing Consideration Schedule. In connection therewith, the Company shall provide access to all documentary evidence reasonably requested by the Buyer to substantiate all calculations contained therein. The Buyer shall have the right to fully investigate and substantiate all such calculations, and the Company agrees to promptly and fully cooperate in any such process as reasonably requested by the Buyer.

(c)            The parties agree that the Buyer and the Merger Sub shall be entitled to rely on the Closing Consideration Schedule in making payments under this Agreement without verifying any calculations or the determinations regarding such calculations in such Closing Consideration Schedule.

Section 6.13           Employee Matters.

(a)            Prior to the Closing, the Company shall cooperate with the Buyer to (i) provide certain information to employees regarding the Buyer’s (or any of its Subsidiaries’) employee benefit plans (to the extent such plans will be made available to employees) and employee orientation sessions (with such sessions to be held during scheduled work hours at times reasonably agreed to by the Company and the Buyer) and (ii) allow the Buyer to meet with the Company’s employees (either individually or in groups) during breaks, outside of scheduled work hours or as otherwise agreed to by the Company and the Buyer.

(b)            The provisions of this Section 6.13 are solely for the benefit of the parties to this Agreement, and no provision of this Section 6.13 is intended to, or will, constitute the establishment or adoption of or an amendment to any employee benefit plan for purposes of ERISA or otherwise and no current or former employee or any other individual associated therewith will be regarded for any purpose as a third party beneficiary of this Agreement or have the right to enforce the provisions hereof.  Nothing in this Section 6.13 or elsewhere in this Agreement will be construed to create a right in any employee to employment with the Buyer, the Company or any Affiliate of the Company and the employment of each Continuing Employee who is based within the United States will be “at will” employment.  Nothing in this Agreement will be deemed to limit the right of the Buyer to amend or terminate any employee benefit plan of the Buyer at any time.

Section 6.14           Company Transaction Expenses; Company Change in Control Obligations. If the Buyer or the Surviving Company or any of their Subsidiaries has any Liability for any Company Transaction Expenses, Payoff Indebtedness or Change in Control Payments that are not identified in the Closing Consideration Schedule, then Buyer shall be entitled to indemnification in accordance with ARTICLE 9 of any amounts necessary to satisfy such Liability, including any related Losses.

Section 6.15           Tax Matters.

(a)            The Company shall prepare, or cause to be prepared, and shall file or cause to be filed, all Tax Returns for the Company or its operations or assets required to be filed on or prior to the Closing Date. Such Tax Returns shall be prepared in accordance with applicable Law and consistent with past practices of the Company. Any such income or material Tax Return shall be provided to the Buyer for its review and comment a reasonable time period prior to the due date for filing, and the Company shall consider in good faith the Buyer’s reasonable comments (such review and comment not to reduce or prejudice the Buyer’s rights to indemnity pursuant to ARTICLE 9).

(b)            For purposes of this Agreement, in the case of any Taxes that are payable for a taxable period that begins on or before and ends after the Closing Date (a “Straddle Period”), the portion of such Taxes that relate to the Pre-Closing Tax Period (i) in the case of any property or ad valorem Taxes, will be deemed to be the amount of such Tax for the entire Tax period multiplied by a fraction the numerator of which is the number of days in the Tax period ending on the Closing Date and the denominator of which is the number of days in the entire Straddle Period, and (ii) in the case of all other Taxes, will be deemed equal to the amount which would be payable as computed on a “closing of the books” basis if the relevant Tax period ended on the Closing Date, provided that exemptions, allowances or deductions that are calculated on an annual basis (including depreciation and amortization deductions computed as if the relevant Tax period ended on the Closing Date), other than with respect to property placed in service after the Closing Date, shall be allocated between the portion of the Tax period ending on the Closing Date and the portion of the Tax period after such date in proportion to the number of days in each such Tax period.

(c)            The Buyer shall prepare or cause to be prepared, and file or cause to be filed, all Tax Returns of the Company or the Surviving Company, as the case may be, required to be filed after the Closing Date. All such Tax Returns of the Company which relate to a Pre-Closing Tax Period shall be prepared in a manner that is consistent with the past practices of the Company, unless otherwise required by applicable Law. The Buyer shall provide each such material Tax Return for which the Buyer will make an indemnification claim and which relates to a Pre-Closing Tax Period to the Unitholder Representative, for the Unitholder Representative’s review and comment, at least fifteen (15) Business Days prior to the date on which such Tax Return is to be filed, the Buyer shall consider in good faith the reasonable comments of the Unitholder Representative to each such Tax Return, and the Buyer shall cause such Tax Return to be timely signed by the appropriate officer(s) of the Buyer or the Company, as the case may be.

(d)            The Buyer and the Unitholder Representative shall cooperate, as and to the extent reasonably requested by the other party, in connection with the filing of any Tax Returns with respect to the Company, and any audit, examination, or other administrative or judicial Proceeding, contest, assessment, notice of deficiency, or other adjustment or proposed adjustment with respect to Taxes of or attributable to the Company or its operations (a “Tax Contest”). Such cooperation shall include taking all commercially reasonable and legally permissible actions to minimize the amount of any applicable Tax, including by obtaining and providing appropriate forms, retaining and providing records and information that are reasonably relevant to any such Tax Return or Tax Contest, and making employees available on a mutually convenient basis to provide additional information and explanation of any materials provided hereunder. The Buyer shall promptly notify the Unitholder Representative in writing upon receipt by the Buyer or the Company of any written notice of a Tax Contest that could give rise to a claim for indemnification under ARTICLE 9. Notwithstanding anything to the contrary herein, the Buyer shall determine and control the conduct of any Tax Contest. To the extent such Tax Contest relates to the Pre-Closing Tax Period, the Unitholder Representative shall be entitled, at its expense, to participate in, but not to determine or control the conduct of, such Tax Contest, and the Buyer shall not settle such Tax Contest in a manner that would be adverse to the Unitholders without the prior written consent of the Unitholder Representative, which shall not be unreasonably withheld, conditioned or delayed. To the extent of any conflict between this Section 6.15(d) and any other provision of this Agreement, this Section 6.15(d) shall govern with respect to Tax Contests.

(e)            At the discretion of the Buyer, any Tax sharing, indemnification or allocation agreement, arrangement, practice or policy to which the Company is a party or by which it is bound shall be terminated as of the Closing Date, and the Company shall have no Liability or obligation pursuant thereto.

Section 6.16           280G Payments. Promptly following the execution of this Agreement, the Company shall obtain and deliver to the Buyer a Parachute Payment Waiver from each “disqualified individual” (within the meaning of Section 280G of the Code). Promptly following the delivery of the Parachute Payment Waivers to the Buyer (but in no event less than three (3) Business Days prior to the Closing), the Company shall submit to the Company Members for approval (in a manner reasonably satisfactory to the Buyer), by such number of Company Members as is required by the terms of Section 280G(b)(5)(B) of the Code, any payments and/or benefits that may separately or in the aggregate, constitute “parachute payments,” within the meaning of Section 280G(b)(2) of the Code (“Section 280G Payments”) (which determination shall be made by the Company and shall be subject to review and approval by the Buyer, such approval not to be unreasonably withheld, conditioned or delayed), such that such Section 280G Payments shall not be deemed to be Section 280G Payments, and prior to the Effective Time the Company shall deliver to the Buyer certification that (a) a Company Member vote was solicited in conformance with Section 280G of the Code and the regulations promulgated thereunder and the requisite Company Member approval was obtained with respect to any Section 280G Payments that were subject to the Company Member vote (the “280G Member Approval”) or (b) that the 280G Member Approval was not obtained and as a consequence, that such payments and/or benefits shall not be made or provided to the extent they would cause any amounts to constitute Section 280G Payments, pursuant to the Parachute Payment Waivers and/or benefits duly executed by the affected individuals prior to the solicitation of the Company Member vote pursuant to this Section 6.16.

Section 6.17           Preparation of Registration Statement.

(a)            As promptly as practicable after the execution of this Agreement, Buyer shall prepare (with the Company’s reasonable cooperation (including causing its Subsidiaries and representatives to cooperate)) and file with the SEC the Registration Statement, in connection with the registration under the Securities Act of shares of Buyer Common Stock that are included in the Stock Consideration (collectively, the “ Registration Statement Securities”). Each of the Buyer and the Company shall use its reasonable best efforts to cause the Registration Statement to comply with the rules and regulations promulgated by the SEC, to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing and to keep the Registration Statement effective as long as is necessary to consummate the transactions contemplated hereby. Buyer also agrees to use its reasonable best efforts to obtain all necessary state securities law or “Blue Sky” permits and approvals required to carry out the transactions contemplated hereby, and the Company shall furnish all information concerning the Company, its Subsidiaries and any of their respective members or stockholders as may be reasonably requested in connection with any such action. Each of the Buyer and the Company agrees to furnish to the other party all information concerning itself, its Subsidiaries, officers, directors, managers, stockholders, and other equityholders and information regarding such other matters as may be reasonably necessary or advisable or as may be reasonably requested in connection with the Registration Statement, a current report on Form 8-K pursuant to the Exchange Act in connection with the transactions contemplated by this Agreement, or any other statement, filing, notice or application made by or on behalf of the Buyer, the Company or their respective Subsidiaries to any regulatory authority (including the NYSE) in connection with the Merger and the other transactions contemplated hereby (the “Offer Documents”).

(b)            To the extent not prohibited by Law, the Buyer will advise the Company, reasonably promptly after the Buyer receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of the Buyer Common Stock for offering or sale in any jurisdiction, of the initiation or written threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information. To the extent not prohibited by Law, the Company and their counsel shall be given a reasonable opportunity to review and comment on the Registration Statement and any Offer Document each time before any such document is filed with the SEC, and the Buyer shall give reasonable and good faith consideration to any comments made by the Company and its counsel. To the extent not prohibited by Law, the Buyer shall provide the Company and their counsel with (A) any comments or other communications, whether written or oral, that the Buyer or its counsel may receive from time to time from the SEC or its staff with respect to the Registration Statement or Offer Documents promptly after receipt of those comments or other communications and (B) a reasonable opportunity to participate in the response of the Buyer to those comments and to provide comments on that response (to which reasonable and good faith consideration shall be given), including by participating with the Company or its counsel in any discussions or meetings with the SEC (to the extent permitted by the SEC).

(c)            Each of the Buyer and the Company shall ensure that none of the information supplied by or on its behalf for inclusion or incorporation by reference in the Registration Statement will, at the time the Registration Statement is filed with the SEC, at each time at which it is amended and at each time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, not misleading.

(d)            If at any time prior to the Effective Time any information relating to the Company, the Buyer or any of their respective Subsidiaries, Affiliates, directors or officers is discovered by the Company or the Buyer, which is required to be set forth in an amendment or supplement to the Registration Statement, so that neither of such documents would include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC.

Section 6.18           Further Actions. Upon the request of any party to this Agreement, the other parties will execute and deliver such instruments and other documents and will take any other actions as the requesting party may reasonably request for the purposes of carrying out the intent of this Agreement and the transactions contemplated by this Agreement.

Section 6.19           Indemnification of Officers and Managers. The Surviving Company Charter and the Surviving Company LLC Agreement shall contain provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of former or present managers and officers (the “Indemnified Company Officers and Managers”) than are set forth in the Company Certificate of Organization and the Company Operating Agreement as in effect on the date hereof, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of any such Indemnified Company Officers and Managers. On or before the Closing Date, the Company shall obtain, at the Company’s expense, a non-cancelable runoff insurance policy for a period of not less than six years after the Closing Date to provide insurance coverage (which coverage shall be at least as favorable to the insureds as the coverage now in effect) for events, acts or omissions occurring on or prior to the Closing Date for all Persons who were managers or officers of the Company on or prior to the Closing Date (the “Tail Policy”).

ARTICLE 7
CONDITIONS PRECEDENT TO OBLIGATION TO CLOSE

Section 7.1             Conditions to the Buyer’s Obligation. The Buyer’s obligation to consummate the Merger and the other transactions contemplated by this Agreement is subject to the satisfaction, on or before the Closing Date, of each of the following conditions (any of which may, to the extent permitted by applicable Law, be waived by the Buyer in writing, in whole or in part):

(a)            the Company’s Fundamental Representations set forth in this Agreement must have been true and correct in all respects as of the date of this Agreement and must be true and correct in all respects as of the Closing Date as though made on the Closing Date, except to the extent any such Fundamental Representations are specifically made as of a particular date, in which case such Fundamental Representations must be true and correct as of the specified date. Each of the other representations and warranties of the Company set forth in ARTICLE 4 (subject to all qualifications as to materiality or Material Adverse Effect set forth therein) must have been true and correct in all respects as of the date of this Agreement and must be true and correct in all respects as of the Closing Date as though made on the Closing Date, except to the extent any such representations and warranties are specifically made as of a particular date, in which case those representations and warranties must be true and correct as of the specified date;

(b)            all of the covenants and obligations that the Company is required to perform or to comply with under this Agreement on or before the Closing Date must have been duly performed and complied with in all material respects (with materiality being measured individually and on an aggregate basis with respect to all breaches of covenants and obligations);

(c)            each of the Governmental Authorizations and third party consents identified in Section 4.3 of the Disclosure Schedule as a Governmental Authorization or third-party consent that is required to be obtained as a condition to Closing must have been obtained and must be in full force and effect;

(d)            there must not be in effect, published, introduced or otherwise formally proposed any Law or Judgment, and there must not have been commenced or threatened any Proceeding, that in any case could (i) prohibit, prevent, make illegal, delay or otherwise interfere with the consummation of any of the transactions contemplated by this Agreement or any of the Ancillary Agreements, (ii) cause any of the transactions contemplated by this Agreement or any of the Ancillary Agreements to be rescinded following consummation, (iii) affect adversely the right of the Buyer to control the Surviving Company and the Company or (iv) affect adversely the right of the Buyer or any of its Affiliates to own their respective assets and to operate their respective businesses;

(e)            since the date of this Agreement, there has not been a Material Adverse Effect nor is a Material Adverse Effect reasonably likely to occur;

(f)             the Company shall have delivered each of the Closing deliverables pursuant to Section 3.2(a);

(g)            all of the Key Operators shall have each executed Buyer’s customary confidential information invention assignment agreement or similar agreement with the Buyer or one of its Subsidiaries, which shall remain effective as of the Closing;

(h)            the Company shall have delivered to the Buyer documentation, notification and evidence with respect to the Section 280G Payments required by Section 6.16;

(i)             the Company shall have received the Company Member Approval from the Requisite Company Members;

(j)             all outstanding loans made by the Company to employees of the Company shall be paid in full with evidence of such payment delivered to the Buyer in a form reasonable satisfactory to the Buyer;

(k)            the Company shall have delivered documentation satisfactory to the Buyer evidencing The Tuttle Twins Holding Co., LLC’s ownership of the intellectual property rights licensed to the Company pursuant to the Tuttle Twins License;

(l)             the Company shall have delivered documentation satisfactory to the Buyer evidencing the Company’s ownership of and/or right to use all Company Intellectual Property, including all Owned Intellectual Property; and

(m)           the Company shall have purchased the Tail Policy.

Section 7.2             Conditions to the Company’s Obligation. The Company’s obligation to consummate the Merger and the other transactions contemplated by this Agreement is subject to the satisfaction, on or before the Closing Date, of each of the following conditions (any of which may, to the extent permitted by applicable Law, be waived by the Company in writing, in whole or in part):

(a)            the Buyer’s and the Merger Sub’s representations and warranties set forth in ARTICLE 5 (disregarding all qualifications and limitations as to materiality as set forth therein) must have been true and correct in all respects as of the date of this Agreement and must be true and correct in all respects as of the Closing Date as though made on the Closing Date, except to the extent any such representations and warranties are specifically made as of a particular date, in which case those representations and warranties must be true and correct as of the specified date;

(b)            all of the covenants and obligations that the Buyer is required to perform or to comply with under this Agreement on or before the Closing Date must have been duly performed and complied with in all material respects (with materiality being measured individually and on an aggregate basis with respect to all breaches of covenants and obligations);

(c)            there must not be in effect any Law or Judgment that would prohibit or make illegal the consummation of any of the transactions contemplated by this Agreement;

(d)            the Buyer shall have delivered each of the Closing deliverables pursuant to Section 3.2(b).

Section 7.3             Condition to Each Party’s Obligation. Each party’s obligation to consummate the Merger and the other transactions contemplated by this Agreement is subject to the satisfaction, on or before the Closing Date, of each of the following conditions (any of which may, to the extent permitted by applicable Law, be waived by both parties in writing, in whole or in part):

(a)            Buyer shall have filed the Registration Statement with the SEC in accordance with Section 6.17; and

(b)            the Registration Statement shall have become effective, and shall not be the subject of any stop order suspending the effectiveness of the Registration Statement nor shall Proceedings for that purposes have been threatened.

ARTICLE 8
TERMINATION AND AMENDMENT

Section 8.1           Termination Events. This Agreement may, by written notice given before or at the Closing, be terminated:

(a)            by mutual consent of the Buyer and the Company;

(b)            by the Buyer if there has been a breach of any of the Company’s representations, warranties or covenants contained in this Agreement resulting in the failure of a condition set forth in Section 7.1(a) or Section 7.1(b), and which breach has not been cured or cannot be cured within thirty (30) days after the notice of the breach from the Buyer;

(c)            by the Company if there has been a breach of any of the Buyer’s representations, warranties or covenants contained in this Agreement resulting in the failure of a condition set forth in Section 7.2(a) or Section 7.2(b), and which breach has not been cured or cannot be cured within thirty (30) days after the notice of breach from the Company;

(d)            by either the Buyer or the Company if any Governmental Authority of competent jurisdiction has issued a nonappealable final Judgment or taken any other nonappealable final action or enacted, issued or promulgated any applicable Law, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting or making illegal the transactions contemplated by this Agreement; or

(e)            by either party if the Closing has not occurred (other than through the failure of such party to comply fully with its obligations under this Agreement) on or before October 31, 2026 (the “Outside Date”); provided, however, that this provision shall not be available (i) to the Buyer if the Buyer’s failure to fulfill any obligation under this Agreement shall have been the cause of the failure of the Closing to occur on or prior to the Outside Date, or (ii) to the Company if the Company’s failure to fulfill any obligation under this Agreement shall have been the cause of the failure of the Closing to occur on or prior to the Outside Date.

Section 8.2             Effect of Termination. Each party’s rights of termination under Section 8.1 are in addition to any other rights it may have under this Agreement or otherwise, and the exercise of such rights of termination is not an election of remedies. If this Agreement is terminated pursuant to Section 8.1, all obligations of the parties under this Agreement terminate, and there shall be no Liability to any party hereunder in connection with the Agreement or the Merger, except that (a) the provisions of Section 4.26, Section 6.6, Section 6.7, Section 6.8, this Section 8.2 and ARTICLE 10 will remain in full force and survive any termination of this Agreement and (b) if this Agreement is terminated by a party because of the material breach of this Agreement by another party or because one or more of the conditions to the terminating party’s obligations under this Agreement is not satisfied as a result of the other party’s failure to comply with its obligations under this Agreement, then the terminating party’s right to pursue all legal remedies will survive such termination unimpaired.

ARTICLE 9
INDEMNIFICATION

Section 9.1             Survival. All representations and warranties contained in this Agreement and any certificate delivered pursuant to this Agreement will survive the Closing, until 18 months following the Closing Date; provided, however the representations and warranties set forth in Section 4.1 (Organization and Good Standing), Section 4.2 (Authority and Enforceability; Required Vote), Section 4.3 (No Conflict), Section 4.4 (Capitalization and Ownership), Section 4.12 (Intellectual Property), Section 4.14 (Tax Matters) and Section 4.26 (Brokers and Finders) (the “Fundamental Representations”) will survive indefinitely. All of the covenants, agreements and obligations of the parties contained in this Agreement will survive (x) until fully performed or fulfilled, unless non-compliance with such covenants, agreements or obligations is waived in writing by the party or parties entitled to such performance or (y) if not fully performed or fulfilled, until the expiration of the relevant statute of limitations for such matters. Any claims related to fraud shall survive up to the applicable statute of limitations, subject to any applicable tolling.

Section 9.2             Indemnification.

(a)            Subject to the limitations expressly set forth in this ARTICLE 9, from and after the Closing Date, the Key Operators, severally and not jointly (in accordance with their Key Operator Relative Shares) shall indemnify and hold harmless the Buyer and its Affiliates, including for this purpose the Surviving Company and its respective managers, officers, employees, agents, consultants, advisors, Representatives and Affiliates (collectively, the “Indemnified Parties”) from and against any and all Losses incurred or suffered by the Indemnified Parties directly or indirectly arising out of, relating to or resulting from any of the following:

(i)            any inaccuracy in or breach of any representation or warranty of the Company contained in this Agreement or in any certificate delivered by the Company in connection with this Agreement (in each case, other than with respect to any Fundamental Representations);

(ii)           any inaccuracy in or breach of any Fundamental Representations;

(iii)          any breach of any covenant of the Company contained in this Agreement;

(iv)          any breach of any covenant or agreement applicable to a Unitholder in or pursuant to this Agreement or any Ancillary Agreement or any breach of any representation or warranty of any Unitholder in any Ancillary Agreement;

(v)           indemnification, advancement of expenses and exculpation of former or present managers and officers of the Company for events, acts or omissions occurring on or prior to the Closing Date;

(vi)          except as already addressed in Section 9.2(a)(vi) above, any inaccuracies in the Closing Consideration Schedule;

(vii)         except to the extent taken into account in the calculation of the Closing Merger Consideration, (A) any Taxes of the Company with respect to any Pre-Closing Tax Period, including any Transaction Payroll Taxes, (B) any Taxes of the Company with respect to the pre-Closing portion of any Straddle Period, as allocated and determined pursuant to Section 6.15(b), (C) any Taxes for which the Company is liable relating to any member of an affiliated group to the extent attributable to the Company having filed a Tax Return on a consolidated, combined or unitary basis, and (D) any Taxes of any Person imposed on the Company or the Surviving Company arising under the principles of transferee or successor liability or by Contract, which Taxes relate to an event or transaction occurring before the Closing Date;

(viii)        any fraud on the part of the Company or the Unitholders;

(ix)           any Proceedings, demands or assessments incidental to any of the matters set forth in Section 9.2(a)(i) through Section 9.2(a)(viii) above; and

(x)            any legal Proceedings by any then-current or former holders or alleged then-current or former holders of any equity interests of the Company (including any predecessors), arising out of, resulting from or in connection with any alleged breach of fiduciary duty or the allocation of the Closing Merger Consideration.

(b)            Notwithstanding anything to the contrary in this Agreement or any of the Ancillary Agreements, all of the representations and warranties, covenants, and agreements set forth in this Agreement or any certificate or schedule that are so qualified as to “material”, “materiality”, “material respects”, “Material Adverse Effect” or words of similar import or effect shall be deemed to have been made without such qualification for purposes of determining (i) whether a misrepresentation or breach of any such representation or warranty has occurred and (ii) the amount of Losses resulting from, arising out of or relating to any such misrepresentation or breach of such representation or warranty. The Indemnifying Parties (including any officer or manager of the Company prior to the Closing) shall not have any right of contribution, indemnification or right of advancement from the Buyer, the Surviving Company, or any Indemnified Party with respect to any Losses claimed by an Indemnified Party, whether by virtue of any contractual or statutory right of indemnity or otherwise, and all claims to the contrary are hereby waived and released. Notwithstanding anything to the contrary herein, the parties hereto agree and acknowledge that any Indemnified Party may bring a claim for indemnification for any Losses under this ARTICLE 9 notwithstanding the fact that such Indemnified Party had knowledge of the breach, event or circumstance giving rise to such Losses prior to the Closing or waived any condition to the Closing related thereto.

(c)            Subject to the other applicable provisions regarding indemnification contained in this ARTICLE 9, if it is finally determined pursuant to Section 9.3 that the Key Operators are obligated to reimburse or compensate the Indemnified Parties for any Losses in connection with a claim by any of the Indemnified Parties under Section 9.2(a), then indemnification for such Losses shall, subject to the applicable limitations, if any, set forth in this ARTICLE 9, be satisfied within 15 Business Days of such final determination by payment in Cash from the Key Operators, severally and not jointly (in accordance with their Key Operator Relative Shares), by wire transfer of immediately available funds.

Section 9.3             Claims for Indemnification.

(a)            An Indemnified Party that seeks indemnity under this ARTICLE 9 will give written notice (a “Claim Notice”) to the party from whom indemnification is sought (an “Indemnifying Party”) containing (i) a description and, if known, the estimated amount of any Losses incurred or reasonably expected to be incurred by the Indemnified Party, (ii) a reasonably detailed explanation of the basis for the Claim Notice to the extent of the facts then known by the Indemnified Party and (iii) a demand for payment of those Losses, provided, that in order to be valid any such Claim Notice must be delivered to the Unitholder Representative on or prior to the expiration of any applicable representations, warranties, covenants, agreements and obligations as set forth in Section 9.1. Within 20 days after delivery of a Claim Notice, the Indemnifying Party may deliver to the Indemnified Party a written response in which the Indemnifying Party will either (i) agree that the Indemnified Party is entitled to receive payment of all of the Losses at issue in the Claim Notice or (ii) dispute the Indemnified Party’s entitlement to indemnification by delivering an notice of objection (the “Objection Notice”) setting forth in reasonable detail each disputed item, the basis for each such disputed item and certifying that all such disputed items are being disputed in good faith. If the Indemnifying Party fails to take either of the foregoing actions within 20 days after delivery of the Claim Notice, then the Indemnifying Party will be deemed to have irrevocably accepted the Claim Notice. If the Indemnifying Party delivers an Objection Notice to the Indemnified Party, then the Buyer and the Unitholder Representative will attempt in good faith, for a period of 20 days from the Buyer’s receipt of the Objection Notice, to agree to the amount of the Losses at issue in the Claim Notice. Any resolution by the Buyer and the Unitholder Representative during such 20 day period as to any or all of the Losses at issue in the Claim Notice will be final and binding with respect to such Losses. With respect to Losses at issue in the Claim Notice which are not resolved by the end of 20 day period, the amount of such Losses at issue in the Claim Notice (less the amount, if any, acknowledged in the Objection Notice by the Indemnifying Party as due the Indemnified Party), will be treated as a disputed claim to be settled pursuant to Section 10.12.

(b)            In the event the Buyer becomes aware of a third-party claim which it believes may result in a demand against the Company, the Buyer shall have the right in its sole discretion to conduct the defense of and to settle or resolve such third-party claim and the costs and expenses incurred by the Buyer in connection with such defense, settlement or resolution (including reasonable attorneys’ fees, other professionals’ and experts’ fees and court or arbitration costs) shall be included in the Losses for which the Buyer shall be entitled to receive indemnification pursuant to a claim made hereunder. The Unitholder Representative shall have the right to receive copies of all pleadings, notices and communications with respect to such third-party claim to the extent that receipt of such documents does not affect any privilege relating to any Indemnified Parties, subject to execution by the Unitholder Representative of the Buyer’s (and, if required, such third party’s) standard non-disclosure agreement to the extent that such materials contain confidential or propriety information.

(c)            An Indemnified Party shall have the right in its sole discretion to settle any such third-party claim; provided, however, that in order to be indemnified for any Losses related to such third-party claim, such Indemnified Party must have filed a Claim Notice pursuant to Section 9.3(a), and the Unitholder Representative shall have the opportunity to object to such Claim Notice pursuant to Section 9.3(a). In the event that the Unitholder Representative has consented to any such settlement, the Unitholder Representative shall have no power or authority to object to the amount of any claim by such Indemnified Party against the Company for indemnity with respect to such settlement, unless such claim is in an amount in excess of any amount consented to by the Unitholder Representative. However, in the event that the Unitholder Representative has not consented to any such settlement, then such settlement shall not be conclusive evidence of the amount of Losses incurred by the Indemnified Party in connection with such claim or Proceeding.

(d)            For purposes of this Section 9.3, any references to the Indemnifying Party (except provisions relating to an obligation to make or a right to receive any payments) will be deemed to refer to the Unitholder Representative acting on behalf of the Indemnifying Party.

Section 9.4             Limitations on Liability.

(a)            The indemnification provisions set forth in this ARTICLE 9 shall be the sole and exclusive source of recovery for the Indemnified Parties for all claims directly or indirectly arising out of , relating to or resulting from this Agreement or the transactions contemplated by this Agreement except with respect to claims for Losses related to fraud or specific enforcement as described in Section 10.11.

(b)            No Indemnified Party will be entitled to indemnification pursuant to Section 9.2(a)(i), unless and until the aggregate Losses suffered or incurred by the Indemnified Parties that are subject to indemnification hereunder exceeds $190,017 (the “Deductible”), at which point the Indemnified Parties may recover the full extent of the Losses. Notwithstanding the foregoing, such limitations shall not apply to damages resulting from a breach of Fundamental Representations, fraud or intentional misrepresentation.

(c)            The aggregate maximum amount payable by Key Operators to the Indemnified Parties with respect to any and all Losses arising under Section 9.2(a)(i) (other than from fraud or intentional misrepresentation) shall not exceed an amount equal to $3,800,342 (the “General Cap”).

(d)            Notwithstanding anything to the contrary in this Agreement, the Deductible and the General Cap limitations set forth in and above shall not apply with respect to any Loss arising from or related fraud or intentional misrepresentation or with respect to indemnification claims under Section 9.2(a)(iii), (iv), (v), (viii) , and (ix).

(e)            The aggregate maximum indemnification obligation of the Key Operators for all Losses under this Agreement shall not exceed, in the aggregate, the total amount of Closing Merger Consideration received by each Key Operator, collectively, except for actual fraud committed by a Unitholder, which shall not be so limited with respect to such Unitholder.

(f)             Notwithstanding anything to the contrary contained in this Agreement, and without limiting the effect of any other limitation contained in this ARTICLE 9, for purposes of computing the amount of any Losses incurred by any Indemnified Party under this ARTICLE 9 the amount of any Losses recoverable hereunder shall be reduced by an amount equal to the amount of any insurance proceeds that have been actually received by any Indemnified Party in connection with such Losses less any increase to the premiums of the applicable insurance policies. Any Indemnified Party shall use its commercially reasonable efforts to recover under any reasonably applicable insurance policies or indemnity, contribution or other similar agreements for any Losses prior to seeking indemnification under this Agreement.

Section 9.5             Adjustment to Closing Merger Consideration. Each of the parties agrees to treat any payments under this ARTICLE 9 as an adjustment to the Closing Merger Consideration for all Tax purposes unless otherwise prohibited by applicable Law.

ARTICLE 10
GENERAL PROVISIONS

Section 10.1           Unitholder Representative.

(a)            By virtue of their approval and adoption of this Agreement and/or their execution and delivery to the Buyer of the Transmittal Letter, each Unitholder designates and appoints the Unitholder Representative, as such Unitholder’s agent and attorney-in-fact with full power and authority to act for and on behalf of such Unitholder. No bond shall be required of the Unitholder Representative. The Unitholder Representative undertakes to perform only the ministerial duties as are expressly set forth herein and no other duties and obligations (fiduciary or otherwise) shall be implied. Without limiting the generality of the foregoing, the Unitholder Representative shall have full power, authority and discretion to (i) give and receive notices and communications, (ii) accept service of process on behalf of the Unitholders, (iii) accept, object to and negotiate adjustments to the Closing Merger Consideration pursuant to ARTICLE 9 and other applicable provisions of this Agreement, (iv) agree to, negotiate, and enter into settlements and compromises of, and to comply with Judgments of courts or other Governmental Authorities and awards of arbitrators, with respect to, any claims by any Indemnified Party against any Unitholder or by any Unitholder against any Indemnified Party, or any other dispute between any Indemnified Party and any Unitholder, in each case relating to this Agreement or the transactions contemplated by this Agreement, and (v) take all actions that are either necessary or appropriate in the judgment of the Unitholder Representative for the accomplishment of the foregoing, or specifically mandated by the terms of this Agreement; provided, however, that the Unitholder Representative shall have no obligation to act on behalf of any Unitholder, except as expressly provided herein, and for purposes of clarity, there are no obligations of the Unitholder Representative in any Ancillary Agreement or the Disclosure Schedule. The Unitholder Representative shall be permitted to communicate with the Unitholders, including in electronic form. Notices or communications to or from the Unitholder Representative constitute notice to or from each of the Unitholders for all purposes under this Agreement.

(b)            The Unitholder Representative may delegate its authority as Unitholder Representative to any one (but not more than one) of the Unitholders for a fixed or indeterminate period of time upon not less than ten (10) Business Days’ prior written notice to the Buyer in accordance with Section 10.2. In the event of the (i) resignation, death or incapacity of the Unitholder Representative or (ii) the removal of the Unitholder Representative by the Unitholders whose interests in the aggregate equal not less than a majority of the Closing Merger Consideration, a successor Unitholder Representative will be elected promptly by such Unitholders, and the Unitholders will so notify the Buyer. Each successor Unitholder Representative has all of the power, authority, rights and privileges conferred by this Agreement upon the original Unitholder Representative, and the term “Unitholder Representative” as used in this Agreement includes any successor Unitholder Representative.

(c)            A decision, act, consent or instruction of the Unitholder Representative constitutes a decision of all the Unitholders and is final, binding and conclusive upon the Unitholders, and the Buyer and any Indemnified Party may rely upon any such decision, act, consent or instruction of the Unitholder Representative as being the decision, act, consent or instruction of the Unitholders. The Buyer is hereby relieved from any Liability to any Person for any acts done or omissions by the Buyer in accordance with such decision, act, consent or instruction of the Unitholder Representative. Without limiting the generality of the foregoing, the Buyer is entitled to rely, without inquiry, upon any document delivered by the Unitholder Representative as being genuine and correct and having been duly signed or sent by the Unitholder Representative.

(d)            The Unitholder Representative (and its members, managers, directors, officers, agents and employees) will have no Liability to any Person for any act done or omitted under this Agreement as the Unitholder Representative while acting in good faith and not in a manner constituting gross negligence or willful misconduct, and any act done or omitted pursuant to the advice of counsel, accountants or other Persons retained by the Unitholder Representative will be conclusive evidence of such good faith. The Unitholder Representative may act in reliance upon any signature believed by it to be genuine and may reasonably assume that such Person has proper authorization to sign on behalf of the applicable Person. No provision of this Agreement or any of the transactions contemplated hereby shall require the Unitholder Representative to expend or risk its own funds or otherwise incur any financial Liability in the exercise or performance of any of its powers, rights, duties or privileges under this Agreement or any of the transactions contemplated hereby.

(e)            The Key Operators will severally indemnify and hold harmless the Unitholder Representative and its members, managers, directors, officers, agents and employees from and against any Losses the Unitholder Representative or its members, managers, directors, officers, agents and employees may suffer arising out of or in connection with the Unitholder Representative’s execution and performance of this Agreement, or otherwise in connection with acting as the Unitholder Representative, in each case as such Losses are incurred.

(f)            The Key Operators will reimburse, based on their respective Adjusted Percentage Interests, the Unitholder Representative for Losses, professional fees and expenses of any attorney, accountant or other advisors retained by the Unitholder Representative and other reasonable out-of-pocket expenses incurred by the Unitholder Representative in connection with the performance of the Unitholder Representative’s duties under this Agreement. Any such Losses, fees and expenses shall be recovered directly from the Unitholders, severally and not jointly, based on their respective Adjusted Percentage Interests.

(g)            The grant of immunities and rights to indemnification by the Unitholders to the Unitholder Representative pursuant to this Section 10.1 is coupled with an interest, is in consideration of the mutual covenants made in this Agreement, is irrevocable, and may not be terminated by the act of any Unitholder or by operation of Law, whether upon the death, illness, dissolution, disability, incapacity or other inability to act of the Unitholder Representative, or by the occurrence of any other event and shall survive the resignation or removal of the Unitholder Representative and the Closing and/or any termination of this Agreement.

(h)            To the extent the Unitholder Representative receives documents, spreadsheets or other forms of information from any party and the Unitholder Representative is required to deliver any such document, spreadsheet or other form of information to another party, the Unitholder Representative shall not be responsible for the content of such materials, nor shall the Unitholder Representative be responsible for confirming the accuracy of any information contained in such materials or reconciling the content of any such materials with any other documents, spreadsheets or other information.

Section 10.2           Notices. All notices and other communications under this Agreement must be in writing and are deemed duly delivered when (a) delivered if delivered personally or by nationally recognized overnight courier service (costs prepaid), (b) sent by electronic mail (if provided below) or (c) received or rejected by the addressee, if sent by certified mail, return receipt requested; in each case to the following addresses and marked to the attention of the individual (by name or title) designated below (or to such other address or individual as a party may designate by notice to the other parties):

If to the Company:

2601 North Canyon Road

Provo, Utah 84604

Attn: Daniel Harmon

Email: [***]

with a copy (which will not constitute notice) to:

Bogh Entertainment Consulting

1500 Eagle Ridge Run

Bel Air, Maryland 21014

Attn: Justin Bogh

Email: [***]

If to the Unitholder Representative:

2601 North Canyon Road

Provo, Utah 84604

Attn: Daniel Harmon

Email: [***]

If to the Buyer:

Angel Studios, Inc.

295 West Center St.

Provo, Utah 84601

Attn: Scott Klossner, Chief Financial Officer; Glen Nickle, Chief Legal Officer

Email: [***]; [***]

with a copy (which will not constitute notice) to:

Mayer Brown LLP

201 South Main Street, Suite 1100

Salt Lake City, Utah 84111

Attn: Mark Bonham; Sam Gardiner

Email: [***]; [***]

Section 10.3           Amendment. This Agreement may not be amended, supplemented or otherwise modified except in a written document signed by each party hereto. Any amendment of this Agreement signed by the Unitholder Representative is binding upon and effective against each Unitholder regardless of whether or not such Unitholder has in fact signed such amendment.

Section 10.4           Waiver. The parties may (a) extend the time for performance of any of the obligations or other acts of any other party to this Agreement, (b) waive any inaccuracies in the representations and warranties of any other party to this Agreement contained in this Agreement or in any document delivered pursuant to this Agreement or (c) waive compliance with any of the covenants, agreements or conditions for the benefit of such party contained in this Agreement. Any such extension or waiver by any party to this Agreement will be valid only if set forth in a written document signed on behalf of the party or parties against whom the waiver or extension is to be effective. Any such extension or waiver signed by the Unitholder Representative is binding upon and effective against each Unitholder regardless of whether such Unitholder has in fact signed the extension or waiver. No extension or waiver will apply to any time for performance, inaccuracy in any representation or warranty, or noncompliance with any covenant, agreement or condition, as the case may be, other than that which is specified in the written extension or waiver. No failure or delay by any party in exercising any right or remedy under this Agreement or any of the documents delivered pursuant to this Agreement, and no course of dealing between the parties, operates as a waiver of such right or remedy, and no single or partial exercise of any such right or remedy precludes any other or further exercise of such right or remedy or the exercise of any other right or remedy.

Section 10.5           Entire Agreement. This Agreement (including the Schedules and Exhibits hereto and the documents and instruments referred to in this Agreement that are to be delivered at the Closing) amends and restates the Original Agreement in its entirety, constitutes the entire agreement among the parties and supersedes any prior understandings, agreements or representations by or among the parties, or any of them, written or oral, with respect to the subject matter of this Agreement. Notwithstanding the foregoing, the Confidentiality Agreement will remain in effect in accordance with its terms as provided in Section 6.7(a).

Section 10.6           Assignment and Successors. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and assigns, except that no party may assign this Agreement or any rights hereunder without the prior written consent of the other parties; provided, however, the Buyer may at any time assign its rights or obligations under this Agreement to any Affiliate of the Buyer so long as the Buyer remains fully responsible for the performance of the assigned obligation. Except to the extent expressly provided in this Agreement, no provision of this Agreement is intended or will be construed to confer upon any Person other than the parties to this Agreement and their respective heirs, successors and permitted assigns any right, remedy or claim under or by reason of this Agreement.

Section 10.7           Severability. If any provision of this Agreement is held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement shall not be affected or impaired in any way and the parties agree to negotiate in good faith to replace such invalid, illegal and unenforceable provision with a valid, legal and enforceable provision that achieves, to the greatest lawful extent under this Agreement, the economic, business and other purposes of such invalid, illegal or unenforceable provision.

Section 10.8           Exhibits and Schedules. The Exhibits and Schedules to this Agreement are incorporated herein by reference and made a part of this Agreement. The Disclosure Schedule is arranged in sections and paragraphs corresponding to the numbered and lettered sections and paragraphs of ARTICLE 4, as applicable. The disclosure in any section or paragraph of the Disclosure Schedule qualifies other sections and paragraphs in this Agreement only to the extent it is reasonably apparent in the description of such disclosure that it is applicable to such other sections and paragraphs.

Section 10.9           Interpretation. The language used in this Agreement is the language chosen by the parties to express their mutual intent, and no provision of this Agreement will be interpreted for or against any party because that party or its attorney drafted the provision.

Section 10.10         Governing Law. All issues and questions concerning the construction, validity, interpretation and enforceability of this Agreement, the Exhibits and the Disclosure Schedule shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

Section 10.11         Remedies and Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. The parties accordingly agree that, in addition to any other remedy to which they are entitled, the parties are entitled to seek injunctive relief to prevent breaches of this Agreement and otherwise to enforce specifically the provisions of this Agreement. Each party expressly waives any requirement that any other party obtain any bond or provide any indemnity in connection with any action seeking injunctive relief or specific enforcement of the provisions of this Agreement.

Section 10.12         Jurisdiction. Any action or Proceeding arising out of or relating to this Agreement or the transactions contemplated by this Agreement must be brought in the Court of Chancery of the State of Delaware, or, in the event (but only in the event) that such court does not have subject matter jurisdiction over such action or Proceeding, in the federal courts of the United States of America located in New Castle County, Delaware. Each of the parties knowingly, voluntarily and irrevocably submits to the exclusive jurisdiction of any such court in any such action or Proceeding and waives any objection it may now or hereafter have to venue or to convenience of forum.

Section 10.13         Waiver of Jury Trial. EACH OF THE PARTIES KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR THE ACTIONS OF ANY PARTY TO THIS AGREEMENT IN NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT OF THIS AGREEMENT.

Section 10.14         Counterparts. The parties may execute this Agreement in multiple counterparts, each of which constitutes an original as against the party that signed it, and all of which together constitute one agreement. This Agreement is effective upon delivery of one executed counterpart from each party to the other parties. The signatures of all parties need not appear on the same counterpart. The delivery of signed counterparts by facsimile or email transmission that includes a copy of the sending party’s signature is as effective as signing and delivering the counterpart in person.

[Signature Page Follows]

IN WITNESS WHEREOF, The parties have executed and delivered this Agreement as of the date indicated in the first sentence of this Agreement.

BUYER:

ANGEL STUDIOS, INC.

By:	/s/ Scott Klossner
Name:	Scott Klossner
Title:	Chief Financial Officer

MERGER SUB:

ANGEL TUTTLE MERGER SUB, LLC

By:	/s/ Patrick Reilly
Name:	Patrick Reilly
Title:	Authorized Person

Signature Page to Agreement and Plan of Merger

IN WITNESS WHEREOF, The parties have executed and delivered this Agreement as of the date indicated in the first sentence of this Agreement.

COMPANY:

TUTTLE TWINS SHOW, LLC

By:	/s/ Daniel Harmon
Name:	Daniel Harmon
Title:	President

Signature Page to Agreement and Plan of Merger

ACCEPTANCE AND AGREEMENT OF UNITHOLDER REPRESENTATIVE

The undersigned, being the Unitholder Representative appointed in Section 10.1 of the foregoing Agreement, agrees to serve as the Unitholder Representative and to be bound by the terms of the Agreement pertaining to that role as of the date indicated in the first sentence of this Agreement.

DANIEL HARMON,
acting solely in its capacity as Unitholder Representative

By:	/s/ Daniel Harmon
Name:	Daniel Harmon, an individual

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Unless otherwise indicated, all references to the “Company,” “we,” “our,” “us” or similar terms refer to Angel Studios, Inc.

Item 20. Indemnification of Directors and Executive Officers.

Our Charter and Bylaws contain provisions that limit the liability of our current and former directors and officers for monetary damages to the fullest extent permitted by Delaware law. Delaware law provides that directors and officers of a corporation will not be personally liable for monetary damages for any breach of fiduciary duties as directors or officers, except liability for:

•	any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	as a director, unlawful payments of dividends or unlawful stock repurchases or redemptions;

•	as an officer, derivative claims brought on behalf of the corporation by a stockholder; or

•	any transaction from which the director or officer derived an improper personal benefit.

Such limitation of liability does not apply to liabilities arising under federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.

Our Charter also authorizes us to indemnify our directors, officers, employees and other agents to the fullest extent permitted by Delaware law. Our Bylaws also provide that we are required to indemnify our directors and officers to the fullest extent permitted by Delaware law and may indemnify our other employees and agents. Our Bylaws further provide that, on satisfaction of certain conditions, we will advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any officer, director, employee, or other agent for any liability arising out of his or her actions in that capacity regardless of whether we would otherwise be permitted to indemnify him or her under the provisions of Delaware law. We have entered and expect to continue to enter into agreements to indemnify our directors, executive officers and other employees as determined by the Board. With certain exceptions, these agreements provide for indemnification for related expenses including, without limitation, attorneys’ fees, related disbursements and other out-of-pocket expenses.

We believe that the indemnification provisions in our Charter, Bylaws and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. We also maintain customary directors’ and officers’ liability insurance.

The limitation of liability and indemnification provisions in our Charter and Bylaws may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for directors, executive officers, or persons controlling us, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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Item 21. Exhibits and Financial Statement Schedules.

(a) Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of September 11, 2024, by and among Southport, Sigma Merger and the Company (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K (Commission File No. 000-56642) filed on September 11, 2024).
2.2	Amendment No. 1 to Agreement and Plan of Merger, dated as of February 14, 2025 (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K (File No. 001-41150) filed on February 14, 2025).
2.3+	Amended and Restated Agreement and Plan of Merger, dated as of November 14, 2025 as amended on June 29, 2026, by and among Angel Studios, Inc., Angel TCP Merger Sub, LLC, Toothy Cow Productions, LLC and Shining Isle Productions LLC (included as Annex A to the prospectus forming a part of this Registration Statement and incorporated herein by reference).
2.4+	Amended and Restated Agreement and Plan of Merger, dated as of November 14, 2025 as amended on June 29, 2026, by and among Angel Studios, Inc., Angel Tuttle Merger Sub, LLC, Tuttle Twins Show, LLC and Daniel Harmon (included as Annex B to the prospectus forming a part of this Registration Statement and incorporated herein by reference).
3.1	Third Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K (File No. 000-41150) filed on June 18, 2026).
3.2	Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Registration Statement on Form S-1 (File No. 333-290281) filed on September 16, 2025).
4.1	Form of Lock-Up Agreement (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-1 (File No. 333-290281) filed on September 16, 2025).
4.2	Form of Subordinated Convertible Promissory Note (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K (File No. 000-56642) filed on August 15, 2025).
4.3	Form of Subordinated Convertible Promissory Note (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K (File No. 000-56642) filed on May 9, 2025).
4.43	Warrant to Purchase Stock (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K (File No. 000-56642) filed on September 10, 2025).
4.4	Warrant to Purchase Stock (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K (File No. 000-56642) filed on September 10, 2025).
4.5	Angel Studios, Inc. 2025 Long-Term Incentive Plan (incorporated by reference to Exhibit 4.7 of the Company’s Registration Statement on Form S-8, filed on November 18, 2025).
4.6	Description of the Registrant's Securities Registered Pursuant to Section 12 of the Securities Exchange Act of 1934 (incorporated by reference to Exhibit 4.6 to the Registration Statement on Form S-4 (File No. 333-297140) filed on June 29, 2026).
5.1*	Opinion of Mayer Brown LLP.
8.1*	Opinion of Mayer Brown LLP as to certain tax matters related to the Mergers.
10.1	Settlement Agreement, dated August 26, 2020 (incorporated by reference to Exhibit 1.3 of Angel Legacy’s Form 1-U filed on September 15, 2020).
10.2	Promissory Note and Security Agreement between Angel Studios, Inc. and VidAngel Entertainment, LLC, dated March 1, 2021 (incorporated by reference to Exhibit 6.6 of Angel Legacy’s Form 1-K filed on April 28, 2023).
10.3	Form of Escrow Agreement by and between North Capital Private Securities Corporation and Angel Studios, Inc. (incorporated by reference to Exhibit 1.2 of Angel Legacy’s Form 1-A filed on June 20, 2024).

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10.4	P&A Loan Agreement between Angel P&A, LLC and Angel Studios, Inc., dated February 23, 2024 (incorporated by reference to Exhibit 10.11 of Angel Legacy’s Annual Report on Form 10-K filed on March 28, 2025).
10.5	Amendment to P&A Loan Agreement between Angel P&A, LLC and Angel Studios, Inc., dated December 1, 2024 (incorporated by reference to Exhibit 10.12 of Angel Legacy’s Annual Report on form 10-K filed on March 28, 2025).
10.6	Subscription Agreement (incorporated by reference to Exhibit 4.1 of Angel Legacy’s amended Form 1-A filed on July 24, 2025).
10.7	Broker-Dealer - Onboarding Agent Agreement – Reg A+ Tier 2, by and between Rialto Markets LLC and Angel Studios, Inc., effective June 16, 2025 (incorporated by reference to Exhibit 1.1 of Angel Legacy’s Form 1-A filed on July 24, 2025).
10.8	Term Sheet by and between Angel Studios, Inc. and 2521 Entertainment, LLC (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K, filed on October 8, 2025).
10.9	Note and Warrant Purchase Agreement (incorporated by reference to Exhibit 10.1 of Angel Legacy’s Current Report on Form 8-K, filed on May 9, 2025).
10.10	Loan and Security Agreement (incorporated by reference to Exhibit 10.1 of Angel Legacy’s Current Report on Form 8-K, filed on September 10, 2025).
10.11	Participation Rights Agreement (incorporated by reference to Exhibit 10.2 of Angel Legacy’s Current Report on Form 8-K, filed on September 10, 2025).
10.12	Equity Distribution Agreement, dated December 5, 2025, between the Company and Oppenheimer & Co. Inc., TCBI Securities, Inc., doing business as Texas Capital Securities, Maxim Group LLC and Roth Capital Partners, LLC (incorporated by reference to Exhibit 1.1 of the Company’s Current Report on Form 8-K, filed on December 5, 2025)
10.13	Ratification and First Amendment to Loan and Security Agreement, effective as of September 9, 2025 (incorporated by reference to Exhibit 10.20 to the Annual Report on Form 10-K (File No. 001-41150) filed on March 12, 2026).
10.14	Offer Letter between Angel Studios, Inc. and Scott Klossner, entered into as of June 4, 2025 (incorporated by reference to Exhibit 10.31 to the Registration Statement on Form S-4 (File No. 333-283151) initially filed on November 12, 2024).
10.15	Form of Support Agreement, by and among the Company and certain key equity holders of TCP (incorporated by reference to Exhibit 10.16 to the Annual Report on Form 10-K (File No. 001-41150) filed on March 12, 2026).
10.16	Form of Support Agreement, by and among the Company and certain key equity holders of TTS (incorporated by reference to Exhibit 10.17 to the Annual Report on Form 10-K (File No. 001-41150) filed on March 12, 2026).
10.17+	Form of TCP Key Operator Stock Restriction Agreement with Shining Isle Productions (incorporated by reference to Exhibit 10.17 to the Registration Statement on Form S-4 (File No. 333-297140) filed on June 29, 2026).
10.18+	Form of TCP Key Operator Stock Restriction Agreement with Brock Starnes and Garrett Taylor, respectively (incorporated by reference to Exhibit 10.18 to the Registration Statement on Form S-4 (File No. 333-297140) filed on June 29, 2026).
10.19	Form of TTS Key Operator Stock Restriction Agreement (incorporated by reference to Exhibit 10.19 to the Annual Report on Form 10-K (File No. 001-41150) filed on March 12, 2026).
10.20	Underwriting Agreement, dated April 10, 2026, between the Company and Roth Capital Partners, LLC, as representative of the several underwriters named therein (incorporated by reference to Exhibit 1.1 to the Company’s Current Report on Form 8-K (File No. 001-41150) filed on April 13, 2026).
21.1	List of Subsidiaries of Angel Studios, Inc. (incorporated by reference to Exhibit 21.1 to the Annual Report on Form 10-K (File No. 001-41150) filed on March 12, 2026).
23.1*	Consent of Tanner LLP, independent registered public accounting firm of Angel Studios, Inc.
23.2	Consent of Mayer Brown LLP (included in Exhibit 5.1).
23.3*	Consent of Economics Partners, LLC.
24.1	Power of Attorney (included on signature page of this Registration Statement).
99.1	Fairness Opinion of Economics Partners, LLC as to TCP Merger (incorporated by reference to Exhibit 99.1 to the Registration Statement on Form S-4 (File No. 333-297140) filed on June 29, 2026).
99.2	Fairness Opinion of Economics Partners, LLC as to TTS Merger (incorporated by reference to Exhibit 99.2 to the Registration Statement on Form S-4 (File No. 333-297140) filed on June 29, 2026).
107*	Filing Fee Table.

* Filed herein.

+ Certain exhibits and schedules to this Exhibit have been omitted in accordance with Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted exhibit or schedule to the SEC upon its request.

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(b) Financial Statement Schedules.

All financial statement schedules are omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or the notes thereto.

Item 22. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the Registration Statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

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(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)	That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(8)	That every prospectus: (i) that is filed pursuant to the immediately preceding paragraph or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(9)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(b)	The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

(c)	The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Provo, Utah on August 13, 2026.

Angel Studios, Inc.

By:	/s/ Neal Harmon
Name:	Neal Harmon
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Neal S. Harmon	Chief Executive Officer and Director (Principal Executive Officer)	August 13, 2026
Neal S. Harmon
*	Chief Financial Officer (Principal Financial and Accounting Officer)	August 13, 2026
Scott Klossner
*	Director	August 13, 2026
Steve Sarowitz
*	Director	August 13, 2026
Robert C. Gay
*	Director	August 13, 2026
Katie Liljenquist
*	Director	August 13, 2026
Benton Crane

*By:	/s/ Neal S. Harmon
Neal S. Harmon
Attorney-in-Fact

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